                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              SCHLUMBERGER LIMITED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [ ] No fee required.
     [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         Common Stock, $.01 par value, of Sedco Forex Holdings Limited.
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         550,000,000
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $0.9435 (based upon the book value of the Sedco Forex Holdings Limited Common Stock computed as of
June 30, 1999).
--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction: $518,932,000
--------------------------------------------------------------------------------
     (5) Total fee paid: $103,787
--------------------------------------------------------------------------------

     [X] Fee paid previously with preliminary materials.

     [X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: $103,787
--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         Confidential Preliminary Joint Proxy Statement/Prospectus on
         Schedule 14A
--------------------------------------------------------------------------------
     (3) Filing Party:
         Transocean Offshore Inc.
--------------------------------------------------------------------------------
     (4) Date Filed:
         September 17, 1999
--------------------------------------------------------------------------------

[TRANSOCEAN OFFSHORE INC. LOGO][SCHLUMBERGER LOGO]

          SPIN-OFF AND MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

     The boards of directors of Transocean Offshore Inc. and Schlumberger Limited have each approved transactions in which Schlumberger will spin off its offshore contract drilling business by distributing to its shareholders the common stock of Sedco Forex Holdings Limited. Sedco Forex Holdings Limited will then merge with a wholly owned subsidiary of Transocean. Upon completion of the merger, Transocean will change its name to Transocean Sedco Forex Inc. Transocean Sedco Forex will have the world's largest fleet of mobile offshore drilling rigs and will own, operate or manage 75 rigs, including six newbuilds currently under construction. Twenty-two of these rigs will be capable of drilling in water depths of 3,000 feet or greater.

     If the transactions are completed, Transocean's shareholders will continue to own their existing Transocean ordinary shares, and Schlumberger's shareholders will own the Transocean ordinary shares they receive as a result of the spin-off and the merger, in addition to their existing Schlumberger shares. Transocean expects to issue approximately 109 million of its ordinary shares in the merger, representing about 52% of the total Transocean Sedco Forex ordinary shares that will be outstanding after the merger.

     The transactions cannot be completed without the approval of Schlumberger's and Transocean's shareholders. Schlumberger's shareholders will vote on the spin-off of Sedco Forex. Transocean's shareholders will vote on an increase of Transocean's authorized ordinary share capital and the issuance of Transocean ordinary shares to Schlumberger's shareholders. We have scheduled separate meetings to be held on December 10, 1999 for Schlumberger's shareholders and Transocean's shareholders to vote on these matters.

     In addition to the shareholder votes needed to complete the spin-off and the merger, Transocean's shareholders will also vote on a name change to "Transocean Sedco Forex Inc." and amendments to Transocean's Long-Term Incentive Plan and Transocean's Employee Stock Purchase Plan to increase the number of ordinary shares reserved for issuance under those plans.

     The Transocean and Schlumberger boards of directors each recommend that their respective shareholders vote "FOR" the proposals.

     The dates, times and places of these meetings are contained in the attached notices.

     This document provides you with detailed information about the spin-off, the merger and the shareholder meetings. You can also obtain financial and other information about Transocean and Schlumberger from documents filed with the Securities and Exchange Commission. We encourage you to read carefully this entire document and the documents incorporated by reference.

LOGO
J. Michael Talbert
Chairman of the Board and Chief Executive Officer
Transocean Offshore Inc.

LOGO
Euan Baird
Chairman of the Board and Chief Executive Officer
Schlumberger Limited

SEE "RISK FACTORS" BEGINNING ON PAGE 33 FOR A DISCUSSION OF RISKS THAT SHOULD BE CONSIDERED BY SCHLUMBERGER'S SHAREHOLDERS AND TRANSOCEAN'S SHAREHOLDERS BEFORE VOTING AT THEIR RESPECTIVE MEETINGS.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE TRANSOCEAN ORDINARY SHARES TO BE ISSUED IN THE MERGER OR DETERMINED THAT THIS DOCUMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This joint proxy statement/prospectus is dated October 27, 1999 and is first being mailed to shareholders of Transocean and Schlumberger on or about November 8, 1999.

[SCHLUMBERGER LOGO]

Schlumberger Limited
277 Park Avenue
New York, New York 10172

42, rue Saint-Dominique
75007 Paris, France

Parkstraat 83,
2514 JG The Hague,
The Netherlands

               NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS

                          TO BE HELD DECEMBER 10, 1999

     A special general meeting of shareholders of Schlumberger Limited (Schlumberger N.V.) will be held at the Avila Beach Hotel, Pennstraat 130, Willemstad, Curacao, Netherlands Antilles, on December 10, 1999 at 10:30 a.m., Curacao time, to vote on the distribution of the capital stock of Sedco Forex Holdings Limited to the holders of Schlumberger common stock such that each Schlumberger shareholder will receive one share of Sedco Forex capital stock for each share of Schlumberger common stock owned as of a record date to be established for the distribution, as described in the attached joint proxy statement/prospectus. If Schlumberger's shareholders adopt and approve the distribution, and the other conditions to the distribution and merger are satisfied or waived, after the distribution, Sedco Forex will merge with a subsidiary of Transocean Offshore Inc. and Schlumberger's shareholders will receive Transocean Offshore Inc. ordinary shares in exchange for their Sedco Forex shares.

     The record date for the meeting is the close of business on November 1, 1999. All holders of our common stock at that time are entitled to notice of, and to vote at, the meeting and at any adjournments or postponements of the meeting. Those shareholders who will receive Sedco Forex shares in the distribution will be those who hold our common stock at a subsequent record date established by order of the Chairman of the board of directors.

     The presence, in person or by proxy, of at least half of the outstanding shares of our common stock, exclusive of shares held in treasury, is required for the meeting, and the affirmative vote of at least a majority of votes cast is necessary for the adoption of the proposal.

     Your vote is very important. To ensure that your shares are represented, you should complete, sign, date and return the enclosed proxy card in the prepaid envelope enclosed, whether or not you expect to attend the special general meeting. You may revoke your proxy in the manner described in the accompanying joint proxy statement/prospectus at any time before it is voted.

                                            By Order of the Chairman

                                            /s/ JAMES L. GUNDERSON
                                            JAMES L. GUNDERSON
                                            Secretary

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE. SEE "WHERE YOU CAN FIND MORE INFORMATION" FOR A LISTING OF DOCUMENTS INCORPORATED BY REFERENCE. TRANSOCEAN DOCUMENTS ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, UPON REQUEST DIRECTED TO JEFFREY L. CHASTAIN, DIRECTOR OF INVESTOR RELATIONS AND COMMUNICATIONS, TRANSOCEAN OFFSHORE INC., 4 GREENWAY PLAZA, HOUSTON, TEXAS 77046, TELEPHONE (713) 232-7500. SCHLUMBERGER DOCUMENTS ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, UPON REQUEST DIRECTED TO SIMONE CROOK, DIRECTOR INVESTOR RELATIONS & COMMUNICATIONS, SCHLUMBERGER LIMITED, 277 PARK AVENUE, NEW YORK, NEW YORK 10172, TELEPHONE (212) 350-9432. TO ENSURE TIMELY DELIVERY OF THESE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY DECEMBER 3, 1999. THE EXHIBITS TO THESE DOCUMENTS WILL GENERALLY NOT BE MADE AVAILABLE UNLESS THEY ARE SPECIFICALLY INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
QUESTIONS AND ANSWERS ABOUT THE
SPIN-OFF AND THE MERGER...............    1
SUMMARY...............................    5
  The Companies.......................    5
  The Transactions....................    8
  Transocean Sedco Forex After the
     Merger...........................    8
  The Shareholder Meetings............    8
  Schlumberger Vote Required for
     Approval of the Schlumberger
     Proposal.........................    8
  Recommendation to Schlumberger's
     Shareholders.....................    8
  Opinion of Goldman, Sachs & Co. ....    8
  Transocean Votes Required for
     Approval of the Transocean
     Proposals........................    9
  Recommendation to Transocean's
     Shareholders.....................    9
  Opinion of Simmons & Company
     International....................    9
  Interests of Certain Persons in the
     Merger...........................    9
  Conditions to the Spin-off and the
     Merger...........................   10
  Termination of the Merger
     Agreement........................   10
  Termination Fees and Expense
     Reimbursement....................   11
  Regulatory Approvals................   11
  Accounting Treatment and
     Considerations...................   12
  Certain U.S. Federal Income Tax
     Consequences.....................   12
  No Appraisal Rights.................   12
  Listing of Transocean Sedco Forex
     Ordinary Shares..................   12
  Sedco Forex Employee Matters........   12
SUMMARY FINANCIAL INFORMATION.........   14
  Sources of Information..............   14

                                        PAGE
                                        ----
  How We Prepared the Unaudited Pro
     Forma Financial Information......   14
  Transaction-Related Expenses........   14
SEDCO FOREX SELECTED HISTORICAL
  COMBINED FINANCIAL DATA.............   15
TRANSOCEAN SELECTED HISTORICAL
  CONSOLIDATED FINANCIAL DATA.........   16
SCHLUMBERGER SELECTED HISTORICAL
  CONSOLIDATED FINANCIAL DATA.........   17
TRANSOCEAN SEDCO FOREX UNAUDITED
  CONDENSED PRO FORMA COMBINED BALANCE
  SHEET...............................   18
TRANSOCEAN SEDCO FOREX UNAUDITED
  CONDENSED PRO FORMA COMBINED
  STATEMENTS OF OPERATIONS............   19
TRANSOCEAN SEDCO FOREX NOTES TO
  UNAUDITED CONDENSED PRO FORMA
  COMBINED FINANCIAL STATEMENTS.......   21
TRANSOCEAN SEDCO FOREX SUPPLEMENTAL
  FINANCIAL INFORMATION...............   25
SCHLUMBERGER UNAUDITED CONDENSED PRO
  FORMA COMBINED BALANCE SHEET........   26
SCHLUMBERGER UNAUDITED CONDENSED PRO
  FORMA STATEMENTS OF OPERATIONS......   27

                                        PAGE
                                        ----
UNAUDITED COMPARATIVE PER SHARE
DATA..................................   29
TRANSOCEAN AND SCHLUMBERGER MARKET
  PRICE AND DIVIDEND INFORMATION......   30
DISCLOSURE REGARDING FORWARD-LOOKING
  STATEMENTS..........................   31
RISK FACTORS..........................   33
  The value of the Transocean ordinary
     shares to be received in the
     merger will fluctuate. ..........   33
  The price of Transocean Sedco Forex
     ordinary shares may decline as a
     result of the transaction. ......   33
  Transocean Sedco Forex may face
     difficulties in integrating the
     operations of Sedco Forex and
     Transocean.......................   33
  The business separation of Sedco
     Forex from Schlumberger may
     impair assets....................   33
  Transocean is subject to
     anti-takeover provisions.........   34
THE TRANSOCEAN EXTRAORDINARY GENERAL
  MEETING.............................   35
  Time, Date and Place................   35
  Purpose of the Transocean
     Extraordinary General Meeting....   35
  Record Date; Voting Rights; Vote
     Required for Approval............   35
  Proxies.............................   36
THE SCHLUMBERGER SPECIAL GENERAL
  MEETING.............................   38
  Time, Date and Place................   38
  Purpose of the Schlumberger General
     Meeting..........................   38
  Record Date; Voting Rights; Vote
     Required for Approval............   38
  Proxies.............................   39
THE TRANSACTIONS......................   40
  The Business Separation.............   40
  The Spin-off........................   41
  The Merger..........................   41
  Background of the Merger............   41
  Transocean's Reasons for the
     Merger...........................   43
  Recommendation of Transocean's Board
     of Directors.....................   44
  Schlumberger's Reasons for the
     Spin-off and the Merger..........   44

                                        PAGE
                                        ----
  Recommendation of Schlumberger's
     Board of Directors...............   46
  Fairness Opinion -- Simmons &
     Company International............   46
  Fairness Opinion -- Goldman, Sachs &
     Co. .............................   52
  Transocean Sedco Forex Management...   59
  Transocean Sedco Forex Board of
     Directors........................   60
  Stock Exchange Listing..............   61
  Accounting Treatment and
     Considerations...................   61
  Certain U.S. Federal Income Tax
     Consequences.....................   61
  Regulatory Matters..................   65
  Federal Securities Laws
     Consequences; Resale
     Restrictions.....................   66
THE TRANSACTION AGREEMENTS............   68
  The Distribution Agreement..........   68
  The Merger Agreement................   70
  Employee Matters Agreement..........   81
BUSINESS OF SEDCO FOREX...............   84
  Drilling Rig Types..................   84
  Fleet Enhancements and Upgrades.....   85
  Drilling Rig Status.................   85
  Drilling Contracts..................   87
  Significant Clients.................   88
  Industry Conditions and
     Competition......................   88
  Markets.............................   89
  Operating Risks.....................   89
  International Operations............   90
  Regulation..........................   91
  Employees...........................   91
  Properties..........................   92
  Legal Proceedings...................   92
SEDCO FOREX SELECTED HISTORICAL
  COMBINED FINANCIAL DATA.............   93
SEDCO FOREX MANAGEMENT'S DISCUSSION
  AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS...........   94
  Overview............................   94
  Operating Results...................   94
  Market Outlook......................   97
  Other Factors Affecting Operating
     Results..........................   98
  Liquidity and Capital Resources.....  100
  New Accounting Pronouncements.......  102

                                        PAGE
                                        ----
Year 2000 Issues......................  102
  Euro Disclosures....................  105
  Quantitative and Qualitative
     Disclosures About Market Risk....  105
MANAGEMENT OF SEDCO FOREX.............  105
  Executive Compensation..............  106
  Stock Option Grants Table...........  107
  Stock Option Exercises and December
     31, 1998 Stock Option Value
     Table............................  108
BUSINESS OF TRANSOCEAN................  110
MANAGEMENT OF TRANSOCEAN SEDCO
  FOREX...............................  112
  Directors and Executive Officers....  112
  Compensation of Directors...........  115
  Officer and Director
     Indemnification..................  116
INTERESTS OF CERTAIN PERSONS IN THE
  MERGER..............................  116
  Existing Schlumberger/Sedco Forex
     Officers and Directors Who Will
     Join Transocean Sedco Forex at
     the Effective Time...............  116
  Indemnification of Sedco Forex
     Officers and Directors...........  117
  Transocean Sedco Forex Chairman's
     Consulting Agreement.............  117
  Employment Agreements...............  117
  Long-Term Incentive Plan............  118
  Performance Award and Cash Bonus
     Plan.............................  118
DESCRIPTION OF CAPITAL STOCK OF
  TRANSOCEAN..........................  119
  Transocean Ordinary Shares..........  119
  Transocean Preference Shares........  122
  Limitation on Director's
     Liability........................  122
  Limitation on Changes in Control....  122
  Transfer Agent and Registrar........  124
  Stock Exchange Listing..............  124
COMPARISON OF RIGHTS OF
  SHAREHOLDERS........................  125
TRANSOCEAN'S PROPOSAL TO INCREASE ITS
  AUTHORIZED ORDINARY SHARE CAPITAL...  134
  General.............................  134
  Purposes and Effects of Increasing
     the Number of Authorized Ordinary
     Shares...........................  134
  Vote Required; Recommendation of the
     Board of Directors...............  135

                                        PAGE
                                        ----
PROPOSAL TO AMEND TRANSOCEAN'S
  LONG-TERM INCENTIVE PLAN............  135
  Description of the Proposal.........  135
  Principal Provisions of the
     Long-Term Incentive Plan.........  135
  U.S. Federal Income Tax
     Consequences.....................  137
  Vote Required; Recommendation of
     Transocean's Board of
     Directors........................  139
PROPOSAL TO AMEND TRANSOCEAN'S
  EMPLOYEE STOCK PURCHASE PLAN........  139
  Description of the Proposal.........  139
  Principal Provisions of the Employee
     Stock Purchase Plan..............  139
  U.S. Federal Income Tax
     Consequences.....................  140
  Vote Required; Recommendation of
     Transocean's Board of
     Directors........................  141
LEGAL MATTERS.........................  141
EXPERTS...............................  141
FUTURE SHAREHOLDER PROPOSALS..........  142
  Transocean Shareholder Proposals....  142
  Schlumberger Shareholder
     Proposals........................  143
WHERE YOU CAN FIND MORE INFORMATION...  143
INDEX TO FINANCIAL STATEMENTS.........  F-1
ANNEX A -- Agreement and Plan of Merger
ANNEX B -- Distribution Agreement
ANNEX C -- Opinion of Goldman, Sachs & Co.
ANNEX D -- Opinion of Simmons & Company
  International
ANNEX E -- Transocean Long-Term Incentive
  Plan
ANNEX F -- Transocean Employee Stock
  Purchase Plan

                          QUESTIONS AND ANSWERS ABOUT
                          THE SPIN-OFF AND THE MERGER

Q.    WHY ARE TRANSOCEAN AND SCHLUMBERGER
PROPOSING TO MERGE SEDCO FOREX WITH TRANSOCEAN?

A. The boards of directors of Schlumberger and Transocean believe that the merger offers a unique opportunity to combine two successful offshore contract drilling businesses into the world's premier offshore drilling contractor, as measured by its size, worldwide market presence, financial strength, technically advanced fleet, engineering capabilities, management expertise and experienced workforce. These attributes will enable Transocean Sedco Forex to offer:

      - Customers -- technically demanding drilling services on a global basis, backed by technological expertise and financial strength;

      - Investors -- an investment in a company that upon completion of the merger will operate the world's largest fleet of mobile offshore drilling rigs and is expected to have the largest market capitalization of any offshore contract driller; and

      - Employees -- career opportunities with a financially strong company that leads its industry in the application of technology and that values cultural diversity in its workforce.

Q.    PLEASE BRIEFLY DESCRIBE THE PROPOSED SPIN-OFF
      AND MERGER.

A.    Schlumberger will spin off its offshore
contract drilling business by distributing to its shareholders the common stock of Sedco Forex Holdings Limited. Sedco Forex Holdings Limited will then merge with a newly formed subsidiary of Transocean and become a wholly owned subsidiary of Transocean. After the merger, Transocean Offshore Inc. will change its name to Transocean Sedco Forex Inc.

      In this joint proxy statement/prospectus:

      - we refer to Transocean Offshore Inc. as "Transocean";

      - we refer to Schlumberger Limited as "Schlumberger";

      - we use the term "Sedco Forex" when referring to the historical offshore contract drilling business of Schlumberger that is to be spun off and merged, as well as when referring to that business as consolidated under Sedco Forex Holdings Limited from and after the time of the spin-off, and we also use the term "Sedco Forex" to refer to Sedco Forex Holdings Limited, in each case as the context requires;

      - we refer in some cases to the shareholders of Sedco Forex immediately after the spin-off and before the merger as "Schlumberger's shareholders" since, after the spin-off and prior to the merger, Schlumberger's shareholders will own all of the stock of Sedco Forex;

      - we refer to the distribution of the capital stock of Sedco Forex to Schlumberger's shareholders as the "distribution" or the "spin-off";

      - we refer to Transocean after the merger as "Transocean Sedco Forex";

      - we refer to Transocean's wholly owned merger subsidiary, Transocean SF Limited, as "Merger Sub"; and

      - we refer to the Agreement and Plan of Merger among Schlumberger, Sedco Forex Holdings Limited, Transocean and Merger Sub as the "merger agreement" and the Distribution Agreement between Schlumberger and Sedco Forex, which provides for the separation of Sedco Forex from the rest of Schlumberger's business and the ensuing spin-off of Sedco Forex to Schlumberger's shareholders, as the "distribution agreement."

Q.    WHO WILL SERVE AS TRANSOCEAN SEDCO FOREX
      DIRECTORS?

A.    After the merger, the Transocean Sedco
      Forex board of directors will include five designees of Transocean, including J. Michael Talbert, currently Transocean's Chairman of the Board and CEO, and five designees of Schlumberger, including Victor E. Grijalva, currently Vice Chairman of Schlumberger. Mr. Grijalva will serve as Chairman of the

      Board of Transocean Sedco Forex and will also remain Vice Chairman of Schlumberger.

Q.    WHO WILL SERVE AS TRANSOCEAN SEDCO FOREX'S
      EXECUTIVE OFFICERS?

A.    Mr. Talbert will remain CEO of Transocean
      Sedco Forex, and most of the Transocean executive officers will continue to serve as executive officers of Transocean Sedco Forex. In addition, Jean P. Cahuzac, currently President of Sedco Forex, will become an Executive Vice President of Transocean Sedco Forex, David Mullen, currently Director of Personnel for Schlumberger's Geco-Prakla unit, will become Vice President, Human Resources and Ricardo Rosa, currently Controller of Sedco Forex, will become Vice President and Controller.

Q.    WHY IS SCHLUMBERGER PROPOSING TO SPIN OFF
      ITS OFFSHORE CONTRACT DRILLING BUSINESS?

A. Schlumberger's strategy for its oilfield services segment is to be a leader in providing technologically driven reservoir optimization services and related integrated services. Schlumberger believes that the separation of its offshore contract drilling business from the rest of Schlumberger's oilfield services segment will sharpen that segment's focus on these core businesses. In addition, Schlumberger views the spin-off and the merger as an opportunity to provide Schlumberger's shareholders with ownership in the premier worldwide offshore contract drilling company as well as continuing ownership in a more focused Schlumberger.

Q.    WHAT IS THE EXPECTED IMPACT OF THE SPIN-OFF
      ON SCHLUMBERGER'S FINANCIAL PERFORMANCE?

A. Sedco Forex's net income was $341.6 million for 1998 and $38.7 million for the six months ended June 30, 1999. As a result of the spin-off, Schlumberger will no longer own Sedco Forex, and accordingly, Schlumberger's results of operations will no longer include Sedco Forex's results and certain other adjustments will be made. See "-- Schlumberger Unaudited Condensed Pro Forma Statement of Operations."

Q.    WHAT WILL SCHLUMBERGER'S SHAREHOLDERS
RECEIVE AS A RESULT OF THE MERGER?

A. In the merger, all of the Sedco Forex shares received in the spin-off by Schlumberger's shareholders will be converted into Transocean ordinary shares based on an exchange ratio that will result in the ownership by Schlumberger's shareholders of about 52% of the issued Transocean ordinary shares upon completion of the merger. Based on the number of diluted Transocean ordinary shares and diluted Schlumberger shares of common stock as of the date of this document, each Schlumberger shareholder would receive approximately one Transocean ordinary share for every five shares of Schlumberger common stock the shareholder owns. Fractional shares will not be issued. Instead, Schlumberger's shareholders will receive cash for any fractional share to which they would otherwise be entitled.

Q.    WILL HOLDERS OF TRANSOCEAN ORDINARY SHARES
      RECEIVE ANY NEW SHARES AS A RESULT OF THE MERGER?

A. Holders of Transocean ordinary shares will continue to hold the Transocean ordinary shares they own at the effective time of the merger and will not receive any new shares. After the merger, these shares will represent an ownership interest in Transocean Sedco Forex.

Q.    PLEASE BRIEFLY DESCRIBE THE EXCHANGE RATIO
      PROVIDED FOR IN THE MERGER AGREEMENT.

A. The exchange ratio ensures that, upon closing of the merger, Schlumberger's shareholders will own about 52% of all of the issued ordinary shares of Transocean Sedco Forex. The aggregate number of Transocean ordinary shares to be issued in the merger will not change due to changes in the stock market value of Transocean ordinary shares before the merger. Because the market price of Transocean ordinary shares to be received in the merger will fluctuate, Schlumberger's shareholders will not be able to determine the exact value of the Transocean ordinary shares that they will receive in the merger until the merger is completed. Based on the average closing price of Transocean ordinary shares as reported in the consolidated reporting system for the period of 20 consecutive trading days ending with October 15, 1999, the value of the approximately 109 million Transocean ordinary shares to be issued to Schlumberger's shareholders would be about $3.3 billion.

Q.    WHAT ARE THE U.S. FEDERAL INCOME TAX
      CONSEQUENCES OF THE SPIN-OFF AND THE MERGER?

A.    In general, for U.S. federal income tax
      purposes, Schlumberger's shareholders should not recognize any gain or loss as a result of the spin-off or the merger except for cash received, if any, instead of fractional Transocean ordinary shares.

Q.    DO SHAREHOLDERS HAVE APPRAISAL RIGHTS?

A. Under applicable law, none of the shareholders of Schlumberger, Sedco Forex or Transocean has any right to receive an appraisal of the value of their shares in connection with the spin-off or the merger.

Q.    WHEN DO YOU EXPECT THE MERGER TO BE
      COMPLETED?

A.    We are working towards completing the
      merger as quickly as possible and expect to complete it by the end of 1999.

Q.    WHAT DO I NEED TO DO TO VOTE?

A. Transocean's shareholder meeting will take place on December 10, 1999. Schlumberger's shareholder meeting will also take place on December 10, 1999. After carefully reading and considering the information contained in this document and the documents incorporated by reference, please indicate on the enclosed proxy card how you want to vote. Mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at your shareholder meeting.

Q.    WHAT VOTE DOES MY BOARD OF DIRECTORS
      RECOMMEND?

A. The Schlumberger board of directors unanimously recommends that Schlumberger's shareholders vote in favor of the proposed spin-off, which is a condition to the merger.

      The Transocean board of directors unanimously recommends that Transocean's shareholders vote for the increase in authorized ordinary share capital and for the issuance of the required number of ordinary shares necessary to complete the merger, which are both conditions to the merger. Transocean's board also unanimously recommends that Transocean's shareholders vote for the name change and the amendments to Transocean's Long-Term Incentive Plan and its Employee Stock Purchase Plan.

Q.    WHAT IF I WANT TO CHANGE MY VOTE?

A. You can change your vote at any time before your proxy card is voted at your shareholder meeting. You can do this in one of three ways:

      - you can send a written notice stating that you would like to revoke your proxy;

      - you can complete and submit a new proxy card; or

      - you can attend your meeting and vote in person.

      However, your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the procedure provided by your broker to change those instructions.

Q.    WHAT IF I PLAN TO ATTEND MY SHAREHOLDER
      MEETING IN PERSON?

A. We recommend that you send in your proxy anyway. You may still attend the meeting and vote in person.

Q.    IF MY SHARES ARE HELD IN "STREET NAME" BY MY
      BROKER, WILL MY BROKER VOTE MY SHARES FOR ME WITHOUT MY INSTRUCTIONS?

A. Brokers may vote Transocean shares for the Transocean proposals to increase authorized ordinary share capital and to change its name. Brokers may not vote Transocean shares on the Transocean proposals to issue the ordinary shares necessary to complete the merger and to amend its Long-Term Incentive Plan and its Employee Stock Purchase Plan or vote Schlumberger shares for the Schlumberger proposal to approve the spin-off unless you provide instructions on how to vote. To instruct your broker properly, follow the directions provided by your broker.

Q.    SHOULD I SEND IN MY SHARE CERTIFICATES?

A. No. Transocean's and Schlumberger's shareholders will keep their current share certificates. The distribution of the Sedco Forex shares will be made by book-entry transfers. The Sedco Forex shares will then be exchanged for Transocean ordinary shares in the merger. Transocean Sedco Forex will send new Transocean Sedco Forex share certificates or notices of book entry to Schlum-berger's shareholders after the merger is completed.

Q.    WHOM DO I CALL IF I HAVE QUESTIONS ABOUT THE
      MEETINGS OR THE MERGER?

A.    Transocean's shareholders should contact either of the following:

      Transocean:

        Jeffrey L. Chastain
        Director of Investor Relations
          and Communications
        Transocean Offshore Inc.
        4 Greenway Plaza
        Houston, Texas 77046
        Fax: (713) 232-7001
        Phone: (713) 232-7500

      the Transocean proxy solicitor:

        D. F. King & Co., Inc.
        77 Water Street
        New York, New York 10005
        Fax: (212) 809-8839
        Phone: (800) 848-3409

      Schlumberger's shareholders should contact either of the following:

      Schlumberger:

        Simone Crook
        Director Investor Relations
        & Communications
        Schlumberger Limited
        277 Park Avenue
        New York, New York 10172
        Fax: (212) 350-9564
        Phone: (212) 350-9432

      the Schlumberger proxy solicitor:

        D. F. King & Co., Inc.
        77 Water Street
        New York, New York 10005
        Fax: (212) 809-8839
        Phone: (800) 848-3409

                                    SUMMARY

     This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the spin-off and the merger fully and for a more complete description of the legal terms of the spin-off and the merger, you should carefully read this entire document, including the annexes and the other documents to which we have referred you in "Where You Can Find More Information" on page 143. We have included page references parenthetically to direct you to more complete descriptions of the topics presented in this summary.

THE COMPANIES

TRANSOCEAN OFFSHORE INC.
4 Greenway Plaza
Houston, Texas 77046
Phone: (713) 232-7500

     Transocean is a leading international provider of offshore contract drilling services for oil and gas exploration, development and production. As of September 30, 1999, Transocean owned, had partial ownership in or operated 30 mobile offshore drilling units, including the technologically advanced, ultra-deepwater drillships Discoverer Enterprise and Discoverer Spirit, and had one additional Discoverer Enterprise-class drillship under construction. Transocean contracts these drilling rigs, related equipment and work crews primarily on a dayrate basis to drill oil and gas wells. Transocean also provides additional drilling services, including well intervention and management of third-party well service activities.

For further information on Transocean, see "Business of Transocean" on page 110.

  Recent Developments

     Transocean recently reported its unaudited financial results for each of the quarter and three quarters ended September 30, 1999. Net income for the three months ended September 30, 1999 was $46.9 million or $0.46 per diluted share on revenues of $204.3 million. Comparative net income and diluted earnings per share for the corresponding three months in 1998 were $84.4 million and $0.84, respectively, excluding a nonrecurring after tax gain of $8.5 million, or $0.08 per diluted share, relating to the sale of certain noncore assets and surplus drilling components. Revenues in the prior year period were $269.0 million.

     For the nine months ended September 30, 1999, net income totaled $188.5 million or $1.87 per diluted share on revenues of $746.2 million. Comparative net income and diluted earnings per share for the nine months ended September 30, 1998 were $217.7 million and $2.16, respectively, exclusive of nonrecurring, after tax gains totaling $22.4 million or $0.22 per diluted share relating to the sale of noncore assets and surplus drilling components and the settlement of a contract dispute. Revenues during the initial nine months of 1998 were $778.9 million.

     The table below sets forth some of the financial results discussed above.

                                             THREE MONTHS ENDED     NINE MONTHS ENDED
                                                SEPTEMBER 30,         SEPTEMBER 30,
                                             -------------------   -------------------
                                               1999       1998       1999       1998
                                             --------   --------   --------   --------
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
Operating revenues.........................  $204,305   $269,002   $746,229   $778,892
Operating income...........................    62,083    120,291    258,875    312,812
Net income.................................    46,869     92,929    188,479    240,150
Earnings per share
  Basic....................................      0.47       0.93       1.88       2.40
  Diluted..................................      0.46       0.92       1.87       2.38

     On October 19, 1999, Transocean executed a commitment letter with a commercial bank under which the bank will underwrite a $400 million unsecured five-year term loan facility. Proceeds made available under the facility will be used to refinance all intercompany indebtedness of Sedco Forex to Schlumberger upon completion of the merger and for general corporate purposes. Amounts outstanding under the facility will bear interest at floating rates equal to LIBOR plus a margin equal to a percentage based on Transocean's credit rating in effect from time to time or the bank's prime rate, at Transocean's option, and may be prepaid at any time without premium or penalty. No principal amortization is required for the first two years of the facility. The facility will be established under a credit agreement that will contain financial covenants obligating Transocean to maintain a minimum interest coverage ratio and a maximum ratio of consolidated indebtedness to total capitalization and will contain other customary covenants, representations and warranties and conditions precedent.

SCHLUMBERGER LIMITED
277 Park Avenue
New York, New York 10172-0266
Phone: (212) 350-9400

42, rue Saint Dominique
75007 Paris, France
Phone: (33-1) 4062-1000

Parkstraat 83,
2514 JG The Hague,
The Netherlands
Phone: (31-7) 3310-5447

     Through its subsidiaries, Schlumberger engages in the following businesses:

     - Oilfield Services, which provides exploration and production services during the life of an oil and gas reservoir to the petroleum industry throughout the world;

     - Resource Management Services, which includes metering equipment and systems and related services; and

     - Test & Transactions, which includes electronic transactions, automated test equipment and communications and information technology solutions.

     Recent Developments

     On October 18, 1999, Schlumberger reported its unaudited financial results for each of the quarter and three quarters ended September 30, 1999. The table below shows some of the items contained in that report.

                                                         THREE MONTHS ENDED    NINE MONTHS ENDED
                                                           SEPTEMBER 30,         SEPTEMBER 30,
                                                         ------------------    ------------------
                                                          1999       1998       1999       1998
                                                         -------    -------    -------    -------
                                                           (IN MILLIONS, EXCEPT PER SHARE DATA)
Operating revenues.....................................  $2,249     $2,932     $6,730     $9,040
Income (loss) before taxes.............................     172        (12)       468        990
Net income.............................................     139        (29)       355        736
Earnings per share
  Basic................................................    0.25      (0.05)      0.64       1.36
  Diluted..............................................    0.25      (0.05)      0.64       1.31

     The 1998 third quarter results included an after-tax charge of $380 million, or $0.68 per share-diluted. The 1999 first quarter results included an after-tax charge of $90 million, or $0.16 per share-diluted.

SEDCO FOREX HOLDINGS LIMITED
Citco B.V.I. Limited
Citco Building, Wickhams Cay
P.O. Box 662
Road Town, Tortola, British Virgin Islands

     Sedco Forex Holdings Limited is a British Virgin Islands company that, together with its subsidiaries, will hold Schlumberger's offshore contract drilling service business at the time of the spin-off. Sedco Forex is a leading international provider of offshore contract drilling services for oil and gas exploration, development and production. As of September 30, 1999, Sedco Forex owned, had an ownership interest in or operated 40 mobile offshore drilling rigs, consisting of three fourth-generation semisubmersibles, twenty second- and third-generation semisubmersibles, one first-generation semisubmersible, two drillships, ten jackup rigs and four tenders. Sedco Forex also has under construction three Sedco Express-class semisubmersibles and one independent-leg cantilevered jackup rig. In addition, the fleet includes one multi-purpose service jackup rig, six swamp barges and two land drilling rigs. Sedco Forex contracts these drilling rigs, related equipment and work crews primarily on a dayrate basis to drill oil and gas wells. Sedco Forex also provides additional drilling services, including well intervention and management of third-party well service activities.

     For further information on Sedco Forex, see "Business of Sedco Forex" on page 84.

THE TRANSACTIONS (PAGE 40)

The merger agreement is attached as Annex A to this joint proxy statement/prospectus. The distribution agreement is attached as Annex B. These documents provide for the spin-off, merger and related transactions. We urge you to read these documents carefully.

Transocean and Schlumberger are proposing to merge Sedco Forex with Transocean. The merger agreement calls for the parties to complete the following steps as part of the transaction:

- Schlumberger will consolidate its offshore contract drilling business, other than some assets and businesses in the Middle East, Indonesia and Lake Maracaibo, Venezuela, under Sedco Forex Holdings Limited, a wholly owned subsidiary of Schlumberger;

- Schlumberger will then distribute the shares of Sedco Forex to Schlumberger's shareholders so that each Schlumberger shareholder receives one share of Sedco Forex capital stock for each share of Schlumberger common stock owned;

- Merger Sub, a wholly owned subsidiary of Transocean, will merge into Sedco Forex, with Sedco Forex surviving the merger as a wholly owned subsidiary of Transocean;

- In exchange for the distributed Sedco Forex common stock, Transocean will issue to Schlumberger's shareholders a number of Transocean ordinary shares based on an exchange ratio that will result in the ownership by Schlumberger's shareholders of about 52% of the total issued Transocean ordinary shares upon completion of the merger; and

- If the required number of Transocean ordinary shares are voted in favor of a name change, Transocean will change its name to "Transocean Sedco Forex Inc."

TRANSOCEAN SEDCO FOREX AFTER THE MERGER (PAGE 59)

After the merger, we expect that Transocean Sedco Forex will have the world's largest fleet of mobile offshore drilling rigs. It will own, have partial ownership in or operate 75 mobile offshore drilling rigs, including six newbuilds under construction. Twenty-two of these rigs will be capable of drilling in water depths of 3,000 feet or greater.

THE SHAREHOLDER MEETINGS (PAGES 35 AND 38)

The extraordinary general meeting of Transocean's shareholders will be held on December 10, 1999, at 4:00 p.m., Houston time, at 4 Greenway Plaza, Room C-100 (Mall Level), Houston, Texas.

The special general meeting of Schlumberger's shareholders will be held on December 10, 1999, at 10:30 a.m. local time at the Avila Beach Hotel, Pennstraat 130, Willemstad, Curacao, Netherlands Antilles.

The record date for Transocean's shareholders entitled to receive notice of and to vote at Transocean's shareholder meeting was the close of business on November 1, 1999. On that date, Transocean expects there to be approximately 101 million Transocean ordinary shares issued and entitled to vote at the extraordinary general meeting.

The record date for Schlumberger's shareholders entitled to receive notice of and to vote at Schlumberger's shareholder meeting was the close of business on November 1, 1999. On that date, Schlumberger expects there to be approximately 550 million shares of Schlumberger common stock outstanding and entitled to vote at the special general meeting.

SCHLUMBERGER VOTE REQUIRED FOR APPROVAL OF THE SCHLUMBERGER PROPOSAL (PAGE 38)

The favorable vote of a majority of the votes cast at the special general meeting is required to approve and adopt the proposal to spin off the capital stock of Sedco Forex to Schlumberger's shareholders. This proposal must be approved to complete the spin-off and the merger.

At least half of the outstanding shares of Schlumberger common stock must be present, in person or by proxy, to constitute a quorum at the special general meeting.

RECOMMENDATION TO SCHLUMBERGER'S SHAREHOLDERS (PAGE 46)

SCHLUMBERGER'S BOARD OF DIRECTORS BELIEVES THE SPIN-OFF IS ADVISABLE AND IN THE BEST INTERESTS OF SCHLUMBERGER'S SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE SPIN-OFF PROPOSAL.

OPINION OF GOLDMAN, SACHS & CO. (PAGE 52)

In deciding to approve the merger, Schlumberger's board of directors received and considered the opin-ion of Goldman, Sachs & Co., its financial advisor, that, as of the date of the opinion, the exchange ratio under the merger agreement is fair from a financial point of view to Schlumberger's shareholders, as if they were current holders of the shares of Sedco Forex capital stock. Goldman Sachs based its opinion on and delivered it subject to the assumptions, limitations and qualifications stated in the opinion. The opinion is attached as Annex C to this document. We encourage you to read the opinion.

TRANSOCEAN VOTES REQUIRED FOR APPROVAL OF THE TRANSOCEAN PROPOSALS (PAGE 35)

- The proposal for the increase in Transocean's authorized ordinary share capital requires the approval of holders of the majority of the issued ordinary shares. This proposal must be approved to complete the spin-off and the merger, and if approved, this proposal will be implemented only if the merger is completed.

- The proposal for the issuance of the Transocean ordinary shares in the merger requires the affirmative vote of the majority of votes cast on the proposal, provided that the total number of votes cast on the proposal represents a majority of the votes entitled to be cast. This proposal must be approved in order to complete the spin-off and the merger, and, if approved, will be implemented only if the merger is completed.

- The proposal to change Transocean's name to Transocean Sedco Forex Inc. requires the approval of holders of 66 2/3% of the Transocean ordinary shares voting in person or by proxy at the Transocean extraordinary general meeting. Approval of this proposal is not necessary to complete the merger and, if approved, it will be implemented only if the merger is completed.

- The proposal to amend Transocean's Long-Term Incentive Plan requires the approval of holders of the majority of ordinary shares present or represented and entitled to vote at the extraordinary general meeting, provided that the total number of votes cast on the proposal represents a majority of the votes entitled to be cast. Approval of this proposal is not necessary to complete the merger and, if approved, it will be implemented only if the merger is completed.

- The proposal to amend Transocean's Employee Stock Purchase Plan requires the approval of holders of the majority of ordinary shares present or represented and entitled to vote at the extraordinary general meeting. Approval of this proposal is not necessary to complete the merger but, if approved, it will be implemented regardless of whether the merger is completed.

A majority of the issued ordinary shares of Transocean must be present, in person or by proxy, to constitute a quorum at the extraordinary general meeting.

RECOMMENDATION TO TRANSOCEAN'S SHAREHOLDERS (PAGE 44)

TRANSOCEAN'S BOARD OF DIRECTORS BELIEVES THAT THE INCREASE IN AUTHORIZED ORDINARY SHARE CAPITAL, THE ISSUANCE OF ORDINARY SHARES IN CONNECTION WITH THE MERGER WITH SEDCO FOREX, THE NAME CHANGE TO "TRANSOCEAN SEDCO FOREX INC.," AND THE AMENDMENTS TO TRANSOCEAN'S LONG-TERM INCENTIVE PLAN AND ITS EMPLOYEE STOCK PURCHASE PLAN ARE ALL ADVISABLE AND IN THE BEST INTERESTS OF TRANSOCEAN'S SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE PROPOSALS.

OPINION OF SIMMONS & COMPANY INTERNATIONAL (PAGE 46)

In deciding to approve the merger, Transocean's board of directors received and considered the opinion of Simmons & Company International, its financial advisor, that the exchange ratio is fair, from a financial point of view, to Transocean and its shareholders as of the date of the opinion. Simmons based its opinion on and delivered it subject to the assumptions, limitations and qualifications stated in the opinion. The opinion is attached as Annex D to this joint proxy statement/prospectus. We encourage you to read the opinion.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGE 116)

In considering the boards' recommendations, shareholders should be aware that some officers and directors of Transocean and of Schlumberger may have interests in the spin-off and the merger that may be different from, or in addition to, those of shareholders generally.

CONDITIONS TO THE SPIN-OFF AND THE MERGER (PAGE 76)

The completion of the spin-off and the merger is dependent on a number of conditions, including the following:

- adoption by Schlumberger's shareholders of the proposal to approve the spin-off;

- adoption by Transocean's shareholders of the proposals to increase Transocean's authorized ordinary share capital and to issue ordinary shares in the merger;

- delivery by Schlumberger to Transocean of the Sedco Forex pre-closing financial statements required by the merger agreement;

- Sedco Forex or its subsidiaries having good and valid title to substantially all of the assets intended to be owned by them following the separation of the Sedco Forex business, assets and liabilities from the rest of Schlumberger's business, assets and liabilities;

- expiration or termination of the relevant waiting period under any competition, antitrust or premerger law or regulation, where the failure to observe such a waiting period would have a material adverse effect on Sedco Forex or Transocean;

- absence of (1) any court decree, order or injunction prohibiting the merger and (2) any governmental statute, rule or regulation prohibiting the merger or making it unlawful;

- absence of any pending or threatened governmental claim, proceeding or action seeking to restrain or prohibit the spin-off or the merger; and

- absence of any event or occurrence having or likely to have a material adverse effect on Sedco Forex's or Transocean's business, operations, financial condition or prospects or its ability to complete the merger or fulfill the conditions to closing of the merger.

TERMINATION OF THE MERGER AGREEMENT (PAGE 78)

The merger agreement may be terminated by the mutual written consent of Schlumberger/Sedco Forex and Transocean. In addition, either Schlumberger/Sedco Forex or Transocean may terminate the merger agreement if:

- the merger has not been completed by April 30, 2000;

- Schlumberger's shareholders fail to approve the spin-off;

- Transocean's shareholders fail to approve the required increase in authorized ordinary share capital or the issuance of Transocean ordinary shares in the merger; or

- a court or governmental order, decree, ruling or other action permanently prohibits the merger.

The merger agreement may also be terminated by Schlumberger/Sedco Forex if:

- subject to various conditions, including giving prior written notice to Transocean and the payment of a $100 million termination fee, Schlumberger or Sedco Forex executes an agreement regarding an alternative transaction after the Schlumberger board determines that it would be inconsistent with its fiduciary duties to proceed with the merger in the face of a superior alternative acquisition proposal for Sedco Forex, or for Schlumberger where the proposal is conditioned upon termination of the merger agreement;

- Transocean's board (1) withdraws or materially modifies its approval or recommendation of the merger or (2) recommends a competing acquisition proposal for Transocean;

- Schlumberger provides a timely notice of objection to any plan by Transocean to transfer any of its material assets or capital shares or those of any Transocean subsidiary to Transocean or any of its subsidiaries based upon Schlumberger's reasonable belief that completion of the plan would create a significant risk of causing a material adverse effect on Transocean or its ability to complete the merger, and Transocean nevertheless implements the plan; or

- Transocean or Merger Sub materially breaches any representation, warranty, covenant or agreement that would give rise to a failure of a condition to the merger and such breach is not curable or is not cured within 30 days after receipt of a notice of such breach.

The merger agreement may also be terminated by Transocean if:

- subject to various conditions, including giving prior written notice to Sedco Forex and the payment of a $100 million termination fee, Transocean executes an agreement regarding an alternative transaction after the Transocean board determines that it is inconsistent with its fiduciary duties to proceed with the merger in the face of a superior alternative acquisition proposal for Transocean;

- Schlumberger's board (1) withdraws or materially modifies its approval or recommendation of the spin-off or (2) recommends a competing acquisition proposal for Sedco Forex, or any acquisition proposal for Schlumberger that is conditioned upon termination of the merger agreement; or

- Schlumberger or Sedco Forex materially breaches any representation, warranty, covenant or agreement that would give rise to a failure of a condition to the merger and such breach is not curable or is not cured within 30 days after receipt of a notice of such breach.

TERMINATION FEES AND EXPENSE REIMBURSEMENT (PAGE 80)

The merger agreement requires Schlumberger to pay Transocean a $100 million fee if:

- the merger agreement is terminated by Schlumberger or Sedco Forex in order to enter into an agreement concerning a superior alternative acquisition proposal;

- the merger agreement is terminated because Schlumberger's shareholders do not approve the spin-off after the public announcement of a competing acquisition proposal; or

- the merger agreement is terminated by Transocean if Schlumberger's board withdraws or materially modifies its approval or recommendation of the spin-off after the public announcement of a competing acquisition proposal.

The merger requires Transocean to pay Schlumberger a $100 million fee if:

- the merger agreement is terminated by Transocean in order to permit Transocean to enter into an agreement concerning a superior alternative acquisition proposal;

- the merger agreement is terminated because Transocean's shareholders do not approve the required increase to Transocean's authorized ordinary share capital or the issuance of Transocean ordinary shares in the merger after the public announcement of a competing acquisition proposal; or

- the merger agreement is terminated by Schlumberger or Sedco Forex if Transocean's board withdraws or materially modifies its approval or recommendation of the merger after the public announcement of a competing acquisition proposal.

The merger agreement requires Schlumberger to pay Transocean a fee of $10 million to reimburse Transocean for its costs and expenses if the merger agreement is terminated because Schlumberger's shareholders do not approve the spin-off and, before the shareholders' vote, there was no public announcement of a competing proposal to acquire Sedco Forex or to acquire Schlumberger that was conditioned upon termination of the merger agreement.

The merger agreement requires Transocean to pay Schlumberger a fee of $10 million to reimburse Schlumberger for its costs and expenses if the merger agreement is terminated because Transocean's shareholders do not approve the required increase in Transocean's authorized ordinary share capital or the issuance of Transocean ordinary shares in the merger and, before the shareholders' vote, there was no public announcement of a competing proposal to acquire Transocean.

REGULATORY APPROVALS (PAGE 65)

Transocean and Schlumberger have made appropriate filings and have taken, and will continue to take, other actions necessary to obtain approval of the proposed merger from governmental regulators, including competition and antitrust authorities in the U.S., the U.K. and Brazil.

The parties received notice of early termination of the required waiting period under the U.S. Hart-Scott-Rodino Act on August 16, 1999. The parties also received clearance from the U.K. competition/antitrust authorities on October 14, 1999.

We expect to obtain all required material regulatory approvals before our respective shareholder meetings. Transocean and Schlumberger have agreed to cooperate with each other and use their best efforts to take all action needed to complete the merger. We are working to obtain the other required regulatory approvals and consents. However, we can give no assurance as to when or whether these approvals and consents will be obtained or the terms and conditions that these consents and approvals may impose.

ACCOUNTING TREATMENT AND CONSIDERATIONS (PAGE 61)

Transocean Sedco Forex will account for the merger using the purchase method of accounting, with Sedco Forex treated as the acquiror. As a result, Transocean Sedco Forex will record the assets and liabilities of Sedco Forex at historical amounts, without restatement to fair values. Transocean Sedco Forex will record the assets and liabilities of Transocean at their estimated fair values at the date of the merger, with the excess of the purchase price over the sum of such fair values recorded as goodwill. For this purpose, the purchase price is based upon the market capitalization of Transocean using an average trading price of Transocean ordinary shares for a period immediately before and after the announcement of the merger.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES (PAGE 61)

 SCHLUMBERGER'S SHAREHOLDERS

It is a condition to the spin-off that Baker & Botts, L.L.P., counsel to Schlumberger, issue an opinion to Schlumberger and Sedco Forex to the effect that, for U.S. federal income tax purposes, the spin-off should qualify as a tax-free distribution to Schlumberger's shareholders and the merger should qualify as a tax-free reorganization.

THIS TAX TREATMENT MAY NOT APPLY TO EVERY SCHLUMBERGER SHAREHOLDER. EACH SCHLUMBERGER SHAREHOLDER SHOULD CONSULT A TAX ADVISOR AS TO THE TAX CONSEQUENCES OF THESE TRANSACTIONS, INCLUDING ANY ESTATE, GIFT, STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES OF THE TRANSACTIONS.

 TRANSOCEAN'S SHAREHOLDERS

Because holders of Transocean ordinary shares will not receive additional shares in the merger as a result of their ownership, they will not recognize any gain or loss relating to such share ownership for U.S. federal income tax purposes.

NO APPRAISAL RIGHTS

Under applicable law, none of the shareholders of Schlumberger, Sedco Forex or Transocean have any right to an appraisal of the value of their shares in connection with the spin-off or the merger.

LISTING OF TRANSOCEAN SEDCO FOREX ORDINARY SHARES (PAGE 61)
Transocean will apply to list on the New York Stock Exchange the ordinary shares to be issued in the merger.

SEDCO FOREX EMPLOYEE MATTERS (PAGE 81)

In contemplation of the spin-off, Schlumberger and Sedco Forex will enter into a definitive employee matters agreement with respect to personnel and employee benefit matters. The employee matters agreement will provide for the transfer to Sedco Forex Holdings Limited or a subsidiary of all persons who are active employees of Sedco Forex as of the spin-off date, other than those whom Transocean and Schlumberger agree will remain with Schlumberger.

For a period of one year after the spin-off or until December 31, 2000, whichever occurs first, Transocean Sedco Forex generally will maintain benefits and benefit arrangements for Sedco Forex employees that in the aggregate are substantially comparable to the benefits and benefit arrangements provided by Schlumberger and its subsidiaries to the Sedco Forex employees as of the date of the distribution agreement.

Pursuant to the employee matters agreement, Schlumberger will retain some defined employee-related liabilities, including some pension and severance benefit responsibilities. Transocean Sedco Forex will assume all other employment- and benefit-related liabilities of the Sedco Forex employees.

As of the date of the spin-off, Transocean Sedco Forex will adopt the Schlumberger International Staff Pension Plan as a participating employer for the benefit of Sedco Forex employees and will maintain its status as a participating employer through December 31, 2000. Transocean Sedco Forex also will have the option of adopting other Schlumberger plans covering Sedco Forex employees as a participating employer through December 31, 2000.

As a result of the spin-off and the merger, all nonvested options to purchase Schlumberger common stock that are held by Sedco Forex employees will terminate, and Transocean Sedco Forex will grant fully vested options to acquire Transocean Sedco Forex ordinary shares to holders of those terminated options. Transocean Sedco Forex will base the exercise price and number of shares purchasable under each newly granted option on the exercise price and number of shares purchasable under each terminated option, adjusted to reflect the relative closing prices of Transocean ordinary shares and shares of Schlumberger common stock on the day before the spin-off.

Generally, Transocean Sedco Forex will grant these options with an exercise price below fair market value at the date of grant to the extent a below market price would be required by application of the exercise price adjustment formula. However, French-based employees of Sedco Forex who are eligible to receive new Transocean Sedco Forex options will be granted options with an exercise price equal to the fair market value of Transocean Sedco Forex ordinary shares at the date of grant, even if the application of the adjustment formula otherwise would result in an exercise price below the market price of Transocean Sedco Forex ordinary shares at that date. To compensate these holders for the resulting diminution in value, Transocean Sedco Forex will grant additional options with a fair market value exercise price, the appropriate number of which will be determined by valuing those options according to the Black-Scholes option pricing model and related assumptions deemed reasonable by Transocean Sedco Forex.

All vested options to purchase Schlumberger common stock held by Sedco Forex employees will remain outstanding as options to purchase Schlumberger common stock generally for a 90-day period following completion of the merger as established by Schlumberger's stock option plans. Options to acquire Schlumberger common stock that are held by persons other than Sedco Forex employees upon the merger will remain options to purchase Schlumberger shares. The exercise price and number of shares of Schlumberger common stock purchasable upon exercise under all Schlumberger options outstanding immediately after completion of the merger, including vested options held by Sedco Forex employees, will be equitably adjusted to reflect the approximate decrease in value of Schlumberger common stock as a result of the spin-off. Shortly after the transactions are completed, Schlumberger will communicate with affected optionholders regarding how these options will be adjusted.

                         SUMMARY FINANCIAL INFORMATION

SOURCES OF INFORMATION

     Transocean and Schlumberger are providing the following selected financial information concerning Sedco Forex, Transocean, Schlumberger, and Transocean Sedco Forex to help you in your analysis of the financial aspects of the spin-off, the merger and related transactions. We derived this information from the audited and unaudited financial statements of Sedco Forex, Transocean and Schlumberger for the periods presented. The information is only a summary, and you should read it in conjunction with the financial information included or incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 143 and "Index to Financial Statements" on page F-1.

HOW WE PREPARED THE UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The operating results data assume the spin-off and the merger had been completed on January 1, 1998, and the balance sheet data assume the spin-off and the merger had been completed on June 30, 1999.

     If Sedco Forex had been spun off and combined with Transocean in the past, Transocean Sedco Forex and Schlumberger might have performed differently. You should not rely on the pro forma financial information as an indication of the financial position or results of operations that Transocean Sedco Forex or Schlumberger would have achieved had the spin-off and merger taken place earlier or of the future results that Transocean Sedco Forex or Schlumberger will achieve after the merger.

  Transocean Sedco Forex Unaudited Pro Forma Information

     Sedco Forex and Transocean prepared the pro forma combined financial information of Transocean Sedco Forex using the purchase method of accounting, with Sedco Forex treated as the acquiror. As a result, Sedco Forex and Transocean recorded the assets and liabilities of Sedco Forex at historical amounts, without restatement to fair values. Sedco Forex and Transocean recorded the assets and liabilities of Transocean at their preliminary estimated fair values at the date of merger, with the excess of the purchase price over the sum of such fair values recorded as goodwill. The preliminary estimates of fair values are subject to change. Reclassifications were made to Sedco Forex historical amounts to conform to the pro forma presentation.

     The Transocean Sedco Forex unaudited condensed pro forma combined financial statements reflect a total purchase price of $2.98 billion, which was based on the market capitalization of Transocean, using an average closing price of Transocean ordinary shares over the seven-day period commencing three days before July 12, 1999, the date the merger was announced, plus the estimated fair value of Transocean's stock options at the pro forma balance sheet date, which will be assumed by Transocean Sedco Forex.

  Schlumberger Unaudited Pro Forma Information

     The Schlumberger unaudited pro forma financial statements reflect the spin-off of Sedco Forex and other related party adjustments.

TRANSACTION-RELATED EXPENSES

     Transocean estimates that it will incur fees and expenses totaling approximately $20 million in connection with the merger and related transactions, including amounts relating to change of control provisions under some of Transocean's benefit plans. See "Interests of Certain Persons in the Merger." None of such costs have been included in calculating the purchase price. Sedco Forex's fees and expenses are expected to be immaterial. After the merger, Transocean Sedco Forex will incur certain additional charges and expenses relating to restructuring and integrating the operations of Sedco Forex and Transocean. Transocean did not adjust the pro forma information for these additional charges and expenses or for estimated general and administrative expense savings and operational efficiencies that may be realized as a result of the merger.

            SEDCO FOREX SELECTED HISTORICAL COMBINED FINANCIAL DATA

     Schlumberger prepared the selected historical combined financial data of Sedco Forex in the table below using the combined financial statements of Sedco Forex. Schlumberger derived the combined financial information below for each of the three years ended December 31, 1998, and the combined balance sheet data as of December 31, 1997 and 1998, from combined financial statements appearing elsewhere in this joint proxy statement/prospectus audited by PricewaterhouseCoopers LLP, independent accountants. Schlumberger derived the combined statement of income data for the six months ended June 30, 1999 and 1998 and the years ended December 31, 1995 and 1994 and the combined balance sheet data as of June 30, 1999 and December 31, 1996, 1995 and 1994 from unaudited combined financial statements. In the opinion of management, the unaudited interim financial statements for the six months ended June 30, 1999 and 1998 include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited periods. Operating results for the six months ended June 30, 1999 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1999.

                                                               SIX MONTHS
                                                                 ENDED
                                                                JUNE 30,          YEARS ENDED DECEMBER 31,
                                                              ------------   ----------------------------------
                                                              1999    1998    1998    1997   1996   1995   1994
                                                              ----    ----    ----    ----   ----   ----   ----
                                                                    (IN MILLIONS, EXCEPT PER SHARE DATA)
                                                              (UNAUDITED)                           (UNAUDITED)
COMBINED STATEMENT OF INCOME DATA
Operating revenues..........................................  $ 352   $534   $1,091   $891   $663   $437   $391
Net income..................................................     39    158      342    260    148     62     34
Pro forma earnings per share
  Basic.....................................................   0.35            3.13
  Diluted...................................................   0.35            3.13
Pro forma average shares outstanding
  Basic(1)..................................................    109             109
  Diluted(2)................................................    109             109

                                                                                        DECEMBER 31,
                                                               JUNE 30,     ------------------------------------
                                                                 1999        1998     1997    1996   1995   1994
                                                              -----------   ------   ------   ----   ----   ----
                                                                                (IN MILLIONS)
                                                              (UNAUDITED)                        (UNAUDITED)
COMBINED BALANCE SHEET DATA
Working capital.............................................    $   57      $  217   $  168   $113   $130   $ 86
Total assets................................................     1,515       1,473    1,051    899    781    742
Long-term debt..............................................        77          86      139     46     40     28
Equity......................................................       519         564      363    462    574    593

---------------

(1) Average basic shares outstanding represent Transocean Sedco Forex shares to be issued to Schlumberger's shareholders pursuant to the merger agreement.

(2) Average diluted shares outstanding adjust average basic shares outstanding for the dilutive effect of stock options.

           TRANSOCEAN SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     Transocean prepared the selected historical consolidated financial data in the table below using the consolidated financial statements of Transocean. Transocean derived the consolidated financial information below for each of the five years ended December 31, 1998, and the consolidated balance sheet data as of December 31 of each year from 1994 to 1998, from the consolidated financial statements of Transocean which have been audited by Ernst & Young LLP, independent auditors. Transocean derived the consolidated statement of operations data for the six months ended June 30, 1999 and 1998 and the consolidated balance sheet data as of June 30, 1999 and 1998 from unaudited consolidated financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring adjustments, which Transocean considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the six months ended June 30, 1999 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1999. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information incorporated by reference in this joint proxy statement/prospectus.

     The statement of operations data for the year ended December 31, 1996 includes the operating results of Transocean ASA since September 1, 1996, the effective date of the combination of Transocean ASA with Transocean for accounting purposes.

                                                          SIX MONTHS ENDED
                                                              JUNE 30,               YEARS ENDED DECEMBER 31,
                                                          -----------------   ---------------------------------------
                                                           1999       1998     1998     1997     1996    1995   1994
                                                          ------     ------   ------   ------   ------   ----   -----
                                                                     (IN MILLIONS, EXCEPT PER SHARE DATA)
                                                             (UNAUDITED)
STATEMENT OF OPERATIONS DATA
Operating revenues......................................  $  542     $  510   $1,090   $  892   $  529   $323   $ 243
Operating and maintenance expenses......................     267        246      485      548      359    229     185
Depreciation and amortization...........................      64         56      117      103       47     27      25
General and administrative expenses.....................      14         15       28       24       15     15      12
Operating income........................................     197        193      460      217      108     52      21
Net income..............................................     142        147      343      142       78     47      13
Net income per share(1)(2)
  Basic.................................................    1.41       1.47     3.43     1.40     1.09   0.83    0.23
  Diluted...............................................    1.41       1.46     3.41     1.38     1.07   0.82    0.23
OTHER FINANCIAL DATA
Cash flows from operating activities....................  $  320     $  176   $  470   $  164   $  126   $ 60   $  64
EBITDA(3)...............................................     267        276      624      331      169     98      45
Cash dividends declared per share(1)....................    0.06       0.06     0.12     0.12     0.12   0.12    0.12
Capital expenditures(4).................................     253        242      573      406      213     19      59
BALANCE SHEET DATA (at end of period)
Working capital.........................................  $   32     $  166   $  169   $  122   $   21   $133   $  79
Property and equipment, net.............................   2,324      1,855    2,128    1,668    1,370    303     326
Total assets............................................   3,333      2,949    3,251    2,755    2,443    542     493
Total debt..............................................     729        776      833      733      420     30      30
Long-term debt..........................................     701        771      814      728      392     30      30
Shareholders' equity....................................   2,114      1,778    1,979    1,621    1,628    364     321

---------------

(1) Net income per share and cash dividends declared per share have been retroactively restated to reflect the increased number of shares of common stock issued and outstanding as a result of a two-for-one stock split effected in the form of a 100% stock dividend, which was paid in September 1997.

(2) Net income per share amounts prior to 1997 have been restated to comply with SFAS No. 128, Earnings Per Share.

(3) EBITDA is defined as earnings before interest, taxes, depreciation and amortization. It is presented here because it is a widely accepted financial indication of a company's ability to incur and service debt. EBITDA is not a measurement presented in accordance with generally accepted accounting principles and is not intended to be used in lieu of GAAP presentations of results of operations and cash provided by operating activities.

(4) Excludes the combination with Transocean ASA.

          SCHLUMBERGER SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     Schlumberger prepared the selected historical consolidated financial data in the table below using the consolidated financial statements of Schlumberger. Schlumberger derived the consolidated financial information below for each of the five years ended December 31, 1998, and the consolidated balance sheet data as of December 31 of each year from 1994 to 1998, from its financial statements audited by PricewaterhouseCoopers LLP, independent accountants. Schlumberger derived the consolidated statement of operations data for the six months ended June 30, 1999 and 1998 and the consolidated balance sheet data as of June 30, 1999 and 1998 from its unaudited consolidated financial statements which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods. Operating results for the six months ended June 30, 1999 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1999.

                                                    SIX MONTHS ENDED
                                                        JUNE 30,                   YEARS ENDED DECEMBER 31,
                                                   ------------------   ----------------------------------------------
                                                    1999       1998      1998      1997      1996      1995      1994
                                                   -------    -------   -------   -------   -------   -------   ------
                                                                  (IN MILLIONS, EXCEPT PER SHARE DATA)
                                                      (UNAUDITED)
STATEMENT OF OPERATIONS DATA
Operating revenue................................  $ 4,481    $ 6,108   $11,816   $11,543   $ 9,702   $ 8,268   $7,332
Net income(1)(2).................................      216        766     1,014     1,385       919       692      577
Earnings per share (1)(2)
  Basic..........................................     0.39       1.41      1.87      2.57      1.72      1.31     1.09
  Diluted........................................     0.39       1.36      1.81      2.47      1.69      1.30     1.08
Cash dividends declared per share................    0.375      0.375      0.75      0.75      0.75    0.7125     0.60
Average shares outstanding:
  Basic..........................................      547        543       544       539       534       529      532
  Assuming dilution..............................      562        564       562       560       546       532      534
OTHER INFORMATION
Fixed asset additions............................  $   667    $   835   $ 1,887   $ 1,592   $ 1,220   $ 1,028   $  849
BALANCE SHEET INFORMATION
Working capital..................................  $ 4,937    $ 3,168   $ 4,887   $ 2,690   $ 1,767   $ 1,456   $1,222
Total assets.....................................   15,743     13,931    16,078    13,186    11,272     9,770    9,109
Long-term debt...................................    3,207      1,308     3,285     1,179       731       731      486
Stockholders' equity.............................    8,145      7,995     8,119     7,381     6,221     5,501    5,081

---------------

(1) The 1998 results include an after-tax charge of $380 million, or $0.68 per diluted share, consisting of the following:

     - A charge of $268 million related to Oilfield Services, including severance costs of $64 million; facilities closure/relocation costs of $40 million; operating asset write-offs of $114 million; and $39 million of customer receivable reserves where collection was considered doubtful due to the customer's financial condition and/or country risk. This charge resulted from the slowdown in business.

     - A charge of $63 million for merger-related costs in connection with the acquisition of Camco International Inc., which was accounted for as a pooling.

     - A charge of $43 million related to Resource Management Services and Test & Transactions, consisting primarily of employee severance, facilities rationalizations, and environmental costs resulting from a reassessment of ongoing future monitoring and maintenance requirements at locations no longer in operation.

(2) The 1999 six months results include an after-tax charge of $90 million, or $0.16 per share, consisting of the following:

     - A charge of $150 million related to Oilfield Services, including severance costs of $121 million, seismic vessel lay-up costs and provisions for possible legal claims.

     - A charge of $20 million related to Resource Management Services and Test & Transactions consisting principally of severance costs at several Resource Management Services facilities.

     - A credit of $80 million from the gain on sale of financial instruments received in connection with the 1998 sale of Retail Petroleum Systems.

                             TRANSOCEAN SEDCO FOREX

              UNAUDITED CONDENSED PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1999

                                             PRO FORMA
                              HISTORICAL    DISTRIBUTION       PRO FORMA                    PRO FORMA
                                SEDCO        AGREEMENT        SEDCO FOREX    HISTORICAL      PURCHASE       PRO FORMA
                                FOREX      ADJUSTMENTS(1)    BEFORE MERGER   TRANSOCEAN   ADJUSTMENTS(2)     COMBINED
                              ----------   --------------    -------------   ----------   --------------    ----------
                                                               (AMOUNTS IN THOUSANDS)
Cash and Cash Equivalents...  $   84,868     $ (49,868)(1a)   $   35,000     $   55,384     $       --      $   90,384
Accounts Receivable.........     170,253            --           170,253        177,572             --         347,825
Other Current Assets........     112,253       (40,414)(1b)       71,839         52,420          5,945(2a)     130,204
                              ----------     ---------        ----------     ----------     ----------      ----------
        Total Current
          Assets............     367,374       (90,282)          277,092        285,376          5,945         568,413
Property and Equipment,
  net.......................   1,101,585            --         1,101,585      2,324,087        487,000(2b)   3,912,672
Goodwill, net...............          --            --                --        666,280        507,252(2c)   1,173,532
Other Assets................      45,680        (1,099)(1c)       44,581         56,853         21,201(2d)     122,635
                              ----------     ---------        ----------     ----------     ----------      ----------
        Total Assets........  $1,514,639     $ (91,381)       $1,423,258     $3,332,596     $1,021,398      $5,777,252
                              ==========     =========        ==========     ==========     ==========      ==========
Current Liabilities.........  $  309,949     $ (72,860)(1d)   $  237,089     $  253,056     $    9,072(2e)  $  499,217
Long-Term Debt..............     583,686      (460,900)(1e)      122,786        701,471             --         824,257
Deferred Taxes and Other
  Credits...................     102,072        (8,910)(1f)       93,162        264,124        149,016(2f)     506,302
Shareholders' Equity........     518,932       451,289 (1g)      970,221      2,113,945        863,310(2g)   3,947,476
                              ----------     ---------        ----------     ----------     ----------      ----------
        Total Liabilities
          and Shareholders'
          Equity............  $1,514,639     $ (91,381)       $1,423,258     $3,332,596     $1,021,398      $5,777,252
                              ==========     =========        ==========     ==========     ==========      ==========

                    See Notes to the Transocean Sedco Forex
          Unaudited Condensed Pro Forma Combined Financial Statements

                             TRANSOCEAN SEDCO FOREX

         UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999

                                                     HISTORICAL                   PRO FORMA
                                              ------------------------   ---------------------------
                                              SEDCO FOREX   TRANSOCEAN   ADJUSTMENTS(2)     COMBINED
                                              -----------   ----------   --------------     --------
                                                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operating Revenues..........................   $351,590      $541,924       $     --        $893,514
                                               --------      --------       --------        --------
Costs and Expenses
  Operating and Maintenance.................    240,743       266,827             --         507,570
  Depreciation and Amortization.............     63,739        64,295         15,819(2h)     143,853
  General and Administrative................      8,220        14,010             --          22,230
                                               --------      --------       --------        --------
                                                312,702       345,132         15,819         673,653
                                               --------      --------       --------        --------
Operating Income............................     38,888       196,792        (15,819)        219,861
Other Income, Net...........................        717         4,073          7,919(2i)      12,709
                                               --------      --------       --------        --------
Income Before Income Taxes..................     39,605       200,865         (7,900)        232,570
Income Taxes................................        911        59,255         (3,651)(2j)     56,515
                                               --------      --------       --------        --------
Net Income..................................   $ 38,694      $141,610       $ (4,249)       $176,055
                                               ========      ========       ========        ========
Earnings Per Share
  Basic.....................................                 $   1.41                       $   0.84
                                                             ========                       ========
  Diluted...................................                 $   1.41                       $   0.84
                                                             ========                       ========
Weighted Average Shares Outstanding
  Basic.....................................                  100,344        109,111(3)      209,455
  Diluted...................................                  100,786        109,185(4)      209,971

 See Notes to the Transocean Sedco Forex Unaudited Condensed Pro Forma Combined
                              Financial Statements

                             TRANSOCEAN SEDCO FOREX

         UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                 HISTORICAL                    PRO FORMA
                                          ------------------------   ------------------------------
                                          SEDCO FOREX   TRANSOCEAN   ADJUSTMENTS(2)       COMBINED
                                          -----------   ----------   --------------      ----------
                                              (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operating Revenues......................  $1,090,523    $1,089,612    $        --        $2,180,135
                                          ----------    ----------    -----------        ----------
Costs and Expenses
  Operating and Maintenance.............     562,758       484,439             --         1,047,197
  Depreciation and Amortization.........     124,708       116,867         38,917(2h)       280,492
  General and Administrative............      25,986        28,034             --            54,020
                                          ----------    ----------    -----------        ----------
                                             713,452       629,340         38,917         1,381,709
                                          ----------    ----------    -----------        ----------
Operating Income........................     377,071       460,272        (38,917)          798,426
Other Income (Expense), Net.............      (3,050)       26,874          8,202(2i)        32,026
                                          ----------    ----------    -----------        ----------
Income Before Income Taxes..............     374,021       487,146        (30,715)          830,452
Income Taxes............................      32,443       143,730         (7,824)(2j)      168,349
                                          ----------    ----------    -----------        ----------
Net Income..............................  $  341,578    $  343,416    $   (22,891)       $  662,103
                                          ==========    ==========    ===========        ==========
Earnings Per Share
  Basic.................................                $     3.43                       $     3.17
                                                        ==========                       ==========
  Diluted...............................                $     3.41                       $     3.15
                                                        ==========                       ==========
Weighted Average Shares Outstanding
  Basic.................................                   100,083        109,111(3)        209,194
  Diluted...............................                   100,848        109,144(4)        209,992

                    See Notes to the Transocean Sedco Forex
          Unaudited Condensed Pro Forma Combined  Financial Statements

                             TRANSOCEAN SEDCO FOREX

                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                         COMBINED FINANCIAL STATEMENTS

    (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS OR UNLESS OTHERWISE
                                   INDICATED)

     (1) Represents the pro forma adjustments to the historical Sedco Forex balance sheet accounts to reflect the following transactions between Schlumberger and Sedco Forex to be effected prior to the spin-off as required by the distribution agreement.

     - Cash is adjusted to the required minimum cash balance of $35 million;

     - Certain assets and liabilities included in the historical Sedco Forex accounts are retained by Schlumberger;

     - Related party receivable and payable balances are settled;

     - Related party debt is adjusted to $435 million, less the capital expenditure shortfall, plus or minus the working capital adjustment; and

     - The net amount of the pro forma distribution is treated as an adjustment to the net shareholder's equity of Sedco Forex.

     A summary of the pro forma distribution agreement adjustments by balance sheet caption is as follows:

          (a) Cash and cash equivalents -- Represents the estimated cash adjustment to reduce cash to the $35 million required minimum cash balance.

          (b) Other current assets -- A reconciliation of the pro forma distribution agreement adjustments to other current assets is as follows:

Deferred tax assets retained by Schlumberger.............   $ (2,200)
Settlement of related party receivables..................    (38,214)
                                                            --------
     Total pro forma adjustment to other current
       assets............................................   $(40,414)
                                                            ========

          (c) Other assets -- Represents deferred tax assets retained by Schlumberger.

          (d) Current liabilities -- A reconciliation of the pro forma distribution agreement adjustments to current liabilities is as follows:

Employee benefit and other liabilities retained by
  Schlumberger...........................................   $(23,834)
Current tax liabilities retained by Schlumberger.........    (14,780)
Settlement of bank overdrafts............................     (6,483)
Settlement of related party payables.....................    (27,763)
                                                            --------
     Total pro forma adjustment to current liabilities...   $(72,860)
                                                            ========

          (e) Long-term debt -- A reconciliation of the pro forma distribution agreement adjustments to long-term debt is as follows:

Reduction in related party debt due to capital
  expenditure shortfall.................................   $(309,817)
Increase in related party debt due to working capital
  adjustment............................................      12,200
Adjustment of related party debt as required by the
  distribution agreement................................    (163,283)
                                                           ---------
     Total pro forma adjustment to long-term debt.......   $(460,900)
                                                           =========

                             TRANSOCEAN SEDCO FOREX

                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                  COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

          The capital expenditure shortfall is calculated as the amount by which actual capital expenditures are less than the forecasted expenditures for 1999, and results in an equivalent reduction in the amount of debt that is permitted at the date of the spin-off of Sedco Forex from Schlumberger. The capital expenditure shortfall included above is calculated using expenditures through the pro forma balance sheet date of June 30, 1999. Permitted debt will be increased by the amount of capital expenditures after June 30, 1999 and prior to the distribution date.

          (f) Deferred taxes and other credits -- A reconciliation of the pro forma distribution agreement adjustments to deferred taxes and other credits is as follows:

Postretirement benefit liability retained by
  Schlumberger...........................................   $ (5,428)
Other employee-related liabilities retained by
  Schlumberger...........................................     (3,482)
                                                            --------
     Total pro forma adjustment to deferred taxes and
       other credits.....................................   $ (8,910)
                                                            ========

          (g) Shareholder's equity -- A reconciliation of the pro forma distribution agreement adjustments to shareholder's equity is as follows:

Net liabilities to be retained by Schlumberger...........   $ 44,225
Cash adjustment for required minimum cash balance, net of
  bank overdrafts........................................    (43,385)
Reduction in related party debt due to capital
  expenditure shortfall..................................    309,817
Increase in related party debt due to working capital
  adjustment.............................................    (12,200)
Settlement of related party balances.....................    152,832
                                                            --------
     Total pro forma adjustment to shareholder's
       equity............................................   $451,289
                                                            ========

     (2) A summary of the pro forma adjustments to effect the merger is as follows:

          (a) Other current assets -- A reconciliation of the pro forma adjustments to other current assets is as follows:

Fair value adjustment of prepaid periodic survey and
  drydock costs...........................................   $10,826
Adjustment of deferred tax assets for the net effect of
  pro forma adjustments...................................    (4,881)
                                                             -------
     Total pro forma adjustment to other current assets...   $ 5,945
                                                             =======

          (b) Property and equipment, net -- Represents the adjustment needed to record Transocean's property and equipment at estimated fair value at the date of the merger.

          (c) Goodwill -- The merger will be accounted for under the purchase method of accounting, with Sedco Forex treated as the acquiror. The adjusted pro forma goodwill amount reflects 100% of the excess purchase price over the preliminary estimated fair values of Transocean's assets and liabilities (see Note (2g)). The goodwill calculation assumes a purchase price of $2.98 billion, based on the market capitalization of Transocean, using an average closing price of Transocean ordinary shares over the seven-day period commencing three days before July 12, 1999, the date the merger was announced, plus the estimated fair value at the pro forma balance sheet date of Transocean's stock options, which will be assumed by Transocean Sedco Forex. The calculated purchase price is for accounting purposes only and is not indicative of the price at which Transocean ordinary shares will trade immediately before the

                             TRANSOCEAN SEDCO FOREX

                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                  COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     consummation of the merger or the value of Transocean ordinary shares to be received by shareholders of Sedco Forex in connection with the merger. The recording of goodwill and the associated amortization period of 40 years are supported by the nature of the offshore drilling industry, long-lived drilling equipment and the long-standing relationships with core customers.

          (d) Other assets -- Represents the adjustment needed to record Transocean's defined benefit pension asset at estimated fair value at the date of the merger.

          (e) Current liabilities -- A reconciliation of the pro forma adjustment to current liabilities is as follows:

Fair value adjustment of Transocean interest rate swap
  agreements, net...........................................  $ 4,474
Fair value adjustment of accrued periodic survey and drydock costs.....................................................  (12,152)
Effect of change of control provisions in Transocean's bonus
  plan......................................................    2,500
Fees payable associated with the merger.....................   11,850
Costs directly related to the issuance of Transocean
  ordinary shares...........................................    2,400
                                                              -------
          Total pro forma adjustment to current
            liabilities.....................................  $ 9,072
                                                              =======

          (f) Deferred taxes and other credits -- Represents the adjustment to deferred tax liabilities for the net effect of the pro forma adjustments ($148.9 million) and other fair value adjustments ($0.1 million).

          (g) Shareholders' equity -- Represents the difference between the purchase price (see Note 2(c)) and the book value of the net assets of Transocean at the pro forma balance sheet date, less $2.4 million of estimated costs to issue shares.

          The purchase price will be allocated based upon the estimated fair values of Transocean assets and liabilities. For purposes of the Unaudited Condensed Pro Forma Combined Financial Statements, the purchase price has been allocated as follows:

    Historical net book value of Transocean.....................  $2,113,945
    Fair value adjustment of property and equipment, net........     487,000
    Effect of change of control provisions in Transocean's bonus
      plan......................................................      (2,500)
    Fair value adjustment of Transocean interest rate swap
      agreements, net...........................................      (4,474)
    Fair value of additional liabilities associated with the
      merger....................................................     (11,850)
    Fair value adjustment of Transocean defined benefit plans,
      net.......................................................      21,075
    Fair value adjustment of prepaid and accrued periodic survey
      and drydock costs.........................................      22,978
    Deferred income tax effect of pro forma adjustments, net....    (153,771)
    Goodwill....................................................     507,252
                                                                  ----------
              Total purchase price..............................  $2,979,655
                                                                  ==========

                             TRANSOCEAN SEDCO FOREX

                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                  COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

          (h) Depreciation and amortization -- A reconciliation of the pro forma adjustment to depreciation and amortization is as follows:

                                         PRO FORMA            PRO FORMA
                                      SIX MONTHS ENDED       YEAR ENDED
                                       JUNE 30, 1999      DECEMBER 31, 1998
                                      ----------------    -----------------
Additional depreciation resulting
  from the adjustment to fair value
  of Transocean's property and
  equipment.........................      $10,107              $27,493
Amortization of goodwill resulting
  from the merger over a 40-year
  estimated life. See Note (2c).....        5,712               11,424
                                          -------              -------
     Total pro forma adjustment to
       depreciation and
       amortization.................      $15,819              $38,917
                                          =======              =======

          (i) Other income (expense) net -- Represents the elimination of interest expense associated with related party debt offset by interest expense on the remaining debt owed to Schlumberger at an assumed rate of 5.6875% and a reduction of interest income associated with the reduction in cash balances. The remaining debt balance owed to Schlumberger will be refinanced immediately following the merger.

          (j) Income taxes -- Represents the incremental benefit from U.S. and foreign income taxes related to pro forma adjustments. The amortization of goodwill and the incremental interest income and expense adjustments are assumed to be nondeductible for tax purposes.

     (3) Basic earnings per share -- The adjustment to pro forma basic weighted average shares outstanding represents the total estimated Transocean shares expected to be issued to Schlumberger's shareholders in the merger.

     (4) Diluted earnings per share -- The adjustment to pro forma diluted weighted average shares outstanding is the sum of the basic weighted average shares outstanding plus the estimated dilutive effect of Schlumberger stock options held by Sedco Forex employees.

                             TRANSOCEAN SEDCO FOREX

                       SUPPLEMENTAL FINANCIAL INFORMATION

     In reviewing the unaudited condensed pro forma combined financial statements, the additional supplemental financial information discussed below should be considered.

  Related Party Transactions

     Sedco Forex pays insurance premiums to third-party insurance companies for some risks where the insurance risk is then assumed by a wholly owned affiliate of Schlumberger through a reinsurance program. Transocean Sedco Forex does not currently expect that it would continue this insurance program following the merger. The historical Sedco Forex financial statements include insurance expense of approximately $18 million for the six months ended June 30, 1999 and $55 million for the year ended December 31, 1998 for this insurance program.

     Schlumberger cost allocations for research and engineering and general and administrative expenses, which amounted to $5 million for the six months ended June 30, 1999 and $13 million for the year ended December 31, 1998, will not be incurred by Transocean Sedco Forex following the merger. However, some of this expense reduction will be offset by the costs incurred by Transocean Sedco Forex to replace these services through contractual arrangements with Schlumberger or other third parties. The cost of these contractual arrangements or the increased Transocean Sedco Forex overhead to replace these services, to the extent they are continued, cannot be reasonably estimated at this time. However, Transocean Sedco Forex expects that some level of cost savings will be achieved.

  Depreciation Expense

     Depreciation expense of $64 million for the six months ended June 30, 1999 and $125 million for the year ended December 31, 1998 is included in the Sedco Forex historical financial statements. As a result of the merger, Transocean Sedco Forex will conform the estimated lives of the Sedco Forex rigs and associated equipment to those used by Transocean for similar assets. Since the useful lives used by Transocean are generally longer than those used by Sedco Forex, the result will be to reduce depreciation expense. The change in estimated lives would have reduced historical Sedco Forex depreciation expense by approximately $30 million for the six months ended June 30, 1999 and approximately $62 million for the year ended December 31, 1998.

  Stock Option Expense

     Some of the options to purchase Transocean Sedco Forex ordinary shares to be granted to Sedco Forex employees in accordance with the employee matters agreement upon completion of the merger are likely to be granted with exercise prices below fair market value. The differences between these exercise prices and fair market value will be recorded as an expense. Based on Schlumberger's September 30, 1999 closing price of $62 5/16 and Transocean's September 30, 1999 closing price of $30 5/8, the amount of this charge would have been about $3 million. The final amount of this charge cannot be determined until the day immediately preceding the distribution date.

                                  SCHLUMBERGER

              UNAUDITED CONDENSED PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1999

                                                            PRO FORMA
                                            HISTORICAL     SEDCO FOREX                     PRO FORMA
                                           SCHLUMBERGER   BEFORE MERGER   ADJUSTMENT(1)   SCHLUMBERGER
                                           ------------   -------------   -------------   ------------
                                                             (AMOUNTS IN THOUSANDS)
Cash and Cash Equivalents................  $ 4,022,846     $   35,000        $    --      $ 3,987,846
Accounts Receivable......................    2,658,038        170,253             --        2,487,785
Other Current Assets.....................    1,886,019         71,839         45,358        1,859,538
                                           -----------     ----------        -------      -----------
  Total Current Assets...................    8,566,903        277,092         45,358        8,335,169
Long-Term Investments, held to
  maturity...............................      652,573             --             --          652,573
Property and Equipment, net..............    4,822,351      1,101,585             --        3,720,766
Goodwill and Intangibles, net............    1,269,463             --             --        1,269,463
Other Assets.............................      431,397         44,581             --          386,816
                                           -----------     ----------        -------      -----------
Total Assets.............................  $15,742,687     $1,423,258        $45,358      $14,364,787
                                           ===========     ==========        =======      ===========
Current Liabilities......................  $ 3,630,047     $  237,089        $    --      $ 3,392,958
Long-Term Debt...........................    3,207,040         77,428             --        3,129,612
Related Party Debt.......................           --         45,358         45,358               --
Postretirement Benefits and Other
  Credits................................      760,810         93,162             --          667,648
Shareholders Equity......................    8,144,790        970,221             --        7,174,569
                                           -----------     ----------        -------      -----------
Total Liabilities and Shareholders'
  Equity.................................  $15,742,687     $1,423,258        $45,358      $14,364,787
                                           ===========     ==========        =======      ===========

---------------

(1) To eliminate related party debt and establish a receivable from Transocean Sedco Forex pursuant to the distribution agreement.

                                  SCHLUMBERGER

             UNAUDITED CONDENSED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999

                                                       HISTORICAL
                                               --------------------------                  PRO FORMA
                                               SCHLUMBERGER   SEDCO FOREX   ADJUSTMENT    SCHLUMBERGER
                                               ------------   -----------   ----------    ------------
                                                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
  Operating.................................    $4,480,725     $351,590      $     --      $4,129,135
  Interest and other Income.................       224,560        6,696            --         217,864
                                                ----------     --------      --------      ----------
                                                 4,705,285      358,286            --       4,346,999
                                                ----------     --------      --------      ----------
Expenses:
  Cost of goods sold and services...........     3,637,975      297,118        17,576(1)    3,358,433
  Research and engineering..................       264,514        6,317            --         258,197
  Marketing.................................       210,754           --            --         210,754
  General...................................       201,839        8,335            --         193,504
  Interest..................................        94,739        6,911            --          87,828
                                                ----------     --------      --------      ----------
                                                 4,409,821      318,681        17,576(1)    4,108,716
                                                ----------     --------      --------      ----------
Income Before Taxes.........................       295,464       39,605       (17,576)        238,283
Taxes on Income.............................        79,010          911            --          78,099
                                                ----------     --------      --------      ----------
Net Income..................................    $  216,454     $ 38,694      $(17,576)     $  160,184
                                                ==========     ========      ========      ==========
Earnings Per Share:
  Basic.....................................    $     0.39                                 $     0.30
                                                ==========                                 ==========
  Diluted...................................    $     0.39                                 $     0.28
                                                ==========                                 ==========
Weighted Average Shares Outstanding:
  Basic.....................................       546,744                         --         546,744
                                                ==========                   ========      ==========
  Diluted...................................       561,722                       (239)(2)     561,483
                                                ==========                   ========      ==========
Depreciation and Amortization included in
  Expenses..................................    $  563,682     $ 63,739      $     --      $  499,943
                                                ==========     ========      ========      ==========

---------------

(1) The $17,576 represents insurance premiums paid to third party insurance companies for some risks where the insurance risk is then assumed by a Schlumberger wholly owned affiliated company through a reinsurance program. In the consolidated accounts of Schlumberger, the Sedco Forex insurance premium expense is eliminated against the insurance premium income received by the affiliated company.

(2) The 239 represents the elimination of the dilutive effect of Sedco Forex exployees' unexercised stock options.

                                  SCHLUMBERGER

             UNAUDITED CONDENSED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                HISTORICAL
                                        --------------------------                     PRO FORMA
                                        SCHLUMBERGER   SEDCO FOREX    ADJUSTMENTS     SCHLUMBERGER
                                        ------------   -----------   --------------   ------------
                                             (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
  Operating...........................  $11,815,553    $1,090,523       $     --      $10,725,030
  Interest and other Income...........      181,756         8,750             --          173,006
                                        -----------    ----------       --------      -----------
                                         11,997,309     1,099,273             --       10,898,036
                                        -----------    ----------       --------      -----------
Expenses:
  Cost of goods sold and services.....    9,034,409       674,685         54,659(1)     8,414,383
  Research and engineering............      568,225        11,343             --          556,882
  Marketing...........................      467,592            --             --          467,592
  General.............................      454,049        26,274             --          427,775
  Interest............................      150,161        12,950             --          137,211
                                        -----------    ----------       --------      -----------
                                         10,674,436       725,252         54,659       10,003,843
                                        -----------    ----------       --------      -----------
Income Before Taxes...................    1,322,873       374,021        (54,659)         894,193
Taxes on Income.......................      308,674        32,443             --          276,231
                                        -----------    ----------       --------      -----------
Net Income............................  $ 1,014,199    $  341,578       $(54,659)     $   617,962
                                        ===========    ==========       ========      ===========
Earnings Per Share:
  Basic...............................  $      1.87                                   $      1.14
                                        ===========                                   ===========
  Diluted.............................  $      1.81                                   $      1.10
                                        ===========                                   ===========
Weighted Average Shares Outstanding:
  Basic...............................      544,338                           --          544,338
                                        ===========                     ========      ===========
  Diluted.............................      561,855                         (288)(2)      561,567
                                        ===========                     ========      ===========
Depreciation and Amortization included
  in Expenses.........................  $ 1,136,290    $  124,708       $     --      $ 1,011,582
                                        ===========    ==========       ========      ===========

---------------

(1) The $54,659 represents insurance premiums paid to third party insurance companies for some risks where the insurance risk is then assumed by a Schlumberger wholly owned affiliated company through a reinsurance program. In the consolidated accounts of Schlumberger, the Sedco Forex insurance premium expense is eliminated against the insurance premium income received by the affiliated company.

(2) The 288 represents the elimination of the dilutive effect of Sedco Forex employees' unexercised stock options.

                      UNAUDITED COMPARATIVE PER SHARE DATA

     The following table compares the net income, cash dividends and book value per share data for Transocean and Sedco Forex on a historical, pro forma combined and per share equivalent basis.

     You should read the information below together with the historical financial statements and related notes contained in or incorporated by reference in this document. See "Where You Can Find More Information" on page 143. The unaudited pro forma data is for informational purposes only. The companies may have performed differently had they always been combined. You should not rely on the pro forma data as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger.

                                                              SEDCO FOREX
                                                               UNAUDITED                     EQUIVALENT
                                                               PRO FORMA      TRANSOCEAN     UNAUDITED
                                                              HISTORICAL      SEDCO FOREX    PRO FORMA
                                               TRANSOCEAN         PER          UNAUDITED        PER
                                               HISTORICAL    SCHLUMBERGER      PRO FORMA    SCHLUMBERGER
                                               PER SHARE         SHARE         PER SHARE       SHARE
                                                  DATA          DATA(1)         DATA(2)       DATA(3)
                                               ----------   ---------------   -----------   ------------
SIX MONTHS ENDED JUNE 30, 1999 (UNAUDITED)
Net income per share:
  Basic.....................................     $ 1.41          $0.07          $ 0.84         $0.16
  Diluted...................................       1.41           0.07            0.84          0.16
Dividends per share(4)......................       0.06
Book value per share........................      21.02           0.95           18.83          3.65
YEAR ENDED DECEMBER 31, 1998
Net income per share:
  Basic.....................................     $ 3.43          $0.63          $ 3.17         $0.61
  Diluted...................................       3.41           0.61            3.15          0.61
Dividends per share(4)......................       0.12

---------------

(1) Pro forma basic earnings per share and book value per share were calculated using historical earnings data and assuming that one share of Sedco Forex common stock is issued in the spin-off for each share of Schlumberger common stock outstanding. This information gives effect to the spin-off of Sedco Forex from Schlumberger but does not give effect to the merger of Sedco Forex and Transocean. As a result, the per share information presented above does not agree with the per share information presented in the Sedco Forex financial statements included in this document. This is because the pro forma per share information included in the Sedco Forex financial statements is based on the number of shares expected to be issued by Transocean to Sedco Forex shareholders.

(2) See "Transocean Sedco Forex Unaudited Condensed Pro Forma Combined Financial Statements."

(3) Equivalent unaudited pro forma per Schlumberger share data represents the Transocean Sedco Forex pro forma per share data multiplied by an assumed merger exchange ratio of 0.194.

(4) Transocean has paid quarterly cash dividends of $0.03 per share since the fourth quarter of 1993. Any future declaration and payment of dividends will be:

     - dependent upon Transocean Sedco Forex's results of operations, financial condition, cash requirements and other relevant factors;

     - subject to the discretion of its board of directors;

     - subject to restrictions contained in its revolving credit agreement and other then-outstanding debt instruments; and

     - payable only out of Transocean Sedco Forex's profits or share premium accounts in accordance with Cayman Islands law.

     For a description of Transocean's revolving credit agreement, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" in Transocean's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, its Quarterly Reports on Form 10-Q for the periods ended March 31, 1999 and June 30, 1999 and subsequent SEC filings on these forms.

     Because Sedco Forex was a wholly owned subsidiary of Schlumberger for the periods presented, historical dividends per share are not meaningful.

       TRANSOCEAN AND SCHLUMBERGER MARKET PRICE AND DIVIDEND INFORMATION

     The following table shows the high and low sale prices for a share of Transocean common stock, and since May 17, 1999, for a Transocean ordinary share, and for a share of Schlumberger common stock for the periods shown in the table. It also shows the respective per share cash dividends declared in those periods. Since June 1993, the date of Transocean's initial public offering, Transocean ordinary shares have been listed and traded on the New York Stock Exchange under the symbol "RIG." Schlumberger common stock is listed and traded on the New York Stock Exchange under the symbol "SLB" and is also traded on the Paris Stock Exchange, the London Stock Exchange, the Amsterdam Stock Exchange and the Swiss Stock Exchange. The prices are as reported on the New York Stock Exchange Composite Transaction Tape. The Transocean data has been adjusted to reflect a two-for-one stock split effected in September 1997 and the Schlumberger data has been adjusted to reflect a two-for-one stock split effected in June 1997.

                                                         TRANSOCEAN              SCHLUMBERGER
                                                   -----------------------   -------------------------
                                                                   CASH                        CASH
                                                                 DIVIDENDS                   DIVIDENDS
                                                   HIGH    LOW    DECLARED   HIGH     LOW    DECLARED
                                                   ----    ---   ---------   ----     ---    ---------
1996
  First quarter.................................  26 1/2   20 9/16  $0.03   40 5/16  32 11/16  $0.1875
  Second quarter................................  29 1/2   23 1/4    0.03   45 11/16 40  1/16   0.1875
  Third quarter.................................  30 7/8   24 7/16   0.03   44 9/16  39 11/16   0.1875
  Fourth quarter................................  35 11/16 28 5/16   0.03   54 1/8   42 1/8     0.1875
1997
  First quarter.................................  35 11/16 26 1/8    0.03   58 3/16  49         0.1875
  Second quarter................................  37 5/16  27 1/8    0.03   63 1/4   51 1/8     0.1875
  Third quarter.................................  50 1/2   36 5/16   0.03   84 5/8   62 3/8     0.1875
  Fourth quarter................................  60 1/2   39 3/8    0.03   94 7/16  72 3/8     0.1875
1998
  First quarter.................................  54 15/16 35        0.03   81 1/2   65 7/8     0.1875
  Second quarter................................  59 15/16 41 11/16  0.03   86 3/4   66         0.1875
  Third quarter.................................  46 3/8   23        0.03   69 15/16 43 7/16    0.1875
  Fourth quarter................................  41 1/2   23 9/16   0.03   58 1/4   40 1/16    0.1875
1999
  First quarter.................................  31 9/16  19 11/16  0.03   62 5/16  45 7/16    0.1875
  Second quarter................................  32 1/2   22 5/8    0.03   65 7/8   55 1/2     0.1875
  Third quarter.................................  36 1/2   25 9/16   0.03   70 11/16 57 11/16   0.1875
  Fourth quarter (through October 22, 1999).....  31 3/16  25 5/8     --    63 5/16  53 5/8       --

     On July 9, 1999, the last full trading day before Transocean and Schlumberger announced the proposed merger, Transocean ordinary shares closed at $29 per share and Schlumberger common stock closed at $64 5/16 per share. On October 22, 1999, the most recent practicable date before the date of this document, Transocean ordinary shares closed at $29 1/16 per share and Schlumberger common stock closed at $60 5/16 per share. Because the exchange ratio for the merger does not depend on and is not affected by market prices, and the market price of Transocean ordinary shares is subject to fluctuation, the market value of the Transocean ordinary shares that Schlumberger's shareholders will receive in connection with the merger may increase or decrease before or after the proposed merger. SCHLUMBERGER'S SHAREHOLDERS ARE ENCOURAGED TO OBTAIN RECENT STOCK QUOTES FOR TRANSOCEAN ORDINARY SHARES AND SCHLUMBERGER COMMON STOCK.

     Following completion of the merger, Transocean Sedco Forex ordinary shares will continue to trade on the New York Stock Exchange under the symbol "RIG."

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This document and the documents incorporated by reference in this joint proxy statement/prospectus contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include the information concerning possible or assumed future results of operations of Transocean, Schlumberger, Sedco Forex and Transocean Sedco Forex, including statements about the following subjects:

     - business strategies
     - operating efficiencies or synergies
     - growth opportunities
     - competitive position
     - market outlook
     - expected financial position
     - expected results of operations
     - future cash flows
     - future dividends
     - financing plans
     - budgets for capital and other expenditures
     - timing and cost of completion of capital projects
     - expected results of the transactions
     - plans and objectives of management
     - timing of the transactions
     - tax treatment of the transactions
     - accounting treatment of the transactions
     - transaction-related expenses
     - performance of contracts
     - outcomes of legal proceedings
     - compliance with applicable laws
     - adequacy of insurance
     - plans and expectations regarding year 2000 issues

     Forward-looking statements in this joint proxy statement/prospectus are identifiable by use of the following words and other similar expressions, among others:

                       - "anticipate"
                       - "believe"
                       - "budget"
                       - "could"
                       - "estimate"
                       - "expect"
                       - "forecast"
                       - "intend"
                       - "may"
                       - "might"
                       - "plan"
                       - "predict"
                       - "project"
                       - "should"

     The following factors could affect the future results of operations of Transocean Sedco Forex or Schlumberger, and could cause those results to differ materially from those expressed in the forward-looking statements included in this document or incorporated by reference:

     - worldwide demand for oil and gas;

     - oil and gas prices;

     - the level of activity in offshore oil and gas exploration, development and production;

     - exploration success by producers;

     - competition and market conditions in the offshore contract drilling industry;

     - the ability to enter into and the terms of future drilling contracts;

     - cost overruns on construction projects;

     - work stoppages by shipyard workers;

     - delays in construction projects, which in some cases may trigger the drilling contract customer's right to terminate the drilling contract for the unit under construction;

     - risks inherent in turnkey contracts;

     - the availability of qualified personnel;

     - labor relations and wage negotiations with unions;

     - operating hazards;

     - political and other uncertainties inherent in non-U.S. operations, including exchange and currency fluctuations;

     - the impact of governmental laws and regulations;

     - the adequacy of sources of liquidity;

     - the effect of litigation and contingencies;

     - the success in implementing a year 2000 compliance plan; and

     - the failure of financial and other service providers to be year 2000 compliant on a timely basis.

     The above factors are in addition to those factors discussed:

     - In this joint proxy statement/prospectus under "Risk Factors," the "Market Outlook," "Other Factors Affecting Operating Results," "Liquidity and Capital Resources," "Year 2000 Issues" and "Euro Disclosures" subsections of "Sedco Forex Management's Discussion and Analysis of Financial Condition and Results of Operations," and the "Industry Conditions and Competition," "Markets," "Operating Risks," "International Operations," "Regulation," and "Legal Proceedings" subsections of "Business of Sedco Forex" and elsewhere.

     - In the documents that Transocean incorporates by reference into this joint proxy statement/prospectus, including in the "Market Outlook," "Other Factors Affecting Operating Results," "Liquidity and Capital Resources" and "Year 2000 Issues" subsections of the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Transocean's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 1999 and June 30, 1999 and subsequent SEC filings on those forms.

     - In the documents that Schlumberger incorporates by reference into this joint proxy statement/prospectus, including in the "Currency Risks," "Environmental Matters," "Year 2000 Readiness Disclosure" and "Euro Disclosures" subsections of the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Schlumberger's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 1999 and June 30, 1999 and subsequent SEC filings on those forms.

     You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.

                                  RISK FACTORS

     In addition to the other information contained in this document and the documents incorporated by reference, you should carefully consider the following risk factors before you decide how to vote on the proposed transactions.

THE VALUE OF THE TRANSOCEAN ORDINARY SHARES TO BE RECEIVED IN THE MERGER WILL FLUCTUATE.

     The merger agreement does not contain any provisions for adjustment of the merger exchange ratio and does not provide for rights of termination by either party based upon fluctuations in the per share price of the Transocean ordinary shares prior to the completion of the merger. Because no adjustment will be made to the exchange ratio, the value of the consideration to be received by Schlumberger's shareholders in connection with the spin-off and the merger cannot presently be determined and will vary based upon the market price of Transocean ordinary shares at the time the merger is completed. Such variations may be the result of:

     - changes in the business or results of operations of Transocean or Sedco Forex;

     - the prospects for the post-merger operations of Transocean Sedco Forex;

     - the timing of the merger;

     - the worldwide supply/demand balance for oil and gas and the prevailing commodity price environment;

     - competition in the offshore contract drilling industry;

     - construction risks associated with Transocean's and Sedco Forex's respective newbuild programs;

     - regulatory considerations;

     - general market and economic conditions; and

     - other factors beyond the control of Transocean, Schlumberger or Sedco Forex.

Schlumberger's shareholders are urged to obtain current market quotations for their shares and for Transocean ordinary shares.

THE PRICE OF TRANSOCEAN SEDCO FOREX ORDINARY SHARES MAY DECLINE AS A RESULT OF THE TRANSACTION.

     Assuming the transactions are approved by Transocean's and Schlumberger's shareholders and the merger is completed, the number of issued and freely tradeable Transocean ordinary shares will more than double. As a result of the issuance of this large number of additional shares, the market price of Transocean Sedco Forex ordinary shares may experience temporary volatility or decline unrelated to the financial performance of Transocean Sedco Forex.

TRANSOCEAN SEDCO FOREX MAY FACE DIFFICULTIES IN INTEGRATING THE OPERATIONS OF SEDCO FOREX AND TRANSOCEAN.

     Sedco Forex and Transocean have previously operated separately. The proposed management team of Transocean Sedco Forex does not have experience with the combined business. Transocean Sedco Forex may not be able to integrate the operations of Sedco Forex and Transocean without a loss of key officers, employees, customers or suppliers, a loss of revenues, an increase in operating or other costs or other difficulties. In addition, Transocean Sedco Forex may not be able to realize any operating efficiencies and other benefits expected from the merger. Finally, the integration of Transocean and Sedco Forex may be made more difficult or may be otherwise adversely affected by year 2000 problems. Any unexpected costs or delays incurred in connection with such integration could have an adverse effect on Transocean Sedco Forex's business, results of operations or financial condition.

THE BUSINESS SEPARATION OF SEDCO FOREX FROM SCHLUMBERGER MAY IMPAIR ASSETS.

     The separation of Sedco Forex from the rest of Schlumberger's businesses, assets and liabilities requires the transfer of assets, including capital stock and interests in partnerships, limited liability companies and similar entities, and liabilities between Sedco Forex and its subsidiaries, on the one hand, and Schlumberger and its other subsidiaries, on the other. In addition, as a part of the business separation, assets and liabilities may be transferred among Sedco Forex subsidiaries, or between those subsidiaries and Sedco Forex itself. Some of these transfers may trigger Sedco Forex liabilities that will not become payable by Sedco Forex until after the merger is completed. Generally, Sedco Forex will not have any recourse against Schlumberger for these liabilities except in the case of (1) certain tax liabilities, customs duties and similar governmental charges for which a claim for indemnification is asserted within specified time periods following the transfer in question and
(2) liabilities directly arising out of or directly resulting from the transactions necessary to separate the Sedco Forex business, assets and liabilities from the rest of Schlumberger's business, assets and liabilities, except to the extent those liabilities would have directly arisen out of or directly resulted from the merger.

TRANSOCEAN IS SUBJECT TO ANTI-TAKEOVER PROVISIONS.

     Transocean's articles of association contain, and, accordingly, Transocean Sedco Forex's articles of association will contain, provisions that could prevent or delay an acquisition of Transocean Sedco Forex by means of a tender offer, a proxy contest or otherwise. Such provisions also may adversely affect prevailing market prices for Transocean Sedco Forex's ordinary shares. These provisions, among other things:

     - classify the Transocean Sedco Forex board into three classes of directors, each of which will serve for staggered three-year periods;

     - provide that the Transocean Sedco Forex board may designate the terms of any new series of preference shares;

     - provide that any shareholder of Transocean Sedco Forex who wishes to propose any business or to nominate a person or persons for the election as director at any annual meeting may only do so if advance notice is given to the Secretary of Transocean Sedco Forex;

     - provide that the exact number of directors on the board can be set between two and twelve from time to time by a majority of the whole board of directors and not by the shareholders;

     - provide that directors can be removed from office only for cause, as defined in the articles of association, by the affirmative vote of the holders of the issued shares generally entitled to vote;

     - provide that any vacancy on the board of directors will be filled by the affirmative vote of the remaining directors and not by the shareholders;

     - provide that any action required or permitted to be taken by the holders of ordinary shares must be taken at a duly called annual or extraordinary general meeting of shareholders unless taken by written consent of all holders of ordinary shares;

     - provide that only a majority of the directors may call extraordinary general meetings of the shareholders;

     - limit the ability of the shareholders of Transocean Sedco Forex to amend or repeal certain provisions of Transocean Sedco Forex's articles of association; and

     - limit transactions between Transocean Sedco Forex and an "interested shareholder," which is generally defined as a shareholder that, together with its affiliates and associates, beneficially, directly or indirectly, owns 15% or more of Transocean Sedco Forex's issued voting shares.

     See "Description of Capital Stock of Transocean."

                  THE TRANSOCEAN EXTRAORDINARY GENERAL MEETING

     Transocean is furnishing this joint proxy statement/prospectus to its shareholders in connection with the solicitation of proxies by Transocean's board of directors for use at the extraordinary general meeting. Transocean is first mailing this joint proxy statement/prospectus and accompanying form of proxy to its shareholders beginning on or about November 8, 1999.

TIME, DATE AND PLACE

     The extraordinary general meeting of Transocean's shareholders will be held on December 10, 1999, at 4:00 p.m., Houston time, at 4 Greenway Plaza, Room C-100 (Mall Level), Houston, Texas 77046.

PURPOSE OF THE TRANSOCEAN EXTRAORDINARY GENERAL MEETING

     At the meeting, Transocean's board of directors will ask the shareholders to vote to approve:

     - the increase of Transocean's authorized ordinary share capital to $3,000,000, consisting of 300,000,000 ordinary shares, par value $0.01 per share;

     - the issuance, pursuant to the merger agreement, of Transocean ordinary shares in exchange for all of the then-outstanding shares of Sedco Forex capital stock;

     - the change of Transocean's name to "Transocean Sedco Forex Inc." as a special resolution to be implemented only upon completion of the merger;

     - the amendment of Transocean's Long-Term Incentive Plan to, among other things, increase the number of ordinary shares reserved for issuance under the plan from 6,300,000 to 13,300,000;

     - the amendment of Transocean's Employee Stock Purchase Plan to, among other things, increase the number of ordinary shares reserved for issuance under the plan from 250,000 to 750,000; and

     - any other matters that properly come before the extraordinary general meeting and any adjournments or postponements of the extraordinary general meeting.

     Transocean's board of directors has unanimously approved the increase in authorized ordinary share capital, the issuance of ordinary shares to Sedco Forex shareholders in the merger, the name change and the amendments to Transocean's Long-Term Incentive Plan and its Employee Stock Purchase Plan, and unanimously recommends that Transocean's shareholders vote "FOR" the same.

RECORD DATE; VOTING RIGHTS; VOTE REQUIRED FOR APPROVAL

     The Transocean board has fixed the close of business on November 1, 1999 as the record date for Transocean's extraordinary general meeting.

     Only holders of record of Transocean ordinary shares on the record date are entitled to notice of and to vote at the meeting.

     On the record date for Transocean's shareholder meeting, Transocean expects there to be approximately 101 million Transocean ordinary shares issued and entitled to vote at the meeting. Each Transocean ordinary share is entitled to one vote.

     The presence, in person or by proxy, of the holders of a majority of the Transocean ordinary shares outstanding is necessary to constitute a quorum at the extraordinary general meeting. Abstentions, proxies returned without instructions and broker non-votes will count in the determination of shares present at the meeting for purposes of determining the presence of a quorum.

     Assuming the presence of a quorum, the following shareholder votes are required to approve the indicated proposals at the extraordinary general meeting.

                  PROPOSAL                                  VOTE "FOR" REQUIRED
                  --------                                  -------------------
(1) Increase in authorized ordinary share      - holders of the majority of ordinary shares
    capital                                      issued
(2) Issuance of ordinary shares in the merger  - holders of the majority of votes cast at the meeting, provided votes cast represent
                                                 the majority of ordinary shares issued
(3) Name change to "Transocean Sedco Forex     - holders of 66 2/3% of votes cast at the
  Inc."                                          meeting
(4) Amendment of Long-Term Incentive Plan      - holders of the majority of ordinary shares
                                               present or represented and entitled to vote
                                                 at the meeting, provided votes cast
                                                 represent the majority of ordinary shares
                                                 issued
(5) Amendment of Employee Stock Purchase Plan  - holders of the majority of ordinary shares present or represented and entitled to vote
                                                 at the meeting

     Approval of the proposals to increase authorized ordinary share capital and to issue ordinary shares in the merger are conditions to completion of the merger. Approval of the name change proposal and the proposals to amend Transocean's Long-Term Incentive Plan and Employee Stock Purchase Plan are not conditions to the completion of the merger. The proposals to increase authorized ordinary share capital, to issue ordinary shares in the merger, to change Transocean's name and to increase the number of ordinary shares available for grant under the Long-Term Incentive Plan, if approved, will be implemented only if the merger is completed. The proposal to increase the shares available for grant under the Employee Stock Purchase Plan, if approved, will be implemented regardless of whether the merger is completed. A vote in favor of the proposal to issue ordinary shares in the merger will also constitute a vote in favor of Transocean's granting fully vested options to purchase Transocean Sedco Forex ordinary shares to Sedco Forex employees holding nonvested options to purchase Schlumberger common stock at the effective time of the spin-off, all of which will terminate by their terms upon completion of the spin-off. The new Transocean Sedco Forex options will be granted outside of the Long-Term Incentive Plan, but will be subject to substantially identical terms and conditions. Transocean Sedco Forex will grant these options with an exercise price below fair market value at the date of grant to the extent a below market price would be required by application of the exercise price adjustment formula set forth in the employee matters agreement. However, French-based employees of Sedco Forex who are eligible to receive new Transocean Sedco Forex options will be granted options with an exercise price equal to the fair market value of Transocean Sedco Forex ordinary shares at the date of grant, even if the application of the adjustment formula otherwise would result in an exercise price below the market price of Transocean Sedco Forex ordinary shares at that date. To compensate these holders for the resulting diminution in value, Transocean Sedco Forex will grant additional options with a fair market value exercise price, the appropriate number of which will be determined by valuing those options according to the Black-Scholes option pricing model and related assumptions deemed reasonable by Transocean Sedco Forex. Transocean anticipates that following the merger it will adopt a stand-alone plan pursuant to which these options will be administered.

     The directors and executive officers of Transocean intend to vote their shares in favor of all of the proposals. On September 30, 1999, directors and executive officers of Transocean and their affiliates beneficially owned less than 2% of the issued Transocean ordinary shares.

PROXIES

     All ordinary shares of Transocean represented by properly executed proxies received at or prior to the Transocean extraordinary general meeting and not revoked will be voted in accordance with the instructions indicated in such proxies.

     A properly executed proxy that is returned without instructions as the vote desired on any or all of the proposals will be voted "FOR" such proposal or proposals.

     Transocean's shareholders may abstain on any or all of the proposals, by marking "ABSTAIN" with respect to any or all of the proposals.

     Under New York Stock Exchange rules, brokers who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion with respect to proposals for "nonroutine" matters. Proxies submitted by brokers without instructions from customers for these nonroutine matters are referred to as "broker non-votes." The proposals to issue Transocean ordinary shares and to amend Transocean's Long-Term Incentive Plan and its Employee Stock Purchase Plan are non-routine matters under NYSE rules, while the other Transocean proposals are considered to be routine matters under these rules.

     The following table shows the effect that a proxy without instructions, an abstention or, in the case of the proposals for non-routine matters, a "broker non-vote" will have on the votes on Transocean's proposals.

                                                                 EFFECT ON VOTE
                                                -------------------------------------------------
                                                PROXY WITHOUT
                     PROPOSAL                   INSTRUCTIONS      ABSTENTION     BROKER NON-VOTES
                     --------                   -------------   --------------   ----------------
(1)  Increase in authorized ordinary share           "FOR"       "AGAINST"(a)    Not applicable
     capital
(2)  Issuance of ordinary shares in the              "FOR"         None(b)           None(c)
     merger
(3)  Name change to "Transocean Sedco Forex          "FOR"           None        Not applicable
     Inc."
(4)  Amendment of the Long-Term Incentive            "FOR"       "AGAINST"(d)        None(c)
     Plan
(5)  Amendment of the Employee Stock Purchase        "FOR"       "AGAINST"(d)         None
     Plan

---------------

(a) An abstention on the proposal to increase authorized ordinary share capital has the effect of a vote "AGAINST" the proposal because that proposal requires approval by the majority of the holders of all ordinary shares issued, whether voting or not.

(b) An abstention from voting on the proposal to issue shares in the merger will not affect the voting on that proposal as long as holders of a majority of ordinary shares cast votes on the proposal. Otherwise, the effect of such abstention is a vote "AGAINST" the proposal.

(c) A broker non-vote on these proposals will not affect the voting on them as long as holders of the majority of ordinary shares cast votes on the proposal. Otherwise, the effect of such broker non-vote is a vote "AGAINST" the proposal because the broker has no discretion to vote the shares to help reach a majority participation in the vote.

(d) An abstention from voting on the proposals to amend and restate the Long-Term Incentive Plan and the Employee Stock Purchase Plan has the effect of a vote "AGAINST" those proposals because they require the approval of the majority of shares present or represented at the meeting and entitled to vote. An abstention represents a share that is present or represented and entitled to vote.

     Transocean's shareholders may use the accompanying proxy card if they are unable or do not wish to attend the extraordinary general meeting in person or if they wish to have their shares voted by proxy even though they do attend the meeting. Transocean's shareholders may revoke a proxy before it is voted by:

     - delivering to the Secretary of Transocean at 4 Greenway Plaza, Houston, Texas 77046, before or at the meeting, a written notice revoking their proxy;

     - delivering a later-dated, executed proxy card relating to the same shares; or

     - attending the meeting, notifying the Secretary and voting by ballot in person; however, if a Transocean shareholder attends the meeting, but does not vote in person, that shareholder's proxy will still be voted.

     The cost of solicitation of proxies from holders of Transocean's ordinary shares will be paid by Transocean. In addition to solicitation by mail, Transocean will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners, and Transocean will, upon request, reimburse such brokerage houses and custodians for their reasonable related expenses. Transocean has retained D.F. King & Co., Inc. for a fee of $7,500, plus expenses, to aid in the solicitation of proxies and to verify certain records related to the solicitations. To the extent necessary in order to ensure sufficient representation at its extraordinary general meeting, Transocean or its proxy solicitor may request the return of proxy cards by personal interview, mail, telephone, facsimile or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxy cards are returned. Transocean's shareholders are urged to send in their proxies without delay.

                    THE SCHLUMBERGER SPECIAL GENERAL MEETING

     Schlumberger is furnishing this joint proxy statement/prospectus to its shareholders in connection with the solicitation of proxies from those shareholders by Schlumberger's board of directors for use at the special general meeting of Schlumberger's shareholders. Schlumberger is first mailing this joint proxy statement/prospectus and accompanying form of proxy to its shareholders beginning on or about November 8, 1999.

TIME, DATE AND PLACE

     Netherlands Antilles law and Schlumberger's articles of incorporation require that all general meetings be held on Curacao in the Netherlands Antilles. The special general meeting of Schlumberger's shareholders will be held at Avila Beach Hotel, Pennstraat 130, Willemstad, Curacao, Netherlands Antilles, on December 10, 1999, starting at 10:30 a.m. local time.

PURPOSE OF THE SCHLUMBERGER GENERAL MEETING

     At the special general meeting, and any adjournment or postponement thereof, Schlumberger will ask its shareholders to consider and vote upon the proposal to distribute all of the capital stock of Sedco Forex to Schlumberger's shareholders such that each shareholder receives one share of Sedco Forex capital stock for each share of Schlumberger common stock owned as of the record date for the distribution.

     If Schlumberger's shareholders adopt and approve the distribution, and when all the conditions to the distribution and the merger have been satisfied or waived, the distribution will be made to the shareholders of Schlumberger as of a subsequent record date to be established by order of Schlumberger's Chairman of the Board. The same shareholders will then receive the Transocean ordinary shares to be issued in the merger.

     Schlumberger's board of directors has unanimously approved the proposal to distribute all the capital stock of Sedco Forex to Schlumberger's shareholders and unanimously recommends that Schlumberger's shareholders vote "FOR" the distribution.

RECORD DATE; VOTING RIGHTS; VOTE REQUIRED FOR APPROVAL

     Schlumberger's board of directors has fixed the close of business on November 1, 1999 as the record date for Schlumberger's special general meeting.

     Only holders of record of shares of Schlumberger common stock on the record date are entitled to notice of and to vote at the special general meeting. Each holder of record of Schlumberger common stock as of the record date is entitled to cast one vote for each share held on all matters submitted to Schlumberger's shareholders.

     On the record date for Schlumberger's special general meeting, Schlumberger expects that approximately 550 million shares of Schlumberger common stock will be issued and outstanding and entitled to vote at the meeting.

     The presence, in person or by proxy, of the holders of at least half of the outstanding shares of Schlumberger common stock is necessary to constitute a quorum at the special general meeting. The affirmative vote of a majority of the votes cast at the special general meeting is required to approve and adopt the proposal to distribute all the capital stock of Sedco Forex to Schlumberger's shareholders such that each shareholder receives one share of Sedco Forex capital stock for each share of Schlumberger common stock owned as of the record date for the distribution.

     On September 30, 1999, directors and executive officers of Schlumberger and their affiliates beneficially owned approximately 5% of the outstanding Schlumberger common stock.

PROXIES

     All shares of Schlumberger common stock represented by properly executed proxies received at or before the Schlumberger special general meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed returned proxy, such proxy will be voted "FOR" the approval of the proposal to distribute the Sedco Forex capital stock.

     Abstentions may be specified on the proposal. A properly executed proxy marked "ABSTAIN" with respect to the proposal will count as present for purposes of determining the presence of a quorum. That proxy will have no effect on the vote because the approval or disapproval of the proposal will be determined by the majority of the votes cast.

     Schlumberger's shareholders may use the accompanying Schlumberger proxy card if they are unable to attend the shareholder meeting in person or wish to have their shares voted by proxy even if they do attend the shareholder meeting. Schlumberger's shareholders may revoke a proxy before it is voted by:

     - delivering to the Secretary of Schlumberger at 277 Park Avenue, New York, New York 10172-0266, before or at the shareholder meeting, a written notice revoking their proxy;

     - delivering a later-dated proxy card relating to the same shares; or

     - attending the shareholder meeting, notifying the Secretary and voting by ballot in person; however, if a shareholder attends the shareholder meeting, but does not vote in person, that shareholder's proxy will still be voted.

     Under New York Stock Exchange rules, brokers who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion with respect to proposals for "nonroutine" matters. The proposal to distribute Sedco Forex capital stock is a nonroutine matter under NYSE rules and thus cannot be voted on by brokers without instructions from beneficial owners.

     The cost of solicitation of proxies from Schlumberger's shareholders will be paid by Schlumberger. In addition to solicitation by mail, Schlumberger will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners, and Schlumberger will, upon request, reimburse such brokerage houses and custodians for their reasonable related expenses. Schlumberger has retained D.F. King & Co., Inc. for a fee of approximately $11,000, plus expenses, to aid in the solicitation of proxies and to verify certain records related to the solicitations. To the extent necessary in order to ensure sufficient representation at its shareholder meeting, Schlumberger or its proxy solicitor may request the return of proxy cards by personal interview, mail, telephone, facsimile or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxy cards are returned. Shareholders are urged to send in their proxies without delay.

     Shareholders should not send in any stock certificates with their proxy cards. In accordance with the distribution agreement, Schlumberger will distribute the Sedco Forex shares to its shareholders through an agent who will make book-entry transfers of the Sedco Forex shares to Schlumberger's shareholders without the issuance of stock certificates for the Sedco Forex shares. The Sedco Forex shares will then be exchanged for Transocean ordinary shares in the merger. As soon as practicable after the consummation of the merger, Transocean Sedco Forex will send to each of Schlumberger's shareholders a physical stock certificate or a notice of book entry representing the number of Transocean Sedco Forex ordinary shares that shareholder is entitled to receive in the merger.

                                THE TRANSACTIONS

THE BUSINESS SEPARATION

     As further described in the distribution agreement, Schlumberger will consolidate its offshore contract drilling business under its wholly owned subsidiary, Sedco Forex Holdings Limited. To implement this consolidation, before the spin-off:

     - Schlumberger will transfer to Sedco Forex or its subsidiaries the capital stock or other equity interests of several direct or indirect subsidiaries of Schlumberger that conduct portions of Schlumberger's offshore contract drilling business.

     - Schlumberger will transfer to Sedco Forex or its subsidiaries those assets relating to Schlumberger's offshore contract drilling business that were previously held by Schlumberger or its subsidiaries other than Sedco Forex or its subsidiaries, including various drilling rigs, spares and equipment; shore-based facilities; leases and personal property used in the business; general intangibles relating to the transferred assets such as drilling contracts; and patents, designs, drawings and other intellectual property identified with such rigs and the offshore contract drilling business.

     - Sedco Forex will transfer to Schlumberger or its subsidiaries all of the capital stock or other equity interests of those subsidiaries of Sedco Forex that do not conduct Schlumberger's offshore contract drilling business.

     - Schlumberger and Sedco Forex will use their best efforts to separate various contractual arrangements to provide that those arrangements relating to Sedco Forex do not remain obligations of Schlumberger and that those arrangements not relating to Sedco Forex do not remain obligations of Sedco Forex.

     - Schlumberger and Sedco Forex will enter into a definitive employee matters agreement with respect to personnel and employee benefit matters, providing for (1) the transfer from Schlumberger to Sedco Forex of all persons who are active Sedco Forex employees as of the spin-off date, other than those whom Schlumberger and Transocean agree will remain with Schlumberger, (2) the allocation of employee-related obligations and liabilities, (3) the treatment of Schlumberger stock options held by Sedco Forex employees at the spin-off date and (4) other transitional and administrative employee matters.

     - Schlumberger and Sedco Forex will enter into a tax separation agreement to allocate responsibility for the payment of taxes and entitlement to tax refunds, to allocate responsibility and provide for cooperation in the filing of tax returns and related matters, and to provide for certain other matters relating to taxes not provided for in the distribution agreement.

     - Schlumberger and Sedco Forex will enter into a transition services agreement to provide certain general administrative and logistical support during the transitional period following the merger, which is expected to cover about two years.

     - Schlumberger and Sedco Forex will enter into agreements regarding the use of shared facilities, such as maintenance yards, inventory warehouse facilities, office space and data processing systems and for the provision of transitional services by Sedco Forex to Schlumberger, such as marine support and marine engineering services.

In addition, after Schlumberger has transferred substantially all of the assets of the Sedco Forex business into Sedco Forex or its subsidiaries, Schlumberger will ensure that the outstanding indebtedness of Sedco Forex, including intercompany indebtedness, will be $435 million, subject to adjustment based on agreed levels of working capital and capital expenditures, among other matters, as described in the distribution agreement.

THE SPIN-OFF

     On a day preceding the merger, all then-outstanding shares of Sedco Forex capital stock will be distributed by Schlumberger to its shareholders on a pro rata basis such that each Schlumberger shareholder will receive one share of Sedco Forex capital stock for each share of Schlumberger common stock held.

THE MERGER

     Following the spin-off, Merger Sub, a wholly owned subsidiary of Transocean, will merge with and into Sedco Forex, which will survive the merger as a wholly owned subsidiary of Transocean. In the merger, Schlumberger's shareholders will receive Transocean ordinary shares in exchange for their shares of Sedco Forex received in the spin-off. The number of Transocean ordinary shares each Schlumberger shareholder receives will be determined according to the formula in the merger agreement, which will result in the ownership by Schlumberger's shareholders of about 52% of the issued Transocean ordinary shares upon completion of the merger. Instead of fractional shares, the exchange agent will pay these shareholders cash equal to their proportionate interest in the net proceeds from the sale on the NYSE of the aggregate of all fractional Transocean ordinary shares that would otherwise have been issued to them in the merger.

BACKGROUND OF THE MERGER

     Transocean has from time to time evaluated strategic consolidation opportunities with other offshore drilling contractors since becoming a public company in 1993, and has pursued such opportunities when its board has determined them to be in the best interests of Transocean and its shareholders. The business combination with Transocean ASA in September 1996 is an example of one such opportunity. Schlumberger has for some time been following a long-term strategy of focusing on value-added services to optimize reservoir performance. As part of this strategy, Schlumberger decided to analyze a transaction with respect to its offshore contract drilling business in order to increase its focus on its core reservoir optimization services and to create a premier drilling company.

     On March 5, 1999, Euan Baird, the Chairman and Chief Executive Officer of Schlumberger, telephoned J. Michael Talbert, the Chairman and Chief Executive Officer of Transocean. Mr. Talbert returned Mr. Baird's call and spoke to Victor Grijalva, Vice Chairman of Schlumberger, in Mr. Baird's absence. Mr. Grijalva stated that he and Mr. Baird would like to meet with Mr. Talbert to discuss whether there were anything the parties might do jointly with their contract drilling businesses that would be mutually beneficial. He indicated that Schlumberger was not contemplating an offer for Transocean. Mr. Talbert responded that Transocean would be interested in exploring such an opportunity, and they agreed to meet to commence discussions.

     On April 19, 1999, Mr. Talbert met with Messrs. Baird and Grijalva. Messrs. Baird and Grijalva proposed that Schlumberger spin off its offshore contract drilling business, which would then be combined with Transocean in a merger of equals. The parties discussed the Schlumberger assets that would be included in such a transaction. Mr. Baird indicated that, in his view, Mr. Talbert should be Chief Executive Officer of the combined company and that Transocean and Schlumberger would each designate an appropriate number of members of the board of directors. Mr. Talbert indicated that he would discuss the matter with Transocean's board of directors at its May 13, 1999 meeting prior to proceeding any further.

     At Schlumberger's April 21 board meeting, Mr. Baird, Mr. Grijalva and other senior executives briefed the board regarding the discussions with Mr. Talbert and the possible transaction.

     At Transocean's May 13 board meeting, Mr. Talbert briefed the Transocean board regarding the opportunity with Schlumberger. The board discussed the opportunity and authorized Mr. Talbert to proceed with discussions, and to enter into a confidentiality/standstill agreement with Schlumberger in customary form. Following the meeting, Mr. Talbert telephoned Mr. Baird and advised him of Transocean's interest. On May 17, 1999, Transocean executed a confidentiality letter in favor of Schlumberger and Schlumberger executed a confidentiality/standstill letter in favor of Transocean.

     Senior executives of both parties met on May 20, 1999. At this meeting, the parties exchanged due diligence information and discussed valuation methodologies, due diligence issues and tax considerations. Shortly after this meeting, Transocean engaged Simmons & Company International as its financial advisor in connection with the proposed transaction. Schlumberger had previously engaged Goldman, Sachs & Co. as its financial advisor. On June 5, senior executives of the parties and their respective financial advisors met again to discuss additional issues in connection with the proposed transaction. The parties exchanged additional due diligence information and discussed their views as to the appropriate parameters to be used in the valuation analyses.

     From June 8 through June 12, senior executives of Transocean and Schlumberger and representatives of their respective financial advisors held a series of meetings. The parties exchanged additional information and indicated their respective ideas as to the relative enterprise and equity values of Transocean and Sedco Forex. In addition, Mr. Talbert met separately with Mr. Baird to discuss corporate governance issues. Mr. Baird proposed that Mr. Grijalva would be Chairman of the Board of the combined company, and Mr. Baird and Mr. Talbert discussed the composition of the initial board of directors.

     On June 15, Mr. Talbert updated Transocean's corporate governance committee regarding the status of negotiations. On June 24, the committee held an additional telephonic meeting for a further update on the transaction. Mr. Talbert and Robert L. Long, Transocean's Chief Financial Officer, briefed the committee regarding the discussions to date, and representatives of Simmons reviewed the valuation and pro forma analyses. Mr. Talbert also briefed the committee on his corporate governance discussions with Mr. Baird and Mr. Grijalva. Also on June 24, Transocean sent a proposed term sheet for the transaction to Schlumberger, and internal and external legal advisors of Transocean and Schlumberger met to discuss the legal framework for the transaction, the documents and agreements required, the SEC registration process and other legal issues. Shortly thereafter, Schlumberger's outside legal advisors delivered initial drafts of the distribution agreement and the merger agreement to Transocean and its outside legal advisors.

     Commencing June 27, senior executives of Transocean and Schlumberger and representatives of their respective financial advisors held a series of negotiations to further define the principal financial and legal terms of the transaction. The parties agreed on an exchange ratio mechanism that would result in Schlumberger's shareholders owning 52% of the combined company immediately following the merger and on the amount of debt to be included on the Sedco Forex balance sheet at the time of the merger. Mr. Talbert, Mr. Baird and Mr. Grijalva separately discussed corporate governance issues.

     From July 5 to July 10, executives and outside advisors of the parties held another series of negotiations with a view toward finalizing the definitive agreements, including related tax and employee benefits matters. Mr. Talbert and Mr. Grijalva also met to finalize corporate governance issues.

     On July 8, Schlumberger's board of directors met to consider the proposed transaction. Management of Schlumberger presented an overview of the offshore drilling industry, Schlumberger's strategy and the benefits of the transaction to Schlumberger's shareholders. Management also discussed the valuations of Sedco Forex and Transocean and the financial impact of the transaction on Schlumberger and the combined Transocean Sedco Forex. A representative of Goldman Sachs also made a financial presentation to the board regarding the proposed merger and indicated, subject to review of the final documentation, that it was in the position to render an opinion as to the fairness of the exchange ratio. Schlumberger's board then unanimously approved the distribution agreement, the merger agreement and related agreements, and authorized the officers to enter into these agreements, subject to final changes deemed appropriate by the officers.

     On July 11, the board of directors of Transocean met to consider the proposed merger and related transactions. Mr. Talbert briefly reviewed the events that had transpired since the June 24 corporate governance committee meeting. Representatives of Simmons then reviewed the strategic rationale for the merger, presented their valuation analyses of Transocean, Sedco Forex and the combined company, and rendered their opinion that the consideration to be received in the merger was fair to Transocean and its shareholders from a financial point of view. Following this presentation and further discussion of the transaction by the board of directors, the board voted unanimously to approve the merger agreement and related agreements, and authorized the officers to enter into the merger agreement and related agreements, subject to final changes deemed appropriate by the officers.

     On July 12, 1999, Goldman Sachs orally rendered their fairness opinion to Schlumberger. Goldman Sachs later confirmed this opinion in writing as of the same date. See "-- Fairness Opinion -- Goldman, Sachs & Co."

     On July 12, 1999, the parties signed the merger agreement and the distribution agreement. That morning, the parties issued a press release announcing the transaction and held a conference call to brief analysts and the media on the transaction.

TRANSOCEAN'S REASONS FOR THE MERGER

     The Transocean board of directors believes that the merger offers a unique opportunity to combine two successful offshore contract drilling businesses into the premier offshore drilling contractor, as measured by its size, technically advanced fleet, financial strength, engineering capabilities, management expertise and experienced workforce. The board views the merger as an excellent fit of the culturally diverse workforces of the two companies and their complementary strategic advantages in key geographic markets.

     In reaching its conclusions, Transocean's board of directors considered many factors, including the following:

     - At the time of the merger, Transocean Sedco Forex will be the largest offshore drilling contractor in the world, operating the largest fleet of mobile offshore drilling units. It is the board's view that the combined company will be better positioned to negotiate with customers, including increasingly larger oil companies formed by industry consolidation, and will possess the necessary efficiencies and resources to attract customers and qualified personnel.

     - The transaction should reposition the company in the financial markets. Immediately following the merger, Transocean Sedco Forex will have a broader group of large institutional investors, which may increase trading liquidity and potentially enhance trading multiples. In addition, the improved balance sheet, cash flow and earning capacity of the combined company should reduce the cost of borrowing and improve the company's ability to finance the cost of new rig construction and strategic acquisitions and other capital investments in the development of its business.

     - Transocean Sedco Forex will have a worldwide geographic scope, with a strong market presence in all major offshore operating areas, including the U.S. Gulf of Mexico, the North Sea, Brazil, West Africa and Southeast Asia. This geographic diversification will allow the combined company to meet its customers' needs on a global basis, may provide regional economies of scale and should reduce the possible impact of any future downturn in a single geographic area.

     - The technical expertise of both Transocean and Sedco Forex in deepwater drilling operations as demonstrated by their new rigs under construction.

     - The opportunity to create a non-exclusive strategic alliance with Schlumberger.

     - Potential cost savings achievable through elimination of duplicative overhead and redundant shore-based facilities.

     - The financial performance and condition, business operations and future prospects of Transocean and Sedco Forex.

     - The structure of the transactions and the terms and provisions of the merger agreement, the distribution agreement and the other agreements executed in connection with the proposed transactions, including the termination and termination fee provisions of the merger agreement.

     - The expected treatment of the merger as a "reorganization" for federal income tax purposes as described under "-- Certain U.S. Federal Income Tax Consequences."

     - The expected accounting treatment of the merger as a purchase, with Sedco Forex as the accounting acquiror.

     - The effect on cash flow and earnings per share of the combined entity as compared to Transocean on a stand-alone basis.

     - The opinion of Simmons & Company International dated July 11, 1999 that the exchange ratio was fair, from a financial point of view, to Transocean and its shareholders, and the valuation and pro forma analyses of Simmons contained therein as described under "-- Fairness
       Opinion -- Simmons & Company International."

     - The compatibility of the corporate cultures of the management teams and the culturally diverse workforce of each company.

     - The challenges and potential costs of combining and integrating the businesses, and the attendant risks of not achieving expected cost savings.

     - The shorter-term nature of Sedco Forex's drilling contracts as compared to Transocean's.

     - Cancellation provisions in Sedco Forex's newbuild drilling contracts.

     - The fact that the assets, personnel and operations of Sedco Forex as of the time of the spin-off and merger will not previously have existed as a separate, consolidated entity within Schlumberger.

     - The fact that the historical and projected financial results for Sedco Forex used to model, negotiate and announce the transaction were unaudited and were based on numerous assumptions about cost allocations, among other things.

     In determining that the merger was advisable and in the best interests of Transocean's shareholders, the board of directors of Transocean considered the enumerated factors as a whole and did not quantify or otherwise assign relative weights to the different factors. Individual directors may have given different weights to different factors. Moreover, the foregoing discussion of the reasons for the merger is not intended to be exhaustive.

RECOMMENDATION OF TRANSOCEAN'S BOARD OF DIRECTORS

     FOR THE REASONS DISCUSSED, TRANSOCEAN'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER, THE MERGER AGREEMENT AND THE OTHER TRANSACTIONS CONTEMPLATED IN THE MERGER AGREEMENT AND RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE INCREASE IN AUTHORIZED ORDINARY SHARE CAPITAL AND THE ISSUANCE OF ORDINARY SHARES NECESSARY TO COMPLETE THE MERGER, AS WELL AS THE NAME CHANGE TO "TRANSOCEAN SEDCO FOREX INC."

SCHLUMBERGER'S REASONS FOR THE SPIN-OFF AND THE MERGER

     Schlumberger's strategy for its oilfield services segment is to be a leader in providing technologically driven reservoir optimization services and related integrated services. Schlumberger believes that the separation of its offshore contract drilling business from the rest of Schlumberger's oilfield services segment will sharpen the segment's focus on these core businesses. In addition, Schlumberger views the spin-off and the merger as an opportunity to provide Schlumberger's shareholders with ownership in a premier worldwide offshore contract drilling company as well as continuing ownership in a more focused Schlumberger.

     Schlumberger's board of directors has determined that (1) the spin-off of the capital stock of Sedco Forex to Schlumberger's shareholders and (2) the merger of Sedco Forex with a subsidiary of Transocean are advisable and in the best interests of Schlumberger's shareholders. Schlumberger's board of directors has approved the distribution agreement and the merger agreement and the transactions those agreements contemplate and recommends that the shareholders of Schlumberger vote to approve the spin-off.

     In reaching its conclusion to approve the agreements and the transactions those agreements contemplate and to recommend that shareholders vote to approve the spin-off, Schlumberger's board of directors considered many factors, including:

     - A number of strategic alternatives available to Schlumberger with respect to Sedco Forex and the potential risks and benefits of each alternative.

     - The strategic fit of Sedco Forex with Schlumberger.

     - The impact of the transactions on Schlumberger's stock price, financial performance and condition, business operations and prospects.

     - The fact that the spin-off will allow Schlumberger management to focus more on value-added, technology-driven reservoir optimization services and integrated services.

     - The opportunity to create a premier worldwide offshore drilling company by combining Sedco Forex and Transocean.

     - The higher historical volatility of Sedco Forex's business as compared to the remainder of Schlumberger's business.

     - The relative long-term capital intensity of Sedco Forex's business as compared to the remainder of Schlumberger's business.

     - Information concerning the financial performance and condition, business operations and prospects of Sedco Forex and various other offshore drilling companies separately and on a combined basis.

     - Current industry, economic and market conditions.

     - Recent historical market prices and valuation multiples of Schlumberger and various offshore drilling companies.

     - The structure of the transactions and the terms and provisions of the merger agreement, the distribution agreement and the other agreements executed in connection with the proposed transactions, including the termination and termination fee provisions of the merger agreement.

     - The expectation that Schlumberger's shareholders will receive Transocean ordinary shares in a transaction that is not expected to have any immediate U.S. federal income tax impact to those shareholders, except for tax on any cash received for fractional shares.

     - The expectation that Sedco Forex would be deemed the accounting acquiror of Transocean under U.S. generally accepted accounting principles, and the resulting accounting treatment of the transactions.

     - The likelihood that the transactions would be consummated.

     - The opportunity to enter into a non-exclusive strategic alliance with Transocean Sedco Forex.

     - The fairness opinion of Goldman, Sachs & Co. attached to this joint proxy statement/prospectus as Annex C and described under the caption
       "-- Fairness Opinion -- Goldman, Sachs & Co." and the related financial analysis and presentation by Goldman Sachs.

     In determining that the spin-off and merger were advisable and in the best interests of Schlumberger's shareholders, Schlumberger's board of directors considered the factors above as a whole and did not assign specific or relative weights to those factors. Individual directors may have given different weights to different factors. Moreover, this discussion of the reasons for the spin-off and the merger is not intended to be exhaustive. Schlumberger's board of directors believes that the spin-off and the merger provide Schlumberger's shareholders with an opportunity to participate in both a more strategically focused Schlumberger and a premier offshore contract drilling company.

RECOMMENDATION OF SCHLUMBERGER'S BOARD OF DIRECTORS

     FOR THE REASONS DISCUSSED ABOVE, SCHLUMBERGER'S BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF SHARES OF SCHLUMBERGER COMMON STOCK VOTE TO APPROVE THE SPIN-OFF OF ALL OF THE CAPITAL STOCK OF SEDCO FOREX TO SCHLUMBERGER'S SHAREHOLDERS PURSUANT TO THE DISTRIBUTION AGREEMENT.

FAIRNESS OPINION -- SIMMONS & COMPANY INTERNATIONAL

     On June 7, 1999, Transocean engaged Simmons to act as its financial advisor in connection with the merger and instructed Simmons to evaluate the fairness of the merger exchange ratio, as set forth in the merger agreement, to Transocean and its shareholders from a financial perspective. Transocean directed Simmons to conduct such investigations as Simmons deemed appropriate for making its evaluation. On July 11, 1999, Simmons delivered an oral opinion, subsequently confirmed in writing as of the same date, to Transocean's board of directors. The opinion stated that, as of such date, the merger exchange ratio was fair to Transocean and its shareholders from a financial point of view.

     The full text of Simmons' opinion, setting forth the assumptions that were made, factors that were considered and limitations placed upon Simmons' review in rendering its opinion, is included as Annex D to this joint proxy statement/prospectus. Simmons' opinion is incorporated herein by reference. The following summary does not describe all aspects of Simmons' opinion, and it is qualified in its entirety by reference to the full text of the written opinion. Transocean's shareholders should read the opinion in its entirety.

     Transocean did not impose any limitations on the scope of Simmons' investigation or the procedures to be followed in rendering the opinion. Transocean did not request Simmons to make any recommendation, and Simmons did not make any recommendation to Transocean's board of directors as to the form or amount of consideration to be issued in the merger. In arriving at its opinion, Simmons did not ascribe a specific range of values to Transocean or Sedco Forex, but instead made its determination as to the fairness of the merger exchange ratio on the basis of the financial and comparative analyses described below. Simmons' opinion is for the use and benefit of Transocean's board of directors and was rendered to that board of directors in connection with its consideration of the merger. Simmons' opinion does not constitute a recommendation to any shareholder of Transocean regarding how to vote with respect to the merger. Transocean did not request that Simmons opine as to, and its opinion does not address, Transocean's underlying business decision to proceed with or effect the merger. Simmons also expressed no opinion as to the prices at which Transocean or Transocean Sedco Forex ordinary shares will trade following announcement or completion of the merger. Transocean's shareholders should not view Simmons' opinion as providing any assurance that the market value of Transocean Sedco Forex ordinary shares to be held by shareholders after the merger will be in excess of the market value of the Transocean ordinary shares owned by such shareholders at any time before the announcement or completion of the merger.

     In reaching its opinion, Simmons reviewed and analyzed, among other things:

     - the most recent drafts of the merger agreement, the distribution agreement and the other ancillary transaction agreements;

     - the financial statements and other information concerning Transocean contained in Transocean's annual reports to shareholders and annual reports on Form 10-K for each of the three years ended December 31, 1998, 1997 and 1996;

     - certain interim reports to Transocean's shareholders, Transocean's quarterly report on Form 10-Q for the quarter ended March 31, 1999 and Transocean's proxy statement for its 1999 regular annual meeting;

     - the unaudited financial statements and 1998 pro forma statement of operations with respect to Sedco Forex described in Section 6.7 of the merger agreement;

     - business and financial analyses and information relating to Transocean and Sedco Forex, including certain internal financial forecasts prepared and provided to Simmons by the managements of Transocean and Schlumberger;

     - publicly available information concerning the trading of, and the trading market for, Transocean's ordinary shares;

     - publicly available information with respect to other companies that Simmons believed to be comparable to Transocean and Sedco Forex and the trading markets for those companies' securities;

     - publicly available information concerning estimates of the future operating performance of Transocean, Sedco Forex and the comparable companies that were prepared by industry analysts unaffiliated with either Transocean or Sedco Forex and that Simmons considered relevant to the analyses; and

     - publicly available information concerning the nature and terms of certain other transactions Simmons considered relevant to the analyses.

Additionally, Simmons:

     - met with certain officers and employees of Transocean, Schlumberger and Sedco Forex to discuss the assets, liabilities, operations and historical and projected performance of Transocean and Sedco Forex;

     - discussed with those officers and employees of Transocean, Schlumberger and Sedco Forex the cost savings and the strategic benefits expected to result from a combination of Transocean and Sedco Forex; and

     - considered other information, financial studies, analyses and investigations and other financial, economic and market criteria that it deemed relevant.

     Simmons, with Transocean's consent, assumed and relied upon the accuracy and completeness of all the foregoing information and did not independently verify any of that information. With respect to financial forecasts, Simmons utilized certain information set forth in those forecasts and assumed such information was reasonably prepared on bases reflecting the best estimates and judgments, as available at the time of preparation, of the respective managements of Transocean, Schlumberger and Sedco Forex on the future financial performance of Transocean and Sedco Forex. Simmons did not conduct a physical inspection of any of the assets, operations or facilities of Transocean or Sedco Forex and did not make or receive any independent evaluation or appraisal of any assets or liabilities, contingent or otherwise, of Transocean or Sedco Forex. In addition, Simmons was not authorized to solicit, and did not solicit, any indications of interest from any third party with respect to the purchase of all or a part of Transocean's business. Upon advice of Transocean, including its legal and accounting advisors, Simmons assumed that the merger should qualify as a tax-free transaction to Transocean.

     Described below are certain financial, comparative and other analyses Simmons performed in connection with rendering its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances. Therefore, such an opinion is not easily reduced to a summary description. Furthermore, in reaching its opinion, Simmons did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgements as to the significance and relevance of each analysis and factor. Accordingly, Simmons believes that its analyses must be considered as a whole and that considering any portion of such analyses and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion.

     In performing its analyses, Simmons made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Transocean or Sedco Forex. Estimates contained in the analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. Moreover, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which those businesses might actually be sold.

     THE FOLLOWING SUMMARIES INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. TRANSOCEAN'S SHAREHOLDERS SHOULD READ THESE TABLES TOGETHER WITH THE TEXT OF EACH SUMMARY.

     1. VALUATION ANALYSES

     Simmons prepared valuations of both Transocean and Sedco Forex. In valuing Sedco Forex, Simmons, as instructed by Transocean, initially considered the value of Sedco Forex excluding the financial results of seven inland barge rigs, or "swamp barges," and two land rigs. Because these rigs will be assets of Sedco Forex, Simmons then added the suggested value, based upon selected valuation methodologies, of the seven inland barge rigs and two land rigs to the previous valuation of Sedco Forex. Simmons analyzed the valuations of the separate businesses conducted by Transocean and by Schlumberger through Sedco Forex without any consideration of any cost savings or operating synergies resulting from the merger. In determining valuations, Simmons used the following methodologies:

     - discounted cash flow analysis, including sensitivity analysis;

     - contribution analysis;

     - comparable companies analysis;

     - rig asset values analysis; and

     - selected transactions analysis.

     Each of these methodologies, except for the selected transactions analysis, was used to generate a suggested enterprise value contribution range for each of Transocean and Sedco Forex to Transocean Sedco Forex. The suggested enterprise value contribution range for Sedco Forex was 47.0% to 50.5% without the seven inland barge rigs and two land rigs. Simmons adjusted the suggested enterprise value contribution range for each of Transocean and Sedco Forex for appropriate on- and off-balance-sheet assets and liabilities to arrive at a suggested equity value contribution range. The suggested equity value contribution range for Sedco Forex was:

     - 50.3% to 54.3%, when excluding the seven inland barge rigs and two land rigs; and

     - 50.8% to 55.3%, when including the seven inland barge rigs and two land rigs.

     Simmons used the suggested equity value contribution range to evaluate the merger exchange ratio, which provides for Sedco Forex's shareholders to receive approximately 52.0% of the diluted ordinary share capital of Transocean Sedco Forex. The suggested equity contribution range, derived using the various valuation methodologies described above, supported the conclusion that the merger exchange ratio is fair to Transocean and Transocean's shareholders from a financial point of view. The various valuation analyses are summarized below.

     - Discounted Cash Flow Analysis. Simmons performed a discounted cash flow analysis of Transocean and Sedco Forex using financial forecasts through 2004 provided by Transocean. Simmons assessed the suggested enterprise value contribution of Sedco Forex to Transocean Sedco Forex at 49.5%. Simmons calculated this suggested enterprise value contribution using terminal values based on forecasted 2004 results and multiples ranging from 5.0x to 7.0x earnings before interest, taxes, depreciation and amortization, commonly known as EBITDA, and discounting those terminal values to present values using discount rates ranging from 12.0% to 15.0%. Simmons then used this suggested enterprise value contribution range to determine a suggested equity value contribution of 53.1% by Sedco Forex to Transocean Sedco Forex.

         Based on the assumptions of Transocean's management, Simmons also developed eight additional financial projections for each of Transocean and Sedco Forex using varying assumptions as to the market conditions for various classes of offshore rigs as well as for the occurrence of specific events relating to Sedco Forex. Using terminal values based on projected 2004 results and on multiples of 6.0x EBITDA and then discounting that terminal value to present value using a discount rate of 14.0%,

      Simmons assessed the suggested enterprise value contribution range for Sedco Forex to Transocean Sedco Forex at 47.0% to 50.5%. Simmons used this suggested enterprise value contribution range to determine a suggested equity value contribution for Sedco Forex of 50.3% to 54.3%.

         Simmons did not include the financial results of the seven inland barge rigs and two land rigs of Sedco Forex in the discounted cash flow analysis.

     - Contribution Analysis. Simmons reviewed certain pro forma historical and forecasted operating and financial information for Transocean and Sedco Forex, including, among other things:

      - pro forma EBITDA;

      - pro forma EBITDA less maintenance capital expenditures;

      - pro forma unlevered net income; and

      - pro forma unlevered after-tax cash flow.

      Simmons based both the pro forma historical and the pro forma forecasted results on financial results and forecasts prepared by the management of Transocean, Schlumberger and Sedco Forex. Simmons analyzed the relative income statement contribution of Transocean and Sedco Forex to Transocean Sedco Forex on a pro forma basis, before taking into account any of the possible benefits from cost savings or operating synergies that may be realized following the merger and based on pro forma historical 1997 and 1998 financial data and forecasts of financial data from 1999 through 2004.

         The table below shows the enterprise value contributions for Sedco Forex as indicated by the analysis.

                                                    CONTRIBUTION RANGES
                            --------------------------------------------------------------------
                                                                                    COMBINED
                                           COMBINED PRO FORMA      COMBINED         PRO FORMA
                              COMBINED        EBITDA, LESS         PRO FORMA        UNLEVERED
                             PRO FORMA     MAINTENANCE CAPITAL   UNLEVERED NET      AFTER-TAX
YEARS                          EBITDA         EXPENDITURES          INCOME          CASH FLOW
-----                       ------------   -------------------   -------------   ---------------
                                                  (STATED IN PERCENTAGES)
Each of 1997, 1998 and
  1999....................  40.0 to 51.1      38.5 to 50.9                 --               --
Each of 2000, 2001, 2002,
  2003 and 2004...........  45.9 to 47.7      45.0 to 47.3       49.4 to 54.6     44.0 to 49.9

         Based on this contribution analysis, Simmons's suggested enterprise value contribution range of Sedco Forex to Transocean Sedco Forex was assessed to be 47.0% to 50.0%. Simmons then used this suggested enterprise value contribution range to determine a suggested equity value contribution range for Sedco Forex of 50.3% to 53.7%.

         Simmons did not include the financial results of the seven inland barge rigs and two land rigs of Sedco Forex in the initial contribution analysis. However, Simmons indicated to the board that based on the previous methodology and results of the contribution analysis, the seven inland barge rigs and two land rigs would be expected to increase Sedco Forex's suggested enterprise value and equity value contribution range by 0.5% to 1.0%, resulting in a suggested equity value contribution range for Sedco Forex of 50.8% to 54.7%.

     - Comparable Companies Analysis. Simmons reviewed and compared certain financial information relating to Transocean and Sedco Forex to corresponding financial information, ratios and public market multiples for eight publicly traded corporations:

      - Diamond Offshore Drilling, Inc.

      - ENSCO International, Inc.

      - Global Marine Inc.

      - Noble Drilling Corporation

      - Pride International, Inc.

      - R&B Falcon Corporation

      - Rowan Companies, Inc.

      - Santa Fe International Corporation

         Simmons calculated and compared various financial multiples and ratios. Simmons calculated the multiples for Transocean and the comparable companies based on the most recent publicly available information. Simmons considered enterprise value as a multiple of 1998 EBITDA and as a multiple of estimated (based on estimates by First Call Corp.) 1999 and 2000 EBITDA. Enterprise value is calculated by adding the market value of common equity, the estimated market value of debt and minority interests and then subtracting investments in unconsolidated affiliates and excess cash.

         The table below indicates the suggested multiple ranges for Sedco Forex based on the multiples of comparable companies:

              SEDCO FOREX
YEAR   SUGGESTED EBITDA MULTIPLE   TRANSOCEAN EBITDA MULTIPLE
----   -------------------------   --------------------------
1998         6.5x to  8.5x                    5.9x
1999        12.5x to 15.0x                   7.7x*
2000        10.5x to 12.0x                   8.8x*

---------------

      * Based on estimates provided by Transocean's management.

         The table below shows the suggested multiple ranges for Sedco Forex based on the comparable companies' actual 1998 and estimated 1999 and 2000 price to earnings ratios.

          SEDCO FOREX
       SUGGESTED PRICE TO         TRANSOCEAN
YEAR   EARNINGS MULTIPLE    PRICE TO EARNINGS RATIO
----   ------------------   -----------------------
1998      9.5x to 12.5x               8.7x
1999     21.0x to 25.0x             13.0x*
2000     20.0x to 24.0x             17.9x*

---------------

      * Based on estimates provided by Transocean's management.

         The table below shows the suggested multiple ranges for Sedco Forex based on the comparable companies' 1998 and estimated 1999 and 2000 price to cash flow ratios.

               SEDCO FOREX             TRANSOCEAN PRICE
YEAR   SUGGESTED CASH FLOW MULTIPLE   TO CASH FLOW RATIO
----   ----------------------------   ------------------
1998..         7.5x to  9.5x                 6.4x
1999..        11.0x to 15.0x                7.9x*
2000..        11.0x to 13.0x                8.9x*

---------------

      * Based on estimates provided by Transocean's management.

         Based on the comparable companies analysis, Simmons assessed Sedco Forex's suggested enterprise value contribution range to Transocean Sedco Forex to be 46.0% to 51.0%. Simmons then used this suggested enterprise value contribution range to determine a suggested equity value contribution range for Sedco Forex of 49.1% to 54.8% based on projected closing balance sheets.

         The financial results of Sedco Forex's seven inland barge rigs and two land rigs were not included in the initial comparable companies analysis. Based on EBITDA, inclusion of the financial results of Sedco Forex's seven inland barge rigs and two land rigs increased the suggested enterprise value contribution range of Sedco Forex by 0.8% to 1.7%, resulting in a suggested equity value contribution range for Sedco Forex of 50.0% to 56.7%.

     - Rig Asset Values. Simmons assessed Sedco Forex's enterprise value contribution to Transocean Sedco Forex at 44.0% based on:

      - Transocean management's estimates as to the individual rig values for both Transocean's and Sedco Forex's fleets;

      - the estimated value of Transocean's drilling services business; and

      - adjustments for incremental capital expenditures needed to complete Sedco Forex's newbuild program.

         This suggested enterprise contribution was then used to determine a suggested equity contribution of Sedco Forex of 47.2%. Simmons did not emphasize the rig asset values in arriving at its opinion as Simmons did not believe the analysis captures the value of the respective businesses as ongoing enterprises. Furthermore, Simmons based the asset value estimates on limited information available on recent sales of rigs similar to those in the Transocean and Sedco Forex rig fleets. Also, the seven inland barge rigs and two land rigs included in the Sedco Forex fleet were not included in these rig asset values. Based on Schlumberger's estimated value of these seven inland barge rigs and two land rigs, Sedco Forex's suggested enterprise value would be increased by 0.6% and its suggested equity value contribution would be increased by 0.8%.

     - Selected Transactions Analysis. Simmons reviewed certain information relating to selected transactions in the oil service industry since 1995. However, due to the limited number of directly comparable transactions in the current operating environment, Simmons did not determine a suggested enterprise value or equity value contribution range for Sedco Forex under this analysis in arriving at its opinion.

     2. PRO FORMA MERGER CONSEQUENCE ANALYSIS

     Simmons prepared a pro forma merger model that incorporated Transocean's and Sedco Forex's financial projections based on certain assumptions for the years 2000 through 2004 as well as the estimated pre-tax cost savings and synergies resulting from the merger, which assumed no savings in 2000, $15 million in 2001 and $25 million for each of the years 2002, 2003 and 2004. Simmons then compared the earnings and cash flow of Transocean on a stand-alone basis to the earnings and cash flow attributable to the Transocean shareholders' interest in Transocean Sedco Forex. Based on such analysis and excluding forecast financial results for Sedco Forex's seven inland barge rigs and two land rigs, the proposed transaction would, on both an earnings basis and a cash flow basis, be dilutive in 2000 and accretive thereafter. Simmons also conducted sensitivity analyses for eight additional scenarios developed by Transocean management, using varying assumptions as to the market conditions for various classes of offshore rigs as well as for the occurrence of specific events relating to Sedco Forex. These scenarios were identical to the scenarios used in the previously described discounted cash flow analysis. Additionally, Simmons performed several sensitivity analyses for potential operational benefits and risks not included in the forecasts prepared by Transocean and Sedco Forex.

     As a specialized, energy-related investment banking firm, Simmons is engaged, among other things, in the valuation of businesses and their securities in connection with mergers and acquisitions, in the management and underwriting and sales of equity and debt securities to the public and in private placements of equity and debt securities. The Transocean board selected Simmons because of its expertise, reputation and familiarity with Transocean and because its investment banking professionals have substantial experience in transactions comparable to the merger.

     Simmons has previously rendered certain financial advisory and investment banking services to Transocean, for which it received customary compensation, including acting as a co-manager in the initial public offering in June 1993 and a secondary offering of Transocean common stock in July 1995, as well as providing corporate finance advisory services in conjunction with the merger of Transocean and Transocean ASA in 1996.

     Pursuant to the terms of an engagement letter agreement, dated June 7, 1999, between Simmons and Transocean, Transocean has agreed to pay Simmons the following amounts in association with Simmons's services related to the merger:

     - an initial advisory fee of $150,000;

     - a fee of $250,000 on August 15, 1999; and

     - an additional fee of $11,600,000 upon closing of the merger.

     In addition, Transocean has agreed to reimburse Simmons for its reasonable expenses (including, without limitation, professional and legal fees and disbursements) incurred in connection with its engagement, and to indemnify Simmons and certain related persons against certain liabilities in connection with its engagement, including certain liabilities that may arise under the federal securities laws.

     Simmons may also actively trade the securities of Transocean and Schlumberger in the ordinary course of its business for its own account and for the accounts of its customers. Accordingly, Simmons may at any time hold a long or short position in such securities.

FAIRNESS OPINION -- GOLDMAN, SACHS & CO.

     On July 12, 1999, Goldman Sachs rendered its oral opinion, which was subsequently confirmed by a written opinion dated the same date, to the effect that, as of that date and based upon and subject to the various considerations set forth in the opinion, the exchange ratio pursuant to the merger agreement is fair from a financial point of view to Schlumberger's shareholders, as if they were current holders of the shares of Sedco Forex capital stock.

     THE FULL TEXT OF THE WRITTEN FAIRNESS OPINION OF GOLDMAN SACHS, DATED JULY 12, 1999, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH SUCH OPINION, IS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS ANNEX C AND IS INCORPORATED HEREIN BY REFERENCE. SCHLUMBERGER'S SHAREHOLDERS SHOULD READ THE OPINION IN ITS ENTIRETY.

     In connection with its opinion, Goldman Sachs reviewed, among other things:

     - the merger agreement;

     - the distribution agreement;

     - an unaudited balance sheet and combined statement of operations of Sedco Forex as of and for the year ended December 31, 1998;

     - a pro forma combined statement of operations of Sedco Forex for the year ended December 31, 1998 to reflect the reversal of the effect of certain non-recurring events and to provide for the elimination of shared costs and certain intercompany insurance costs;

     - Annual Reports to Shareholders and Annual Reports on Form 10-K of Schlumberger and Transocean for each of the five years ended December 31, 1998;

     - interim reports to shareholders and Quarterly Reports on Form 10-Q of Schlumberger and Transocean deemed relevant;

     - other communications from Schlumberger and Transocean to their respective shareholders deemed relevant; and

     - internal financial analyses and forecasts for Sedco Forex and Transocean deemed relevant that were prepared by their respective managements in consultation with each other, including certain cost savings and operating synergies projected by the managements of Sedco Forex and Transocean to result from the merger.

     Goldman Sachs also held discussions with members of the senior managements of Schlumberger, Sedco Forex and Transocean regarding the strategic rationale for, and the potential benefits of, the merger contemplated by the merger agreement and the past and current business operations, financial conditions and future prospects of the respective companies. In addition, Goldman Sachs:

     - reviewed with third party consultants their asset valuation estimates of Sedco Forex's and Transocean's drilling rig fleets;

     - reviewed the reported price and trading activity for the Transocean ordinary shares;

     - compared financial and stock market information for Transocean deemed relevant with similar information for other companies the securities of which are publicly traded; and

     - performed other studies and analyses as Goldman Sachs considered appropriate.

     Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. Goldman Sachs assumed, with the consent of the Schlumberger board, that the internal financial forecasts prepared by the managements of Sedco Forex and Transocean, including the synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of Sedco Forex and Transocean. Goldman Sachs also assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on Sedco Forex or Transocean or on the contemplated benefits of the transactions contemplated by the merger agreement.

     The opinion of Goldman Sachs does not address the relative merits of the transactions contemplated pursuant to the merger agreement as compared to any alternative business transaction that might be available to Sedco Forex or Schlumberger. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Sedco Forex, Transocean or any of their subsidiaries and except for the asset valuation estimates of the third party consultants, Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs' advisory services and its opinion were provided for the information and assistance of the Schlumberger board in connection with its consideration of the merger. Goldman Sachs' opinion does not constitute a recommendation as to how the shareholders of Schlumberger should vote with respect to the spin-off. The opinion relates solely to the exchange ratio in the merger and does not address, and Goldman Sachs did not opine on, the spin-off or the prices at which shares of Schlumberger common stock or Transocean ordinary shares will trade following the merger.

     The following is a summary of the material financial analyses reviewed by Goldman Sachs and used in connection with its financial presentation to the Schlumberger board on July 8, 1999 and its subsequent fairness opinion, dated July 12, 1999. It does not purport to be a complete description of the analyses performed by Goldman Sachs. The order of analyses described, and the results of those analyses, do not represent relative importance or weight given to those analyses by Goldman Sachs. The following quantitative information, to the extent that it is based on market data, is based on market data as it existed at or about July 2, 1999 and is not necessarily indicative of current market conditions.

     THE SUMMARY INCLUDES INFORMATION PRESENTED IN TABULAR FORMAT. THESE TABLES SHOULD BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY.

     1. CONTRIBUTION ANALYSIS

     This analysis evaluates the historical and projected contributions of Sedco Forex, on a percentage basis, to selected financial information of the combined company resulting from the merger and compares these contributions to shareholders' relative equity interests in the combined company resulting from the merger. Based on the exchange ratio in the merger, former shareholders of Sedco Forex will own on a diluted basis approximately 52% of the common equity outstanding of Transocean with the remaining 48% held by existing Transocean shareholders.

     Using historical and projected financial information of Sedco Forex and Transocean from 1997 to 2000, Goldman Sachs computed the range of relative contribution of Sedco Forex to the combined company in terms of the following:

     - earnings before interest, taxes, depreciation and amortization or EBITDA -- adjusted for Transocean and Sedco Forex debts, in which the relative EBITDA contribution of Sedco Forex to the combined company was computed based on the assumption that, as of December 31, 1999, the projected debt balance for Sedco Forex would be $435 million and for Transocean would be $876 million;

     - net income;

     - net income -- adjusted for Sedco Forex debt, in which the relative net income contribution of Sedco Forex to the combined company was computed based on the assumption that as of December 31, 1999, the projected debt balance for Sedco Forex would be $435 million, at an assumed interest rate of 7.0%; and

     - net income -- adjusted for non-recurring tax benefits, in which the relative net income contribution of Sedco Forex to the combined company was computed based on the assumptions that (1) the pro forma effective tax rate of Transocean would be reduced from 29.5% to 24.0% as a result of Transocean's recent incorporation as a Cayman Islands entity and (2) Transocean would not incur any tax charge associated with relocating rigs out of the Gulf of Mexico.

     Goldman Sachs also conducted a similar analysis using projected financial information that included the impact of the new rigs of Sedco Forex and Transocean on the EBITDAs and net incomes of the respective companies for the years 1997 to 2000, as if the rigs had been operating at full utilization during that period.

     The table below sets forth the results of the analyses:

                                                              RELATIVE CONTRIBUTION
                                                                 OF SEDCO FOREX
                                                              ---------------------
                                                              FOUR-YEAR   FOUR-YEAR
                                                                RANGE      AVERAGE
                                                              ---------   ---------
Performance -- excluding new rigs
  EBITDA -- adjusted for Transocean and Sedco Forex debts...   38%-60%       49%
  Net income................................................   33%-65%       49%
  Net income -- adjusted for Sedco Forex debt...............   26%-62%       44%
  Net income -- adjusted for non-recurring tax benefits.....   25%-60%       42%
Performance -- including new rigs
  EBITDA -- adjusted for Transocean and Sedco Forex debts...   46%-61%       54%
  Net income................................................   49%-68%       60%
  Net income -- adjusted for Sedco Forex debt...............   46%-66%       58%
  Net income -- adjusted for non-recurring tax benefits.....   45%-64%       56%

     Using asset value estimates provided by third party consultants to Schlumberger, Goldman Sachs computed the relative contribution of Sedco Forex to the combined company in terms of the following:

     - gross asset market value -- including new rigs, in which the relative asset contribution of Sedco Forex to the combined company was calculated based on the assumptions that (1) the value of the new rigs, computed based on current estimates of their construction costs, of Sedco Forex and Transocean were included in the asset values of the respective companies; (2) the market conditions were those of December 31, 1998; and
       (3) Sedco Forex would have incurred additional debt of $183 million and Transocean would have incurred additional debt of $66 million, in each case to cover the estimated construction costs of the new rigs;

     - gross asset peak value -- including new rigs, in which the relative asset contribution of Sedco Forex to the combined company was calculated based on the assumptions that (1) the value of the new rigs, computed based on current estimates of their construction costs, of Sedco Forex and Transocean were included in the asset values of the respective companies; (2) the market conditions were those of December 31, 1997; and (3) Sedco Forex would have incurred additional debt of $183 million and Transocean would have incurred additional debt of $66 million, in each case to cover the estimated construction costs of the new rigs; and

     - gross asset market value -- excluding new rigs, in which the relative asset contribution of Sedco Forex to the combined company was calculated based on the assumption that the market conditions were those of December 31, 1998.

     - gross asset peak value -- excluding new rigs, in which the relative asset contribution of Sedco Forex to the combined company was calculated based on the assumption that the market conditions were those of December 31, 1997.

     Goldman Sachs conducted a similar contribution analysis using the net asset value of the rigs, based on the additional assumption that the projected debt balance as of December 31, 1999 of Sedco Forex would be $435 million and of Transocean would be $876 million, using estimates provided by the managements of Sedco Forex and Transocean for their respective companies. In cases where the value of the new rigs was included, Goldman Sachs also assumed that Sedco Forex would have incurred additional debt of $183 million and Transocean would have incurred additional debt of $66 million to cover the estimated construction costs of the new rigs.

     The table below sets forth the results of the analyses:

                                                              CONTRIBUTION BY SEDCO FOREX
                                                             -----------------------------
                                                             BASED ON GROSS   BASED ON NET
                                                              ASSET VALUE     ASSET VALUE
                                                             --------------   ------------
Market value -- including new rigs.........................        51%             56%
Peak value -- including new rigs...........................        52%             54%
Market value -- excluding new rigs.........................        49%             59%
Peak value -- excluding new rigs...........................        51%             56%

     2. SELECTED COMPANIES ANALYSIS

     This analysis assesses how the public market values shares of similar publicly traded companies. Goldman Sachs reviewed and compared pro forma financial information of the combined company with financial information of various publicly traded large service companies and offshore drilling companies.

     Goldman Sachs reviewed the following large service companies:

     - Schlumberger

     - Baker Hughes Incorporated

     - Halliburton Co.

     Goldman Sachs reviewed the following offshore drilling companies:

     - Diamond Offshore Drilling, Inc.

     - Ensco International, Inc.

     - Global Marine Inc.

     - Noble Drilling Corporation

     - R&B Falcon Corporation

     - Rowan Companies, Inc.

     - Santa Fe International Corporation

     - Transocean

     The financial information of the selected companies was based on the following:

     - share prices of the selected companies were based on the closing prices of their common stock on July 2, 1999;

     - dividend yields of the selected companies were computed by annualizing the companies' quarterly dividends based on their Quarterly Reports on Form 10-Q for the first quarter of 1999;

     - net debts and enterprise values (defined as the sum of equity market capitalization and net debt) of the selected companies as of the end of the first quarter of 1999 were based on their Quarterly Reports on Form 10-Q for the first quarter of 1999;

     - projected earnings of the selected companies for the years 1999 and 2000 were based on median earnings estimates of the Institutional Brokers Estimate System as of July 2, 1999;

     - EBITDAs of the selected companies for the year 1998 were based on their Annual Reports on Form 10-K for the year 1998; and

     - projected EBITDAs of the selected companies for the years 1999 and 2000 were based on a Goldman Sachs oil services industry research report dated June 18, 1999; Salomon Smith Barney research reports dated April 20, 1999, April 28, 1999 and May 27, 1999; and estimates of the Institutional Brokers Estimate System as of July 2, 1999.

     The financial information of the combined company was based on the following:

     - pro forma share price of the combined company was calculated based on the assumption that shares of the combined company would have the same closing price as that of Transocean ordinary shares as of July 2, 1999;

     - pro forma dividend yield of the combined company was calculated based on the assumption that the combined company would maintain the same dividend as that of Transocean ordinary shares for the first quarter of 1999;

     - pro forma net debt of the combined company was calculated based on Transocean's net debt of $659 million as per the Form 10-Q for the first quarter of 1999 and Sedco Forex's pro forma contribution of $435 million;

     - pro forma enterprise value of the combined company was calculated based on the assumption that the combined company would have 209.5 million pro forma shares outstanding;

     - projected pro forma earnings of the combined company for the years 1999 and 2000 were calculated based on the estimates provided by the managements of Sedco Forex and Transocean for their respective companies; and

     - historical pro forma EBITDA of the combined company for the year 1998 and projected pro forma EBITDAs of the combined company for the years 1999 and 2000 were calculated based on estimates provided by the managements of Sedco Forex and Transocean for their respective companies, adjusted for non-recurring items.

     The results of the analysis are summarized as follows:

                                                                       OFFSHORE DRILLING
                                                                           COMPANIES
                                          LARGE SERVICE COMPANIES    (INCLUDING TRANSOCEAN)
                                          -----------------------   ------------------------                COMBINED
                                              RANGE        MEDIAN        RANGE        MEDIAN   TRANSOCEAN   COMPANY
                                          --------------   ------   ---------------   ------   ----------   --------
Stock Price as a % of 52-week high......      89%- 93%        93%       39%- 91%         72%        58%        n/a
Dividend Yield..........................     1.1%- 1.4%      1.2%      0.0%- 1.8%       0.2%       0.5%        0.5%
Net Debt/Enterprise Value...............   (0.2)%- 21.1%     8.0%    (7.2)%- 55.2%     15.3%      19.8%       16.5%
P/E Multiple
  1999 (estimated)......................    51.1x- 66.7x    54.0x     11.9x- 30.6x     22.2x      11.9x       17.0x
  2000 (estimated)......................    31.8x- 38.5x    36.5x     16.0x- 128.8x    26.0x      16.0x       17.3x
EBITDA/Enterprise Value
  1998..................................    10.9x- 13.3x    12.8x      5.1x- 10.1x      6.8x       5.7x        6.0x
  1999 (estimated)......................    11.1x- 18.1x    16.2x      7.0x- 33.5x     12.6x       7.0x        9.5x
  2000 (estimated)......................     9.8x- 14.6x    12.7x      7.0x- 17.9x      9.5x       8.1x        9.1x

     3. PRO FORMA MERGER ANALYSIS

     Goldman Sachs analyzed the pro forma financial impact of the merger on the diluted per share earnings of Transocean ordinary shares on an after-tax basis. Using estimates provided by the managements of Transocean and Sedco Forex for their respective companies, Goldman Sachs computed the pro forma per share earnings of the combined company based on the following assumptions:

     - the merger would result in $210 million of incremental goodwill to be amortized over 40 years;

     - Transocean would write up its assets pursuant to the merger by $483 million to be amortized over 18 years;

     - Sedco Forex would contribute $435 million of debt to the merger at an assumed interest rate of 7.0%; and

     - the effective tax rates would be 29.5% in 1998 and 24% in 2000.

     Based on estimates provided by the management of Sedco Forex, Goldman Sachs also assumed that the merger would generate $23 million in annual after-tax synergies.

     Goldman Sachs analyzed the impact of the merger on the 1998 per share earnings of Transocean ordinary shares based on Transocean's reported per share earnings for the year 1998. Taking synergies into account, the merger would be 12.4% accretive. Without taking synergies into account, the merger would be 8.8% accretive.

     In addition, Goldman Sachs analyzed the impact of the merger on (1) the 1998 per share earnings of Transocean ordinary shares based on Transocean's reported per share earnings for the year 1998, adjusted for non-recurring gains totaling $50 million, and (2) the 2000 per share earnings of Transocean ordinary shares based on Transocean's earnings estimates for the year 2000 provided by the management of Transocean. Goldman Sachs conducted this analysis by applying the effective tax rates of 29.5%, 20% and 15%.

     The results of the analysis are as follows:

                                                             PRO FORMA             PRO FORMA
                                                          WITH SYNERGIES       WITHOUT SYNERGIES
                                                        -------------------   -------------------
                                                        1998       2000       1998       2000
                                                        -----   -----------   -----   -----------
                                                                (ESTIMATED)           (ESTIMATED)
% Accretion/(Dilution) on per share earnings
  (based on an effective tax rate of 29.5%)...........  24.7%       5.0%      20.5%      (2.2%)
% Accretion/(Dilution) on per share earnings
  (based on an effective tax rate of 20%).............  15.6%      (1.8%)     11.9%      (8.1%)
% Accretion/(Dilution) on per share earnings
  (based on an effective tax rate of 15%).............  11.7%      (4.7%)      8.1%     (10.7%)

     Goldman Sachs conducted a similar analysis using earnings estimates for Transocean provided by the Institutional Brokers Estimate Service as of July 2, 1999. The results of the analysis are as follows:

                                                             PRO FORMA             PRO FORMA
                                                          WITH SYNERGIES       WITHOUT SYNERGIES
                                                        -------------------   -------------------
                                                        1998       2000       1998       2000
                                                        -----   -----------   -----   -----------
                                                                (ESTIMATED)           (ESTIMATED)
% Accretion/(Dilution) on per share earnings
  (based on an effective tax rate of 29.5%)...........  24.7%       0.1%      20.5%      (6.5%)
% Accretion/(Dilution) on per share earnings
  (based on an effective tax rate of 20%).............  15.6%      (6.1%)     11.9%     (11.9%)
% Accretion/(Dilution) on per share earnings
  (based on an effective tax rate of 15%).............  11.7%      (8.8%)      8.1%     (14.2%)

     4. HISTORICAL STOCK TRADING ANALYSIS

     Goldman Sachs compared the historical trading prices of Transocean ordinary shares with the following: (1) the S&P 500 index; and (2) an offshore drilling composite index comprised of the common stock of (A) Diamond Offshore Drilling, Inc., (B) Ensco International, Inc., (C) Global Marine Inc., (D) Noble Drilling Corporation, (E) R&B Falcon Corporation, (F) Rowan Companies, Inc. and (G) Santa Fe International Corporation. The analysis indicates that:

     - for the period from July 3, 1998 to July 6, 1999, the daily trading price of Transocean ordinary shares decreased by 40%, compared to an increase of 21% for the S&P 500 index and a decrease of 24% for the offshore drilling composite index; and

     - for the period from July 5, 1996 to July 6, 1999, the weekly trading price of Transocean ordinary shares increased by 4%, compared to an increase of 111% for the S&P 500 index and a decrease of 2% for the offshore drilling composite index.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying the opinion of Goldman Sachs. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses and did not attribute any particular weight to any factor or analysis considered by it; rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all such analyses. No company used in the above analyses as a comparison is directly comparable to Schlumberger or Transocean.

     Goldman Sachs prepared these analyses solely for purposes of providing an opinion to the Schlumberger board. The analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Schlumberger, Transocean, Sedco Forex or Goldman Sachs assumes responsibility if future results are materially different from those forecasted.

     As described above, the opinion of Goldman Sachs to the Schlumberger board was one of many factors taken into consideration by the Schlumberger board in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs.

     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with Sedco Forex, having provided certain investment banking services to Schlumberger from time to time, including having acted as its financial advisor in connection with the merger with Camco International, Inc. in August 1998, and having acted as financial advisor in connection with, and having participated in certain negotiations leading to, the merger agreement. Goldman Sachs has also provided certain investment banking services to Transocean from time to time, including having acted as (1) financial advisor to Transocean in its merger with Transocean Drilling ASA in September 1996; (2) lead-managing underwriter of a public offering of 7.45% Notes due 2027 and 8% Debentures due 2027 in April 1997; and (3) agent in Transocean's stock repurchase program. Goldman Sachs may provide investment banking services to Transocean or Transocean Sedco Forex in the future.

     Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may, from time to time, effect transactions and hold securities, including derivative instruments, of Schlumberger and Transocean for its own account and for the accounts of customers. As of July 12, 1999, Goldman Sachs accumulated a net long position of 58,895 shares of Schlumberger common stock and options to sell 123,500 shares of Schlumberger common stock and a net long position of 128,800 Transocean ordinary shares and options to sell 20,000 Transocean ordinary shares.

     Pursuant to a letter agreement, dated April 12, 1999, between Schlumberger and Goldman Sachs, Schlumberger engaged Goldman Sachs to act as its financial advisor in connection with the possible distribution to Schlumberger's shareholders of the shares of Sedco Forex capital stock and possible merger or business combination of Sedco Forex with all or substantially all of Transocean. Pursuant to the terms of this letter:

     - if the merger is consummated, Schlumberger will pay Goldman Sachs a transaction fee equal to $10,000,000 upon consummation of the merger; or

     - if the merger agreement is terminated and Schlumberger is entitled to certain payments according to the terms thereof, Schlumberger will pay Goldman Sachs a transaction fee equal to 20% of the payment, up to a maximum amount of $10,000,000, upon receipt of that payment by Schlumberger.

     In addition, Schlumberger has agreed to reimburse Goldman Sachs periodically, upon request, and upon consummation of the merger or upon termination of its services pursuant to the letter agreement, for its reasonable out-of-pocket expenses, including the fees and disbursements of Goldman Sachs' attorneys, plus any sales, use or similar taxes, including additions to such taxes, if any, arising in connection with any matter referred to in the letter. Schlumberger has also agreed to indemnify Goldman Sachs and certain related persons against certain liabilities in connection with its engagement, including certain liabilities under federal securities laws.

TRANSOCEAN SEDCO FOREX MANAGEMENT

     J. Michael Talbert, the present Chairman of the Board and Chief Executive Officer of Transocean, will become the President and Chief Executive Officer of Transocean Sedco Forex.

     In addition, the following persons will hold the positions set forth opposite their names below:

Jean P. Cahuzac..........  Executive Vice President and President, Europe, Middle
                           East and Africa
W. Dennis Heagney........  Executive Vice President and President, Asia and the
                           Americas
Jon C. Cole..............  Executive Vice President, Marketing
Robert L. Long...........  Executive Vice President, Chief Financial Officer and
                           Treasurer
Donald R. Ray............  Senior Vice President, Technical Services
Eric B. Brown............  Vice President, General Counsel and Secretary
Barbara S.                 Vice President, Information Systems and Communications
  Koucouthakis...........  Technology
David Mullen.............  Vice President, Human Resources
Ricardo Rosa.............  Vice President and Controller

     Messrs. Heagney, Cole, Long, Ray and Brown and Ms. Koucouthakis are currently executive officers of Transocean, and Messrs. Cahuzac, Mullen and Rosa are currently employed by Schlumberger.

TRANSOCEAN SEDCO FOREX BOARD OF DIRECTORS

     Upon completion of the merger, Victor E. Grijalva, the present Vice Chairman of Schlumberger, will become the Chairman of the board of directors of Transocean Sedco Forex and is expected to serve until he reaches age 65. Mr. Grijalva will enter into a consulting agreement with Transocean Sedco Forex in connection with his becoming Chairman. Mr. Grijalva will also retain his position as Vice Chairman of Schlumberger. See "Interests Of Certain
Persons -- Transocean Sedco Forex Chairman's Consulting Agreement."

     The board of directors of Transocean Sedco Forex will consist initially of ten members, five of whom the board of directors of Schlumberger has designated in consultation with Transocean and five of whom the current board of directors of Transocean has designated in consultation with Schlumberger. Schlumberger and Transocean will allocate those directors to the three staggered board classes as evenly as possible. The Transocean Sedco Forex board of directors will have the following four standing committees: the Audit Committee, the Executive Compensation Committee, the Finance and Benefits Committee and the Corporate Governance Committee. Under the merger agreement, Transocean and Schlumberger agreed that these committees, as well as any other committee of the board of directors, will consist of an equal number of Transocean and Schlumberger designees. Transocean and Schlumberger agreed that the Transocean designees to the board of directors will designate the committee chairmen of the Executive Compensation and the Finance and Benefits Committees and that the Schlumberger designees to the board of directors will designate the committee chairmen of the Audit and Corporate Governance Committees. Transocean and Schlumberger also agreed that the chairmen of any other committees will be designated as equally as practicable by their respective board designees. See "Management of Transocean Sedco Forex."

     To configure the board of directors as it will be constituted following the merger, the four members of the current Transocean board who will not be continuing directors have submitted their resignations from the board to be effective after the merger is completed. To fill these vacancies, Schlumberger, in consultation with Transocean, has designated five nominees, each of whom has been elected by the Transocean board of directors to be effective after the merger is completed.

     Under the merger agreement, Transocean agreed to use all reasonable efforts to maintain the proportional allocation between Transocean and Schlumberger designees to the board and its committees for a period of three years after the completion of the merger. Transocean and Schlumberger also agreed that if a director dies, resigns or is removed from the board prior to the expiration of the three-year period following the merger, the remaining Transocean designees, if the director was a director designated by Transocean, or Schlumberger designees, if the director was a director designated by Schlumberger, on the board will nominate a replacement for action by the full board.

STOCK EXCHANGE LISTING

     The Transocean Sedco Forex ordinary shares to be issued to Schlumberger's shareholders in the merger will be listed on the NYSE, subject to official notice of issuance. The completion of the merger is conditioned upon such authorization for listing.

ACCOUNTING TREATMENT AND CONSIDERATIONS

     Transocean Sedco Forex will account for the merger using the purchase method of accounting, with Sedco Forex treated as the acquiror. As a result, the assets and liabilities of Sedco Forex will be recorded at historical amounts, without restatement to fair values. The assets and liabilities of Transocean will be recorded at their estimated fair values at the date of the merger, with the excess of the purchase price over the sum of such fair values recorded as goodwill. The purchase price is based upon the market capitalization of Transocean, using an average trading price of Transocean ordinary shares for a reasonable period of time immediately before and after the merger was announced, plus the estimated fair value of Transocean stock options assumed by Transocean Sedco Forex. The purchase price is estimated to be $2.98 billion, which was calculated using a $29.2411 per share valuation of Transocean ordinary shares. The calculated purchase price is for accounting purposes only and is not indicative of the price at which shares of Transocean ordinary shares will trade immediately before the completion of the merger or the value of the Transocean ordinary shares to be received by shareholders of Schlumberger in connection with the merger.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

 SCOPE OF DISCUSSION

     The following discussion summarizes the material U.S. federal income tax consequences to Schlumberger's shareholders of (1) the receipt of Sedco Forex shares in the spin-off and the subsequent exchange of those shares for Transocean ordinary shares in the merger and (2) the subsequent ownership and disposition of Transocean ordinary shares. For a description of the manner in which the spin-off and merger will be carried out, see "The Schlumberger Special General Meeting," beginning on page 38. This discussion is based upon existing U.S. tax law, including legislation, regulations, administrative rulings and court decisions, as in effect on the date of this proxy statement/prospectus, all of which are subject to change, possibly with retroactive effect.

     For purposes of this discussion, (1) a "U.S. holder" is a beneficial owner of stock that is (a) an individual citizen or resident of the United States, (b) a corporation created or organized in or under the laws of the United States or of a state of the United States or the District of Columbia or (c) a partnership, trust or estate treated, for U.S. tax purposes, as a domestic partnership, trust, or estate, (2) a "non-U.S. holder" is any shareholder other than a U.S. holder and (3) the term "U.S. tax" means U.S. federal income tax under the Internal Revenue Code. The discussion assumes that U.S. holders hold their Schlumberger shares, the Sedco Forex shares that they will receive in the spin-off and the Transocean ordinary shares that they will receive in the merger as a capital asset. Tax consequences that are different from or in addition to those described below may apply to Schlumberger's shareholders who are subject to special treatment under U.S. tax law, such as tax exempt organizations, financial institutions, insurance companies, broker-dealers, persons who hold their Schlumberger shares as part of a hedge, straddle, wash sale, synthetic security, conversion transaction or other integrated investment comprised of Schlumberger shares and one or more other investments, persons who acquired their shares in compensatory transactions, or non-U.S. holders who are or have previously been engaged in the conduct of a trade or business in the United States. The discussion is limited to U.S. federal income tax considerations and does not address other U.S. federal tax considerations or state, local, or non-U.S. tax considerations.

     THIS SUMMARY IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES OF THE SPIN-OFF AND MERGER TO A SCHLUMBERGER SHAREHOLDER. EACH SCHLUMBERGER SHAREHOLDER SHOULD CONSULT A TAX ADVISOR AS TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THESE TRANSACTIONS, INCLUDING ANY SUCH CONSEQUENCES ARISING FROM THE PARTICULAR FACTS AND CIRCUMSTANCES OF THE SCHLUMBERGER SHAREHOLDER, AND AS TO ANY ESTATE, GIFT, STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES OF THE TRANSACTIONS.

 CERTAIN U.S. TAX CONSEQUENCES OF THE SPIN-OFF AND THE MERGER TO U.S. HOLDERS AND TO SCHLUMBERGER, SEDCO FOREX AND TRANSOCEAN

     The spin-off is intended to qualify as a distribution that is tax-free to Schlumberger's shareholders under Section 355 of the U.S. Internal Revenue Code, and the merger is intended to qualify as a tax-free reorganization under Section 368(a)(1)(B) of the U.S. Internal Revenue Code. The obligations of Schlumberger and Sedco Forex to carry out the spin-off and the merger are conditioned upon the receipt by Schlumberger and Sedco Forex from their counsel, Baker & Botts, L.L.P., of an opinion that the spin-off and merger should so qualify. It is anticipated that this opinion will be delivered shortly before the spin-off. The opinions of Baker & Botts summarized in this joint proxy statement/prospectus are and will be subject to qualifications and limitations, including those described below.

     On the basis of their opinion regarding the spin-off and the merger, as just described, in the opinion of Baker & Botts:

     - a U.S. holder who complies with the reporting requirements described below should recognize no gain or loss, and should not otherwise be required to include any amount in income, as a result of the receipt of Sedco Forex shares in the spin-off;

     - the holder's aggregate basis in the Schlumberger shares and the Sedco Forex shares held immediately after the spin-off should be equal to the holder's basis in the Schlumberger shares immediately before the spin-off and should be allocated between the Schlumberger shares and the Sedco Forex shares in accordance with the relative fair market values of the Schlumberger shares and the Sedco Forex shares on the date of the spin-off;

     - the holding period of the Sedco Forex shares should include the holding period of the Schlumberger stock on which the spin-off of the Sedco Forex shares is made;

     - U.S. holders should recognize no gain or loss on the exchange in the merger of Sedco Forex shares for Transocean ordinary shares (except that "5% shareholders" of Transocean Sedco Forex who fail to file a "gain recognition agreement" with the Internal Revenue Service will be required to recognize gain on the exchange, as described below);

     - the basis of the Transocean ordinary shares received by each U.S. holder in the merger should be the same as the basis of the Sedco Forex shares surrendered in exchange for the Transocean ordinary shares, adjusted for any portion of the holder's basis in the Sedco Forex shares that is allocable to a fractional share of Transocean ordinary shares;

     - the holding period of such Transocean ordinary shares should include the U.S. holder's holding period in the Sedco Forex shares; and

     - a U.S. holder should recognize capital gain or loss on a cash payment for a fractional share of Transocean ordinary shares in an amount equal to the difference between the amount of cash received and the portion of the holder's basis in the Sedco Forex shares surrendered that is allocable to the fractional share.

     In addition, in the opinion of Baker & Botts, (1) without regard to the rules which would be applicable to Schlumberger if it were a U.S. corporation, Schlumberger will not be required to include in income any gain arising from the spin-off because no such gain will be effectively connected with the conduct by Schlumberger of a trade or business within the United States and (2) Transocean and Sedco Forex will recognize no gain or loss as a result of the merger.

     Since Schlumberger and Sedco Forex are not U.S. corporations, in order to qualify for tax-free treatment under Section 355, U.S. holders must comply with reporting requirements prescribed by Treasury regulations under Section 367(b) of the Internal Revenue Code. In addition, U.S. holders should comply with the normal reporting requirements applicable to any distribution under Section 355 and reorganization under Section 368 of the Internal Revenue Code. A U.S. holder may comply with all applicable reporting requirements under Section 367(b),
Section 355 and Section 368 by attaching a statement to the holder's U.S. tax return for the year in which the spin-off occurs. A form of a statement that, with appropriate insertions and modifications, U.S. holders may use for this purpose will be provided with the Transocean Sedco Forex shares issued to these holders. Except with respect to "5% shareholders" of Transocean Sedco Forex, as described below, U.S. holders are not subject to any separate reporting requirements with respect to the merger under Section 367 of the Internal Revenue Code.

     A U.S. holder who is a "5% shareholder" of Transocean Sedco Forex after the merger in accordance with applicable Treasury regulations under Section 367(a) of the Internal Revenue Code and who would otherwise recognize gain in the merger on the exchange of Sedco Forex shares for Transocean ordinary shares will qualify for tax-free treatment in the merger, as described above, only if the U.S. holder files a "gain recognition agreement" with the Internal Revenue Service. The general effect of a gain recognition agreement would be to require the U.S. holder to recognize the holder's gain, with interest, on the exchange of Sedco Forex shares for Transocean ordinary shares in the event that, at any time prior to the close of the fifth full calendar year following the year in which the merger occurs, Transocean Sedco Forex disposes of part or all of the stock of Sedco Forex or Sedco Forex disposes of substantially all of its assets. Any U.S. holder who will be a "5% shareholder" of Transocean Sedco Forex after the merger should consult the holder's own tax adviser concerning the decision to file a gain recognition agreement and the procedures to be followed in connection with such filing.

     The opinions of counsel referred to above are and will be based on present law, which is subject to change, possibly with retroactive effect. In providing its opinions, Baker & Botts has relied and will rely upon the accuracy of certain representations made to Baker & Botts by representatives of Schlumberger, Sedco Forex and Transocean, including representations to the effect that Sedco Forex will not be a passive foreign investment company, as defined in Section 1297(a) of the U.S. Internal Revenue Code, for the calendar year in which the merger occurs, and upon the accuracy of other information provided by Schlumberger to Baker & Botts. In addition, Baker & Botts has relied and will rely upon the accuracy of the information in this joint proxy statement/prospectus and in other documents filed by Schlumberger and Transocean with the SEC. No ruling will be requested from the Internal Revenue Service on any aspect of the spin-off or merger. The opinions of counsel are not binding upon the Internal Revenue Service or a court and will not preclude the Internal Revenue Service or a court from adopting a contrary position.

     If the spin-off did not qualify under Section 355 of the U.S. Internal Revenue Code, each U.S. holder of Schlumberger stock would receive a taxable distribution in an amount equal to the fair market value of the Sedco Forex shares received in the spin-off. Such distribution would be taxable as a dividend to the extent paid out of current and accumulated earnings and profits of Schlumberger, computed according to U.S. tax principles. The remainder of the distribution, if any, would be applied against and would reduce the U.S. holder's basis in the Schlumberger shares and, to the extent exceeding such basis, would be taxable as a capital gain. The U.S. holder's basis in the Sedco Forex shares would be equal to the fair market value of that stock on the date of the spin-off. If the merger did not qualify as a reorganization under Section 368(a)(1)(B) of the U.S. Internal Revenue Code, a U.S. holder would recognize capital gain or loss in an amount equal to the difference between the aggregate fair market value of the Transocean ordinary shares that the U.S. holder received in the merger and the holder's basis in the Sedco Forex shares surrendered in the exchange.

 CERTAIN U.S. TAX CONSEQUENCES OF HOLDING AND DISPOSING OF TRANSOCEAN ORDINARY SHARES

    General

     The following is a discussion of the material U.S. federal income tax consequences of the ownership and disposition of Transocean ordinary shares by U.S. holders who receive Sedco Forex shares in the spin-off and exchange those shares for Transocean ordinary shares in the merger. The discussion is subject to the assumptions and limitations set forth above in "-- Scope of Discussion."

    Distributions on and Sale of the Transocean Ordinary Shares

     U.S. holders will be required to include in gross income as ordinary income the gross amount of any distribution on the Transocean ordinary shares, to the extent that the distribution is paid out of Transocean's current or accumulated earnings and profits as determined for U.S. tax purposes (a "dividend"). These dividends generally will not be eligible for the dividends received deduction that is allowed to U.S. corporate shareholders on dividends received from a domestic corporation. Distributions in excess of those earnings and profits will be applied first to reduce the U.S. holder's tax basis in the holder's shares. To the extent that the distribution exceeds the U.S. holder's tax basis, the excess will constitute gain from a sale or exchange of the shares.

     Transocean expects that, for foreign tax credit purposes, dividends paid on the Transocean ordinary shares will generally be foreign source income and will be "passive income" or, in some cases, "financial services income." However, under Section 904(g) of the U.S. Internal Revenue Code, dividends paid by a foreign corporation that is treated as at least 50% owned by U.S. persons will be treated as U.S. source income for foreign tax credit purposes to the extent that the dividends are paid out of earnings and profits from sources within the United States and are paid out of the earnings and profits of a taxable year of the foreign corporation in which at least 10% of the total earnings and profits are from sources within the United States. A portion of the dividends paid by Transocean may be treated as U.S. source income either under Section 904(g) of the Code or because the dividends were treated as having been paid out of earnings and profits accumulated by a U.S. predecessor of Transocean.

     A U.S. holder of Transocean ordinary shares will generally recognize gain or loss for U.S. tax purposes upon the sale or exchange of such shares in an amount equal to the difference between the amount realized from such sale or exchange and the U.S. holder's tax basis for such shares. Such gain or loss will be a capital gain or loss and, in the case of an individual U.S. holder, any such gain would be subject to U.S. tax at a maximum rate of 20% if the U.S. holder's holding period for the Transocean ordinary shares at the time of the sale or exchange exceeds one year.

    Special Status of Certain Corporations for U.S. Tax Purposes

     For U.S. federal income tax purposes, a foreign (i.e., non-U.S.) corporation, such as Transocean, is classified as a passive foreign investment company for each taxable year in which either (1) 75% or more of its gross income is passive income as defined for U.S. tax purposes or (2) on average for such taxable year, 50% or more in value of its assets produce passive income or are held for the production of passive income. For purposes of applying the foregoing tests, the foreign corporation is deemed to own its proportionate share of the assets of and to receive directly its proportionate share of the income of any other corporation of which the foreign corporation owns, directly or indirectly, at least 25% by value of the stock.

     Classification of a foreign corporation as a passive foreign investment company can have various adverse consequences to U.S. holders. These include taxation of gain on a sale or other disposition of the stock of the corporation at ordinary income rates and imposition of an interest charge on gain on or distributions with respect to the stock. These consequences would not apply if the U.S. holder elected to treat the foreign corporation as a qualified electing fund (a "QEF election") for all taxable years during which the U.S. holder held stock of the corporation and during which the corporation was a passive foreign investment company. The general effect of a QEF election is to require the U.S. holder to include in income the holder's pro rata share of the income of the foreign corporation for each year in which the corporation is classified as a passive foreign investment company, even if no distributions are received. U.S. holders of stock of a passive foreign investment company may also make certain other elections that are not here described.

     Transocean believes that it will not be a passive foreign investment company following the merger. However, the tests for determining passive foreign investment company status are applied annually, and it is difficult to predict accurately future income and assets relevant to this determination. Accordingly, Transocean cannot assure U.S. holders that it will not become a passive foreign investment company. If Transocean should determine in the future that it is a passive foreign investment company, it will endeavor so to notify U.S. holders, although there can be no assurance that it will be able to do so in a timely and complete manner.

U.S. holders should consult their own tax advisers about the passive foreign investment company rules, including QEF elections.

     Transocean would be a controlled foreign corporation if certain U.S. holders, as described below, owned, actually or constructively, stock representing more than 50% of the voting power or value of Transocean. Stock owned by any U.S. holder who owns, actually or constructively, stock representing 10% or more of the voting power of Transocean would be taken into account in making the determination just described, but stock owned by other U.S. holders and stock owned by all non-U.S. holders would be disregarded. Transocean does not expect to be a controlled foreign corporation following the merger. If it nevertheless were a controlled foreign corporation, such status would have no effect on any U.S. holder who at no time owned, actually or constructively, stock representing 10% or more of the voting power of Transocean.

    United States Information Reporting and Backup Withholding

     Dividends on Transocean ordinary shares paid within the United States or through certain U.S.-related financial intermediaries are subject to information reporting and may be subject to backup withholding at a 31% rate unless the holder (1) is a corporation or other exempt recipient or (2) provides a taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. Information reporting requirements and backup withholding may also apply to the cash proceeds of a sale of the Transocean ordinary shares.

 NON-U.S. HOLDERS

     A non-U.S. holder of Schlumberger shares will not in any case be subject to U.S. federal income or withholding tax on gain or income with respect to the spin-off and merger, and will not be subject to U.S. federal income or withholding tax on any gain recognized on a subsequent disposition of Transocean ordinary shares received in the merger, as long as:

     - such income or gain is not effectively connected with the conduct by the holder of a trade or business within the United States or, if a tax treaty applies, is not attributable to a permanent establishment or fixed place of business maintained by the holder in the United States;

     - in the case of certain capital gains, the holder either is not present in the United States for 183 days or more during the taxable year in which the capital gain is recognized or otherwise qualifies for an exemption; and

     - the holder qualifies for an exemption from backup withholding, as discussed below.

     Moreover, such a holder will not generally be subject to U.S. tax on distributions made by Transocean on the Transocean ordinary shares. However, dividends paid by Transocean Sedco Forex to non-U.S. holders out of earnings and profits accumulated by a U.S. predecessor of Transocean Sedco Forex may be subject to U.S. withholding tax. In order to qualify for an exemption from backup withholding tax on dividends on and gain from dispositions of the Transocean ordinary shares, a non-U.S. holder may be required to provide a taxpayer identification number, certify the holder's foreign status, or otherwise establish an exemption.

REGULATORY MATTERS

     Transocean and Schlumberger must make certain filings and receive certain authorizations from various governmental agencies, both in the United States and internationally, to complete the merger. These filings, notifications and authorizations relate primarily to antitrust and securities law issues. Transocean and Schlumberger intend to pursue vigorously all required regulatory approvals. However, neither Transocean nor Schlumberger can assure that it will obtain all such approvals by the time of its shareholder meeting or at all. In addition, neither Transocean nor Schlumberger can assure that governmental authorities will not impose unfavorable conditions for granting the required approvals.

 U.S. ANTITRUST LAWS

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder, the parties cannot complete the merger until they have notified and furnished certain information to the Federal Trade Commission and the Antitrust Division of the United States Department of Justice and a specified waiting period expires or is terminated. The parties received notice of early termination of the required waiting period under the U.S. Hart-Scott-Rodino Act on August 16, 1999.

 OTHER ANTITRUST LAWS

     Each other country and U.S. state in which Transocean or Schlumberger has operations also may review the merger under its antitrust laws. The parties received clearance from the U.K. competition/antitrust authorities on October 14, 1999. A competition/antitrust filing will also be made in Brazil.

     At any time before the completion of the merger, any of the relevant governmental authorities or a private person or entity could seek under antitrust laws, among other things, to enjoin the spin-off or the merger or to cause Transocean or Sedco Forex to divest assets or businesses as a condition to completing the merger. Neither Transocean nor Schlumberger can assure that a challenge to the spin-off or the merger will not be made or, if such a challenge is made, that Transocean, Schlumberger or Sedco Forex will prevail.

     Furthermore, any of the relevant governmental authorities or a private person or entity could seek, under antitrust laws, to take action against Schlumberger or Transocean after the completion of the merger. Transocean and Schlumberger are unable to predict whether such action will be taken or what the outcome of such action may be.

     The parties' obligation to complete the merger is subject to the condition that no decree, order or injunction of a court of competent jurisdiction prohibits such completion. The parties agreed to use their commercially reasonable best efforts to have any such decree, order or injunction lifted or vacated. The parties also conditioned the completion of the merger on the requirement that no statute, rule or regulation of a governmental authority prohibits the merger or would make it unlawful.

 COOPERATION OF THE PARTIES

     Under the merger agreement, the parties agreed to use their best efforts to cooperate in determining which filings need to be made and which consents, approvals, permits or authorizations will need to be obtained prior to the completion of the merger. The parties also agreed to use their best efforts to make or obtain all material filings, consents, approvals, permits or authorizations in a timely manner and to furnish each other with necessary information and reasonable assistance in so doing. Under the merger agreement, the parties must use their best efforts to take any and all steps necessary to gain any consents, approvals, permits or authorizations material to completing the merger or to eliminate any impediments that would restrain, prevent or delay that completion. However, the merger agreement provides that neither party is required to dispose of any material amount of assets to obtain any consents, approvals, permits or authorizations or to remove any impediments to the merger.

FEDERAL SECURITIES LAWS CONSEQUENCES; RESALE RESTRICTIONS

     All Transocean ordinary shares that Transocean will issue to Schlumberger's shareholders in connection with the merger will be freely transferable, except for certain restrictions applicable to "affiliates" of Sedco Forex under the Securities Act of 1933. Those affiliates may resell those shares they receive only in transactions permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Sedco Forex for these purposes generally include individuals or entities that control, are controlled by, or are under common control with, Sedco Forex, and would not include shareholders who are not executive officers, directors or significant shareholders of Sedco Forex.

     The merger agreement requires Sedco Forex to prepare and deliver a list that identifies all persons whom Sedco Forex believes may be deemed to be affiliates of Sedco Forex prior to the completion of the merger.

Sedco Forex is also required, pursuant to the merger agreement, to use its best efforts to cause each person it identifies on the list as a potential affiliate to deliver to Transocean, at or prior to the completion of the merger, a written agreement that such affiliate will not sell, pledge, transfer or otherwise dispose of any of the Transocean ordinary shares issued to the affiliate pursuant to the merger unless such sale, pledge, transfer or other disposition meets one of the following criteria:

     - it is made pursuant to an effective registration statement filed under the Securities Act;

     - it is in compliance with Rule 145; or

     - it is otherwise exempt from the registration requirements of the Securities Act.

     Transocean's receipt of such an agreement from each potential Rule 145 affiliate is a condition to its obligation to complete the merger.

     This joint proxy statement/prospectus does not cover any resales of the Transocean ordinary shares to be received by Schlumberger's shareholders in the merger, and no person is authorized to make any use of this joint proxy statement/prospectus in connection with any such resale.

                           THE TRANSACTION AGREEMENTS

     This section describes the material provisions of the distribution agreement and the merger agreement. The distribution agreement includes the terms and conditions according to which Sedco Forex will be separated from Schlumberger and spun off to Schlumberger's shareholders. The merger agreement includes the terms and conditions according to which a wholly owned subsidiary of Transocean will merge with and into Sedco Forex, with Sedco Forex surviving the merger as a wholly owned subsidiary of Transocean. The merger agreement is attached to this joint proxy statement/prospectus as Annex A, and the distribution agreement is attached as Annex B. The merger agreement and the distribution agreement are incorporated into this joint proxy statement/prospectus by this reference. This section does not describe all of the provisions of the merger agreement or the distribution agreement, so we urge you to read those agreements carefully in their entirety.

THE DISTRIBUTION AGREEMENT

 SEPARATION OF OFFSHORE CONTRACT DRILLING BUSINESS FROM SCHLUMBERGER

     Before Sedco Forex is spun off to Schlumberger's shareholders, it must be restructured to separate its business, assets and liabilities from Schlumberger's other business, assets and liabilities. After that separation, Sedco Forex will own, directly or through subsidiaries, Schlumberger's offshore contract drilling assets and businesses, other than four jackups and seven multi-purpose service vessels and related assets in the Middle East, Indonesia and Lake Maracaibo, Venezuela. At that time, Schlumberger and its remaining subsidiaries will own substantially all of the Sedco Forex assets that are not related to the offshore contract drilling business.

     The Sedco Forex assets and the Schlumberger assets will, to the extent reasonably practicable, be separated. Where complete separation is not reasonably practicable, Sedco Forex and Schlumberger will, subject to Transocean's consent, enter into appropriate arrangements regarding the use of shared assets. Additionally, Sedco Forex and Schlumberger will use their best efforts to amend certain contracts to separate the contractual rights and duties of Sedco Forex from those of Schlumberger. If an amendment cannot be obtained, or if an amendment would be ineffective or would adversely affect the rights of Sedco Forex or Schlumberger under the affected contract, Sedco Forex and Schlumberger will cooperate in negotiating a mutually agreeable arrangement to transfer the economic benefit of the contract to the intended party to the extent possible.

     Prior to or in conjunction with the completion of the business separation, Sedco Forex and Schlumberger will negotiate and execute a reciprocal transition services agreement anticipated to remain in force for up to two years from the time that the business separation is complete. Sedco Forex and Schlumberger will also conclude independent service agreements whereby Sedco Forex will support certain Schlumberger operations, in some cases for at least three years from the completion of the merger. Each of these transition services agreements will be subject to Transocean's consent.

 INTERCOMPANY INDEBTEDNESS AND OTHER FINANCING MATTERS

     After the end of the month in which Schlumberger notifies Transocean that it has transferred substantially all of the offshore contract drilling assets to be transferred to Sedco Forex under the distribution agreement, Schlumberger is to deliver to Transocean an audited balance sheet as of the end of that month. As of the date of that pre-closing balance sheet, Sedco Forex will have $435 million in indebtedness, some of which may be intercompany indebtedness. The $435 million of indebtedness is subject to adjustment for changes in working capital, capital expenditures and other accounts described in the distribution agreement between the date of the agreement and the date of the pre-closing balance sheet. Sedco Forex and Schlumberger will, and will cause their respective subsidiaries to, pay all other intercompany borrowings and payables before the date of that balance sheet. Sedco Forex is required to pay off any intercompany indebtedness included in the $435 million of retained indebtedness no later than the close of business on the day after the distribution of the capital stock of Sedco Forex to Schlumberger's shareholders. On the date of the pre-closing balance sheet, Sedco Forex and its subsidiaries, collectively, are required to have a minimum of $35 million on hand in cash. See "Summary -- The Companies -- Transocean Offshore Inc. -- Recent Developments."

  OPERATIONS OF SEDCO FOREX AFTER THE PRE-CLOSING BALANCE SHEET DATE

     Except as otherwise provided for in the merger agreement, the distribution agreement or other agreements executed as part of the transaction, after the date of the pre-closing balance sheet, Sedco Forex will be prohibited from doing any of the following:

     - paying dividends or distributing any cash or cash equivalents to Schlumberger and its subsidiaries that will not be subsidiaries of Sedco Forex after the spin-off;

     - incurring any indebtedness outside the ordinary course of business; and

     - engaging in any transaction with Schlumberger and its subsidiaries that will not be subsidiaries of Sedco Forex after the spin-off except on an arm's-length basis on terms no less favorable than Sedco Forex could obtain from a third party.

  RESTRUCTURING LIABILITIES

     Generally, Sedco Forex will be responsible for all liabilities associated with the assets and businesses it will hold when it is distributed to Schlumberger's shareholders, whether those liabilities arose before or arise after the spin-off date. Generally, Schlumberger will be responsible for all liabilities associated with the assets and businesses it will retain following the spin-off, whether arising before or after the spin-off date. Schlumberger will also be responsible for any liabilities directly arising out of or directly resulting from the transactions that are necessary to separate the Sedco Forex business, assets and liabilities from the rest of Schlumberger's business, assets and liabilities, except to the extent those liabilities would have directly arisen out of or directly resulted from the merger. In general, Schlumberger will be liable for taxes arising from the separation and spin-off, except for taxes that are first asserted by the local taxing authorities more than eight years after the spin-off or, in the case of customs duties, more than six years after the spin-off.

  INTERCOMPANY AGREEMENTS

     All existing intercompany agreements between Schlumberger and its subsidiaries that will not be subsidiaries of Sedco Forex after the spin-off, on the one hand, and Sedco Forex and its subsidiaries, on the other, will be terminated prior to the spin-off, except for those provided for in the distribution agreement. Sedco Forex and Schlumberger agreed not to solicit any active employees of the other for a period of two years after the date of the spin-off without the prior consent of the other party. Sedco Forex and Schlumberger also agreed to discontinue the use of any existing materials referencing the other party no later than six months after the date of the spin-off.

     Prior to the date of the pre-closing balance sheet, Sedco Forex will seek to terminate all obligations of Schlumberger or its subsidiaries, as guarantor, original tenant or primary obligor for Sedco Forex liabilities and any liens or encumbrances on the assets of Schlumberger or its subsidiaries related to the Sedco Forex liabilities. Likewise, prior to the date of the pre-closing balance sheet, Schlumberger will seek to terminate all obligations of Sedco Forex as guarantor, original tenant or primary obligor for the liabilities of Schlumberger or its subsidiaries and any liens or encumbrances on the assets of Sedco Forex related to the liabilities of Schlumberger or its subsidiaries.

  THE SPIN-OFF

     After the separation of Sedco Forex from Schlumberger, Schlumberger will distribute all outstanding Sedco Forex shares to Schlumberger's shareholders. Each Schlumberger shareholder will receive one Sedco Forex share for each share of Schlumberger common stock owned and will continue to own the same number of shares of Schlumberger common stock. No Sedco Forex shares will be issued with respect to shares of Schlumberger common stock held by Schlumberger in treasury. The spin-off is generally subject to the same conditions as the merger and will not be effected until the other conditions to the merger are fulfilled or waived. See "-- Conditions to the Spin-Off and the Merger." If the parties terminate the merger agreement, the board of directors of Schlumberger may abandon the spin-off and terminate the distribution agreement.

THE MERGER AGREEMENT

     On a day after the spin-off, Merger Sub, which is a wholly owned subsidiary of Transocean organized under the laws of the British Virgin Islands, will merge into Sedco Forex with Sedco Forex surviving as a wholly owned subsidiary of Transocean. The closing of the merger will take place promptly after all of the conditions to the merger described in "-- Conditions to the Spin-off and the Merger" are fulfilled or waived. The merger will be effective at the time Transocean and Schlumberger specify in the articles of merger they will file in the British Virgin Islands.

     In the merger, shareholders of Schlumberger who receive shares of Sedco Forex in the spin-off will receive, for each Sedco Forex share held, a number of Transocean ordinary shares equal to fifty-two forty-eighths times the number of diluted Transocean ordinary shares, divided by the number of diluted Sedco Forex shares, in each case as calculated immediately prior to the effectiveness of the merger. The number of diluted Transocean ordinary shares will be calculated according to the treasury method under U.S. generally accepted accounting principles and includes all shares issued at that time and a portion of the shares issuable pursuant to outstanding options to purchase Transocean ordinary shares and unvested restricted shares. The number of diluted Sedco Forex shares will be calculated on the same basis using the treasury method. All nonvested options to acquire shares of Schlumberger common stock held by Sedco Forex employees at the spin-off date will be treated as fully vested options to acquire shares of Sedco Forex common stock. The parties expect there will be approximately 101 million diluted Transocean ordinary shares and approximately 565 million diluted Sedco Forex shares at the time of the merger. Based on those estimates, each Sedco Forex share would be converted into approximately 0.194 of a Transocean ordinary share.

     If Transocean changes the number of its ordinary shares or Sedco Forex changes the number of its shares that are issued and outstanding, in either case as a result of a stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, before the effectiveness of the merger and other than as provided for in the distribution agreement, Transocean and Schlumberger will adjust the exchange ratio appropriately.

  COVENANTS

     Interim Operations

     Transocean and Sedco Forex agreed to take or refrain from taking the actions described below from the date of the merger agreement, July 12, 1999, until the merger is completed or the merger agreement is terminated. Compliance with these covenants may be modified to allow the transactions contemplated by the merger agreement, the distribution agreement or any of the other agreements executed in connection with the spin-off and the merger or by the written consent of Schlumberger and Transocean. Each of Transocean and Sedco Forex will:

     - conduct its operations in the usual, regular and ordinary course in substantially the same manner as previously conducted;

     - use its commercially reasonable best efforts to:

      - preserve its business organizations and goodwill;

      - keep available the services of its officers and employees; and

      - maintain satisfactory business relationships;

     - not amend its charter documents;

     - promptly notify the other party of any material change in its condition or business or any material litigation or material governmental complaints, investigations or hearings, or the material breach of any of the representations and warranties of the merger agreement;

     - promptly deliver to the other party any SEC filings it makes;

     - not issue any shares of its capital stock, effect any stock split or otherwise change its capitalization, except upon exercise of options, warrants and other rights that exist on the date of the merger agreement or that the merger agreement permits to be issued;

     - not grant any new options, warrants or other rights not existing on the date of the merger agreement to acquire shares of its capital stock, except for automatic grants to nonemployee directors under existing plans, certain grants to new employees and other specified option grants;

     - not increase any compensation or benefits or enter into or amend any employment agreement with any officer or director, except as consistent with past practice;

     - not adopt any new employee benefit plan or materially amend any existing employee benefit plan in any material respect;

     - not declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock and not redeem, purchase or otherwise acquire any shares of its capital stock, except:

      - Transocean may declare and pay regular, quarterly dividends, consistent with past practice, not to exceed $0.03 per ordinary share per quarter;

      - Transocean may make transfers between its subsidiaries in the ordinary course of business; and

      - before the date of the Sedco Forex pre-closing financial statements called for under the distribution agreement, Sedco Forex and its subsidiaries may distribute cash to their parent entities;

     - not sell, lease or otherwise dispose of any material assets, except in the ordinary course of business;

     - not acquire or agree to acquire any material business, entity, assets or securities for an aggregate consideration in excess of $10 million or where a filing under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any non-U.S. competition, antitrust or premerger notification law is required;

     - not change any accounting principle or practice except as required by a change in law or generally accepted accounting principles;

     - maintain insurance in such amounts and against such risks and losses as is customary for it;

     - not make or rescind any material tax election;

     - not settle or compromise any material tax claim or controversy;

     - not materially change its methods of reporting income or deductions for tax purposes;

     - except for (1) general corporate purposes, (2) refinancings of existing debt, including, in the case of Transocean, the lease securitization facility incurred to finance the Discoverer Enterprise and Transocean Amirante capital projects through bank financing, public debt financing or under Transocean's existing shelf registration statement or otherwise,
       (3) financing previously disclosed projects and (4) other immaterial borrowings, not:

      - incur or guarantee any indebtedness for borrowed money;

      - issue or sell any debt securities, warrants or rights to acquire any debt securities, or guarantee any debt securities of others;

      - enter into any material lease or create any material encumbrance on any of its property in connection with any indebtedness, except in the ordinary course of business;

      - not make capital expenditures in excess of $10 million over its previously disclosed capital expenditure forecast, except, in the case of Transocean, (1) in connection with the Discoverer Enterprise, Discoverer Spirit and Discoverer Deep Seas construction projects, (2) capital expendi-tures reimbursed or included in dayrates under drilling contracts and
        (3) capital expenditures deemed necessary by Transocean's management to secure drilling contracts;

     - diligently carry out the covenants and agreements set forth in the distribution agreement;

     - not purchase any Transocean ordinary shares, Schlumberger common stock or Sedco Forex common stock;

     - not take any action likely to delay materially or adversely affect the ability of any of the parties to obtain required consents, authorizations, orders or approvals of governmental or other regulatory authorities;

     - not agree to take any action inconsistent with the foregoing;

     - not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party; and

     - enforce, to the fullest extent permitted under applicable law, the provisions of any confidentiality or standstill agreement, including obtaining injunctions to prevent any breaches of such agreements and enforcing specifically the terms and provisions of such agreements.

     Additional Agreements

     Pursuant to the merger agreement, Schlumberger, Sedco Forex and Transocean also agreed that:

     - Transocean will call a meeting of its shareholders as promptly as practicable to consider and vote upon:

      - increasing its authorized ordinary share capital to an amount sufficient to complete the merger and the related transactions;

      - issuing Transocean ordinary shares pursuant to the merger; and

      - changing its name to "Transocean Sedco Forex Inc.";

     - Schlumberger will call a meeting of its shareholders as promptly as practicable to consider and vote upon the spin-off;

     - the parties will provide to each other access to their respective properties, records, files and other information as the other parties may reasonably request;

     - the parties will consult with one another and mutually agree upon any press releases and other announcements regarding the merger;

     - Transocean will prepare and submit to the New York Stock Exchange a listing application covering the Transocean ordinary shares issuable in the merger and will use its best efforts to obtain, prior to the effective time, the NYSE's approval for the listing of those shares;

     - Sedco Forex will provide Transocean a list of persons who may be its Rule 145 affiliates, and Sedco Forex will use its best efforts to obtain from each Rule 145 affiliate an undertaking not to transfer Transocean ordinary shares issued to such person pursuant to the merger except (1) pursuant to an effective registration statement, (2) in compliance with Rule 145 or (3) pursuant to an exemption from the registration requirements under the Securities Act;

     - Transocean and Transocean Sedco Forex will indemnify the officers and directors of Sedco Forex and its subsidiaries and divisions, and will maintain directors' and officers' liability insurance, provided such insurance is reasonably available, for those officers and directors covered by any existing Sedco Forex officers' and directors' insurance, for six years after the effective time of the merger;

     - Transocean will provide at least ten days' prior written notice to Schlumberger if Transocean proposes to transfer any of its material assets or capital stock or that of its subsidiaries to any other subsidiary of Transocean or to Transocean;

     - the parties will use all commercially reasonable efforts to establish a nonexclusive strategic alliance on commercially agreed terms to address integrated services opportunities;

     - Sedco Forex will use all commercially reasonable best efforts to renegotiate a drilling contract for one of its semisubmersibles under construction to remove the termination provisions for late delivery;

     - the parties will promptly make their respective filings and make any other required submissions under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976 and any applicable non-U.S. competition, antitrust or premerger notification laws with respect to the merger;

     - the parties will use their reasonable best efforts to cooperate with one another in:

      - determining which filings the parties must make before the effective time with, and which consents, approvals, permits or authorizations the parties must obtain before the effective time from, governmental or regulatory authorities of the United States and other jurisdictions in connection with the merger and the related transactions; and

      - making all such filings and seeking all such consents, approvals, permits or authorizations in a timely manner;

     - the parties will furnish each other with such necessary information and reasonable assistance that the other parties reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any governmental or regulatory authorities;

     - the parties will use their best efforts to avoid the entry of, or to have vacated or terminated, any decree, order or judgment that would restrain, prevent or delay the closing; and

     - the parties will use their best efforts to take any and all steps necessary to obtain any consents or eliminate any impediments to the merger.

However, no party is required to dispose of any material amount of assets to obtain any consents, approvals, permits or authorizations or to remove any impediments to the merger.

     No Solicitation

     Sedco Forex and Schlumberger will not permit any of their officers, directors, employees, agents or representatives, directly or indirectly, to solicit, initiate or encourage any inquiry, proposal or offer to merge, consolidate, purchase or otherwise acquire:

     - 15% or more of the consolidated assets of Sedco Forex;

     - 15% or more of any class of capital stock of Sedco Forex;

     - any subsidiary of Schlumberger that holds 15% or more of the assets of Sedco Forex; or

     - capital stock of Schlumberger, if the transaction is conditioned on termination of the merger agreement.

Any such proposal, offer or transaction may be referred to in this joint proxy statement/prospectus as a "Sedco Forex acquisition proposal."

     Sedco Forex and Schlumberger agreed not to cooperate with or engage in any discussions or negotiations concerning a Sedco Forex acquisition proposal. Sedco Forex and Schlumberger agreed to cease immediately any existing negotiations with any parties with respect to any of the foregoing. However, nothing contained in the merger agreement prevents Sedco Forex or Schlumberger from:

     - complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Sedco Forex acquisition proposal; or

     - before Schlumberger's shareholders approve the spin-off, providing information to or engaging in any negotiations with any person who has made an unsolicited bona fide Sedco Forex acquisition proposal with respect to all the outstanding Sedco Forex common stock or all or substantially all the assets of Sedco Forex or other unsolicited bona fide Sedco Forex acquisition proposal that, in the good faith judgment of a committee composed solely of outside directors of Schlumberger, taking into account the likelihood of financing and consummation, and based on the written advice of a financial adviser of recognized national reputation, is superior to the merger, if that committee, after consultation with its outside legal counsel, determines that the failure to do so would be inconsistent with its fiduciary obligations. Any information so provided is required to be provided pursuant to a confidentiality agreement at least as favorable to Sedco Forex and Schlumberger as the confidentiality agreement entered into with Transocean in connection with the merger.

     If Sedco Forex or Schlumberger intends to participate in any discussions or negotiations or to provide any information to any third party, Sedco Forex or Schlumberger is required to give prompt prior written notice to Transocean of each such action. Sedco Forex or Schlumberger is required to notify Transocean immediately in writing of any requests for information or the receipt of any Sedco Forex acquisition proposal, including the identity of the person or group
(1) engaging in such discussions or negotiations, (2) requesting such information or (3) making such Sedco Forex acquisition proposal, and the material terms and conditions of any Sedco Forex acquisition proposal. Sedco Forex or Schlumberger is required to keep Transocean fully informed on a timely basis of the status and details, including any amendments or proposed amendments, of any such requests, Sedco Forex acquisition proposals or inquiries.

     Transocean will not permit any of its officers, directors, employees, agents or representatives, directly or indirectly, to solicit, initiate or encourage any inquiry, proposal or offer to merge, consolidate, purchase or otherwise acquire 15% or more of its consolidated assets or 15% or more of any class of its share capital. Any such proposal, offer or transaction may be referred to in this joint proxy statement/prospectus as a "Transocean acquisition proposal."

     Transocean agreed not to cooperate with or engage in any discussions or negotiations concerning a Transocean acquisition proposal. Transocean agreed to cease immediately any existing negotiations with any parties with respect to any of the foregoing. However, nothing contained in the merger agreement prevents Transocean from:

     - complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Transocean acquisition proposal; or

     - before Transocean obtains the shareholder votes required in connection with the merger, providing information to or engaging in any negotiations with any person who has made an unsolicited bona fide Transocean acquisition proposal with respect to all the outstanding Transocean ordinary shares or all or substantially all the assets of Transocean that, in the good faith judgment of a committee composed solely of the outside directors of Transocean, taking into account the likelihood of financing and consummation, and based on the written advice of a financial advisor of recognized national reputation, is superior to the merger, if that committee, after consultation with its outside legal counsel, determines that the failure to do so would be inconsistent with its fiduciary obligations. Any information so provided is required to be provided pursuant to a confidentiality agreement at least as favorable to Transocean as the confidentiality agreement entered into with Schlumberger in connection with the merger.

     If Transocean intends to participate in any discussions or negotiations or provide any information to any third party, Transocean is required to give prompt prior written notice to Sedco Forex and Schlumberger of each such action. Transocean is required to notify Sedco Forex and Schlumberger immediately in writing of any requests for information or the receipt of any Transocean acquisition proposal, including the identity of the person or group (1) engaging in such discussions or negotiations, (2) requesting such information or (3) making such Transocean acquisition proposal, and the material terms and conditions of any Transocean acquisition proposal. Transocean is required to keep Sedco Forex and Schlumberger fully informed on a timely basis of the status and details, including any amendments or proposed amendments, of any such requests, Transocean acquisition proposals or inquiries.

  REPRESENTATIONS AND WARRANTIES

     Schlumberger and Sedco Forex, on the one hand, and Transocean and Merger Sub, on the other hand, make various representations and warranties in the merger agreement which, in the cases of Sedco Forex and Transocean, are substantially reciprocal. Those representations and warranties include:

     - their organization, good standing and foreign qualification;

     - the authorization, execution, delivery and enforceability of the merger agreement, the distribution agreement and related matters;

     - capitalization;

     - compliance with laws and possession of permits;

     - whether each party's execution and delivery of the merger agreement and distribution agreement or consummation of the transactions contemplated thereby causes any conflict with charter documents, a default under any material agreements or a violation of any applicable law;

     - the documents and reports Transocean has filed with the SEC, the financial statements of Sedco Forex and the accuracy of the information contained in those reports and financial statements;

     - litigation;

     - whether certain events, changes or effects have occurred;

     - taxes;

     - retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974;

     - labor matters;

     - environmental matters;

     - intellectual property matters;

     - Year 2000 readiness matters;

     - maintenance of insurance;

     - brokerage and similar fees;

     - receipt of fairness opinions from financial advisors;

     - beneficial ownership of another party's common stock;

     - qualification of the merger as a reorganization for federal income tax purposes;

     - the shareholder votes required in connection with the merger agreement;

     - Transocean's and Sedco Forex's ownership of their respective drilling rigs and drillships;

     - liabilities not disclosed in the materials related to the merger;

     - non-compete agreements and material contracts;

     - capital expenditure programs;

     - material court orders; and

     - improper payments.

None of these representations and warranties survives the effectiveness of the merger.

  CONDITIONS TO THE SPIN-OFF AND THE MERGER

     Conditions to Each Party's Obligations

     Schlumberger, Sedco Forex, Transocean and Merger Sub will be obligated to effect the merger only if the following conditions are satisfied or waived at or before the closing date.

     Shareholder Approval

     Transocean shall have received the necessary shareholder approvals to:

     - increase its authorized ordinary share capital in an amount sufficient to complete the merger and the related transactions; and

     - issue Transocean ordinary shares pursuant to the merger.

     Schlumberger shall have received the necessary shareholder approval to approve the spin-off.

     Antitrust Waiting Periods

     Any mandatory waiting period under any applicable non-U.S. competition, antitrust or premerger notification law or regulation, where the failure to observe such waiting period would have a material adverse effect on Sedco Forex or Transocean, shall have expired or been terminated without intervention by a reviewing agency and without the commencement of proceedings in any court of competent jurisdiction challenging all or part of the merger, which intervention or commencement of proceedings would have a material adverse effect on Transocean or Sedco Forex.

     The parties received notice of early termination of the required waiting period under the U.S. Hart-Scott-Rodino Act on August 16, 1999. The parties also received clearance from the U.K. competition/antitrust authorities on October 14, 1999.

     No Injunctions or Restraints

     None of the parties to the merger agreement shall be subject to any decree, order or injunction of a court of competent jurisdiction that prohibits the merger. No governmental authority shall have enacted any statute, rule or regulation that prohibits or makes unlawful the merger.

     Registration Statement

     The SEC shall have declared the registration statement, of which this joint proxy statement/prospectus forms a part, to be effective, and no stop order concerning the registration statement shall be in effect.

     NYSE Listing

     The New York Stock Exchange shall have authorized for listing the Transocean ordinary shares to be issued pursuant to the merger.

     Spin-off

     The spin-off shall have been completed in accordance with the distribution agreement on a day preceding the closing date of the merger.

    Sedco Forex Pre-Closing Financial Statements

     Sedco Forex shall have delivered the pre-closing financial statements as defined in the distribution agreement.

    Title to Sedco Forex Assets

     Sedco Forex or its subsidiaries shall have good and valid title to substantially all of the Sedco Forex assets, unconditionally and of record, subject to any permitted liens.

    Governmental Claims

     There shall not be pending or threatened in writing any governmental claim, proceeding or action seeking to restrain or prohibit the transactions contemplated by the merger agreement or any other agreement executed in connection with the merger or the spin-off.

    Transaction Agreements

     Schlumberger, Sedco Forex, Transocean and Merger Sub shall have executed and delivered all agreements contemplated by the merger agreement and the distribution agreement on or before the spin-off date or the closing date, as applicable.

    Additional Conditions to Obligations of Schlumberger and Sedco Forex to Effect the Merger

     Schlumberger and Sedco Forex are not obligated to effect the merger unless the following additional conditions are satisfied or waived at or before the closing date.

    Covenants, Representations and Warranties

     Transocean and Merger Sub shall have performed in all material respects the covenants and agreements that the merger agreement requires them to perform on or before the closing date. The representations and warranties of Transocean and Merger Sub contained in the merger agreement and in any document delivered in connection with the merger agreement shall be true and correct in all material respects as of the date of the merger agreement and as of the closing date. Representations and warranties made as of a specified date need only be true and correct in all material respects as of the specified date. Sedco Forex is entitled to receive a certificate of Transocean and Merger Sub, executed by a respective President or Vice President, certifying that Transocean's and Merger Sub's representations and warranties are true and correct.

    Tax Opinion

     Baker & Botts, L.L.P., counsel to Schlumberger and Sedco Forex, shall have delivered to Schlumberger and Sedco Forex an opinion, in form and substance reasonably satisfactory to Schlumberger and Sedco Forex, dated the closing date, stating that, for U.S. federal income tax purposes:

     - the spin-off should qualify as a distribution described in Section 355 of the U.S. Internal Revenue Code; and

     - the merger should qualify as a reorganization under Section 368(a)(1)(B) of the U.S. Internal Revenue Code.

    No Material Adverse Effect

     At any time after the date of the merger agreement, no event or occurrence shall have transpired that has had or is likely to have a material adverse effect on Transocean. For purposes of the merger agreement, "material adverse effect" means a material adverse effect or change in:

     - the business, operations, financial condition or prospects of a party and its subsidiaries on a consolidated basis, except for such changes or effects in general economic, capital market, regulatory or political conditions or changes that affect generally the offshore drilling services industry; or

     - the ability of the party to consummate the transactions contemplated by the merger agreement or to fulfill the conditions to closing.

    Additional Conditions to Obligations of Transocean and Merger Sub to Effect the Merger

     Transocean and Merger Sub are not obligated to effect the merger unless the following additional conditions are satisfied or waived at or before the closing date.

    Covenants, Representations and Warranties

     Schlumberger and Sedco Forex shall have performed in all material respects the covenants and agreements that the merger agreement requires them to perform on or before the closing date. The representations and warranties of Schlumberger and Sedco Forex contained in the merger agreement and in any document delivered in connection with the merger agreement shall be true and correct in all material respects as of the date of the merger agreement and as of the closing date. Representations and warranties made as of a specified date need only be true and correct in all material respects as of the specified date. Transocean is entitled to receive a certificate of Sedco Forex and Schlumberger, executed by a respective President or Vice President, certifying that Sedco Forex's and Schlumberger's representations and warranties are true and correct.

    Tax Opinion

     Weil, Gotshal & Manges LLP, counsel to Transocean, shall have delivered to Transocean an opinion, in form and substance reasonably satisfactory to Transocean, dated the closing date, stating that, for U.S. federal income tax purposes, the merger should qualify as a reorganization under Section 368(a)(1)(B) of the U.S. Internal Revenue Code.

    No Material Adverse Effect

     At any time after the date of the merger agreement, no event or occurrence shall have occurred that has had or is likely to have a material adverse effect on Sedco Forex.

    Rule 145 Affiliate Agreements

     Transocean shall have received a written agreement from each person who is an "affiliate" of Sedco Forex, as defined under Rule 145 of the Securities Act, that such person will not sell, pledge, transfer or otherwise dispose of any Transocean ordinary shares received in the merger except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act.

  TERMINATION OF THE MERGER AGREEMENT

     Schlumberger, Sedco Forex and Transocean may terminate the merger agreement by mutual written consent.

     Schlumberger, Sedco Forex or Transocean may terminate the merger agreement if:

     - The parties have not consummated the merger by April 30, 2000, and the party desiring to terminate the merger agreement for this reason has not failed to perform or observe in any material respect any of its obligations under the merger agreement in any manner that caused the merger not to occur on or before that date.

     - At a meeting of the shareholders of Schlumberger, those shareholders do not approve the spin-off.

     - At a meeting of the shareholders of Transocean, those shareholders do not approve the required increase in Transocean's authorized ordinary share capital and the issuance of ordinary shares in the merger.

     - A U.S. federal or state court of competent jurisdiction or federal or state or non-U.S. governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the merger, and such order, decree, ruling or other action shall have become final and unappealable.

     Sedco Forex or Schlumberger may terminate the merger agreement if:

     - Sedco Forex or Schlumberger concurrently enters into a binding written agreement concerning a transaction that constitutes a superior proposal for Sedco Forex after the board of directors of Sedco Forex or
       Schlumberger:

      - determines that proceeding with the merger would be inconsistent with its fiduciary obligations by reason of the superior proposal; and

      - elects to terminate the merger agreement effective before Schlumberger's shareholders have approved the spin-off.

      However, Sedco Forex or Schlumberger may not effect that termination:

      - unless and until Transocean receives at least one week's prior written notice from Sedco Forex of its intention to effect that termination; and

      - during that week, Schlumberger and Sedco Forex consider, and cause their respective financial and legal advisors to consider, any adjustment in the terms and conditions of the merger agreement that Transocean may propose.

     Any such termination of the merger agreement will not be effective until Schlumberger has paid to Transocean the $100 million termination fee described under "-- Expenses and Termination Fees."

     - Transocean or Merger Sub has materially breached any representation, warranty, covenant or agreement set forth in the merger agreement, or any representation or warranty of Transocean or Merger Sub shall have become materially untrue, in either case such that a condition to the merger would not be met, and such breach is not curable or, if curable, is not cured within 30 days after Sedco Forex gives written notice of the breach to Transocean, and Sedco Forex is not, at that time, in material breach of any representation, warranty, covenant or agreement set forth in the merger agreement.

     - the board of directors of Transocean shall have withdrawn or materially modified, in a manner adverse to Sedco Forex, its approval or recommendation of the merger or recommended a competing acquisition proposal for Transocean, or resolved to do so.

     - Schlumberger provides a timely objection notice to Transocean pursuant to the merger agreement concerning a Transocean structuring plan and, after receipt of such objection notice, Transocean transfers any asset or capital stock as provided in such structuring plan, and Schlumberger reasonably believes that implementation of the structuring plan creates significant risks of causing a Transocean material adverse effect.

     A "Transocean structuring plan" refers to a proposal by Transocean to transfer any of its material assets or capital stock or that of its subsidiaries to any other subsidiary of Transocean or to Transocean.

     Transocean may terminate the merger agreement if:

     - Transocean concurrently enters into a binding written agreement concerning a transaction that constitutes a superior proposal for Transocean after its board of directors:

      - determines that proceeding with the merger would be inconsistent with its fiduciary obligations by reason of the superior proposal; and

      - elects to terminate the merger agreement effective before Transocean's shareholders have approved the increase in its authorized ordinary share capital and issuance of its ordinary shares necessary in each case to complete the merger.

      However, Transocean may not effect that termination:

      - unless and until Sedco Forex receives at least one week's prior written notice from Transocean of its intention to effect that termination; and

      - during that week, Transocean considers, and causes its financial and legal advisors to consider, any adjustment in the terms and conditions of the merger agreement that Sedco Forex may propose.

     Any such termination of the merger agreement will not be effective until Transocean has paid to Schlumberger the $100 million termination fee described under "-- Expenses and Termination Fees."

     - Sedco Forex or Schlumberger has materially breached any representation, warranty, covenant or agreement set forth in the merger agreement, or any representation or warranty of Sedco Forex or Schlumberger shall have become materially untrue, in either case such that a condition to the merger would not be met, and such breach is not curable or, if curable, is not cured within 30 days after Transocean gives written notice of the breach to Sedco Forex or Schlumberger, and Transocean is not, at that time, in material breach of any representation, warranty, covenant or agreement set forth in the merger agreement.

     - the board of directors of Schlumberger shall have withdrawn or materially modified, in a manner adverse to Transocean, its approval or recommendation of the spin-off or recommended a competing acquisition proposal for Sedco Forex, or resolved to do so.

     No party may terminate the merger agreement after the effectiveness of the merger.

  EXPENSES AND TERMINATION FEES

     Whether or not the merger is consummated, all costs and expenses incurred in connection with the merger agreement, the distribution agreement and the transactions contemplated by those agreements will be paid by the party incurring those expenses, except as expressly provided in those agreements. Transocean will bear no portion of any expenses incurred by Schlumberger or Sedco Forex in connection with the separation of Sedco Forex from the rest of Schlumberger's business or incurred by Schlumberger or Sedco Forex in connection with the spin-off. However, Transocean and Schlumberger will split evenly SEC filing fees, printing expenses and some regulatory fees paid by the parties in connection with the merger.

     Schlumberger is required to pay Transocean a cash termination fee of $100 million at the time of the termination if the merger agreement is terminated as follows:

     - by Schlumberger or Sedco Forex because the board of directors of Schlumberger or Sedco Forex determines that proceeding with the merger would be inconsistent with its fiduciary duties and concurrently enters into a binding agreement concerning a transaction that constitutes a superior proposal for Sedco Forex, or for Schlumberger where the proposal is conditioned on termination of the merger agreement;

     - by Schlumberger, Sedco Forex or Transocean because Schlumberger's shareholders do not approve the spin-off after the public announcement of a competing acquisition proposal for Sedco Forex; or

     - by Transocean because the board of directors of Schlumberger has withdrawn or materially modified its approval or recommendation of the spin-off or recommended a competing acquisition proposal for Sedco Forex after the public announcement of that competing proposal or receipt by Schlumberger's or Sedco Forex's board of directors of a competing acquisition proposal for Sedco Forex, whether or not that proposal is still pending or has been consummated.

     Transocean is required to pay Schlumberger a cash termination fee of $100 million at the time of the termination if the merger agreement is terminated as follows:

     - by Transocean because the board of directors of Transocean determines that proceeding with the merger would be inconsistent with its fiduciary duties and concurrently enters into a binding agreement concerning a transaction that constitutes a superior proposal for Transocean;

     - by Schlumberger, Sedco Forex or Transocean because Transocean's shareholders do not approve the proposed increase in Transocean's authorized ordinary share capital or the issuance of its ordinary shares in the merger after the public announcement of a competing acquisition proposal for Transocean; or

     - by Schlumberger or Sedco Forex because the board of directors of Transocean has withdrawn or materially modified its approval or recommendation of the proposals for Transocean's shareholders, passage of which is necessary to complete the merger, or recommended a competing acquisition proposal for Transocean after the public announcement of that competing proposal or receipt by Transocean's board of directors of a competing acquisition proposal for Transocean, whether or not that proposal is still pending or has been consummated.

     If the merger agreement is terminated because the shareholders of Schlumberger do not approve the spin-off and there was no public announcement of a competing acquisition proposal for Sedco Forex before the shareholders' vote, then Schlumberger is required to pay Transocean a fee of $10 million to reimburse it for its costs and expenses incurred in connection with the merger and related transactions.

     If the merger agreement is terminated because the shareholders of Transocean do not approve the proposed increase in Transocean's authorized ordinary share capital or the issuance of the ordinary shares in the merger and there was no public announcement of a competing acquisition proposal for Transocean before the shareholders' vote, then Transocean is required to pay Schlumberger a fee of $10 million to reimburse it for its costs and expenses incurred in connection with the merger and related transactions.

  AMENDMENT

     The parties may amend the merger agreement, by action taken or authorized by their boards of directors, at any time before or after approval by the shareholders of the parties of the matters presented in connection with the merger. After any shareholder approval, the parties may not amend the merger agreement if the law requires further approval by those shareholders, unless such further approval is obtained.

     Schlumberger and Sedco Forex may amend the distribution agreement, by action taken or authorized by their boards of directors, at any time before or after approval by Schlumberger's shareholders, but any amendment must be consented to by Transocean in writing.

EMPLOYEE MATTERS AGREEMENT

     Before the date on which Schlumberger distributes the capital stock of Sedco Forex to Schlumberger's shareholders, Schlumberger and Sedco Forex will enter into a definitive employee matters agreement concerning personnel and employee benefit matters that will incorporate the basic terms and conditions set forth below.

     Schlumberger and Sedco Forex agreed to amend, modify and/or terminate, as necessary, the various employee benefit plans, arrangements, policies and practices of the parties, or to create new employee benefit plans, arrangements, policies and practices, to transition successfully the Sedco Forex employees from Schlumberger to Sedco Forex and to accomplish the transactions contemplated in the merger agreement and distribution agreement.

 TRANSFER OF EMPLOYEES; BENEFIT MAINTENANCE PERIOD

     Not later than the spin-off date, Schlumberger will transfer to Sedco Forex or its subsidiaries all persons who are active employees of Sedco Forex, each person who is on an approved leave of absence from Sedco Forex and each person who is on short-term disability from Sedco Forex. Persons who are on an approved leave of absence or on short-term disability will be transferred only if such persons return to the active employment of Sedco Forex. Sedco Forex will transfer to Schlumberger or its subsidiaries, other than Sedco Forex or a Sedco Forex subsidiary, all employees of Schlumberger and its subsidiaries other than Sedco Forex employees described in the first sentence of this paragraph. For a period of one year after the spin-off date, but not later than December 31, 2000, Transocean Sedco Forex generally will maintain, for Sedco Forex employees, benefits and benefit arrangements that, in the aggregate, are substantially comparable to the benefits and benefit arrangements provided by Schlumberger and its subsidiaries to Sedco Forex employees as of the date of the distribution agreement.

 ALLOCATION OF LIABILITIES

     Under the terms of the distribution agreement, generally Schlumberger will retain the following employee-related liabilities:

     - all employment and benefit-related liabilities of Schlumberger employees and former employees, including former Sedco Forex employees, whether incurred before or after the spin-off date, including any liabilities under any benefit and compensation plans, employment and benefit arrangements maintained by Schlumberger or any Schlumberger subsidiary;

     - all benefit-related liabilities concerning Sedco Forex employees, including former Sedco Forex employees, under all employment and benefit arrangements maintained by Schlumberger that cover Sedco Forex employees
       (1) that are funded through employer or employee contributions and (2) as to which Schlumberger maintains a separate trust or other funding vehicle to provide part or all of the benefits pursuant to such plans;

     - any liabilities for severance or similar benefits of Sedco Forex employees incurred by Schlumberger arising before the spin-off date as a result of the restructuring of Sedco Forex in anticipation of the spin-off;

     - certain identified severance benefit obligations arising after the date of the spin-off with respect to Sedco Forex employees; and

     - the accrued pro-rata liability through the spin-off date with respect to Sedco Forex employees under the Schlumberger Incentive Compensation Plan for 1999, and accrued employer contributions through the spin-off date with respect to Sedco Forex Employees for the Schlumberger International Staff Profit-Sharing Plan, the Schlumberger Cash Separation Indemnity Plan and the Schlumberger International Staff Pension Plan.

     Sedco Forex generally will assume all other employment and benefit-related liabilities of the Sedco Forex employees not specifically allocated to Schlumberger under the employee matters agreement, generally as described above.

 PARTICIPATION IN SCHLUMBERGER PLANS

     Effective as of the spin-off date, Sedco Forex will adopt the Schlumberger International Staff Pension Plan as a participating employer for the benefit of all eligible Sedco Forex employees, including those who are participating in the Schlumberger International Staff Pension Plan immediately before the spin-off date. Sedco Forex will maintain its status as a participating employer, including all rights and responsibilities associated with such status through December 31, 2000. Effective as of the spin-off date, Sedco Forex may, at its option, adopt any of the employment and benefit arrangements maintained by Schlumberger that cover Sedco Forex employees as a participating employer for the benefit of all eligible Sedco Forex employees, including those employed after the spin-off date, and may maintain such status as a participating employer, including all rights and responsibilities associated with such status, through December 31, 2000. Sedco Forex will pay the employer contributions or costs for each Sedco Forex employee required under any Schlumberger plan in which Sedco Forex participates.

 STOCK OPTIONS

     As of the effective time of the spin-off, all nonvested options to purchase Schlumberger common stock held by Sedco Forex employees at such time will terminate by their terms. Upon completion of the merger, the Sedco Forex employees who held these options will be granted fully vested options to acquire Transocean Sedco Forex ordinary shares. The number of Transocean Sedco Forex ordinary shares for which a newly granted option will be exercisable will equal the number of Schlumberger shares subject to the terminated Schlumberger option times a fraction, the numerator of which is the closing price of Schlumberger common stock at the close of trading on the day immediately prior to the spin-off date, determined without regard to the spin-off of Sedco Forex, and the denominator of which is the price of a Transocean ordinary share at the close of trading on the day immediately prior to the spin-off date. The exercise price of each such option will be the price of a Transocean ordinary share at the close of trading on that date times a fraction, the numerator of which is the exercise price under the terminated Schlumberger option and the denominator of which is the price of Schlumberger common stock at the close of trading on the day immediately prior to the spin-off date, determined without regard to the spin-off of Sedco Forex. The formula will likely require Transocean Sedco Forex to grant some of these options with exercise prices below fair market value. Transocean Sedco Forex will grant these options with an exercise price below fair market value at the date of grant to the extent a below market price would be required by application of the exercise price adjustment formula. However, French-based employees of Sedco Forex who are eligible to receive new Transocean Sedco Forex options will be granted options with an exercise price equal to the fair market value of Transocean Sedco Forex ordinary shares at the date of grant, even if the application of the adjustment formula otherwise would result in an exercise price below the market price of Transocean Sedco Forex ordinary shares at that date. To compensate these holders for the resulting diminution in value, Transocean Sedco Forex will grant additional options with a fair market value exercise price, the appropriate number of which will be determined by valuing those options according to the Black-Scholes option pricing models and related assumptions deemed reasonable by Transocean Sedco Forex.

     The Transocean Sedco Forex options will be granted outside of the Long-Term Incentive Plan, but will be subject to substantially identical terms and conditions. Transocean anticipates that following the merger it will adopt a stand-alone plan pursuant to which these newly granted options will be administered. This plan would be substantially identical to Transocean's existing Long-Term Incentive Plan, except the new plan would permit Transocean Sedco Forex to grant these options with an exercise price below fair market value at the date of grant to the extent a below market price would be required by application of the exercise price adjustment formula set forth in the employee matters agreement.

     All vested options to purchase Schlumberger common stock held by Sedco Forex employees will remain outstanding as options to purchase Schlumberger common stock for the period following completion of the merger established by Schlumberger's stock option plan, which is generally 90 days after the completion of the merger. Options to acquire Schlumberger common stock that are held by persons other than Sedco Forex employees will remain options to purchase Schlumberger shares. The exercise price and number of shares of Schlumberger common stock purchasable upon exercise under all Schlumberger options outstanding immediately after completion of the merger, including those vested options held by Sedco Forex employees, will be equitably adjusted to reflect the approximate decrease in the value of Schlumberger common stock as a result of the spin-off. Shortly after the transactions are completed, Schlumberger will communicate with affected optionholders regarding how these Schlumberger options will be adjusted.

 OTHER TRANSITIONAL EMPLOYEE MATTERS

     Sedco Forex will assume all worker's compensation liability of Sedco Forex employees after the spin-off date. Schlumberger will administer all Sedco Forex employees' worker's compensation claims that arose up to the spin-off date for a period of five years after the spin-off date. However, Sedco Forex will pay all worker's compensation payments that become due after the spin-off date.

     Schlumberger will provide all administrative or professional services required for the operation of any Sedco Forex plans. Sedco Forex will reimburse Schlumberger for the cost of such services.

                            BUSINESS OF SEDCO FOREX

     The following summary describes Sedco Forex's business as it is expected to be constituted after its separation from Schlumberger and at the time of its spin-off to Schlumberger's shareholders.

     Sedco Forex is a leading international provider of offshore contract drilling services for oil and gas exploration, development and production. Sedco Forex currently owns, has an ownership interest in or operates 40 mobile offshore drilling rigs. Sedco Forex's fleet consists of three fourth-generation semisubmersibles, twenty second- and third-generation semisubmersibles, one first-generation semisubmersible, two drillships, ten jackup rigs and four tenders. Sedco Forex also has under construction three Sedco Express-class semisubmersibles, the Sedco Express, Cajun Express and Sedco Energy, and one independent-leg cantilevered jackup rig, the Trident 20. In addition, the fleet includes one multi-purpose service jackup rig, six swamp barges and two land drilling rigs.

     Sedco Forex contracts these drilling rigs, related equipment and work crews primarily on a dayrate basis to drill oil and gas wells. Sedco Forex also provides additional drilling services, including well intervention and management of third-party well service activities.

     Sedco Forex Holdings Limited is organized as an international business company under the laws of the British Virgin Islands in 1990. Its registered office in the British Virgin Islands is located at Citco B.V.I. Limited, Citco Building, Wickhams Cay, P. O. Box 662, Road Town, Tortola, British Virgin Islands.

DRILLING RIG TYPES

     Sedco Forex principally uses five types of drilling rigs:

     - semisubmersibles

     - drillships

     - jackups

     - tenders

     - swamp barges

     Semisubmersibles are floating vessels that can be submerged such that a substantial portion of the lower hull is below the water surface during drilling operations. They are well suited for operations in rough water conditions. Fourth-generation semisubmersibles are those that were built after the mid-eighties or have been recently upgraded and have larger physical size than other semisubmersibles, harsh environment capability, variable deck load capability of greater than 4,000 metric tons and superior motion characteristics. Fourth-generation semisubmersibles, which are generally rated for drilling in water depths of over 4,000 feet, are often considered the most suitable units for operations in deep water and harsh environments or for development drilling that requires larger variable loads and the ability to handle large pieces of subsea equipment. Sedco Forex is constructing three newbuild semisubmersibles based on Sedco Forex's proprietary Sedco Express design. See "Sedco Forex Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Drillships are generally self-propelled and designed to drill in the deepest waters in which offshore drilling rigs currently operate. Shaped like conventional ships, they are the most mobile of the major rig types. Sedco Forex's drillships are either dynamically positioned, which allows them to maintain position without anchors through the use of their onboard propulsion and station-keeping systems, or are operated in a moored configuration.

     Jackup rigs are mobile self-elevating drilling platforms equipped with legs that can be lowered to the ocean floor until a foundation is established to support the drilling platform. Once a foundation is established, the drilling platform is then jacked further up the legs so that the platform is above the highest expected waves. The rig hull includes the drilling rig, jacking system, crew quarters, loading and unloading facilities, storage areas, helicopter landing deck and related equipment. They are generally suited for water depths of 400 feet or less.

     Tenders are usually barges or semisubmersibles that are not self-propelled, but can be moored alongside a platform, and contain quarters, mud pits, mud pumps, power generation and other equipment. Tenders allow smaller, less costly platforms to be used for development projects. Self-erecting tenders carry their own derrick equipment set and have a crane capable of erecting it on the platform, thereby eliminating the cost associated with a separate derrick house and related equipment. Tenders are generally suited for water depths of 460 feet or less.

     Swamp barges are usually not self-propelled, but can be moored alongside a platform, and contain quarters, mud pits, mud pumps, power generation and other equipment. Like tenders, swamp barges allow smaller, less costly platforms to be used for development projects. Swamp barges often carry their own derrick equipment set and crane. Swamp barges are generally suited for water depths of 25 feet or less.

     Sedco Forex's drilling equipment is suitable for both exploration and development drilling, and Sedco Forex is normally engaged in both types of drilling activity. Sedco Forex's drilling rigs are mobile and can be moved to new locations in response to client demand. All of the Sedco Forex offshore drilling units are designed for operations away from port for extended periods of time and have living quarters for the crews, a helicopter landing deck and storage space for pipe and drilling supplies.

FLEET ENHANCEMENTS AND UPGRADES

     Sedco Forex performed life enhancement and upgrade projects during 1999 for the Trident IV jackup rig and the Sedco 709 semisubmersible. Sedco Forex spent in excess of $75 million on these two projects to increase significantly the capacity, marketability and dayrates of these two rigs. Both of these rigs are currently under contract.

DRILLING RIG STATUS

     The following table shows information about Sedco Forex's drilling rigs, including rigs under construction, as of September 30, 1999:

                                                                DRILLING
                                  YEAR ENTERED   WATER DEPTH     DEPTH
                                    SERVICE/     CAPABILITY    CAPABILITY                                     ESTIMATED
TYPE AND NAME                     UPGRADED(A)     (IN FEET)    (IN FEET)      LOCATION       CLIENT         EXPIRATION(B)
-------------                     ------------   -----------   ----------     --------       ------         -------------
SEMISUBMERSIBLES (27)
Actinia.........................         1982       1,500        25,000     Libya         Nimir         October 1999
Cajun Express(c)................     Newbuild       8,500        25,000     Shipyard      Marathon      March 2003
                                                                            (Singapore)
Drillstar(d)....................         1982       1,500        25,000     U.K.          --            Idle
FPS Bill Shoemaker(e)...........    1976/1991       1,500        25,000     Canada        Husky Oil     October 1999
Omega(e)........................         1983       3,000        25,000     South Africa  Soekor        December 1999
Sedco 135D......................    1966/1977         600        25,000     Brazil        (f)           Idle (f)
Sedco 600.......................    1983/1994       1,500        25,000     Singapore     --            Idle
Sedco 601.......................         1983       1,500        25,000     Indonesia     Unocal        April 2000
Sedco 602.......................         1983       1,500        25,000     Indonesia     --            Idle
Sedco 700.......................    1973/1997       3,600        25,000     Turkey/       Arco/Hunt     October 1999/ February
                                                                            Ghana                       2000
Sedneth 701.....................    1972/1993       1,500        25,000     Congo         Elf           April 2000
Sedco 702.......................    1973/1992       1,500        25,000     Australia     Globex (g)    October 1999 (g)
Sedco 703.......................    1973/1995       1,500        25,000     Australia     (h)           Idle (h)
Sedco 704.......................    1974/1993       1,000        25,000     U.K.          Shell         September 1999
Sedco 706.......................    1976/1994       1,000        25,000     U.K.          Total         June 2000
Sedco 707.......................    1976/1997       6,500        25,000     Brazil        Petrobras     January 2002
Sedco 708.......................         1976       1,500        25,000     Angola        Chevron       April 2000
Sedco 709.......................    1977/1999       5,000        25,000     Nigeria       Shell         April 2002
Sedco 710.......................         1983       6,000        25,000     Brazil        Petrobras     January 2000
Sedco 711.......................         1982       1,800        25,000     Ireland       Enterprise    January 2000

                                                                DRILLING
                                  YEAR ENTERED   WATER DEPTH     DEPTH
                                    SERVICE/     CAPABILITY    CAPABILITY                                     ESTIMATED
TYPE AND NAME                     UPGRADED(A)     (IN FEET)    (IN FEET)      LOCATION       CLIENT         EXPIRATION(B)
-------------                     ------------   -----------   ----------     --------       ------         -------------
Sedco 712.......................         1983       1,600        25,000     U.K.          Shell         December 1999
Sedco 714.......................    1983/1997       1,600        25,000     U.K.          Shell         October 1999
Sedco Energy(i).................     Newbuild       7,500        25,000     Shipyard      Texaco        December 2005
                                                                            (France)
Sedco Explorer(d)...............    1975/1995       1,000        25,000     U.K.          --            Idle
Sedco Express(j)................     Newbuild       7,500        25,000     Shipyard      Elf           February 2003
                                                                            (France)
Sedco I-Orca(e).................    1970/1987         900        25,000     South Africa  Soekor        May 2001
Sovereign Explorer..............         1984       3,500        25,000     U.K.          --            Idle
JACKUPS (12)
Mr. John(k).....................    1985/1993         N/A           N/A     Nigeria       Texaco        December 1999
Trident II......................    1977/1985         300        25,000     India         Enron         January 2000
Trident IV......................    1980/1999         300        25,000     Angola        Chevron       October 1999
Trident VI......................         1981         300        21,000     Nigeria       --            Idle
Trident VIII....................         1981         300        21,000     Cameroon      Elf Shell     November 1999 November
                                                                            Nigeria                     2000
Trident IX(l)...................         1982         400        21,000     Indonesia     Gulf          November 1999
Trident XII.....................    1982/1992         300        25,000     Brunei        Shell         June 2000
Trident XIV.....................    1982/1994         300        20,000     Angola        Chevron       December 1999
Trident 15......................         1982         300        25,000     Vietnam       Petrovietnam  December 1999
Trident 16(l)...................         1982         300        25,000     Thailand      Harrods       February 1999
                                                                                          PTT           June 2000
Trident 17......................         1983         355        25,000     Vietnam       JVPC          October 1999
Trident 20(m)...................     Newbuild         300                   Shipyard      Elf           September 2005
                                                                            (Azerbaijan)
DRILLSHIPS (2)
Joides Resolution(n)............         1978      27,000        30,000     Worldwide     Texas A&M     September 2003
Sagar Vijay(e)..................         1985       2,950        20,000     India         ONGC          December 2000
TENDERS (4)
Searex 5........................         1983         440        20,000     Malaysia      --            Idle
Searex 9........................         1981         460        21,000     Congo         Elf           February 2000
Searex 10.......................    1983/1994         450        21,000     Angola        --            Idle
Searex 11.......................         1983         350        20,000     Indonesia     Total         October 1999
SWAMP BARGES (6)
Searex 4........................    1981/1989          21        25,000     Nigeria       --            Idle
Searex 6........................    1981/1991          22        25,000     Nigeria       --            Idle
Searex 7........................         1980          25        20,000     Indonesia     --            Idle
Searex 8........................    1985/1989          25        21,000     Indonesia     --            Idle
Searex 12.......................    1982/1992          25        25,000     Nigeria       Shell         August 2000
Hibiscus(m).....................    1979/1993          25        16,000     Indonesia     Total         April 2000
LAND RIGS (2)
Rig 1...........................    1976/1996         N/A        15,000     Nigeria       Shell         October 1999
Rig 54..........................         1981         N/A        15,000     Nigeria       --            Idle

---------------

(a) Dates shown are the original service date and the date of the most recent upgrade, if any.

(b) Expiration dates represent Sedco Forex's current estimate of the earliest date the contract for each rig is likely to expire. Some rigs have two contracts in continuation, so the second line shows the estimated earliest availability. Some contracts have options under which the rigs could continue to work on the same terms after the estimated expiration.

(c) The Cajun Express is expected to be operational in the second quarter of 2000. The contract provides for termination if the rig is not delivered by March 31, 2001.

(d) Operated under a bareboat charter with the rig's owner, Sea Wolf Drilling Limited, in which Schlumberger has an indirect 25% interest. See Note 12 to the Combined Financial Statements of Sedco Forex. Although the owner of the remaining 75% interest in the venture has, to date, not consented to the transfer of Schlumberger's interest, Schlumberger is taking steps to achieve resolution of this issue. The parties cannot predict whether Schlumberger's ownership interest in the venture or the right to use these rigs will be transferred to Transocean Sedco Forex or whether an alternative resolution acceptable to Transocean will be achieved.

(e)  Operated under a management contract with the rig's owner.

(f) Under contract with Petrobras for the period from third quarter 2000 to third quarter 2008.

(g)  Also under contract with BHP for the period from December 1999 to May 2000.

(h)  Under contract with Japex for January 2000 and Inpex for February 2000.

(i) The Sedco Energy is expected to be operational in the first quarter of 2000. If delivery of the rig is delayed beyond the contract delivery date, the contract provides for a reduction in its term equivalent to the period of delayed delivery.

(j) The Sedco Express is expected to be operational in the first quarter of 2000. The contract provides for termination if the rig is not delivered by May 28, 2000.

(k) Considered a multi-purpose service vessel capable of being used for workovers or associated services.

(l) Owned by an unrelated third party and leased by Sedco Forex. Sedco Forex has an option to purchase, and the owner has an option to cause Sedco Forex to purchase, the rig.

(m) Owned by a joint venture owned more than 50% by Sedco Forex. The Trident 20 is expected to be operational in the fourth quarter of 2000. The contract provides for termination if the rig is not delivered by February 12, 2002.

(n) Currently engaged in scientific geological coring activities; owned by a joint venture owned 50% by Sedco Forex.

     Upon the expiration of existing contracts, there can be no assurance that such contracts will be renewed or extended, that new contracts will be available or, if contracts are available, that they will provide revenues adequate to cover all fixed and variable costs associated with the rigs.

     As of September 30, 1999, Sedco Forex's rigs, excluding rigs under construction, were located in:

     - the United Kingdom (7 units);

     - Ireland (1 unit);

     - Africa-Mediterranean Sea (18 units);

     - Middle East-India (2 units);

     - Asia (16 units);

     - Brazil (3 units); and

     - Canada (1 unit).

     The Joides Resolution is contracted for a worldwide research program and as of September 30, 1999 was in a shipyard in Singapore undergoing an upgrade. It is expected to be back in operation in mid-November 1999.

DRILLING CONTRACTS

     Sedco Forex's contracts to provide offshore drilling services are individually negotiated and vary in their terms and provisions. Sedco Forex obtains most of its contracts through competitive bidding against other contractors. Drilling contracts generally provide for payment on a dayrate basis, with higher rates while the drilling unit is operating and lower rates for periods of mobilization or when drilling operations are interrupted or restricted by equipment breakdowns, adverse environmental conditions or other conditions beyond the control of Sedco Forex. Sedco Forex typically does not drill turnkey wells, under which the contractor agrees to drill a well to a specified depth for a fixed price.

     A dayrate drilling contract generally extends over a period of time covering either the drilling of a single well or group of wells or covering a stated term. These contracts typically can be terminated by the client in the event the drilling unit is destroyed or lost, or if drilling operations are suspended for a specified period of time as a result of a breakdown of major equipment or, in some cases, due to other events beyond the control of either party. In addition, the drilling contracts for Sedco Forex's newbuild rigs contain termination or term reduction provisions tied to late delivery of these units.

     The contract term in many instances may be extended by the client exercising options for the drilling of additional wells or for an additional term. In reaction to depressed market conditions, Sedco Forex's clients may seek renegotiation of firm drilling contracts to reduce their obligations or may seek to terminate their contracts by paying a termination fee to Sedco Forex.

SIGNIFICANT CLIENTS

     During the past five years, Sedco Forex has engaged in offshore drilling for most of the world's leading international oil companies or their affiliates, as well as for many government-controlled and independent oil companies. During this period, Sedco Forex's principal clients have included Shell, Chevron, Total, Woodside, Petrobras, Unocal and Elf. During 1998, Shell accounted for approximately 19 percent of Sedco Forex's consolidated operating revenues. No other unaffiliated client accounted for ten percent or more of Sedco Forex's 1998 consolidated operating revenues. The loss of any of these major clients could, at least in the short term, have a material adverse effect on Sedco Forex.

INDUSTRY CONDITIONS AND COMPETITION

     Sedco Forex's business depends on the level of activity in offshore oil and gas exploration, development and production in markets worldwide. Oil and gas prices, market expectations of potential changes in these prices and a variety of political and economic factors significantly affect this level of activity. Oil and gas prices are extremely volatile and are affected by numerous factors, including:

     - worldwide demand for oil and gas;

     - the ability of the Organization of Petroleum Exporting Countries, commonly called "OPEC," to set and maintain production levels and pricing;

     - the level of production of non-OPEC countries;

     - the policies of the various governments regarding exploration and development of their oil and gas reserves;

     - advances in exploration and development technology; and

     - the political environment of oil-producing regions.

     The offshore contract drilling industry is highly competitive with numerous industry participants, none of which has a dominant market share. Some of Sedco Forex's competitors may have greater resources than Sedco Forex.

     Drilling contracts are traditionally awarded on a competitive bid basis. Intense price competition is often the primary factor in determining which qualified contractor is awarded a job, although rig availability and the quality and technical capability of service and equipment may also be considered.

     Sedco Forex's industry has historically been cyclical. There have been periods of high demand, short rig supply and high dayrates, followed by periods of lower demand, excess rig supply and low dayrates. The industry is currently in a period of low demand, and Sedco Forex is unable to predict when the market will change and if so, to what extent. In addition, rig availability has increased as a result of contract expirations and construction by other drilling contractors of new rigs that are competing with Sedco Forex's rigs. Periods of excess rig supply intensify the competition in the industry and often result in rigs being idled for long periods of time.

     Sedco Forex requires highly skilled personnel to operate and provide technical services and support for its drilling units. To the extent demand for drilling services and the size of the worldwide industry fleet increase, shortages of qualified personnel similar to those experienced in 1996-97 could arise, creating upward pressure on wages.

     As of September 30, 1999, Sedco Forex had four new rigs in shipyards under construction. These construction projects are subject to the risks of delay or cost overruns inherent in any large construction project resulting from numerous factors, including the following:

     - shipyard unavailability;

     - shortages of equipment, materials or skilled labor;

     - unscheduled delays in the delivery of ordered materials and equipment;

     - engineering problems, including those relating to the commissioning of newly designed equipment;

     - work stoppages;

     - weather interference;

     - unanticipated cost increases; and

     - difficulty in obtaining necessary permits or approvals.

     These factors may contribute to cost variations and delays in the delivery of Sedco Forex's drilling units under construction. Delays in delivery of these units would result in delays in contract commencements, resulting in a loss of revenue to Sedco Forex. These delays may also cause customers to terminate the drilling contracts for these rigs pursuant to late delivery termination clauses. In the event of termination of a drilling contract for one of these rigs, it is unlikely that Sedco Forex would be able to secure a replacement contract on as favorable terms.

MARKETS

     Rigs can be moved from one region to another, but the cost of moving a rig and the availability of rig-moving vessels may cause the supply and demand balance to vary somewhat between regions. However, significant variations between regions do not tend to exist long-term because of rig mobility. Rig mobility causes markets to be defined more by water depth capability than region. Sedco Forex has the capability of drilling in water depths from as shallow as a few feet with its swamp barges to as deep as 6,500 feet with its Sedco 707 semisubmersible. In addition, each of Sedco Forex's three newbuild semisubmersibles will be capable of drilling in water depths of at least 7,500 feet.

     In recent years, there has been increased emphasis by oil companies on exploring for hydrocarbons in deeper waters. This is, in part, because of technological developments that have made such exploration more feasible and cost-effective. Shallow water regions have been developed much more than deep water regions because these regions are more accessible and operations there are less costly to conduct.

OPERATING RISKS

     Sedco Forex's operations are subject to the usual hazards inherent in the drilling of oil and gas wells, such as blowouts, loss of well control, punchthroughs, cratering or fires, the occurrence of which could result in the suspension of drilling operations, damage to or destruction of the equipment involved and injury or death to rig personnel. Operations also may be suspended because of machinery breakdowns, abnormal drilling conditions, failure of subcontractors to perform or supply goods or services or personnel shortages. In addition, offshore drilling operations are subject to perils peculiar to marine operations, including capsizing, grounding, collision and loss or damage from severe weather. Damage to the environment could also result from Sedco Forex's operations, particularly through oil spillage or extensive uncontrolled fires.

     Sedco Forex maintains broad insurance coverage, including insurance against general and marine third party liabilities. Sedco Forex's offshore drilling equipment is insured by all risks physical damage insurance policies, which cover against marine and other perils, including losses due to capsizing, grounding, collision, fire, lightning, hurricanes, wind, storms, action of waves, punchthroughs, cratering, blowouts, explosions and war risks. Sedco Forex also carries employer's liability and other insurance customary in the offshore contract drilling business.

     Consistent with standard industry practice, Sedco Forex's clients generally assume, and indemnify Sedco Forex against, well control and subsurface risks under dayrate contracts. These risks are those associated with the loss of control of a well, such as blowout or cratering, the cost to regain control or redrill the well and associated pollution. Sedco Forex typically does not carry insurance against such risks under dayrate contracts. However, Sedco Forex cannot guarantee that these clients will necessarily be financially able to indemnify it against all these risks.

     Sedco Forex believes it is adequately insured in accordance with industry standards against normal risks in its operations; however, such insurance coverage may not in all situations provide sufficient funds to protect Sedco Forex from all liabilities that could result from its drilling operations. Sedco Forex insures its rigs on an agreed value basis that is at least equal to the net book value of the rig and is regularly reviewed and modified for each individual rig based on market value, technology, such as deep water or dynamic positioning capability, utilization, dayrate and earnings potential. This means that some rigs are not insured for replacement value. Business interruption is not generally insured against, except in the event of total loss where an element of lost earnings can be included in the total insured value of the rig. This "top up" to the insured value is added where considered appropriate. Accordingly, the occurrence of a casualty or loss against which Sedco Forex is not fully insured could have a material adverse effect on Sedco Forex's financial position and results of operations.

     Sedco Forex is subject to liability under various environmental laws and regulations. See "-- Regulation." Generally, Sedco Forex has been able to obtain some degree of contractual indemnification pursuant to which Sedco Forex's client agrees to protect and indemnify Sedco Forex from liability for pollution, well and environmental damages; however, there is no assurance that Sedco Forex can obtain such indemnities in all of its contracts or that, in the event of extensive pollution and environmental damages, the clients will have the financial capability to fulfill their contractual obligations to Sedco Forex. Also, these indemnities may not be enforceable in all instances. For some contracts where the risk allocation or counterparty risk exposure is considered high, Sedco Forex can purchase additional insurance such as "operators extra expense insurance" against well control risks.

INTERNATIONAL OPERATIONS

     Sedco Forex operates in various regions throughout the world that expose Sedco Forex to various political and other uncertainties, including risks of:

     - war and civil disturbances;

     - expropriation of equipment;

     - the inability to repatriate income or capital; and

     - changing taxation policies.

     Sedco Forex is protected to a substantial extent against capital loss, but generally not loss of revenue, from most of these risks through insurance, indemnity provisions in its drilling contracts or both. As of September 30, 1999, all areas in which Sedco Forex was operating were covered by existing insurance policies.

     Sedco Forex's operations are also subject to significant government regulation in different jurisdictions. Many governments favor or effectively require the awarding of drilling contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. These practices may adversely affect Sedco Forex's ability to compete. Sedco Forex expects to continue its efforts to structure its operations in order to remain competitive in the international markets.

     Another risk inherent in Sedco Forex's operations is the possibility of currency exchange losses where revenues are received and expenses are paid in nonconvertible currencies. Sedco Forex may also incur losses as a result of an inability to collect revenues because of a shortage of convertible currency available to the country of operations. Sedco Forex seeks to limit these risks by structuring contracts such that compensation is made in freely convertible currencies and, to the extent possible, by limiting acceptance of blocked currencies to amounts that match its expense requirements in local currency.

REGULATION

     Sedco Forex's operations are affected from time to time in varying degrees by governmental laws and regulations. The drilling industry is dependent on demand for services from the oil and gas exploration industry and, accordingly, is affected by changing tax and other laws relating to the energy business generally.

     International contract drilling operations are subject to various laws and regulations in countries in which Sedco Forex operates, including laws and regulations relating to equipping and operating of drilling units, currency conversions and repatriation, oil exploration and development, taxation of offshore earnings and earnings of expatriate personnel and use of local employees and suppliers by foreign contractors. Governments in some countries have become increasingly active in regulating and controlling the ownership of concessions and companies holding concessions, the exportation of oil and other aspects of the oil industries in their countries. In addition, government action, including initiatives by OPEC, may continue to cause oil price volatility. In some areas of the world, this governmental activity has adversely affected the amount of exploration and development work done by major oil companies and may continue to do so.

     Some of the countries in whose waters Sedco Forex is presently operating or may operate in the future have regulations covering the discharge of oil and other contaminants in connection with drilling operations.

     In some cases, Sedco Forex, as an operator of mobile offshore drilling units, may be liable for damages and costs incurred in connection with oil spills for which it is held responsible, subject to certain limitations. Laws and regulations protecting the environment have become more stringent in recent years, and may in certain circumstances impose "strict liability," rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. Such laws and regulations may expose Sedco Forex to liability for the conduct of or conditions caused by others, or for acts that were in compliance with all applicable laws at the time such acts were performed. The application of these requirements or the adoption of new requirements could have a material adverse effect on Sedco Forex's financial position and results of operations.

     Sedco Forex believes that it has conducted its operations in substantial compliance with applicable environmental laws and regulations governing its activities. Although significant capital expenditures may be required to comply with such governmental laws and regulations, such compliance has not materially adversely affected the earnings or competitive position of Sedco Forex.

EMPLOYEES

     As of September 30, 1999, Sedco Forex had approximately 4,500 employees. Sedco Forex requires highly skilled personnel to operate its drilling units. As a result, Sedco Forex conducts extensive personnel recruiting, training and safety programs.

     On a worldwide basis, Sedco Forex had approximately 13 percent of its employees working under collective bargaining agreements at September 30, 1999. Some of those agreements have expired and negotiations are ongoing for new contracts. Sedco Forex has not experienced any work stoppages as a result of these expirations and negotiations. Sedco Forex believes it has good relations with its employees.

PROPERTIES

     Sedco Forex owns or leases office space or other facilities in most of the countries where it conducts operations. Sedco Forex does not consider any of these facilities to be material to its overall operations.

LEGAL PROCEEDINGS

     Global Marine Drilling Company initiated an arbitration proceeding in London in December 1997 against Sedco Forex. Global Marine alleges a claim for approximately $85 million against Sedco Forex for an alleged late return of a chartered rig and for breach of maintenance obligations under the charter. In February 1998, the tribunal held that the charter expired January 20, 1998, plus time for physical delivery, meaning Sedco Forex is liable to Global Marine for the "market dayrate" from that time until actual delivery in 1998. It is expected that the balance of the proceedings, including the final determination of any damages, will take place in 2000. On October 15, 1999, an arrestment of the Sedco Forex rig, Sovereign Explorer, was executed in connection with the proceedings. The rig is currently idle, and Sedco Forex does not expect this action to have any impact on the case or the operations of the rig. Sedco Forex disputes the allegations and arrestment and is vigorously defending the case. Sedco Forex does not expect that the ultimate liability, if any, resulting from the matter will have a material adverse effect on its business, financial position or results of operations.

     RIGCO North America, LLC, a subsidiary of Tatham Offshore Inc., filed a lawsuit in Texas state court in July 1999 asserting various claims against Sedco Forex in connection with shipyard and rig management contracts for two rigs managed on behalf of RIGCO. RIGCO alleges breach of contract, negligence and fraud and claims damages of approximately $51 million, plus exemplary damages, attorney's fees and other unspecified damages. In August 1999, RIGCO filed for voluntary bankruptcy protection in bankruptcy court in Texas. As part of the bankruptcy proceedings, RIGCO filed a preference action against Sedco Forex in September 1999. RIGCO seeks to avoid alleged transfers of approximately $4.2 million to Sedco Forex and to have those funds returned to the RIGCO bankruptcy estate. Sedco Forex disputes the allegations and is vigorously defending the case. Sedco Forex does not expect that the liability, if any, resulting from the matter will have a material adverse effect on its business, financial position or results of operations.

     The Indian Customs Department, Mumbai, filed a "show cause notice" against Sedco Forex and various other parties on July 8, 1999. The show cause notice alleges that the entry into India and other subsequent movements of a rig operated by Sedco Forex constituted imports and exports for which proper customs procedures were not followed and customs duties should have been paid, and seeks payment of customs duties, with interest and penalties, and confiscation of the rig. Sedco Forex has filed a response to the show cause notice. Hearings on this matter are continuing, and Sedco Forex expects an initial phase adjudication by the Customs Department by the first quarter of 2000. Sedco Forex disputes the allegations and is vigorously defending the case. Sedco Forex does not expect that the ultimate liability, if any, resulting from the matter will have a material adverse effect on its business, financial position or results of operations.

     Sedco Forex and its subsidiaries are involved in various other legal proceedings and claims that have arisen in the ordinary course of business. Sedco Forex believes that the ultimate liability, if any, resulting from such matters will not have a material adverse effect on its business, financial position, or results of operations.

     Sedco Forex is involved in certain other legal proceedings with respect to which Schlumberger has agreed to indemnify Sedco Forex against all costs and expenses and any ultimate liability that may be incurred.

            SEDCO FOREX SELECTED HISTORICAL COMBINED FINANCIAL DATA

     Schlumberger prepared the selected historical combined financial data of Sedco Forex in the table below using the combined financial statements of Sedco Forex. Schlumberger derived the combined financial information below for each of the three years ended December 31, 1998, and the combined balance sheet data as of December 31, 1997 and 1998, from combined financial statements appearing elsewhere in this joint proxy statement/prospectus audited by PricewaterhouseCoopers LLP, independent accountants. Schlumberger derived the combined statement of income data for the six months ended June 30, 1999 and 1998 and the years ended December 31, 1995 and 1994 and the combined balance sheet data as of June 30, 1999 and December 31, 1995 and 1994 from unaudited combined financial statements. In the opinion of management, the unaudited interim financial statements for the six months ended June 30, 1999 and 1998 include all adjustments consisting only of normal recurring adjustments necessary for a fair statement of the results for the unaudited periods. Operating results for the six months ended June 30, 1999 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1999.

                                                              SIX MONTHS
                                                                 ENDED
                                                               JUNE 30,          YEARS ENDED DECEMBER 31,
                                                              -----------   ----------------------------------
                                                              1999   1998    1998    1997   1996   1995   1994
                                                              ----   ----    ----    ----   ----   ----   ----
                                                                    (IN MILLIONS, EXCEPT PER SHARE DATA)
                                                              (UNAUDITED)                          (UNAUDITED)
COMBINED STATEMENT OF INCOME DATA
Operating revenues..........................................  $352   $534   $1,091   $891   $663   $437   $391
Net income..................................................    39    158      342    260    148     62     34
Pro forma earnings per share
  Basic.....................................................  0.35            3.13
  Diluted...................................................  0.35            3.13
Pro forma average shares outstanding
  Basic(1)..................................................   109             109
  Diluted(2)................................................   109             109

                                                                                        DECEMBER 31,
                                                               JUNE 30,     ------------------------------------
                                                                 1999        1998     1997    1996   1995   1994
                                                              -----------   ------   ------   ----   ----   ----
                                                                                (IN MILLIONS)
                                                              (UNAUDITED)                        (UNAUDITED)
COMBINED BALANCE SHEET DATA
Working capital.............................................    $   57      $  217   $  168   $113   $130   $ 86
Total assets................................................     1,515       1,473    1,051    899    781    742
Long-term debt..............................................        77          86      139     46     40     28
Equity......................................................       519         564      363    462    574    593

---------------

(1) Average basic shares outstanding represent Transocean Sedco Forex shares to be issued to Schlumberger's shareholders pursuant to the merger agreement.

(2) Average diluted shares outstanding adjust average basic shares outstanding for the dilutive effect of stock options.

              SEDCO FOREX MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following information should be read in connection with the information contained in Sedco Forex's combined financial statements and the notes thereto included elsewhere in this joint proxy statement/prospectus. As used in this discussion, the term "Sedco Forex" refers to the historical offshore contract drilling service business of Schlumberger Limited that is to be spun off and merged with Transocean and to that business as consolidated under Sedco Forex Holdings Limited from and after the time of the spin-off.

OVERVIEW

     Sedco Forex is a leading international provider of offshore contract drilling services for offshore oil and gas exploration, development and production. Sedco Forex currently owns, has an ownership interest in or operates 40 mobile offshore drilling rigs. Sedco Forex's fleet consists of three fourth-generation semisubmersibles, twenty second- and third-generation semisubmersibles, one first-generation semisubmersible, two drillships, ten jackup rigs and four tenders. Sedco Forex also has under construction three Sedco Express-class semisubmersibles, the Sedco Express, Cajun Express and Sedco Energy, and one independent-leg cantilevered jackup rig, the Trident 20. In addition, the fleet includes one multi-purpose service jackup rig, six swamp barges and two land drilling rigs. Sedco Forex contracts these drilling rigs, related equipment and work crews primarily on a dayrate basis to drill oil and gas wells. Sedco Forex also provides additional drilling services, including well intervention and management of third-party well service activities.

OPERATING RESULTS

     Comparative data relating to Sedco Forex's operating results for the three years ended December 31, 1998, 1997 and 1996 and for the six months ended June 30, 1999 and 1998 are summarized below. The results of interim periods are not necessarily indicative of a full year's operations.

                                                   SIX MONTHS ENDED
                                                       JUNE 30,         YEAR ENDED DECEMBER 31,
                                                   -----------------   --------------------------
                                                    1999      1998       1998      1997     1996
                                                   -------   -------   --------   ------   ------
                                                                   (IN MILLIONS)
                                                      (UNAUDITED)
REVENUE:
  Operating......................................  $  352    $534.4    $1,090.5   $891.3   $663.2
  Interest and other income......................     6.7       3.3         8.8      8.3      8.1
                                                   ------    ------    --------   ------   ------
                                                    358.3     537.7     1,099.3    899.6    671.3
EXPENSES:
  Cost of services...............................   297.1     329.3       674.7    561.8    476.3
  Research and engineering.......................     6.3       6.1        11.3      9.8     10.2
  General and administrative.....................     8.4      12.3        26.3     15.9     13.8
  Interest expense, net..........................     6.9       9.9        13.0     19.6      7.9
                                                   ------    ------    --------   ------   ------
Income before taxes..............................    39.6     180.1       374.0    292.5    163.1
Income taxes.....................................    (0.9)    (21.8)      (32.4)   (32.0)   (15.6)
                                                   ------    ------    --------   ------   ------
          Net income.............................  $ 38.7    $158.3    $  341.6   $260.5   $147.5
                                                   ======    ======    ========   ======   ======

 Six months ended June 30, 1999 compared to six months ended June 30, 1998

     Operating revenues for the six months ended June 30, 1999 were $352 million compared to $534 million for the same period in 1998, a decrease of $182 million or 34 percent. The decrease resulted primarily from decreased demand in the worldwide drilling market as a direct consequence of depressed oil prices in 1998 and early 1999. As a result, average utilization for the first six months of 1999 fell to 75 percent compared to an average of 96 percent for the same period in 1998. In addition, average dayrates for the first six months of 1999 fell to approximately $61,000 compared to approximately $67,000 for the same period in 1998.

     Cost of services for the six months ended June 30, 1999 was $297 million compared to $329 million for the same period in 1998, a decrease of $32 million or 10 percent. The decrease resulted primarily from reduced rig activity in 1999 due to the decline in demand and resulting oversupply of rigs in the market. A large portion of Sedco Forex's cost of services consists of depreciation and employee-related costs and is fixed or only semi-variable. Accordingly, cost of services does not vary in direct proportion to activity. Cost of services for the six months ended June 30, 1999 also includes charges totaling $42 million in respect of severance liabilities and provisions for contractual disputes.

     Research and engineering expense for the six months ended June 30, 1999 was $6 million compared to $6 million for the same period in 1998. In both periods, approximately $2 million of research and engineering expense was allocated by Schlumberger to Sedco Forex. This allocation is dependent on a number of factors, including the nature and scale of research and engineering projects, the level of central costs and the proportion of Sedco Forex's revenues to Schlumberger's worldwide group revenues. Accordingly, while the allocation methods are considered to be reasonable, the level of research and engineering expenses may not be indicative of ongoing costs for Sedco Forex upon completion of the spin-off from Schlumberger and the merger with Transocean.

     General and administrative expense for the six months ended June 30, 1999 was $8 million compared to $12 million for the same period in 1998, a decrease of $4 million or 33 percent. The decrease resulted from cost reduction measures taken in response to reduced activity levels and the lower allocation of central overhead due to Sedco Forex's lower revenues. General and administrative expense includes an allocation by Schlumberger to Sedco Forex that amounts to approximately $3 million for the six months ended June 30, 1999 and $5 million for the same period in 1998. The amount allocated by Schlumberger is dependent on a number of factors, including the level of central costs and the proportion of Sedco Forex's revenues to Schlumberger's worldwide group revenues. Accordingly, while the allocation methods are considered to be reasonable, the level of general and administrative expenses may not be indicative of ongoing costs for Sedco Forex upon completion of the spin-off from Schlumberger and the merger with Transocean.

     Interest expense for the six months ended June 30, 1999 was $7 million compared to $10 million for the same period in 1998, a decrease of $3 million or 30 percent. The net decrease includes an increase in gross interest expense for the first six months of 1999 to $17 million compared to $11 million for the same period of 1998. This increase resulted primarily from interest incurred on loans to finance newbuild construction projects. The increase was more than offset by the capitalization of $12 million of interest for the period ended June 30, 1999 in respect of construction projects compared to the capitalization of only $2 million for the comparable 1998 period.

     Income tax expense for the six months ended June 30, 1999 was $1 million compared to $22 million for the same period in 1998, a decrease of $21 million or 95 percent. The decrease resulted primarily from the reduction in activity and dayrates in countries where taxes are charged on a "deemed profit" basis (equivalent to a fixed percentage of revenue) coupled with the tax effect of the charges included in cost of services.

     Net income for the six months ended June 30, 1999 was $39 million compared to $158 million for the same period in 1998, a decrease of $119 million or 75 percent. The decrease resulted primarily from the significant reduction in revenues compared to 1998, as well as the impact of charges in the first quarter of 1999.

 1998 compared to 1997

     Operating revenues for the year ended December 31, 1998 were $1,091 million compared to $891 million for 1997, an increase of $200 million or 22 percent. The increase in revenues for 1998 resulted primarily from an increase in dayrates from an average of approximately $56,000 in 1997 to approximately $70,000 in 1998 and from increased utilization, which improved from an average of 90 percent in 1997 to 91 percent in 1998. Dayrates increased in early 1998 as a result of higher market demand converging with tightening supply.

     Cost of services for the year ended December 31, 1998 was $675 million compared to $562 million for 1997, an increase of $113 million or 20 percent. The increase in 1998 resulted primarily from rig reactivation and mobilization costs and enhanced maintenance costs and employee compensation. A large portion of Sedco Forex's cost of services consists of depreciation and employee-related costs and is fixed or only semi-variable. Accordingly, cost of services does not vary in direct proportion to activity. Cost of services for the year ended December 31, 1998 also includes charges totaling $23 million relating to severance liabilities, the write-down of obsolete fixed assets and contract disputes.

     Research and engineering expense for the year ended December 31, 1998 was $11 million compared to $10 million for 1997, an increase of $1 million or approximately 10 percent. The increase in 1998 resulted primarily from the higher allocation of central overhead due to Sedco Forex's higher revenues. For 1998, approximately $3 million of research and engineering expense was allocated by Schlumberger to Sedco Forex compared to approximately $2 million in 1997. This allocation is dependent on a number of factors, including the nature and scale of research and engineering projects, the level of central costs and the proportion of Sedco Forex's revenues to Schlumberger's worldwide group revenues. Accordingly, while the allocation methods are considered to be reasonable, the level of research and engineering expenses may not be indicative of ongoing costs for Sedco Forex upon completion of the spin-off from Schlumberger and the merger with Transocean.

     General and administrative expense for the year ended December 31, 1998 was $26 million compared to $16 million for 1997, an increase of $10 million or 63 percent. The increase in 1998 resulted from the higher allocation of central overhead due to Sedco Forex's higher revenues and from increased marketing and business development efforts. General and administrative expense includes an allocation by Schlumberger to Sedco Forex that amounts to approximately $9 million for 1998 and $4 million for 1997. The general and administrative expense allocation by Schlumberger to Sedco Forex is dependent on a number of factors, including the level of central costs and the proportion of Sedco Forex's revenues to Schlumberger's worldwide group revenues. Accordingly, while the allocation methods are considered to be reasonable, the level of general and administrative expenses may not be indicative of ongoing costs for Sedco Forex upon completion of the spin-off from Schlumberger and the merger with Transocean.

     Interest expense for the year ended December 31, 1998 was $13 million compared to $20 million for 1997, a decrease of $7 million or 35 percent. The decrease in 1998 resulted primarily from the capitalization of $9 million in interest relating to construction projects.

     Income tax expense for the year ended December 31, 1998 was $32 million compared to $32 million for 1997. Sedco Forex operates in a number of countries where income tax is charged on a deemed profit basis. Accordingly, income tax expense does not necessarily vary in direct proportion with pre-tax income. The decrease in income tax expense in relation to pre-tax income for 1998 resulted primarily from the release of the remaining valuation allowance relating to U.K. tax loss carryforwards of $15 million. This carryforward, which Sedco Forex believes will be fully utilized, is available to Sedco Forex indefinitely.

     Net income for the year ended December 31, 1998 was $342 million compared to $261 million for 1997, an increase of $81 million or 31 percent. The increase in 1998 resulted primarily from higher revenues due to increased dayrates and rig utilization, partially offset by charges included in cost of services totaling $20 million.

 1997 compared to 1996

     Operating revenues for the year ended December 31, 1997 were $891 million compared to $663 million for 1996, an increase of $228 million or 34 percent. The increase in revenues for 1997 resulted primarily from increased dayrates, which improved from an average of approximately $44,000 in 1996 to approximately $56,000 in 1997. Dayrates increased in 1997 as a result of higher market demand converging with tightening supply. Rig utilization increased to 90 percent in 1997 from 88 percent in 1996.

     Cost of services for the year ended December 31, 1997 was $562 million compared to $476 million for 1996, an increase of $86 million or 18 percent. The increase in 1997 resulted primarily from rig reactivation and mobilization costs and higher maintenance costs and employee compensation. A large portion of Sedco Forex's cost of services consists of depreciation and employee-related costs and is generally fixed or only semi-variable. Accordingly, cost of services generally does not vary in direct proportion to activity.

     Research and engineering expense for the year ended December 31, 1997 was $10 million compared to $10 million for 1996. For each of 1997 and 1998, approximately $2 million of research and engineering expense was allocated by Schlumberger to Sedco Forex.

     General and administrative expense for the year ended December 31, 1997 was $16 million compared to $14 million for 1996, an increase of $2 million or 14 percent. General and administrative expense includes an allocation by Schlumberger to Sedco Forex that amounts to approximately $4 million for each of 1997 and 1996.

     Interest expense for the year ended December 31, 1997 was $20 million compared to $8 million for 1996, an increase of $12 million or 150 percent. The increase in 1997 resulted primarily from the financing of the Trident IX and the Trident 16 rigs and borrowings to finance the acquisition of the Actinia and the refinancing of the Sedco 703.

     Income tax expense for the year ended December 31, 1997 was $32 million compared to $16 million for 1996, an increase of $16 million or 100 percent. Sedco Forex operates in a number of countries where income tax is charged on a deemed profit basis. Accordingly, income tax expense does not necessarily vary in direct proportion with pre-tax income. The increase in 1997 resulted primarily from increased profits that generally were earned in jurisdictions with higher effective tax rates.

     Net income for the year ended December 31, 1997 was $261 million compared to $148 million for 1996, an increase of $113 million or 76 percent. The increase in 1997 resulted primarily from increased revenues arising from improved dayrates.

MARKET OUTLOOK

     Rig utilization for the third quarter of 1999 averaged approximately 73 percent fleetwide compared to 74.5 percent fleetwide in the second quarter of 1999. The decrease in fleetwide utilization was primarily due to four rigs becoming idle upon the expiration of existing contracts in the second quarter and early in the third quarter, which were not completely offset by three new contracts starting in the third quarter. Average dayrates during the third quarter of 1999 declined to approximately $55,400 from approximately $58,200 in the second quarter of 1999, due primarily to several rigs commencing new lower-rate contracts during the third quarter or being stacked following completion of higher rate contracts. As of September 30, 1999, Sedco Forex had 60% of its fleet days committed for the remainder of 1999 and 27% for the year 2000.

     Reduced exploration and development activity by Sedco Forex's customers, resulting from the sustained period of low oil prices from late 1997 through early 1999 and industry consolidation over the same time period, continued in the second quarter despite the upturn in prices since February 1999. Rig availability has also increased as a result of expiring contracts and construction by drilling contractors of new rigs that are capable of competing with Sedco Forex's rigs. This decline in exploration and development activity and increased rig availability has created a highly competitive market for contract drilling services, with corresponding reductions in utilization and dayrates for all classes of offshore rigs.

     Oil prices have rallied from lows experienced in 1998, reaching a price in excess of $24 per barrel in September before falling back to about $22 in October. This level of oil prices suggests that there could be an improving long-term fundamental outlook for the offshore drilling business. Sedco Forex has recently experienced an increase in customer inquiries in all of its principal market areas, but this has not yet led to meaningful increases in dayrates or rig utilization. It is expected that in the near term, customers will continue a cautious approach to exploration and development spending until these commodity price gains prove to be sustainable.

     Sedco Forex's efforts to secure contracts for its drilling units becoming available due to contract expirations have been and will continue to be adversely affected by continuing market weakness. Some units have been contracted at lower rates in order to secure work and others have been stacked. As of September 30, 1999, eight semisubmersibles, one jackup, four swamp barges, two tenders and one land rig were stacked. However, two idled semisubmersibles will be reactivated under new contracts scheduled to commence in the fourth quarter of 1999. In addition to the loss of revenues associated with stacking rigs and maintaining them in idle status, Sedco Forex has incurred and may incur additional expenses associated with severance and related payments to rig operating personnel made redundant as a result.

OTHER FACTORS AFFECTING OPERATING RESULTS

     Sedco Forex's business depends on the level of activity in offshore oil and gas exploration, development and production in markets worldwide. Oil and gas prices, market expectations of potential changes in these prices and a variety of political and economic factors significantly affect this level of activity. Oil and gas prices are extremely volatile and are affected by numerous factors, including

     - worldwide demand for oil and gas;

     - the ability of the Organization of Petroleum Exporting Countries, commonly called "OPEC," to set and maintain production levels and pricing;

     - the level of production of non-OPEC countries;

     - the policies of the various governments regarding exploration and development of their oil and gas reserves;

     - advances in exploration and development technology; and

     - the political environment of oil-producing regions.

     The offshore contract drilling industry is highly competitive with numerous industry participants, none of which has a dominant market share. Some of Sedco Forex's competitors may have greater resources than Sedco Forex.

     Drilling contracts are traditionally awarded on a competitive bid basis. Intense price competition is often the primary factor in determining which qualified contractor is awarded a job, although rig availability and the quality and technical capability of service and equipment may also be considered.

     Sedco Forex's industry has historically been cyclical. There have been periods of high demand, short rig supply and high dayrates, followed by periods of lower demand, excess rig supply and low dayrates. The industry is currently in a period of low demand, and Sedco Forex is unable to predict when the market will change and if so, to what extent. In addition, rig availability has increased as a result of contract expirations and construction by other drilling contractors of new rigs that are competing with Sedco Forex's rigs. Periods of excess rig supply intensify the competition in the industry and often result in rigs being idled for long periods of time.

     Sedco Forex's customers may terminate many of Sedco Forex's term drilling contracts if the drilling unit is destroyed or lost or if drilling operations are suspended for a specified period of time as a result of a breakdown of major equipment or, in some cases, due to other events beyond the control of either party. In addition, the drilling contracts for Sedco Forex's newbuild rigs contain termination or term reduction provisions tied to late delivery of these units. In reaction to depressed market conditions, Sedco Forex's customers may also seek renegotiation of firm drilling contracts to reduce their obligations.

     As of September 30, 1999, Sedco Forex had four new rigs in shipyards under construction. These construction projects are subject to the risks of delay or cost overruns inherent in any large construction project resulting from numerous factors, including the following:

     - shipyard unavailability;

     - shortages of equipment, materials or skilled labor;

     - unscheduled delays in the delivery of ordered materials and equipment;

     - engineering problems, including those relating to the commissioning of newly designed equipment;

     - work stoppages;

     - weather interference;

     - unanticipated cost increases; and

     - difficulty in obtaining necessary permits or approvals.

     These factors may contribute to cost variations and delays in the delivery of Sedco Forex's drilling units under construction. Delays in delivery of these units would result in delays in contract commencements, resulting in a loss of revenue to Sedco Forex, and may also cause customers to terminate the drilling contracts for these rigs pursuant to late delivery termination clauses. In the event of termination of a drilling contract for one of these rigs, it is unlikely that Sedco Forex would be able to secure a replacement contract on as favorable terms.

     Sedco Forex operates in various regions throughout the world that may expose Sedco Forex to political and other uncertainties, including risks of:

     - war and civil disturbances;

     - expropriation of equipment;

     - the inability to repatriate income or capital; and

     - changing taxation policies.

     Sedco Forex is protected to a substantial extent against loss of capital assets, but generally not loss of revenue, from most of these risks through insurance, indemnity provisions in its drilling contracts or both. As of September 30, 1999, all areas in which Sedco Forex was operating were covered by existing insurance policies.

     The offshore drilling business is subject to significant government regulations in different jurisdictions. Many governments favor or effectively require the awarding of drilling contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. These practices may adversely affect Sedco Forex's ability to compete. Sedco Forex expects to continue its efforts to structure its operations in order to remain competitive in international markets.

     Another risk inherent in its operations is the possibility of currency exchange losses where revenues are received and expenses are paid in nonconvertible currencies. Sedco Forex may also incur losses as a result of an inability to collect revenues because of a shortage of convertible currency available to the country of operation. Sedco Forex seeks to limit these risks by structuring contracts such that compensation is made in freely convertible currencies and, to the extent possible, by limiting acceptance of blocked currencies to amounts that match its expense requirements in local currency.

     Sedco Forex requires highly skilled personnel to operate and provide technical services and support for its drilling units. To the extent demand for drilling services and the size of the worldwide industry fleet increase, shortages of qualified personnel similar to those experienced in 1996-97 could arise, creating upward pressure on wages. Sedco Forex is continuing its recruitment and training programs as required to meet its anticipated personnel needs.

     On a worldwide basis, Sedco Forex had approximately 13 percent of its employees working under collective bargaining agreements at September 30, 1999. Some of those agreements have expired and negotiations are ongoing for new contracts. Sedco Forex has not experienced any work stoppages as a result of these expirations and negotiations.

     The general rate of inflation in the majority of the countries in which Sedco Forex operates has been moderate over the past several years and has not had a material impact on Sedco Forex's results of operations. The increase in the demand for offshore drilling rigs experienced in 1996 and 1997 led to higher labor, transportation and other operating expenses as a result of an increased need for qualified personnel and services. Because of the decline in demand for offshore drilling services commencing in 1998, these inflationary pressures have decreased.

LIQUIDITY AND CAPITAL RESOURCES

 SOURCES AND USES OF CASH

    Six months ended June 30, 1999 compared to six months ended June 30, 1998

     Cash flows provided by operations for the six months ended June 30, 1999 were $151 million compared to $165 million for the same period in 1998, a decrease of $14 million or approximately 8 percent. The decrease in cash flows provided by operations resulted primarily from reduced net income, partly offset by movements in working capital.

     Cash flows used in investing activities for the six months ended June 30, 1999 were $250 million compared to $160 million for the same period in 1998, an increase of $90 million or approximately 56 percent. The increase in cash flows used in investing activities resulted primarily from increased capital expenditures on construction projects.

     Cash flows provided by financing activities for the six months ended June 30, 1999 were $10 million compared to cash flows used in financing activities of $66 million for the same period in 1998, an increase of $76 million. The increase in cash provided by financing activities resulted primarily from proceeds from the issuance of related party debt during the six months ended June 30, 1999.

    1998 compared to 1997

     Cash flows provided by operations for the year ended December 31, 1998 were $473 million compared to $318 million for 1997, an increase of $155 million or approximately 49 percent. The increase in cash provided by operations resulted primarily from increased net income.

     Cash flows used in investing activities for the year ended December 31, 1998 were $422 million compared to $19 million for the same period in 1997, an increase of $403 million. The increase in cash used in investing activities resulted primarily from increased capital expenditures on construction projects in 1998 and the receipt of proceeds in 1997 from the sale of two rigs.

     Cash flows provided by financing activities for the year ended December 31, 1998 were $27 million compared to cash flows used in financing activities of $269 million for the same period in 1997, an increase of $296 million. The increase in cash provided by financing activities resulted primarily from greater proceeds from the issuance of debt during the year ended December 31, 1998 together with the impact of dividends paid in 1997 that were not paid in 1998 and lower repayment of advances from related parties in 1998.

 CAPITAL EXPENDITURES

     Sedco Forex's investments in its existing fleet and previously announced fleet additions continue to require significant capital expenditures. Capital expenditures, including capitalized interest, totaled $425 million during the year ended December 31, 1998 and are expected to be approximately $581 million in 1999, including amounts that will be spent on newbuild construction projects as summarized below. In 1999, Sedco Forex has made capital expenditures aggregating $250 million through June 30, and approximately $420 million through September 30.

     The projected total cost, including capitalized interest, and completion dates for Sedco Forex's major rig construction projects are as follows:

                                            SEDCO     SEDCO     CAJUN    TRIDENT
                                           EXPRESS   ENERGY    EXPRESS     20       TOTAL
                                           -------   -------   -------   -------   -------
                                                     (EXPENDITURES IN MILLIONS)
Cumulative at December 31, 1998..........  $   118   $   107   $    58   $    40   $   323
Actual for six months ended June 30,
  1999...................................       60        62        73        23       218
Actual for July 1 to September 30,
  1999...................................       41        48        41        21       151
                                           -------   -------   -------   -------   -------
Cumulative at September 30, 1999.........      219       217       172        84       692
Projected for fourth quarter 1999........       33        39        29        21       122
Projected 2000...........................       46        51        64        27       188
                                           -------   -------   -------   -------   -------
Projected total cost.....................  $   298   $   307   $   264   $   132   $ 1,002
                                           =======   =======   =======   =======   =======
Estimated completion date................  1Q 2000   1Q 2000   2Q 2000   4Q 2000

     These construction projects are subject to the risks of delay or cost overruns inherent in any large construction project resulting from numerous factors, including those listed previously. See "-- Liquidity and Capital Resources -- Capital Expenditures."

     Sedco Forex intends to fund the cash requirements relating to its capital commitments through available cash balances, borrowings from Schlumberger prior to the spin-off or third parties and other commercial bank or capital market financings.

 DEBT

     Sedco Forex's third-party and related party indebtedness are summarized below:

  Third-party Indebtedness

     Sedco Forex has entered into financing arrangements with a commercial bank for the Trident IX and Trident 16 pursuant to which $60 million was financed originally in connection with the Trident IX and $60 million was financed originally in connection with the Trident 16. The payments under these financings include an interest component of 7.95% for the Trident IX and 7.20% for the Trident 16, and the remaining terms run through 2003 for the Trident IX and 2005 for the Trident 16. The arrangements provide for a call right on the part of Sedco Forex to repay the financings at a predetermined price, which declines over time, prior to end of the term and to take unencumbered ownership of the rigs. Additionally, under some circumstances, the bank has a put right to cause Sedco Forex to repay the financings at the same price as would apply in the case of a Sedco Forex call. As of June 30, 1999, remaining payments aggregate $42 million under the Trident IX arrangement and $50 million under the Trident 16 arrangement. As of September 30, 1999, remaining payments aggregated $41 million under the Trident IX arrangement and $48 million under the Trident 16 arrangement. Cash to fund the satisfaction of these obligations is expected to be generated from Sedco Forex's operating activities.

  Related Party Indebtedness

     At June 30, 1999 Sedco Forex had long-term debt to related parties of $506 million. As of September 30, 1999, this debt totaled $496 million. These loans bear interest at a rate of LIBOR plus 0.5%. These loans have been used to finance both Sedco Forex's existing fleet of rigs and ongoing major construction projects. The loans are repayable in fixed annual amounts over agreement terms ranging from eight to fourteen years, commencing from the date of drawdown or, in the case of the construction projects, on commencement of operating activities by the relevant rig. Sedco Forex has the option to repay the debt in full at any time, subject to an agreed notice period. Cash to fund the repayment of these borrowings is expected to be generated from Sedco Forex's operating activities. Sedco Forex is required to repay the portion of this indebtedness that remains following the spin-off, which is estimated to be approximately $350 million upon completion of the spin-off. See "Summary -- The Companies -- Transocean Offshore Inc. -- Recent Developments" and "The Transaction Agreements -- The Distribution
Agreement -- Intercompany Indebtedness and Other Financing Matters."

 DERIVATIVE INSTRUMENTS

     Occasionally, Sedco Forex uses derivative instruments such as forward currency contracts and foreign currency options. Forward currency contracts provide a hedge against currency fluctuations on assets/ liabilities denominated in other than a functional currency. Options are usually entered into to hedge against currency variations on firm commitments generally involving the construction of drilling rigs. Sedco Forex defers gains and losses on these currency contracts, which qualify as accounting hedges, and recognizes them when the underlying foreign exchange exposure is realized. See "-- Quantitative and Qualitative Disclosures About Market Risk."

 ASSET DIVESTITURES

     In September 1997, Sedco Forex sold two of its rigs, the Sedco Explorer and the Drill Star, to Sea Wolf Drilling Limited, an entity in which Schlumberger has an indirect 25% interest and which is 75% owned by a third-party investment company. The rigs are being operated by Sedco Forex under bareboat charters. The proceeds from these asset divestitures were used to fund capital expenditures. See "Business of Sedco Forex -- Drilling Rig Status."

 SOURCES OF LIQUIDITY

     Sedco Forex believes that its cash and cash equivalents, cash generated from operations, borrowing capacity and access to other financing sources will be adequate to meet its anticipated short-term and long-term liquidity requirements, including scheduled debt repayments and capital expenditures for new rig construction and upgrade projects.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities. In June 1999, the FASB issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB 133 to delay the required effective date for adoption of SFAS No. 133 to fiscal years beginning after June 15, 2000. Because of Sedco Forex's limited use of derivatives to manage its exposure to fluctuations in foreign exchange rates, Sedco Forex does not anticipate that the adoption of the new statement will have a significant effect on the results of operations or the financial position of the company. Sedco Forex will adopt SFAS 133 as of January 1, 2001.

YEAR 2000 ISSUES

 OVERVIEW

     The "year 2000 issue" is the inability of computers and computing technology to correctly process the year 2000 date change.

     Sedco Forex recognizes that the year 2000 issue creates a significant uncertainty to its business, and has a proactive, year 2000 readiness program.

     As part of its program, most nonready systems are being replaced or upgraded with new systems that will provide certain competitive benefits, as well as ensure year 2000 readiness to minimize customer and shareholder business disruptions caused by this issue. Schlumberger formed a company-wide task force in late 1997 to provide guidance to its business units, including Sedco Forex, and monitor progress of the program. Sedco Forex has dedicated internal resources and has consulted with and engaged various third parties, including outside consultants and service providers, to assist it in its year 2000 efforts.

     Overall, the program is proceeding on schedule. In 1994, Schlumberger decided to upgrade its main internal business systems, including those of Sedco Forex, with year 2000 ready programs. This is expected to be completed by the end of 1999. Those aspects of Schlumberger's internal business systems that are not scheduled to be covered by this upgrade effort are being separately addressed through an upgrade of existing legacy systems to year 2000 ready status.

 PROGRAM

     Sedco Forex's year 2000 program uses a business risk assessment and prioritization approach, and is intended to produce year 2000 ready products and services and to minimize disruptions in business operations. The program is divided into three major readiness categories:

     - assets

     - information technology ("IT")

     - commercial

     Within each category, there are two program stages:

     - Stage I: assessment and preparation -- this stage focuses on up-front planning, data gathering and correction planning. This includes

      -- raising year 2000 awareness;

      -- carrying out a detailed asset inventory;

      -- assessing the scope of the year 2000 problem;

      -- determining appropriate corrections, testing/validation, acceptance and deployment approaches; and

      -- preparing project plans and budgets.

     - Stage II: repairs, testing, and deployment -- this stage focuses on "fixing" year 2000 problems and testing those fixes, followed by user-acceptance, redeployment and operational validation of the repaired, replaced or otherwise fixed systems.

     Assets. This category consists of (1) equipment that Sedco Forex uses to provide services to its customers and (2) hardware and software associated with embedded computer chips that are used in the operation of Sedco Forex's rigs. Program progress under this category is on schedule with the majority of Stage I activities completed; Sedco Forex is now finalizing Stage II activities. Sedco Forex expects activities associated with year 2000 readiness of assets to be completed by December 1999.

     Information Technology. This category deals with traditional IT infrastructure, such as business applications, computer hardware/software, IT networks and communication equipment. Implementation of the business applications software system has been completed. The activities associated with other systems in this IT category, such as computer hardware/software, IT networks and communications equipment, also are on schedule. Stage I activities have been completed and Stage II activities are being finalized and are expected to be completed by November 1999.

     Commercial. This category deals with Sedco Forex's efforts to avoid being adversely affected by year 2000 issues from external entities, suppliers, financial institutions and service providers not affiliated with Sedco Forex. Stage I of the program includes a process for mitigating the year 2000 issues associated with key suppliers. Sedco Forex is communicating with its key suppliers, business partners and customers seeking their assurances that they will be year 2000 ready. Based on responses, Sedco Forex has developed contingency plans for those areas that pose significant risk from the year 2000 issue; however, Sedco Forex could potentially experience disruptions to some aspects of its operations from non-compliant systems utilized by unrelated third-party entities. Work in this category is on schedule. The Stage I activities have been completed and Stage II efforts are being finalized. Sedco Forex expects these efforts to be completed by November 1999.

 CONTINGENCY PLANNING

     Sedco Forex is reviewing the activities associated with each category and is determining those activities at risk of not being completed in time to prevent a year 2000 disruption. Appropriate contingency plans are being designed for each of the "at risk" activities to provide an alternative means of functioning that minimizes the effect of the potential year 2000 disruption, both internally and on Sedco Forex's customers. These contingency-planning activities are expected to be completed in November 1999.

 COSTS

     Year 2000 program funding requirements have been incorporated into Sedco Forex's capital and operating plans and are not expected to have a material adverse impact on its financial condition or results of operations. Sedco Forex estimates the cost of its year 2000 program to be around $3 million, of which approximately $2 million has been spent to date. The estimated breakdown of these costs is 53% for employee resources, 18% for IT-related upgrades and repair and 29% for non-IT embedded chip technology. In addition, through cost allocations from Schlumberger, Sedco Forex has contributed to the year 2000 work performed on common legacy systems. These allocations amounted to less than $1 million. The above costs do not include the normal upgrading of business and financial systems that would be year 2000 ready, or rationalization costs of year 2000 ready technology already defined by Sedco Forex's business plans.

 RISKS

     Dates and schedules for Sedco Forex's year 2000 program are based on management's best estimates, which involve numerous assumptions, including:

     - the results of Stage I assessments;

     - the continued availability of certain resources;

     - third-parties' year 2000 status and plans; and

     - other factors.

     There can be no guarantee that these estimates will be achieved, or that there will not be delays in, or increased costs associated with, implementation of the year 2000 program. Specific factors that might cause differences between present estimates and actual results include:

     - the availability and cost of skilled personnel;

     - consultants, and independent contractors;

     - the ability to locate and correct all relevant computer code;

     - timely and effective action by third parties and suppliers;

     - the ability to implement interfaces between year 2000 ready systems and those systems not being replaced; and

     - similar uncertainties.

     Because of the general uncertainty inherent in the year 2000 issues, which is partially attributable to the interconnection of global businesses, Sedco Forex cannot assure that it will be able to resolve appropriately all year 2000 issues that may affect its operations and business or expose it to third-party liability. The failure to correct a year 2000 problem could result in an interruption in, or a failure of, all or part of normal business activities or operations. Such failures could materially and adversely affect Sedco Forex's financial condition and results of operations. Because of the uncertainties described above, Sedco Forex presently is unable to determine whether the consequences of such year 2000 failures will have a material impact on its financial condition or results of operations.

EURO DISCLOSURES

     On January 1, 1999, the euro became the official single currency of the European Union. As of that date, the conversion rates of the national currencies of the eleven member states adopting the euro were fixed irrevocably. The national currencies will initially remain in circulation as nondecimal subunits of the euro and will be replaced by euro bills and coins by July 2002. During the transition period from January 1999 to January 2002, public and private parties may pay for goods and services using either the euro or the national currency on a "no compulsion, no prohibition" basis. Sedco Forex operates for the most part in a U.S. dollar-denominated environment and does not expect the introduction of the euro to have a material adverse effect on its business, financial position or results of operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Interest Rate Risk. Exposure to market risk for changes in interest rates relates primarily to Sedco Forex's long-term debt obligations. Because these obligations consist solely of fixed rate indebtedness or related party variable rate indebtedness that is required to be repaid following the spin-off, Sedco Forex does not believe its exposure to interest rate market risk is material.

     Foreign Exchange Risk. Sedco Forex operates internationally, resulting in exposure to foreign exchange risk. Sedco Forex uses a variety of techniques to minimize the exposure to foreign exchange risk, including customer contract terms and the use of foreign exchange derivative instruments or spot purchases. Sedco Forex does not enter into derivative transactions for speculative purposes. At December 31, 1998, Sedco Forex had no material open foreign exchange contracts and had foreign currency options totalling $68 million.

                           MANAGEMENT OF SEDCO FOREX

     The following table lists the names, ages as of September 30, 1999 and titles of the "executive officers" of Sedco Forex, as defined under the rules of the SEC. The persons listed have no employment relationship with Sedco Forex Holdings Limited and do not serve as officers or directors of that corporation. These individuals are employed by various affiliates of Sedco Forex Holdings Limited that are incorporated in France, the United Kingdom, the United States and the British Virgin Islands and provide support services to the Sedco Forex companies.

NAME                                    AGE                   TITLE
----                                    ---                   -----
Jean P. Cahuzac.......................  45    President
Yves Le Moign.........................  45    Business Manager Continental Europe,
                                              CIS & Africa
Ricardo Rosa..........................  43    Controller
Michael I. Unsworth...................  40    Business Manager Asia
Robert F. MacChesney..................  42    Business Manager North Sea
Patrick C. Lowe.......................  40    Business Manager North & South America

     Jean P. Cahuzac has served as President of Sedco Forex since January 1999. He was appointed Vice President-Operations Manager in May 1998, Region
Manager - Europe, Africa and CIS in September 1994 and Vice President/General Manager - North Sea Region in February 1994. Mr. Cahuzac has been with Schlumberger since 1979.

     Yves Le Moign has served as Business Manager Continental Europe, CIS & Africa since February 1998. He served as Engineering Manager for Sedco Forex from March 1994 until February 1998. Mr. Le Moign has been with Schlumberger and Sedco Forex since 1977.

     Ricardo Rosa has served as Controller at Sedco Forex since September 1995. He was appointed Gas Management Controller in October 1993. Mr. Rosa has been with Schlumberger since 1983.

     Michael I. Unsworth has served as Business Manager Asia since March 1998. He served as Sedco Forex Manager in Indonesia from July 1995 until February 1998 and as Sedco Forex Marketing Manager Scotland prior to July 1995. Mr. Unsworth has been with Schlumberger since 1981.

     Robert F. MacChesney has served as Business Manager North Sea since July 1997. He served as District Manager - Brazil from September 1993 until June 1997. Mr. MacChesney has been with Schlumberger since 1979.

     Patrick C. Lowe has served as Business Manager North & South America since August 1999. He served as Geomarket Manager - Saudi Arabia, Bahrain & Kuwait for Schlumberger Oilfield Services from February 1998 until August 1999, as Sedco Forex Division Manager Middle East from September 1996 until February 1998 and as District Manager - Pakistan from August 1993 until September 1996. Mr. Lowe has been with Schlumberger since May 1980.

EXECUTIVE COMPENSATION

     The table below shows information regarding the compensation for each of the five most highly compensated Sedco Forex executive officers for the last three full fiscal years. All share amounts and related matters have been adjusted to reflect a two-for-one stock split of Schlumberger shares effected in June 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                                      ANNUAL COMPENSATION         SECURITIES
NAME AND PRINCIPAL                               -----------------------------    UNDERLYING         ALL OTHER
POSITION WITH SEDCO FOREX                        SALARY ($)(1)    BONUS ($)(1)   OPTIONS (#)    COMPENSATION ($)(2)
-------------------------                        -------------    ------------   ------------   -------------------
Jean P. Cahuzac.........................  1998      218,182          64,560          5,000            24,131
President                                 1997      197,487          49,600         10,000            16,882
                                          1996      202,041          47,990         12,000            17,264
Yves Le Moign...........................  1998      152,728          36,396              0                 0
Business Manager                          1997      143,627          36,364          3,500             5,675
Continental Europe, CIS                   1996      156,123          37,296          5,000             3,741
and Africa
Ricardo Rosa............................  1998      154,546          32,560          3,000            18,420
Controller                                1997      143,627          35,637         10,000            16,884
                                          1996      153,062          39,049          5,000            16,231
Michael I. Unsworth.....................  1998      131,680(3)       36,790          3,000            12,313
Business Manager Asia                     1997       92,640          18,548          4,000            16,477
                                          1996       85,800          15,544          4,000            12,313
Robert F. MacChesney....................  1998      114,375          15,381              0                 0
Business Manager                          1997       91,700          14,021          6,000            14,142
North Sea                                 1996       84,900          12,344          5,000            13,402

---------------

(1) Salary and bonus amounts which are paid in non-U.S. currency are converted into U.S. dollars.

(2) Employer contributions to Schlumberger's Profit Sharing Plans. Contributions are invested and final amounts depend on investment results.

(3) Includes geographical coefficient of $13,680.

STOCK OPTION GRANTS TABLE

     The table below contains information with respect to stock options granted to the executive officers in the last fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                                      % OF TOTAL                                ANNUAL RATES OF
                                      NUMBER OF        OPTIONS                                 SCHLUMBERGER STOCK
                                      SECURITIES      GRANTED TO                             PRICE APPRECIATION FOR
                                      UNDERLYING     SEDCO FOREX    EXERCISE                      OPTION TERM
                                       OPTIONS       EMPLOYEES IN     PRICE     EXPIRATION   ----------------------
NAME                                GRANTED (#)(1)   FISCAL YEAR    ($/SH)(2)    DATE(3)     5% ($)(4)   10% ($)(4)
----                                --------------   ------------   ---------   ----------   ---------   ----------
Jean P. Cahuzac...................      5,000            28.5        78.375      4/15/08      246,448     624,548
Yves Le Moign.....................          0              --            --           --           --          --
Ricardo Rosa......................          0              --            --           --           --          --
Michael I. Unsworth...............      3,000            17.1        78.375      4/15/08      147,869     374,729
Robert F. MacChesney..............          0              --            --           --           --          --

---------------

(1) Schlumberger has not granted any stock appreciation rights. These options become exercisable in installments of 20% each year following date of the grant.

(2) The exercise price of the options is equal to the average of the high and low share price on the option grant date.

(3) The stock options are subject to termination prior to their expiration date in some cases where employment is terminated.

(4) These columns show the gains the named executives could realize if Schlumberger's stock appreciates at a 5% or 10% rate. These growth rates are arbitrary assumptions specified by the Securities and Exchange Commission, not Schlumberger predictions.

For details concerning the treatment of outstanding options to acquire Schlumberger common stock held by these executive officers, see "The Transaction Agreements -- Employee Matters Agreement -- Stock Option Plans."

STOCK OPTION EXERCISES AND DECEMBER 31, 1998 STOCK OPTION VALUE TABLE

     The following table shows information concerning stock options the executive officers exercised during last fiscal year, and unexercised stock options they held as of December 31, 1998:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                              NUMBER OF
                                                                             SECURITIES       VALUE OF
                                                                             UNDERLYING      UNEXERCISED
                                                                             UNEXERCISED    IN THE MONEY
                                                                             OPTIONS AT      OPTIONS AT
                                            SHARES                           FY-END (#)     FY-END ($)(2)
                                           ACQUIRED            VALUE        EXERCISABLE/    EXERCISABLE/
NAME                                   ON EXERCISES (#)   REALIZED ($)(1)   UNEXERCISABLE   UNEXERCISABLE
----                                   ----------------   ---------------   -------------   -------------
Jean P. Cahuzac......................       10,000            426,560          14,800/         177,846/
                                                                               22,200           68,970
Yves Le Moign........................            0                 --          16,500/         235,110/
                                                                                7,000           35,979
Ricardo Rosa.........................        2,400            125,251          27,500/         380,262/
                                                                               10,000           67,534
Michael I. Unsworth..................            0                 --          10,200/         132,807/
                                                                               10,800           44,685
Robert F. MacChesney.................            0                 --          10,400/         128,408/
                                                                                8,600           27,429

---------------

(1) Market value on date of exercise less exercise price.

(2) Closing price of Schlumberger common stock on December 31, 1998 ($46.375) less the exercise price.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                         AND MANAGEMENT OF SEDCO FOREX

     The following table shows information concerning the number of shares of Schlumberger common stock beneficially owned as of September 30, 1999, directly or indirectly, by the executive officers of Sedco Forex. Except as footnoted, each named individual has sole voting and investment power over the shares listed by that individual's name. As of the date of this joint proxy statement/prospectus, Schlumberger knows of no person who holds five percent or more of Schlumberger's outstanding common stock.

                                                                                PERCENTAGE OF
                                                                                SCHLUMBERGER
BENEFICIAL OWNER                                       SHARES OF SCHLUMBERGER      SHARES
----------------                                       ----------------------   -------------
Ricardo Rosa.........................................          32,922(1)              *
Jean P. Cahuzac......................................          24,949(2)              *
Yves Le Moign........................................          24,631(3)              *
Patrick C. Lowe......................................          23,503(4)              *
Robert F. MacChesney.................................          16,484(5)              *
Michael I. Unsworth..................................          10,499(6)              *
All executive officers as a group (6 persons)........         132,988(7)              *

---------------

 *  Less than one percent (1%)

(1) Includes 31,800 shares which Mr. Rosa is deemed to own because he has the right to acquire such shares within 60 days through the exercise of stock options.

(2) Includes 22,200 shares which Mr. Cahuzac is deemed to own because he has the right to acquire such shares within 60 days through the exercise of stock options.

(3) Includes 19,400 shares which Mr. Le Moign is deemed to own because he has the right to acquire such shares within 60 days through the exercise of stock options.

(4) Includes 17,600 shares which Mr. Lowe is deemed to own because he has the right to acquire such shares within 60 days through the exercise of stock options.

(5) Includes 13,400 shares which Mr. MacChesney is deemed to own because he has the right to acquire such shares within 60 days through the exercise of stock options.

(6) Includes 8,400 shares which Mr. Unsworth is deemed to own because he has the right to acquire such shares within 60 day through the exercise of stock options.

(7) Includes 112,800 shares the executive officers are deemed to own because they have the right to acquire such shares within 60 days through the exercise of stock options.

                             BUSINESS OF TRANSOCEAN

     Transocean is a leading international provider of offshore contract drilling services for oil and gas exploration, development and production. Transocean owns, has partial ownership interests in or operates 30 mobile offshore drilling units. Transocean's fleet consists of seven fourth-generation semisubmersibles, thirteen second- and third-generation semisubmersibles, four drillships, including two newbuild drillships, the Discoverer Enterprise, which is currently in the final stages of commissioning and testing, and the Discoverer Spirit, which is en route to a U.S. Gulf Coast shipyard for outfitting with drilling equipment, and six jackup rigs. Transocean also has under construction one additional Discoverer Enterprise-class drillship, to be named Discoverer Deep Seas. Transocean contracts these drilling rigs, related equipment and work crews primarily on a dayrate basis to drill offshore wells. Transocean also provides additional services, including turnkey drilling, coiled tubing drilling and well intervention and management of third-party well service activities.

     Transocean was founded in 1953 by predecessors of Sonat Inc. and J. Ray McDermott & Co., Inc. to design and construct the first jackup rig in the Gulf of Mexico. Transocean, then known as "The Offshore Company," began international drilling operations in the late 1950s and was one of the first contractors to offer drilling services in the North Sea. Transocean was publicly traded from 1967 until 1978, when it became a wholly owned subsidiary of Sonat Inc. In June 1993, Transocean, then known as "Sonat Offshore Drilling Inc.," completed an initial public offering of approximately 60 percent of the outstanding shares of its common stock. In July 1995, Sonat Inc. sold its remaining 40 percent interest in Transocean through a secondary public offering and currently owns no Transocean share capital. In September 1996, Transocean acquired substantially all of the outstanding capital shares of Transocean ASA, a Norwegian offshore drilling company, for an aggregate purchase price of approximately $1.5 billion in common stock and cash, including direct transaction costs and costs of purchasing minority shares completed in 1997, and changed its name to "Transocean Offshore Inc." On May 14, 1999, Transocean completed a corporate reorganization pursuant to which it reorganized from a Delaware corporation into a Cayman Islands corporation.

     Transocean Offshore Inc. is a Cayman Islands corporation with offices located at 4 Greenway Plaza, Houston, Texas 77046. Its telephone number at that address is (713) 232-7500.

     For a more detailed description of the business of Transocean, see the description set forth in Transocean's 1998 Annual Report on Form 10-K, which is incorporated by reference herein. See "Where You Can Find More Information."

     Further information about Transocean's drilling rigs, including rigs under construction, as of September 30, 1999 is set forth below.

                                 YEAR         WATER       DRILLING
                                ENTERED       DEPTH        DEPTH
                               SERVICE/     CAPABILITY   CAPABILITY                                            ESTIMATED
TYPE AND NAME                 UPGRADED(A)   (IN FEET)    (IN FEET)    LOCATION              CLIENT           EXPIRATION(B)
-------------                 -----------   ----------   ----------   --------              ------           -------------
FOURTH-GENERATION
  SEMISUBMERSIBLES(7)
Polar Pioneer...............     1985          1,500       25,000     Norwegian North Sea   Norsk Hydro      August 2001
Transocean Arctic(c)........     1986          1,650       25,000     Norwegian North Sea   Statoil          February 2002
Henry Goodrich(d)...........     1985          2,000       30,000     U.K. North Sea        BP Amoco         October 1999
                                                                      Newfoundland          Terra Nova       January 2002
Paul B. Loyd, Jr.(d)........  1991/1993        2,000       25,000     U.K. North Sea        BP Amoco         January 2000
Transocean Leader...........  1987/1997        4,500       25,000     U.K. North Sea        --               Idle
Transocean Rather...........     1988          4,500       25,000     U.S. Gulf of Mexico   Mariner Energy   November 1999
Transocean Richardson.......     1988          5,000       25,000     U.S. Gulf of Mexico   Unocal           November 1999
OTHER SEMISUBMERSIBLES(13)
Transocean Explorer.........     1976          1,250       25,000     U.K. North Sea        --               Idle
Transocean Discoverer.......  1977/1985        1,250       25,000     U.K. North Sea        Talisman         February 2000
Transocean Wildcat(c).......  1977/1985        1,300       25,000     Norwegian North Sea   Statoil          June 2001
Transocean Winner(c)........     1983          1,500       25,000     Norwegian North Sea   Statoil          July 2003
Transocean Searcher(c)......  1983/1988        1,500       25,000     Norwegian North Sea   Statoil          July 2003
Transocean Prospect(c)......  1983/1992        1,500       25,000     Norwegian North Sea   Statoil          October 2000
Transocean John Shaw........     1982          1,800       25,000     U.K. North Sea        Texaco           November 1999
Transocean 96...............  1975/1997        2,300       25,000     U.S. Gulf of Mexico   Phillips         November 1999

                                 YEAR         WATER       DRILLING
                                ENTERED       DEPTH        DEPTH
                               SERVICE/     CAPABILITY   CAPABILITY                                            ESTIMATED
TYPE AND NAME                 UPGRADED(A)   (IN FEET)    (IN FEET)    LOCATION              CLIENT           EXPIRATION(B)
-------------                 -----------   ----------   ----------   --------              ------           -------------
Transocean 97...............  1977/1997        2,300       25,000     U.S. Gulf of Mexico   --               Idle
Transocean Driller..........     1991          3,000       25,000     Brazil                Petrobras        June 2000
Transocean Legend...........     1983          3,500       25,000     Brazil                Petrobras        December 1999
Transocean Amirante.........   19781997        3,500       25,000     U.S. Gulf of Mexico   BP Amoco         September 2002
Transocean Marianas.........  1979/1998        7,000       25,000     U.S. Gulf of Mexico   Shell            September 2003
DRILLSHIPS(5)
Discoverer Seven Seas(e)....  1976/1997        7,000       25,000     Brazil                Petrobras        February 2002
Discoverer 534(e)...........  1975/1991        7,000       25,000     U.S. Gulf of Mexico   BP Amoco         February 2000
Discoverer
  Enterprise(e)(f)..........     1999         10,000       35,000     U.S. Gulf of Mexico   BP Amoco         November 2004
Discoverer Spirit(e)(g).....     2000         10,000       35,000     Astano Shipyard       Unocal           (g)
Discoverer Deep
  Seas(e)(h)................     2000         10,000       35,000     Astano Shipyard       Chevron          (h)
JACKUP RIGS(6)
Transocean Jupiter..........  1981/1997          170       16,000     UAE                   --               Idle
Offshore Comet..............     1980            250       20,000     Gulf of Suez, Egypt   GUPCO            October 2000
Offshore Mercury............  1969/1998          250       20,000     Gulf of Suez, Egypt   GUPCO            October 2000
Transocean III..............  1978/1993          300       20,000     UAE                   --               Idle
Shelf Explorer..............     1982            300       25,000     Danish North Sea      Maersk           August 2000
Transocean Nordic...........     1984            300       25,000     Dutch North Sea       Wintershall      March 2000

---------------

(a) Dates shown are the original service date and the date of the most recent significant upgrade, if any.

(b) Expiration dates represent Transocean's current estimate of the earliest date the contract for each rig is likely to expire. Many contracts permit the customer to extend the contract.

(c)  Participating in a cooperation agreement with Statoil.

(d) Owned by Arcade Drilling AS, a Norwegian company in which Transocean has a 25% interest and which is controlled by a competitor.

(e)  Dynamically positioned.

(f) The Discoverer Enterprise is currently in the final stages of commissioning and testing. The rig will initially be equipped with sufficient riser to drill in 8,500 feet of water but will be capable of operating in up to 10,000 feet of water with additional riser.

(g) The Discoverer Spirit recently departed Spain and is en route to a U.S. Gulf Coast shipyard for outfitting with drilling equipment. Transocean expects it to be operational in the first quarter of 2000, working under a five-year contract for Spirit Energy 76, a division of Unocal.

(h) The Discoverer Deep Seas is being constructed at the Astano shipyard and is expected to be operational in the third quarter of 2000, working under a five-year contract for Chevron. The rig will initially be equipped with sufficient riser to drill in 8,000 feet of water but will be capable of operating in up to 10,000 feet of water with additional riser.

                      MANAGEMENT OF TRANSOCEAN SEDCO FOREX

DIRECTORS AND EXECUTIVE OFFICERS

     Following the merger, there will be ten directors of Transocean Sedco Forex. Transocean, in consultation with Schlumberger, has designated five of the initial directors, and Schlumberger, in consultation with Transocean, has designated the remaining five directors.

     The following table sets forth the names, ages as of September 30, 1999 and titles of the directors and executive officers of Transocean Sedco Forex following the merger:

NAME                                    AGE                  POSITION
----                                    ---                  --------
Victor E. Grijalva(1).................  61    Chairman of the Board of Directors
J. Michael Talbert(2).................  52    President, Chief Executive Officer and
                                                Director
Jean P. Cahuzac.......................  45    Executive Vice President and
                                              President, Europe, Middle East and
                                                Africa
W. Dennis Heagney.....................  52    Executive Vice President and
                                              President, Asia and the Americas
Jon C. Cole...........................  46    Executive Vice President, Marketing
Robert L. Long........................  53    Executive Vice President and Chief
                                                Financial Officer
Donald R. Ray.........................  53    Senior Vice President, Technical
                                              Services
Eric B. Brown.........................  48    Vice President, General Counsel and
                                                Secretary
Barbara S. Koucouthakis...............  41    Vice President, Information Systems
                                              and Communications Technology
David Mullen..........................  41    Vice President, Human Resources
Ricardo Rosa..........................  43    Vice President and Controller
Richard D. Kinder(2)..................  54    Director
Ronald L. Kuehn, Jr.(2)...............  64    Director
Arthur Lindenauer(1)..................  62    Director
Martin B. McNamara(2).................  51    Director
Roberto Monti(1)......................  60    Director
Alain Roger(1)........................  68    Director
Kristian Siem(2)......................  50    Director
Ian C. Strachan(1)....................  56    Director

---------------

(1) Schlumberger designee.

(2) Transocean designee.

     Victor E. Grijalva will be the Chairman of the Board of Transocean Sedco Forex following the merger. Mr. Grijalva was named Vice Chairman of Schlumberger in April 1998. Before serving as Vice Chairman, he served as Executive Vice President of Schlumberger's Oilfield Services division from 1994 to April 1998 and as Executive Vice President of Schlumberger's Wireline, Testing & Anadrill division from 1992 to 1994.

     J. Michael Talbert will be the President and Chief Executive Officer and a member of the board of directors of Transocean Sedco Forex following the merger. Mr. Talbert was named Chairman of the Board and Chief Executive Officer of Transocean in August 1994. Mr. Talbert is also a director of Equitable Resources, Inc. Prior to assuming his duties with Transocean, Mr. Talbert served as President and Chief Executive Officer of Lone Star Gas Company, a natural gas distribution company and a division of Enserch Corporation.

     Jean P. Cahuzac will be the Executive Vice President and President, Middle East, Europe and Africa of Transocean Sedco Forex following the merger. Mr. Cahuzac was named President of Sedco Forex in January

1999. Mr. Cahuzac was appointed Vice President-Operations Manager of Sedco Forex in May 1998, Region Manager-Europe, Africa and CIS of Sedco Forex in September 1994 and Vice President/General Manager-North Sea Region of Sedco Forex in February 1994. Mr. Cahuzac has been employed with Schlumberger since 1979.

     W. Dennis Heagney will be the Executive Vice President and President, Asia and the Americas of Transocean Sedco Forex following the merger. Mr. Heagney was elected to the board of directors of Transocean effective June 12, 1997 and President of Transocean effective April 1, 1986. He currently serves in those capacities and also serves as Chief Operating Officer for Transocean. Mr. Heagney has been employed by Transocean since 1969 and was elected Vice President in 1983 and Senior Vice President in 1984.

     Jon C. Cole will be the Executive Vice President, Marketing of Transocean Sedco Forex following the merger. Mr. Cole was elected Senior Vice President of Transocean effective April 1, 1993, and currently serves in that capacity, with responsibility for worldwide marketing. He joined Transocean in 1978 and was elected Vice President in 1990.

     Robert L. Long will be the Executive Vice President and Chief Financial Officer of Transocean Sedco Forex following the merger. Mr. Long was elected Senior Vice President of Transocean effective May 1, 1990, Treasurer of Transocean effective September 1, 1997 and currently serves in those capacities and as Chief Financial Officer of Transocean. He has been employed by Transocean since 1976 and was elected Vice President in 1987.

     Donald R. Ray will be the Senior Vice President, Technical Services of Transocean Sedco Forex following the merger. He was elected Senior Vice President of Transocean effective December 1, 1996 and currently serves in that capacity, with responsibility for technical services. Mr. Ray has been employed by Transocean since 1972 and has served as a Vice President of Transocean since 1986.

     Eric B. Brown will be the Vice President, General Counsel and Secretary of Transocean Sedco Forex following the merger. Mr. Brown was elected Vice President and General Counsel of Transocean effective February 1, 1995 and Secretary of Transocean effective September 29, 1995 and he currently serves in those capacities. Prior to assuming his current position with Transocean, Mr. Brown served as General Counsel of Coastal Gas Marketing Company.

     Barbara S. Koucouthakis will be the Vice President of Information Systems and Communications Technology of Transocean Sedco Forex following the merger. She was elected Controller of Transocean effective January 1, 1990 and Vice President effective April 1, 1993, and currently serves in those capacities. She has been employed by Transocean since 1982.

     David Mullen will be the Vice President, Human Resources of Transocean Sedco Forex following the merger. Mr. Mullen has served Schlumberger as Director of Personnel Geco-Prakla since 1998. Mr. Mullen was elected Managing Director-Schlumberger (Nigeria) Ltd. in 1996, District Manager-Eastern Venezuela Schlumberger (Wireline & Testing) in 1994 and has been employed by Schlumberger since 1983.

     Ricardo Rosa will be Vice President and Controller of Transocean Sedco Forex following the merger. He has served as Controller at Sedco Forex since September 1995. He was appointed Gas Management Controller in October 1993. Mr. Rosa has been with Schlumberger since 1983.

     Richard D. Kinder will be a director of Transocean Sedco Forex following the merger. Mr. Kinder is Chairman of the Board and Chief Executive Officer of Kinder Morgan, Inc. and Kinder Morgan Energy Partners L.P., a master limited partnership that owns and operates diversified energy assets. He has served Transocean as a director since November 1994. Mr. Kinder is also a director of Baker Hughes Incorporated and Waste Management, Inc. During the past five years prior to assuming his present position, Mr. Kinder served as President and Chief Operating Officer of Enron Corp.

     Ronald L. Kuehn, Jr. will be a director of Transocean Sedco Forex following the merger. Mr. Kuehn is Chairman of the Board, President and Chief Executive Officer of Sonat Inc., a diversified natural gas company. He has served Transocean as a director since 1975. Mr. Kuehn is also a Director of AmSouth Bancorporation, The Dun & Bradstreet Corporation, Praxair, Inc., Protective Life Corporation and Union

Carbide Corporation, and is a member of the Board of Trustees of Tuskegee University. During the past five years, Mr. Kuehn has served as an executive officer of Sonat Inc.

     Arthur Lindenauer will be a director of Transocean Sedco Forex following the merger. Effective January 1, 1999, he became Chairman of Schlumberger Technology Corporation, Schlumberger's principal U.S. subsidiary. He previously served as Executive Vice President-Finance and Chief Financial Officer of Schlumberger from January 1980 to December 1998. Mr. Lindenauer was a partner with the accounting firm of Price Waterhouse from 1972 to 1980. Mr. Lindenauer is also a director of the New York Chapter of the Cystic Fibrosis Foundation and a Trustee of the American University in Cairo.

     Martin B. McNamara will be a director of Transocean Sedco Forex following the merger. Mr. McNamara is Partner-in-Charge of the Dallas, Texas office of the law firm of Gibson, Dunn & Crutcher and a member of the firm's executive committee. He has served Transocean as a director since November 1994. During the past five years, Mr. McNamara has been in the private practice of law.

     Roberto Monti will be a director of Transocean Sedco Forex following the merger. He has served as the Executive Vice President of Exploration and Production for Repsol YPF since July 1999. He was the President and Chief Executive Officer of YPF Sociedad Anonima from September 1995 to June 1999 prior to its acquisition by Repsol. From October 1993 to July 1995, he served as President of Dowell, a division of Schlumberger.

     Alain Roger will be a director of Transocean Sedco Forex following the merger. He is a retired executive officer of Schlumberger. He served as Executive Vice President of Health, Safety and Environment for Schlumberger from October 1993 to December 1995. He served as Executive Vice President of Drilling and Pumping for Schlumberger from July 1991 to September 1993 and as President of Sedco Forex from 1985 to 1991.

     Kristian Siem will be a director of Transocean Sedco Forex following the merger. Mr. Siem is Chairman and Chief Executive Officer of Siem Industries, Inc., an industrial holding company that owns offshore and onshore oil and gas drilling, subsea construction services and passenger cruise line businesses through subsidiaries in Bermuda, the U.K., Norway and the U.S. Mr. Siem has served Transocean as a director since September 1996. During the past five years, Mr. Siem has served as an executive officer with Siem Industries, Inc. and as Chairman of Wilrig AS and Transocean ASA, which subsequently combined with Transocean. Mr. Siem also serves on the boards of Norwegian Cruise Line, DSND ASA, Ivar Holding ASA, Lambert, Fenchurch Group Holdings plc, Four Seasons Capital A.B. and Oslo Reinsurance ASA. He was also a member of the board of directors of Saga Petroleum ASA until its merger with Norsk Hydro in September 1999.

     Ian C. Strachan will be a director of Transocean Sedco Forex following the merger. He currently serves as Deputy Chairman of Invensys plc. He served as Chief Executive Officer from January 1996 and Executive Director from May 1995 of BTR plc until its merger with Siebe plc in 1999, when it changed its name to Invensys plc. From 1987 until 1995, Mr. Strachan was with Rio Tinto plc, serving as Chief Financial Officer and Executive Director from 1989 until 1991 and as Deputy Chief Executive Officer and Executive Director from 1991 until 1995.

     Upon completion of the merger, Victor E. Grijalva, the present Vice Chairman of Schlumberger, will become the Chairman of the board of directors of Transocean Sedco Forex and is expected to serve until he reaches age 65. Mr. Grijalva will enter into a consulting agreement with Transocean Sedco Forex in connection with his becoming Chairman. Mr. Grijalva will also retain his position as Vice Chairman of Schlumberger. See "Interests Of Certain
Persons -- Transocean Sedco Forex Chairman's Consulting Agreement."

     The board of directors of Transocean Sedco Forex will be divided into three staggered classes. Messrs. Siem, Talbert, Grijalva and Lindenauer will be the Class I directors, with terms expiring at the annual shareholders' meeting in 2000. Messrs. Kinder, McNamara and Roger will be the Class II directors, with terms expiring at the annual shareholders' meeting in 2001. Messrs. Kuehn, Monti and Strachan will be the

Class III directors, with terms expiring at the annual shareholders' meeting in 2002. After the initial expiration of class terms described above, each class will serve for three-year terms.

     The Transocean Sedco Forex board of directors initially will have the following four standing committees: the Audit Committee, the Executive Compensation Committee, the Finance and Benefits Committee and the Corporate Governance Committee. Under the merger agreement, Transocean and Schlumberger agreed that these committees, as well as any other committee of the board of directors, will consist of an equal number of Transocean and Schlumberger designees. The Transocean designees to the board of directors will designate the committee chairmen of the Executive Compensation and the Finance and Benefits Committees, and the Schlumberger designees to the board of directors will designate the committee chairmen of the Audit and Corporate Governance Committees. The chairmen of any other committees will be designated as equally as practicable by Transocean's and Schlumberger's respective board designees.

     Under the merger agreement, Transocean and Schlumberger agreed to use all reasonable efforts to maintain the proportional allocation between Transocean and Schlumberger designees to the board and its committees for a period of three years after the completion of the merger. Transocean and Schlumberger also agreed that if a director dies, resigns or is removed from the board prior to the expiration of the three-year period following the merger, the remaining Transocean designees, if the director was a director designated by Transocean, or Schlumberger designees, if the director was a director designated by Schlumberger, on the board will nominate a replacement for action by the full board.

COMPENSATION OF DIRECTORS

     Following is a summary of Transocean's director compensation as in effect prior to the spin-off and merger. It is expected that the compensation for directors will be reviewed by the board of directors of Transocean Sedco Forex following the merger.

 FEES AND RETAINERS

     Employees of Transocean receive no extra pay for serving as directors. Each director who is not an officer or employee of Transocean or any of its subsidiaries receives an annual retainer of $30,000. A committee chairman receives an additional $5,000 annual retainer. Non-employee directors also receive a fee of $1,000 for each board meeting and each board committee meeting attended, plus expenses incurred where appropriate.

 STOCK OPTIONS/STOCK APPRECIATION RIGHTS

     When elected, each outside director will be granted options to purchase 4,000 shares of Transocean Sedco Forex ordinary shares at the fair market value of those shares on the date of grant. Following the initial grant, if the outside director remains in office, the director is granted additional options to purchase 4,000 ordinary shares after each annual meeting at the fair market value of those shares on the date of grant. For tax reasons, directors residing in Norway may receive stock appreciation rights, commonly referred to as SARs, instead of options.

     Each stock option and SAR has a ten-year term and becomes exercisable in equal annual installments on the first, second and third anniversaries of the date of grant assuming continued service on the board. In the event of an outside director's retirement in accordance with the board's retirement policy or his or her earlier death or disability, or in the event of a change of control of Transocean Sedco Forex as described under "Interests of Certain Persons -- Transocean Benefits Under a Change of Control," options and SARs will become immediately exercisable and will remain exercisable for the remainder of their ten-year term. Options and SARs will terminate 60 days after an outside director leaves the board for any other reason. However, if that person ceases to be director for the convenience of Transocean Sedco Forex, as determined by the board, the board may at its discretion accelerate the exercisability of those options and SARs.

     Transocean has reserved an aggregate of 200,000 ordinary shares for issuance to outside directors under its Long-Term Incentive Plan of which 43,698 remained available for grant as of September 30, 1999. The provisions of this incentive plan relating to grants to outside directors will terminate on July 1, 2003, unless terminated earlier by the board.

OFFICER AND DIRECTOR INDEMNIFICATION

     No Transocean Sedco Forex director will be personally liable to Transocean Sedco Forex for monetary damages for breach of fiduciary duty as a director, except for liability

     - for any breach of the director's duty of loyalty to Transocean Sedco
       Forex;

     - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; or

     - for any transaction from which the director derived an improper personal benefit.

     Transocean Sedco Forex will indemnify its officers and directors to the fullest extent permitted by the laws of the Cayman Islands if they are or become a party or are threatened to be made a party to, or otherwise require representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether or not an action by or in the right of Transocean Sedco Forex, by reason of any of the following circumstances:

     - he is or was an officer or director of Transocean Sedco Forex;

     - while serving as an officer or director of Transocean Sedco Forex, he is or was serving at the request of Transocean Sedco Forex as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or

     - he took or omitted to take any action while serving in these capacities.

     Transocean Sedco Forex officers' and directors' rights to indemnification will also include the right to be paid in advance by Transocean Sedco Forex for their expenses to the fullest extent permitted by the laws of the Cayman Islands. Cayman Islands law does not limit the extent to which a company's articles of association may provide for the indemnification of its directors, officers, employees and agents, except to the extent that such provision may be held by a Cayman Islands court to be contrary to public policy.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

EXISTING SCHLUMBERGER/SEDCO FOREX OFFICERS AND DIRECTORS WHO WILL JOIN TRANSOCEAN SEDCO FOREX AT THE EFFECTIVE TIME

     Upon completion of the merger, Jean P. Cahuzac, currently President of Sedco Forex, will be appointed Executive Vice President and President, Europe, Middle East and Africa of Transocean Sedco Forex, and David Mullen, currently Director of Personnel for Geco Prakla, a unit of Schlumberger, will be appointed Vice President, Human Resources of Transocean Sedco Forex. In addition, Victor
E. Grijalva, who is currently Vice Chairman of Schlumberger, and Arthur Lindenauer, who is currently a Senior Advisor of Schlumberger and President of Schlumberger Technology Corporation, will be elected to the Transocean Sedco Forex board of directors. Under the merger agreement, Transocean agreed to use its reasonable best efforts to maintain a 50 percent allocation of directorships of Transocean Sedco Forex for Schlumberger designees and to maintain the initial appointments thereunder for a period of three years following the merger.

     Pursuant to the merger agreement, Mr. Grijalva will be appointed Chairman of the Board of Transocean Sedco Forex and will enter into a consulting agreement with Transocean Sedco Forex. See "-- Transocean Sedco Forex Chairman's Consulting Agreement."

INDEMNIFICATION OF SEDCO FOREX OFFICERS AND DIRECTORS

     The merger agreement provides that, following the merger, Transocean Sedco Forex will indemnify, defend and hold harmless, to the fullest extent permitted under applicable law, (1) each person who is, or has been at any time prior to the effective time of the merger, an officer or director of Sedco Forex or any of its subsidiaries or divisions and (2) each person who served as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of Sedco Forex against all losses, claims, damages, liabilities, costs or expenses, including attorneys' fees, judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation that arises out of or pertains to actual or alleged acts or omissions by them in the capacities set forth in (1) and (2) above. Transocean Sedco Forex's duty to indemnify, defend and hold harmless applies whether or not such actions are commenced, asserted or claimed prior to the effective time of the merger. In the event of such claim, action, suit, proceeding or investigation, Transocean Sedco Forex is required to pay the fees and expenses of counsel selected by the party to be indemnified, to the fullest extent permitted by applicable law in advance of the final disposition of any such action and cooperate in the defense of any such matter.

     The merger agreement provides that the rights to indemnification will survive the merger and continue in full force and effect for six years after the completion of the merger. The merger agreement also provides that for a period of six years after the effective time of the merger, Transocean will maintain officers' and directors' liability insurance covering those individuals described in (1) and (2) above who were covered prior to the effective time of the merger by officers' and directors' liability insurance policies maintained by Sedco Forex on terms substantially no less advantageous to those individuals than the existing Sedco Forex insurance, provided that such insurance is available at a reasonable cost.

TRANSOCEAN SEDCO FOREX CHAIRMAN'S CONSULTING AGREEMENT

     As part of the merger and as a condition to his appointment as chairman of the Transocean board, Victor E. Grijalva, Vice Chairman of Schlumberger, will enter into a consulting agreement with Transocean Sedco Forex. The consulting agreement will contain the following material terms:

     - Transocean Sedco Forex will nominate Mr. Grijalva to its board of directors to serve as Chairman until his 65th birthday, at which time he will resign such position;

     - until the time of his resignation, Mr. Grijalva will provide consulting services to Transocean Sedco Forex, as an independent contractor, with regard to long-range planning, strategic direction and integration and rationalization matters;

     - Transocean Sedco Forex will pay Mr. Grijalva $400,000 per year;

     - Transocean Sedco Forex will indemnify Mr. Grijalva in connection with the services he provides to the fullest extent available under Transocean Sedco Forex's articles of association; and

     - Mr. Grijalva will be entitled to the non-cash compensation and benefits Transocean Sedco Forex provides to non-employee directors.

EMPLOYMENT AGREEMENTS

     Under each of the agreements described below, a change of control will be deemed to have occurred upon completion of the spin-off and the merger.

     Transocean has entered into employment agreements with its executive officers, including J. Michael Talbert, W. Dennis Heagney, Robert L. Long, Jon
C. Cole, Donald R. Ray, Eric B. Brown, Barbara S. Koucouthakis and Alan A. Boussard. The occurrence of a change in control under these agreements triggers provisions that generally guarantee a minimum salary and bonus for a period of three years following the change of control. In consideration of cash payments or, in some cases, elimination of some restrictions on vesting of certain restricted stock grants, each of these executive officers has agreed to waive the guarantee of a minimum bonus. The employment agreements also provide generally that, in the event that the executive officer's employment with Transocean is terminated within three years of a change of control (1) for reasons other than death, disability or for "cause,"
(2) by the executive officer for good reason, which includes a diminution of responsibilities or compensation or (3) by a voluntary determination of the executive officer to leave during the 30-day period immediately following the first anniversary of the change of control, the executive would receive the following:

     - any unpaid portion of his then-annual base salary and prorated portion of his highest bonus paid either in the last three years before the change of control or for the last completed fiscal year after the change of control (the "highest bonus");

     - a lump-sum payment equal to three times the sum of his highest bonus and his annual base salary, based on the highest monthly salary paid in the twelve months prior to the change of control;

     - health and welfare benefits to him and his family for a three-year period at least equal to those that would have been provided had his employment not been terminated; and

     - a lump sum amount equal to the excess of (1) the actuarial equivalent of the benefit under Transocean's Retirement Plan and Supplemental Retirement Plan had the executive's employment continued for three years after termination over (2) the actuarial equivalent of the executive's actual benefit under those plans.

     Neither Transocean nor Schlumberger has determined whether any of the above named executives subject to employment agreements will be terminated following the effective time of the merger. Assuming that all such executives are terminated in a qualifying termination of employment, Transocean Sedco Forex would be required to pay the executive officers aggregate payments currently estimated to be approximately $15 million.

     In addition, the employment agreements provide that Transocean is obligated to pay an additional amount sufficient to make the executive officer whole with respect to any excise tax that may be imposed by Section 4999 of the U.S. Internal Revenue Code and any taxes imposed on such additional amounts.

     Because the merger will constitute a change of control under the employment agreements, each of the above-named executives will have the right to leave Transocean Sedco Forex voluntarily for any reason at any time during the 30-day period beginning on the first anniversary of the merger, and in so leaving will receive the benefits described above.

LONG-TERM INCENTIVE PLAN

     The Transocean Long-Term Incentive Plan, which applies to non-employee directors, officers and other key employees, provides that all outstanding and unvested options to purchase shares of Transocean ordinary shares, share appreciation rights and grants of restricted shares will vest upon a change of control, as defined in the plan. Because of a change in the definition of change of control that was adopted in April 1996, the merger constitutes a change of control only for those options, share appreciation rights and restricted shares awarded after that time. The options so vested will be exercisable for the duration of their term, notwithstanding an optionee's prior termination of employment or cessation of service as a director.

     With respect to the executive officers of Transocean, an aggregate of approximately 55,600 Transocean restricted ordinary shares and 440,837 options to acquire Transocean ordinary shares will vest upon completion of the merger. With respect to the non-employee directors of Transocean, no restricted ordinary shares and an aggregate of approximately 44,000 options to acquire Transocean ordinary shares and 7,300 SARs will vest upon completion of the merger.

PERFORMANCE AWARD AND CASH BONUS PLAN

     Under Transocean's Performance Award and Cash Bonus Plan, upon a change of control as defined in the plan, plan participants will be deemed to have fully attained all performance objectives under the plan. The merger will constitute a change of control under the plan. Therefore, performance awards for the portion of the performance period prior to the change of control will be deemed to be the maximum amount of the award that, in the judgment of the Executive Compensation Committee, could have been earned assuming full attainment of the performance objectives.

                   DESCRIPTION OF CAPITAL STOCK OF TRANSOCEAN

TRANSOCEAN ORDINARY SHARES

 DESCRIPTION OF AUTHORIZED SHARES OF TRANSOCEAN

     The following discussion is a summary of Transocean's share capital. This summary is not complete and is subject to the complete text of Transocean's memorandum of association and its articles of association. For information on how to obtain a copy of Transocean's memorandum of association and articles of association, see "Where You Can Find More Information." We encourage you to read those documents carefully.

 AUTHORIZED SHARE CAPITAL

     Transocean's authorized share capital is $6,500,000, divided into 150,000,000 ordinary shares, par value $0.01, and 50,000,000 other shares, par value $0.10, which shares may be designated and created as shares of any other classes or series of shares with the respective rights and restrictions determined by action of the board of directors. If the proposed resolution to increase the ordinary share capital is approved, Transocean's authorized share capital will be increased to $8,000,000 and the number of ordinary shares authorized will increase to 300,000,000. As of September 30, 1999, 100,574,790 ordinary shares and no other class or series of shares had been issued.

 VOTING

     The holders of Transocean's ordinary shares are entitled to one vote per share other than on the election of directors.

     With respect to the election of directors, each holder of Transocean's ordinary shares entitled to vote at the election has the right to vote, in person or by proxy, the number of shares held by him for as many persons as there are directors to be elected and for whose election that holder has a right to vote. The directors are divided into three classes, with only one class being up for election each year. Directors are elected by a plurality of the votes cast in the election. Cumulative voting, for the election of directors, is prohibited by Transocean's articles of association.

     There are no limitations imposed by Cayman Islands law or Transocean's articles of association on the right of nonresident shareholders to hold or vote their Transocean ordinary shares.

     The rights attached to any separate class or series of shares, unless otherwise provided by the terms of the shares of that class or series, may be varied only with the consent in writing of the holders of all of the issued shares of that class or series or by a special resolution passed at a separate general meeting of holders of the shares of that class or series. The necessary quorum for that meeting is the presence of holders of at least a majority of the shares of that class or series. Each holder of shares of the class or series present, in person or by proxy, will have one vote for each share of the class or series of which he is the holder. Outstanding shares will not be deemed to be varied by the creation or issuance of additional shares that rank in any respect prior to or equivalent with those shares.

     Under Cayman Islands law, some matters, like altering the memorandum of association or the articles of association, changing the name of a company, voluntarily winding up a company or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require approval of the company's shareholders by a special resolution. A special resolution is a resolution (1) passed by the holders of two-thirds of the shares voted at a general meeting or (2) approved in writing by all shareholders of a company entitled to vote at a general meeting of the company.

 QUORUM FOR GENERAL MEETINGS

     The presence of shareholders, in person or by proxy, holding at least a majority of the issued shares generally entitled to vote at a meeting constitutes a quorum for the transaction of most business. However, different quorums are required in some cases to approve a change in Transocean's articles of association.

     Shareholders present, in person or by proxy, holding at least 95% of the issued shares entitled to vote at a meeting constitutes the required quorum at a general meeting to consider or adopt a special resolution to amend, vary, suspend the operation of or disapply any of the following provisions of the articles of association:

     - Section 17 -- which relates to the convening of general meetings;

     - Section 19 -- which relates to proceedings and procedures at general meetings;

     - Section 21.1 -- which relates to the election and appointment of directors;

     - Section 26 -- which requires shareholders to approve the sale, lease or exchange of all or substantially all of Transocean's property or assets; or

     - Section 27 -- which requires shareholders to approve business combinations with interested shareholders (with the exceptions described below).

     However, shareholders present, in person or by proxy, holding at least a majority of the issued shares entitled to vote at the meeting constitutes a quorum if:

     - a majority of the board of directors has, at or prior to the meeting, recommended a vote in favor of the special resolution; and

     - in the case of a special resolution to amend, vary, suspend the operation of or disapply Section 27 of the articles of association, other than a special resolution referred to below, the favorable board of directors' recommendation is made at a time when a majority of the board of directors then in office were directors prior to any person becoming an interested shareholder during the previous three years or were recommended for election or elected to succeed those directors by a majority of those directors.

     In addition, shareholders present, in person or by proxy, holding at least a majority of the issued shares entitled to vote at a meeting constitute the required quorum to consider or adopt a special resolution to delete Section 27 of the articles of association if:

     - the resolution will not be effective until 12 months after the passing of the resolution; and

     - the restriction in Section 27 of the articles of association will otherwise continue to apply to any business combination between Transocean and any person who became an interested shareholder on or before the passing of the resolution.

The shareholders present at a duly constituted general meeting may continue to transact business until adjournment, despite the withdrawal of shareholders that leaves less than a quorum.

 DIVIDEND RIGHTS

     Subject to any rights and restrictions of any other class or series of shares, the board of directors may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of Transocean's lawfully available funds. The board of directors may declare that any dividend be paid wholly or partly by the distribution of shares of Transocean and/or specific assets.

 RIGHTS UPON LIQUIDATION

     Upon the liquidation of Transocean, after holders of any issued shares ranking senior to the ordinary shares as to distribution on liquidation or winding up have been paid in full, or the full amounts have been set aside for payment, the holders of Transocean's ordinary shares are entitled to receive, pro rata, any remaining assets of Transocean available for distribution. The liquidator may deduct from the amount payable in respect of those ordinary shares any liabilities the holder has to or with Transocean. The assets received by the holders of Transocean ordinary shares in a liquidation may consist, in whole or in part, of property. That property is not required to be of the same kind for all shareholders.

 NO SINKING FUND

     The Transocean ordinary shares have no sinking fund provisions.

 NO LIABILITY FOR FURTHER CALLS OR ASSESSMENTS

     The Transocean ordinary shares to be issued in the merger will be duly and validly issued, fully paid and nonassessable.

 NO PREEMPTIVE RIGHTS

     Holders of Transocean ordinary shares have no preemptive or preferential right to purchase any securities of Transocean.

 REDEMPTION AND CONVERSION

     The Transocean ordinary shares are (1) not convertible into shares of any other class or series or (2) subject to redemption by Transocean or by the holder of the shares.

 REPURCHASE

     Under Transocean's articles of association, Transocean may purchase any issued ordinary shares in the circumstances and on the terms as are agreed by Transocean and the holder of the shares. Transocean may, from time to time, with the agreement of a holder, purchase all or part of the holder's ordinary shares whether or not Transocean has made a similar offer to all or to any of the other holders of ordinary shares.

 RESTRICTIONS ON TRANSFER

     Subject to the rules of any stock exchange on which the ordinary shares may be listed, the board of directors may, in its absolute discretion and without assigning any reason, decline to register any transfer of shares.

 OTHER CLASSES OR SERIES OF SHARES

     The board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of that class or series, to provide from time to time for the issuance of other classes or series of shares and to establish the characteristics of each class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

 COMPULSORY ACQUISITION OF SHARES HELD BY MINORITY HOLDERS

     An acquiring party is generally able to acquire compulsorily the ordinary shares of minority holders in one of two ways:

     - By a procedure under the Companies Law of the Cayman Islands known as a "scheme of arrangement." A scheme of arrangement is made by obtaining the consent of the Cayman Islands corporation, the consent of a Cayman Islands court and approval of the arrangement by holders of ordinary shares (1) representing a majority in number of the shareholders present, in person or by proxy, at the meeting held to consider the arrangement and (2) holding at least 75% of all the issued ordinary shares other than those held by the acquiring party, if any. If a scheme of arrangement receives all necessary consents, all holders of ordinary shares of the company would be compelled to sell their shares under the terms of the scheme of arrangement.

     - By acquiring pursuant to a tender offer 90% of the ordinary shares not already owned by the acquiring party. If the acquiring party has, within four months after the making of an offer for all the ordinary shares not owned by the acquiring party, obtained the approval of not less than 90% of all the shares to which the offer relates, the acquiring party may, at any time within two months after the end of that four month period, require any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares, unless within one month from the date on which the notice to compulsorily acquire was given to the nontendering shareholder, the nontendering shareholder is able to convince a Cayman Islands court to order otherwise.

TRANSOCEAN PREFERENCE SHARES

     Transocean is authorized to issue preference shares but currently has no preference shares outstanding.

LIMITATION ON DIRECTOR'S LIABILITY

     Cayman Islands law, which governs Transocean, does not allow the limitation of a director's liability for fraud, willful neglect or willful default. Transocean's articles of association provide that the directors will have no personal liability to Transocean or, if any, its shareholders for monetary damages for breach of fiduciary duty as a director, except for:

     - breaching the duty of loyalty to the company or, if any, its shareholders;

     - failing to act in good faith;

     - engaging in intentional misconduct or a known violation of the law; or

     - obtaining an improper personal benefit from the company.

LIMITATION ON CHANGES IN CONTROL

     Transocean's articles of association have provisions that could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage transactions that may involve an actual or threatened change of control of Transocean.

     The articles of association provide that Transocean's board of directors will be divided into three classes serving staggered three-year terms. Directors can be removed from office only for cause, as defined in the articles of association, and by the affirmative vote of the holders of a majority of the issued shares generally entitled to vote. The board of directors does not have the power to remove directors. Vacancies on the board of directors may only be filled by the remaining directors and not by the shareholders. Each of these provisions can delay a shareholder from obtaining majority representation on the board of directors.

     The articles of association provide that the board of directors will consist of not less than two nor more than twelve persons, the exact number to be set from time to time by a majority of the whole board of directors. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees until a general meeting at which directors are to be appointed.

     The articles of association establish an advance notice procedure that must be followed by shareholders if they wish to nominate candidates for election as directors or propose any business at an annual general meeting of shareholders. The articles of association provide generally that, if a shareholder desires to nominate candidates for election as directors or to propose any business at an annual general meeting, he must give Transocean notice not less than 90 days prior to the anniversary of the originally scheduled date of the immediately preceding annual general meeting. However, if the date of the forthcoming annual general meeting is more than 30 days before or after the anniversary date, the deadline is the close of business on the tenth day after Transocean publicly discloses the meeting date. In each case, the notice must contain specified information concerning the shareholder submitting the proposal.

     Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of Transocean's ordinary shares must be taken at a duly called annual or special general meeting of shareholders unless taken by written consent of all holders of ordinary shares. Special general meetings may only be called by a majority of the entire board of directors.

     The board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, to issue, from time to time, any other classes or series of shares with the designations and relative powers, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or terms or conditions of redemption as they consider fit. The board of directors could authorize the issuance of preference shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares. No preference shares have been issued as of the date of this document.

     The special quorum provisions contained in the articles of association require the holders of 95% of all the voting shares to be present, in person or by proxy, at a general meeting to consider or adopt a special resolution to amend, vary, suspend the operation of or disapply the following provisions of the articles of association, unless a majority of the board of directors has recommended that the shareholders vote in favor of the special resolution:

     - Section 17 -- which relates to the convening of general meetings;

     - Section 19 -- which relates to proceedings and procedures at general meetings;

     - Section 21.1 -- which relates to the election and appointment of directors;

     - Section 26 -- which requires shareholders to approve the sale, lease or exchange of all or substantially all of Transocean's property or assets; or

     - Section 27 -- which requires shareholders to approve business combinations with interested shareholders (for a description of exceptions to the quorum requirements to amend Section 27, see "-- Quorum for General Meetings").

     Transocean's articles of association generally prohibit "business combinations" between Transocean and an "interested shareholder." Specifically, "business combinations" between an interested shareholder and Transocean are prohibited for a period of three years after the time the interested shareholder acquired its shares, unless:

     - the business combination or the transaction resulting in the person becoming an interested shareholder is approved by the board of directors prior to the date the interested shareholder acquired shares;

     - the interested shareholder acquired at least 85% of Transocean's shares in the transaction in which it became an interested shareholder; or

     - the business combination is approved by a majority of the board of directors and by the affirmative vote of disinterested shareholders holding at least two-thirds of the shares generally entitled to vote.

     "Business combinations" is defined broadly to include mergers, consolidations of majority owned subsidiaries, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of Transocean and most transactions that would increase the interested shareholder's proportionate share ownership in Transocean.

     "Interested shareholder" is defined as a person who, together with any affiliates and/or associates of that person, beneficially owns, directly or indirectly, 15% or more of the issued voting shares of Transocean.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for Transocean's ordinary shares is the Bank of New York.

STOCK EXCHANGE LISTING

     Transocean ordinary shares are listed on the New York Stock Exchange under the symbol "RIG."

                      COMPARISON OF RIGHTS OF SHAREHOLDERS

     As a result of the spin-off and the merger, shareholders of Schlumberger will also become shareholders of Transocean. The rights of Schlumberger's shareholders are governed by Netherlands Antilles law, including the Commercial Code, and Schlumberger's articles of incorporation and bylaws. The rights of Transocean's shareholders are governed by Cayman Islands law, including the Companies Law (1998 Revision), and Transocean's memorandum of association and articles of association.

     This section describes some of the material differences between the rights of Schlumberger's shareholders and the rights of Transocean's shareholders. However, this section does not describe all of those differences. If you wish to review all of the differences or see the precise terms of these provisions, you should read Transocean's memorandum of association and articles of association, Schlumberger's articles of incorporation and bylaws and the applicable laws in their entirety. For information on obtaining Transocean's memorandum of association and articles of association and Schlumberger's articles of incorporation and bylaws, see "Where You Can Find More Information."

                 SHAREHOLDER APPROVAL OF BUSINESS COMBINATIONS

SCHLUMBERGER                                           TRANSOCEAN
Netherlands Antilles law does not include a statu-     Cayman Islands law does not include a statutory
tory merger procedure. However, under Schlum-          merger procedure. Cayman Islands law does, however,
berger's articles of incorporation, any sale or other  provide for a procedure known as a "scheme of disposition of all or substantially all of the assets  arrangement." A scheme of arrangement is made by
of Schlumberger may only be made pursuant to a         obtaining the consent of the Cayman Islands corpo-
resolution duly adopted at a general meeting of        ration, the consent of a Cayman Islands court and
shareholders by holders of at least a majority of the  approval by holders of ordinary shares (1) repre-
shares of capital stock of Schlumberger at that time   senting a majority in number of the shareholders
outstanding and entitled to vote. The notice of any    present, in person or by proxy, at the meeting held
such meeting is required to specify the terms of the   to consider the arrangement and (2) holding at least
proposed sale or other disposition.                    75% of all the issued ordinary shares other than
                                                       those held by the acquiring party, if any. If a
                                                       scheme of arrangement receives all of the necessary
                                                       consents, all holders of ordinary shares of a com-
                                                       pany would be compelled to sell their shares under
                                                       the terms of the scheme of arrangement. Trans-
                                                       ocean's Cayman Islands counsel, Walkers, has ad-
                                                       vised that Cayman Islands courts are likely to
                                                       sanction such a scheme of arrangement in the absence
                                                       of bad faith, fraud or unequal treatment of
                                                       shareholders.
                                                       In addition, Cayman Islands companies may be acquired
                                                       by other corporations by the direct acquisition of
                                                       the share capital of the Cayman Islands company or by
                                                       direct asset acquisition. Cayman Islands law provides
                                                       that when an offer is made for ordinary shares of a
                                                       Cayman Islands company and, within four months of the
                                                       offer, the holders of not less than 90% of those
                                                       shares accept, the offeror may, for two months after
                                                       that four-month period, require the remaining
                                                       ordinary shareholders to transfer their ordinary
                                                       shares on the same terms as the original offer.

                                                       Transocean's articles of association provide that, in
                                                       order for it to sell, lease or exchange all or
                                                       substantially all of its property or assets, other
                                                       than transactions with entities it controls, it must
                                                       first obtain:
                                                       - approval of the board of directors; and
                                                       - approval of the holders of at least a majority of
                                                         the issued shares generally entitled to vote.

      SPECIAL VOTE REQUIRED FOR COMBINATIONS WITH INTERESTED SHAREHOLDERS

SCHLUMBERGER                                           TRANSOCEAN
Schlumberger is not subject to any special provi-      Transocean's articles of association provide that, in
sions regarding combinations with interested           general, it may not engage in a business combina-
shareholders.                                          tion with an interested shareholder for a period of
                                                       three years after the time of the transaction in
                                                       which the person became an interested shareholder.
                                                       The prohibition on business combinations with in-
                                                       terested shareholders does not apply in some cases,
                                                       including if:
                                                       - Transocean's board of directors, prior to the time
                                                         of the transaction in which the person became an
                                                         interested shareholder, approves (1) the business
                                                         combination or (2) the transaction in which the
                                                         shareholder becomes an interested shareholder;
                                                       - as a result of the business combination, the inter-
                                                         ested shareholder owns at least 85% of the voting
                                                         shares of Transocean issued at the time the trans-
                                                         action commenced; or
                                                       - Transocean's board of directors and the holders of
                                                         at least 66 2/3% of the outstanding voting shares
                                                         not owned by the interested shareholder approve the
                                                         business combination on or after the time of the
                                                         transaction in which the person became an inter-
                                                         ested shareholder.
                                                       Transocean's articles of association define an inter-
                                                       ested shareholder to include any person who, to-
                                                       gether with that person's affiliates or associates,
                                                       (1) owns 15% or more of Transocean's issued voting
                                                       shares or (2) is an affiliate or associate of Trans-
                                                       ocean and owned 15% or more of the outstanding voting
                                                       shares of Transocean at any time within the previous
                                                       three years.

             RESTRICTIONS ON ACQUISITIONS OF LARGE BLOCKS OF SHARES

                    SCHLUMBERGER                                            TRANSOCEAN
Under Netherlands Antilles law, when a person's        Acquirors of Transocean shares are not subject to any
ownership in voting stock, or right to exercise the    such restrictions.
voting rights, of Schlumberger reaches or exceeds 5%,
10%, 33 1/3%, 50% or 66 2/3% of all outstanding
Schlumberger voting shares, that person must promptly
notify Schlumberger in writing. If the voting
percentage equals or exceeds 10%, the acquiring
person is required to include in its notification
whether, during the next 12 months, it is intending
to (1) acquire more voting shares or otherwise extend
its voting rights of Schlumberger or (2) use its
participation in Schlumberger to influence
Schlumberger's board of directors, or to bring about
decisions that do not fit in with normal investment
policies, or to acquire representation in
Schlumberger's board or to obtain proxies for an
upcoming meeting of shareholders. If the acquiring
party states in the notification that it is not
contemplating any of the actions described in (1) or
(2), it may not take any of those actions during that
12-month period without first notifying
Schlumberger's board at least four weeks in advance.
Schlumberger is required to make public any such
notification it receives.
Also under Netherlands Antilles law, before a person
makes an acquisition of Schlumberger stock following
which the person will own more than 20% of the
outstanding voting shares of Schlumberger, the
acquiring person must first notify Schlumberger's
board of directors in writing and give the board at
least two weeks to consult with the acquiring person
regarding the acquisition. If Schlumberger's board
does not consent to the acquisition, there are
restrictions on the manner in which the acquisition
may be made. The offer is required to be made
publicly for all Schlumberger shares. The offering
price shall be payable in cash and be no less than
the greater of (1) the highest price reported for
Schlumberger shares by recognized stock exchanges
during the preceding 12 months and (2) the highest
price offered by the acquiring person and its
affiliates during the preceding 24 months. The offer
must remain outstanding for at least four weeks and
at most ten weeks. The offer may only be subject to
specified permitted conditions, which include: (1)
obtaining tender of at least 50% of the voting
shares; (2) a competing third-party offer not being
announced; (3) all necessary judicial or
administration

authorizations being obtained and (4) no circumstances occurring during the offer period that, if known by the offering party prior to the offer, would have caused the offering party to not make the offer.

                  APPRAISAL RIGHTS AND COMPULSORY ACQUISITION

                    SCHLUMBERGER                                            TRANSOCEAN
Neither Netherlands Antilles law nor Schlumberger's    Neither Cayman Islands law nor Transocean's
articles of incorporation or bylaws specifically       memorandum of association or articles of associa-
provides for appraisal rights.                         tion specifically provides for appraisal rights. How-
                                                       ever, in connection with the compulsory transfer of
                                                       shares to a 90% shareholder of a Cayman Islands
                                                       company as described under "-- Shareholder Approval
                                                       of Business Combinations," a minority shareholder may
                                                       apply to the court within one month of receiving
                                                       notice of the compulsory transfer objecting to that
                                                       transfer. In these circumstances, the burden is on
                                                       the minority shareholder to show that the court
                                                       should exercise its discretion to prevent the
                                                       compulsory transfer. Transocean has been advised that
                                                       the court is unlikely to grant any relief to the
                                                       minority shareholder in the absence of bad faith,
                                                       fraud, unequal treatment of shareholders or collu-
                                                       sion between the offeror and the holders of the
                                                       shares who have accepted the offer as a means of
                                                       unfairly forcing out minority shareholders.

                 SHAREHOLDER CONSENT TO ACTION WITHOUT MEETING

                    SCHLUMBERGER                                            TRANSOCEAN
Schlumberger's articles of incorporation provide that  Cayman Islands law and Transocean's articles of
shareholders may take action by written consent if     association provide that shareholders may take ac-
signed by the holders of at least a majority of the    tion requiring a special resolution without a meeting
outstanding voting shares, or such higher per-         only by unanimous written consent.
centage as is required to take such action by
Netherlands Antilles law or Schlumberger's articles
of incorporation. Each shareholder is entitled to
advance notice of any action proposed to be taken by
written consent.

                            MEETINGS OF SHAREHOLDERS

                    SCHLUMBERGER                                            TRANSOCEAN
Under Netherlands Antilles law, a general shareholder  Under Transocean's articles of association, a general
meeting is required to be held within nine months of   meeting of shareholders is required to be held at
the fiscal year end of Schlumberger, which is          least annually. That meeting can be held anywhere.
December 31. Pursuant to Netherlands Antilles law and
Schlumberger's articles of incorporation and bylaws,   Under Transocean's articles of association, an
all meetings of shareholders are to be held in         extraordinary general meeting of Transocean may be
Curacao.                                               called only by a majority of the board of directors
                                                       of Transocean.
Under Schlumberger's articles of incorporation,
general meetings of shareholders, including special
general meetings, may be called by the Chairman, the
President, the board of directors or the holders of
at least half of the outstanding shares of
Schlumberger voting stock. In addition, holders of
one-tenth of the issued capital may petition the
board of directors to convene a shareholder meeting
subject to applicable law.

                              FINANCIAL STATEMENTS

                    SCHLUMBERGER                                            TRANSOCEAN
Schlumberger is required to present its annual fi-     Transocean is not required to present its annual
nancial statements to its shareholders for approval    financial statements to its shareholders for approval
and adoption.                                          or adoption.

            DISTRIBUTIONS AND DIVIDENDS; REPURCHASES AND REDEMPTIONS

                    SCHLUMBERGER                                            TRANSOCEAN
Under Netherlands Antilles law and Schlumberger's      Transocean is not required to present proposed
articles of incorporation, Schlumberger is required    dividends to its shareholders for approval or
to present any proposed dividends to its shareholders  adoption.
for approval and adoption. Schlumberger may pay
interim dividends out of its expected current year     Under Cayman Islands law, the board of directors of
profits or distribute the undistributed profits of     Transocean may declare the payment of dividends to
previous years. If Schlumberger suffers a loss in any  the ordinary shareholders out of Transocean's:
year, no dividends may be paid unless Schlumberger
has sufficient undistributed profits or reserves from  - profits; or
previous years to cover the loss or until it covers
the loss with profits from subsequent years.           - "share premium account," which represents the
                                                         excess of the price paid to Transocean on issue of
Under Schlumberger's articles of incorporation,          its shares over the par or "nominal" value of those
Schlumberger may repurchase or redeem fully paid         shares, which is similar to the U.S. concept of
shares of its stock provided that at least one-fifth     additional paid in capital.
of its authorized capital remains outstanding with
holders other than Schlumberger.                       However, no dividends may be paid if, after pay-
                                                       ment, Transocean would not be able to pay its debts
                                                       as they come due in the ordinary course of business.
                                                       Under Cayman Islands law, shares of a Cayman Islands
                                                       company may be redeemed or repurchased out of profits
                                                       of the company, out of the proceeds of a fresh issue
                                                       of shares made for that purpose or out of capital,
                                                       provided the company has the ability to pay its debts
                                                       as they come due in the ordinary course of business.

                              NUMBER OF DIRECTORS

                    SCHLUMBERGER                                            TRANSOCEAN
Under Schlumberger's articles of incorporation, the    Under Transocean's articles of association, the min-
minimum number of directors is five and the maximum    imum number of directors is two and the maximum
number of directors is 24.                             number is 12.

                        VACANCIES ON BOARD OF DIRECTORS

                    SCHLUMBERGER                                            TRANSOCEAN
Vacancies on Schlumberger's board of directors may be  Transocean's articles of association provide that a
filled by the remaining directors. However, if the     vacancy or a newly created directorship may only be
number of remaining directors is less than a majority  filled by a majority of the remaining directors.
of the whole board of directors, then the remaining
directors are required immediately to call a general
meeting of shareholders to fill the vacancies. Newly
created directorships can be filled by Schlumberger's
shareholders.

               REMOVAL OF DIRECTORS; STAGGERED TERM OF DIRECTORS

                    SCHLUMBERGER                                            TRANSOCEAN
Schlumberger's directors are elected annually at a     Transocean's articles of association provide for a
general meeting of Schlumberger's shareholders.        classified board of directors and also provide that
Directors may be removed at any general meeting of     directors may only be removed by the holders of a
shareholders with or without cause.                    majority of the shares entitled to vote on the elec-
                                                       tion of directors and only for "cause." Transocean's
                                                       articles of association define "cause" for this pur-
                                                       pose to mean:
                                                       - an action by a director involving willful malfea-
                                                         sance, which conduct has a material adverse effect
                                                         on Transocean; or
                                                       - conviction of a felony.

                        INSPECTION OF BOOKS AND RECORDS

                    SCHLUMBERGER                                            TRANSOCEAN
Netherlands Antilles law does not expressly provide    Cayman Islands law does not expressly provide
shareholders of a Netherlands Antilles company with    shareholders of a Cayman Islands company with any
any general rights to inspect or obtain copies of the  general rights to inspect or obtain copies of the
list of shareholders or corporate records of the       list of shareholders or corporate records of a com-
company. However, if shares of a Netherlands An-       pany, other than the register of mortgages and
tilles company are not fully paid-up, the company is   charges. However, Transocean's articles of associa-
required to maintain a list of the holders and the     tion provide that any shareholder may inspect its
amounts paid that is open for public inspection or     books and records for a proper purpose. Trans-
copying at its corporate office.                       ocean's board of directors may establish procedures
                                                       or conditions regarding these inspection rights for
                                                       the following purposes:
                                                       - protecting the interests of Transocean;
                                                       - protecting the confidentiality of the information
                                                         contained in those books and records;
                                                       - the convenience of Transocean; or
                                                       - protecting any other interest of Transocean that
                                                         the board of directors deems proper.

                        AMENDMENT OF GOVERNING DOCUMENTS

                    SCHLUMBERGER                                            TRANSOCEAN
Schlumberger's articles of incorporation provide that  Under Cayman Islands law, Transocean's memorandum of
they may be amended only pursuant to a resolution      association and articles of association may only be
adopted at a general meeting of shareholders by the    amended by a special resolution of its shareholders.
holders of at least a majority of the shares of        Transocean's board of directors may not effect
capital stock of Schlumberger at the time outstanding  amendments to Transocean's articles of association on
and entitled to vote. The notice of any such meeting   its own. Some amendments to Transocean's articles of
is required to set forth the exact text of the         association require as a quorum the presence of
proposed amendment or state that a copy of that text   shareholders holding at least 95% of the shares
has been deposited at the Schlumberger office in       entitled to vote at that meeting. See "Description of
Curacao for inspection by its shareholders until the   Capital Stock of Transocean."
conclusion of the meeting. Schlumberger's bylaws may
only be amended by the board of directors at a
meeting of the board for which notice was given to
all directors specifying the amendment to be voted
on. However, the bylaws may not be amended to be
inconsistent with the articles of incorporation.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

                    SCHLUMBERGER                                            TRANSOCEAN
Netherlands Antilles law does not expressly limit the  Cayman Islands law does not limit the extent to which
extent to which a company may indemnify its            a company may indemnify its directors, officers,
directors, officers, employees and agents. Schlum-     employees and agents except to the extent that such
berger's articles of incorporation and bylaws provide  provision may be held by the Cayman Islands courts to
that Schlumberger may indemnify its directors, of-     be contrary to public policy. For instance, a
ficers, employees and agents and those persons         provision purporting to provide indemnification
serving in such capacities for other entities at       against the consequences of committing a crime may be
Schlumberger's request for actions by third parties    deemed contrary to public policy. In addition, an
against those persons by reason of their serving in    officer or director may not be indemnified for his
those capacities if that person acted in good faith    own fraud, willful neglect or willful default.
and in a manner he reasonably believed to be in or
not opposed to the best interests of Schlumberger      Transocean's articles of association make indemnifi-
and, with respect to any criminal proceeding, he had   cation of directors and officers and advancement of
no reason to believe his conduct was unlawful.         expenses to defend claims against directors and
Schlumberger's articles of incorporation and bylaws    officers mandatory on the part of Transocean to the
allow for the same indemnification with respect to     fullest extent allowed by law.
actions against those same persons by or in the right
of Schlumberger except that if such a person is
adjudged liable to Schlumberger by a court,
Schlumberger may only indemnify that person to the
extent a court deems proper.

                         LIMITED LIABILITY OF DIRECTORS

                    SCHLUMBERGER                                            TRANSOCEAN
Netherlands Antilles law provides that a director may  Cayman Islands law will not allow the limitation of a
be liable to a company for his negligent acts in the   director's liability for his own fraud, willful
performance of his duties.                             neglect or willful default. Transocean's articles of
                                                       association provide that its directors have no
                                                       personal liability to Transocean or, if any, its
                                                       shareholders for monetary damages for breach of
                                                       fiduciary duty as a director, except for:
                                                       - breaching the duty of loyalty to Transocean or, if
                                                         any, its shareholders;
                                                       - failing to act in good faith;
                                                       - engaging in intentional misconduct or a known
                                                         violation of law; or
                                                       - obtaining an improper personal benefit from
                                                         Transocean.

        ADVANCE NOTIFICATION REQUIREMENTS FOR PROPOSALS OF SHAREHOLDERS

                    SCHLUMBERGER                                            TRANSOCEAN
There are no provisions relating to advance notice     Transocean's articles of association require share-
requirements of shareholder proposals under            holders wishing to nominate directors or propose
Schlumberger's articles of incorporation or Schlum-    business for a shareholders' meeting to give advance
berger's bylaws. However, shareholders of Schlum-      notice as described under "Future Shareholder Pro-
berger are required to comply with the advance         posals."
notification requirements prescribed by the SEC.

                           RESTRICTIONS AS TO PROXIES

                    SCHLUMBERGER                                            TRANSOCEAN
Under Schlumberger's bylaws, no director, officer or   Transocean's directors, officers and employees are
employee of Schlumberger may act as a proxy at any     not subject to such a restriction.
general meeting of shareholders or in connection with
action taken by shareholders without a meeting.

                       TRANSOCEAN'S PROPOSAL TO INCREASE
                     ITS AUTHORIZED ORDINARY SHARE CAPITAL

GENERAL

     The board of directors of Transocean has unanimously adopted a resolution to submit to a vote of the shareholders a proposal to increase Transocean's authorized ordinary share capital to $3,000,000 and the number of authorized ordinary shares to 300,000,000.

     The terms of the additional ordinary shares will be identical to those of the currently outstanding ordinary shares. However, because shareholders have no preemptive rights to purchase any additional ordinary shares that may be issued, the issuance of additional ordinary shares will reduce the percentage interest of current shareholders in the total outstanding ordinary shares. Approval of this proposal will not affect the number of other shares authorized. The relative rights and limitations of the ordinary shares and other shares authorized would remain unchanged under this proposal.

PURPOSES AND EFFECTS OF INCREASING THE NUMBER OF AUTHORIZED ORDINARY SHARES

     If this proposal is approved by Transocean's shareholders and the merger is completed, the number of ordinary shares that Transocean is authorized to issue would increase from 150,000,000 to 300,000,000. The additional 150,000,000 shares, if and when issued, would have the same rights and privileges as the currently issued Transocean ordinary shares.

     The primary purpose of the proposed increase in the authorized number of ordinary shares is to ensure that enough shares are available to complete the merger. Currently, Transocean has only about 49 million authorized ordinary shares available for issuance and it expects that it will need to issue about 109 million new ordinary shares in the merger. In addition, Transocean's board of directors recommends the proposed increase in the authorized number of ordinary shares over and above that required to complete the merger to ensure an adequate supply of authorized and unissued ordinary shares for one or more of the following purposes:

     - to provide sufficient ordinary shares to cover obligations under Transocean's Long-Term Incentive Plan and Employee Stock Purchase Plan; and

     - to raise additional capital for ongoing operations and other corporate purposes.

     Except as described in this joint proxy statement/prospectus, there are currently no plans or arrangements relating to the issuance of any of the additional ordinary shares proposed to be authorized. Such shares would be available for issuance without further action by shareholders, except as required by New York Stock Exchange rules.

     The increase in the number of authorized ordinary shares has not been proposed for any anti-takeover purpose and the board of directors and members of management of Transocean have no knowledge of any current effort to obtain control of Transocean or to accumulate large amounts of its ordinary shares. However, the availability of additional ordinary shares could make any attempt to gain control of Transocean or of the board of directors more difficult. Authorized but unissued ordinary shares could be issued in an effort to dilute the share ownership and voting power of any person or entity desiring to acquire control of Transocean. Such issuance may have the effect of discouraging or lessening the likelihood of the change of control. These shares could also be issued to other persons or entities who support the board of directors in opposing a takeover attempt that the board considers not to be in the best interests of Transocean and its shareholders.

     In evaluating this proposal, shareholders should consider the effect of certain other provisions of Transocean's articles of association that may have anti-takeover consequences, which are described in this joint proxy statement/prospectus under "Description of Capital Stock of Transocean -- Limitation on Changes in Control."

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     Approval of this proposal requires the affirmative vote of holders of the majority of Transocean ordinary shares. Approval of the proposal is a condition to the merger because Transocean does not have enough authorized but unissued ordinary shares to effect the merger. If approved, this proposal will be implemented only if the merger is completed.

     FOR THE REASONS DESCRIBED ABOVE, TRANSOCEAN'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO INCREASE TRANSOCEAN'S AUTHORIZED ORDINARY SHARE CAPITAL TO $3,000,000, CONSISTING OF 300,000,000 ORDINARY SHARES, PAR VALUE $0.01 PER SHARE.

            PROPOSAL TO AMEND TRANSOCEAN'S LONG-TERM INCENTIVE PLAN

DESCRIPTION OF THE PROPOSAL

     The board of directors of Transocean has unanimously adopted a resolution to submit to a vote of its shareholders a proposal to amend Transocean's Long-Term Incentive Plan:

     - to increase the number of ordinary shares reserved for issuance under the incentive plan from 6,300,000 to 13,300,000, such increase of 7,000,000 shares to consist of 6,800,000 to be reserved for issuance to employees and 200,000 shares to be reserved for issuance to outside directors; and

     - to increase the aggregate number of shares subject to awards of freestanding share appreciation rights to employees from 100,000 to 250,000.

     Currently under the incentive plan there remain only about 1,300,000 shares available for issuance in connection with option grants. Because the merger will approximately double the size of Transocean and the number of employees, the board believes that the proposed increase in shares reserved for issuance is necessary to maintain adequate flexibility to use the incentive plan to attract and retain qualified employees and directors.

PRINCIPAL PROVISIONS OF THE LONG-TERM INCENTIVE PLAN

     The following summary of the incentive plan is qualified by reference to the full text of the current plan, which, as conformed through Amendment No. 1 effected in May 1999, is attached as Annex E to this joint proxy statement/prospectus.

     The incentive plan is administered by the executive compensation committee of the board of directors, all of the members of which are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and "outside directors" within the meaning of Section 162(m) of the U.S. Internal Revenue Code. It is intended that the grant of awards under the amended incentive plan, after approval by shareholders, will satisfy the requirements of
Section 162(m) of the code, as applicable to limitations on deductions of compensation expenses in excess of $1 million for certain executive officers.

     The committee designates the employees of Transocean and its subsidiaries and affiliated companies to be granted awards under the incentive plan and the type and amount of awards to be granted. The committee has authority to interpret and amend the incentive plan, adopt administrative regulations for the operation of the incentive plan and determine and amend the terms of awards to employees under the incentive plan. However, the committee has no authority to vary the amount or terms of awards to outside directors from those set forth in the incentive plan.

     Under the incentive plan, options to purchase ordinary shares, share appreciation rights in tandem with options, freestanding share appreciation rights, restricted shares and cash performance awards may be granted to employees at the discretion of the committee. The committee may provide for a supplemental cash payment upon the exercise of an option or share appreciation right to cover the employee's tax burden associated with such exercise. In addition, the incentive plan provides for automatic awards to outside directors of options to purchase 4,000 ordinary shares or, in the case of outside directors who reside in Norway, share appreciation rights with respect to 4,000 ordinary shares. An automatic award to an outside director is granted at the time the individual becomes such a director, as well as at each annual meeting of Transocean's shareholders at which the individual remains or is reelected as a director.

     The aggregate number of ordinary shares that may be issued under the incentive plan may not exceed 6,100,000 shares with respect to awards to employees, reduced by the number of shares which have previously been issued with respect to awards to employees. Cash tax-offset supplemental payments will not count against these limits. Lapsed, forfeited or canceled awards, including options canceled upon the exercise of tandem share appreciation rights, will not count against these limits and can be regranted under the incentive plan. If the exercise price of an option is paid in ordinary shares or if ordinary shares are withheld from payment of an award to satisfy tax obligations with respect to the award, such shares will also not count against the above limits. No employee may be granted options or restricted shares with respect to more than 600,000 ordinary shares in any fiscal year. The aggregate number of ordinary shares subject to awards to outside directors may not exceed 200,000. The aggregate number of ordinary shares subject to awards of freestanding share appreciation rights to employees may not exceed 100,000. The shares issued under the incentive plan may be ordinary shares held in treasury or authorized but unissued ordinary shares.

     Transocean's officers are eligible to participate in the incentive plan, as are employees of Transocean and its subsidiaries, and of partnerships or joint ventures in which Transocean and its subsidiaries have a significant ownership interest, as determined by the committee. Outside directors of Transocean are automatically granted options or, for outside directors residing in Norway, share appreciation rights that have the terms specified in the incentive plan. Outside directors are not eligible for any other awards under the incentive plan. Approximately 130 current employees and seven current outside directors have received awards under the incentive plan. It is estimated that the total number of employees who are eligible to receive awards under the incentive plan at present would not exceed approximately 140 persons.

     The committee determines, in connection with each option awarded to an employee, the exercise price, whether that price is payable in cash, ordinary shares or by cashless exercise, the terms and conditions of exercise, whether the option will qualify as an incentive stock option under the U.S. Internal Revenue Code, or a non-qualified option, restrictions on transfer of the option and other provisions not inconsistent with the incentive plan. The committee is also authorized to grant share appreciation rights to incentive plan participants, either as freestanding awards or in tandem with an option. Every share appreciation right entitles the participant, upon exercise of the share appreciation right, to receive in cash or ordinary shares a value equal to the excess of the market value of a specified number of ordinary shares at the time of exercise, over the exercise price established by the committee. The incentive plan requires that the exercise price of options and share appreciation rights be at least equal to fair market value on the date of grant, except with respect to options granted within 90 days of the closing of Transocean's initial public offering in June 1993. The term of options and share appreciation rights under the incentive plan may not exceed 10 years, except that the committee may extend the term for up to one year following the death of the participant.

     The committee is authorized to grant employees awards of restricted shares. The committee determines the terms, conditions, restrictions and contingencies applicable to awards of restricted shares. Awards of restricted shares may be designated as "qualified performance-based compensation" under Section 162(m) of the U.S. Internal Revenue Code. The performance goals will be based on the same criteria as the cash performance awards discussed below.

     The committee may also provide for cash performance awards to employees based on the achievement of one or more objective performance goals. Cash performance awards may be designated as "qualified performance-based compensation" under Section 162(m) of the U.S. Internal Revenue Code. If so designated, the cash performance awards will be contingent upon the performance of Transocean during the performance period, as measured by targets established by the committee, based on any one or more of:

          - sales;
          - operating profits;
          - operating profits before
            interest expense and taxes;
          - net earnings;
          - earnings per share;
          - return on equity;
          - return on assets;

          - return on invested capital;
          - total shareholder return;
          - cash flow;
          - debt-to-equity ratio;
          - market share;
          - stock price;
          - economic value added; and
          - market value added.

Such performance measures may be applied to Transocean on a consolidated basis and to a business unit, as an absolute measure or as a measure relative to a peer group of companies. The committee will establish the performance objectives for an award in writing no later than 90 days after beginning of the fiscal year to which the award relates.

     The number and kind of shares covered by the incentive plan and by outstanding awards under the incentive plan and the exercise price of outstanding awards are subject to adjustment in the event of any:

          - reorganization;
          - recapitalization;
          - stock dividend;
          - stock split;
          - merger;
          - consolidation;
          - extraordinary cash dividend;
          - split-up;
          - spin-off;
          - combination; or
          - exchange of shares.

     Upon the occurrence of a change of control, following the grant of an award, (1) all outstanding restricted shares will immediately vest, (2) all options and share appreciation rights held by outside directors will become immediately exercisable and will remain exercisable for the remainder of their term, and (3) all outstanding options, tandem share appreciation rights and freestanding share appreciation rights held by then-current employees will become immediately exercisable and will remain exercisable for the remainder of their term.

     The incentive plan is not limited in duration by its terms. However, pursuant to Section 422(b)(2) of the U.S. Internal Revenue Code, no option that is intended to constitute an incentive stock option may be granted under the incentive plan after May 1, 2003. The Transocean board of directors may at any time amend, suspend or terminate the incentive plan, but in doing so cannot adversely affect any outstanding awards without the grantee's written consent. In addition, the board of directors may not increase the number of shares reserved for issuance under the incentive plan or change the minimum option or share appreciation right price without shareholder approval.

     The amount and type of awards to be granted in the future under the incentive plan to the named officers, to all executive officers as a group and to all other employees are not currently determinable.

U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the general rules of present U.S. federal income tax law relating to the tax treatment of incentive stock options, non-qualified stock options, share appreciation rights and restricted share awards issued under the incentive plan. The discussion is general in nature and does not take into account a number of considerations that may apply based on the circumstances of a particular participant under the incentive plan, including the possibility that a participant may not be subject to U.S. federal income taxation. When the term "Transocean" is used in this section, the term is understood to mean the U.S. subsidiary of Transocean.

     Options. Some of the options issuable under the incentive plan may constitute "incentive stock options" within the meaning of Section 422 of the U.S. Internal Revenue Code, while other options granted under the incentive plan will be non-qualified stock options. The U.S. Internal Revenue Code provides for tax treatment of stock options qualifying as incentive stock options that may be more favorable to employees than the tax treatment accorded non-qualified stock options. Generally, upon the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes. However, the difference between the exercise price of the incentive stock option and the fair market value of the shares at the time of exercise is an item of tax adjustment that may require payment of an alternative minimum tax. On the sale of shares acquired by exercise of an incentive stock option, assuming that the sale does not occur within two years of the date of grant of the option or within one year from the date of exercise, referred to as a disqualifying disposition, any gain will be taxed to the optionee as the appropriate type of capital gain, depending on the actual holding period from the exercise date. In contrast, upon the exercise of a non-qualified option, the optionee recognizes taxable ordinary income, subject to withholding, in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the non-qualified option will be treated generally as capital gain or loss. No deduction is available to Transocean upon the grant or exercise of an incentive stock option, although a deduction may be available if the employee sells the shares acquired upon exercise before the applicable holding period expires, whereas upon exercise of a non-qualified stock option, Transocean is entitled to a deduction in an amount equal to the income recognized by the employee. Except in the case of the death or disability of an optionee, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain favorable tax treatment at exercise. An option exercised more than three months after an optionee's termination of employment other than upon death or disability of an optionee cannot qualify for the tax treatment accorded incentive stock options. Such option would be treated as a non-qualified stock option instead.

     Share Appreciation Rights. The amount of any cash or the fair market value of any share received by the holder upon the exercise of share appreciation rights under the incentive plan will be subject to ordinary income tax in the year of receipt, and Transocean will be entitled to a deduction for such amount.

     Restricted Share Awards. Generally, a grant of ordinary shares under the incentive plan, which shares are subject to vesting and transfer restrictions, will not result in taxable income to the recipient for U.S. federal income tax purposes or a tax deduction to Transocean in the year of the grant. Generally, the recipient will be taxed on the value of the ordinary shares as ordinary income in the years in which the restrictions on the shares lapse. Such value will be the fair market value of the shares on the dates the restrictions terminate, less any consideration paid for the ordinary shares. Under Section 83(b) of the U.S. Internal Revenue Code, any recipient may elect to treat the fair market value of such shares on the date of such grant as compensation income in the year of the grant, provided the recipient makes the election pursuant to Section 83(b) of the code within 30 days after the date of the grant. In any case, Transocean will receive a deduction for U.S. federal income tax purposes equal to the amount of compensation included in the recipient's income in the year in which that amount is so included.

     Cash Performance Awards. Payments of cash performance awards will be ordinary income to the recipient in the year paid, and Transocean will be entitled to a deduction for such amount in the year in which that amount is so included.

     Other. In general, a U.S. federal income tax deduction is allowed to Transocean in an amount equal to the ordinary income recognized by a participant with respect to awards under the incentive plan, provided that such amount constitutes an ordinary and necessary business expense of Transocean. However, Transocean will not be entitled to a deduction to the extent compensation in excess of $1 million is paid to an executive officer named in Transocean's proxy statement who was employed by Transocean at year-end, unless the compensation qualifies as "performance based" under Section 162(m) of the U.S. Internal Revenue Code or certain other exceptions apply. In addition, Transocean will not be entitled to a deduction with respect to payments to employees that are contingent upon a change of control if such payments are deemed to constitute "excess parachute payments" under Section 280G of the U.S. Internal Revenue Code and do not qualify as reasonable compensation pursuant to that section; such payments will subject the recipients to a 20 percent excise tax.

     A participant's tax basis in shares acquired upon exercise of an option under the incentive plan is equal to the sum of the price paid for the ordinary shares, if any, and the amount of ordinary income recognized by the participant on the receipt or transfer of the shares acquired upon exercise of an option. The participant's holding period for the shares begins upon the receipt of the ordinary shares acquired upon exercise of an option. If a participant sells the ordinary shares, assuming there is no disqualifying disposition of an "incentive stock option," any difference between the amount realized in the sale and the participant's tax basis in the shares is taxed as long-term, mid-term or short-term capital gain or loss, provided the shares are held as a capital asset on the date of sale, and depending on the participant's holding period for the shares.

VOTE REQUIRED; RECOMMENDATION OF TRANSOCEAN'S BOARD OF DIRECTORS

     The affirmative vote of a majority of the Transocean ordinary shares present or represented and entitled to vote at the extraordinary general meeting is required for approval of the amendment of the incentive plan, provided that votes cast represent a majority of ordinary shares issued. For this purpose, an abstention will count as a vote against the amendment, and broker non-votes applicable to ordinary shares represented at the meeting will have no effect.

     Approval of this proposal is not a condition to the merger but, if approved, it will be implemented only if the merger is completed.

     TRANSOCEAN'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE AND RATIFY THE ADOPTION OF THE AMENDMENT TO TRANSOCEAN'S LONG-TERM INCENTIVE PLAN.

          PROPOSAL TO AMEND TRANSOCEAN'S EMPLOYEE STOCK PURCHASE PLAN

DESCRIPTION OF THE PROPOSAL

     The board of directors of Transocean has unanimously adopted a resolution to submit to a vote of the shareholders a proposal to amend Transocean's Employee Stock Purchase Plan to increase the number of ordinary shares reserved for issuance under the stock purchase plan to 750,000. In addition, if this proposal is approved and the merger is completed, the stock purchase plan will be amended to permit eligible participants, including participating Sedco Forex employees, to make a lump-sum contribution for the plan year 2000 in the first quarter of the year 2000. The purpose of this amendment is to afford the Sedco Forex employees the opportunity to transfer their existing account balances under the Schlumberger discounted stock purchase plan to their new accounts under the Transocean Sedco Forex employee stock purchase plan.

     The purpose of Transocean's stock purchase plan is to encourage and assist Transocean's employees to acquire an equity interest in Transocean through the purchase of ordinary shares. Transocean's board of directors believes the stock purchase plan is achieving its purpose, and believes that to continue to carry out its purpose and to provide for the approximate doubling in size of the workforce as a result of the merger, it is necessary to amend the stock purchase plan to increase the number of ordinary shares reserved for issuance under the stock purchase plan from 250,000 ordinary shares to 750,000 ordinary shares.

     Of the 250,000 ordinary shares reserved for issuance under the plan, approximately 75,000 shares are expected to remain available after giving effect to the 1999 purchase period. Approval of the amendment to increase the number of shares reserved for issuance under the stock purchase plan is not a condition to the merger. If this proposal is approved, it will be implemented regardless of whether the merger is completed in order to fulfill Transocean's ongoing obligations under the plan. The stock purchase plan will terminate after all Transocean ordinary shares covered by the stock purchase plan have been purchased, unless Transocean's board of directors terminates it earlier.

PRINCIPAL PROVISIONS OF THE EMPLOYEE STOCK PURCHASE PLAN

     The following summary of the stock purchase plan is qualified by reference to the full text of the current plan, which, as conformed through Amendment No. 1 effected in May 1999, is attached as Annex F to this joint proxy statement/prospectus.

     Under the stock purchase plan, all full-time employees of Transocean, and of any subsidiary of Transocean, that has, with the consent of Transocean's board of directors, adopted the stock purchase plan, who do not own, or hold options to acquire, five percent or more of the total combined voting power or value of Transocean's ordinary shares are eligible to participate in the stock purchase plan. As of August 31, 1999, approximately 3,500 employees of Transocean are eligible to participate in the stock purchase plan. Participants in the stock purchase plan may purchase Transocean ordinary shares through payroll deductions on an after-tax basis over a plan year beginning on each January 1 and ending on the following December 31 during the term of the stock purchase plan. A participant's right to participate in the stock purchase plan terminates immediately when a participant ceases to be employed by Transocean. An employee may elect to participate in the stock purchase plan as of any January 1 following his or her completion of six consecutive months of employment by Transocean. A participant may elect to make contributions each pay period in an amount not less than $50, subject to a monthly limitation equal to ten percent of his base monthly earnings or such other amount established by the Transocean board of directors compensation committee, taking into account a "maximum share limitation." The maximum share limitation is the number of ordinary shares derived by dividing $25,000 by the fair market value, as defined below, of ordinary shares determined as of the date of grant. The contributions will be held in trust during a plan year, and interest will be credited to the participant's account. Unless a participant elects otherwise, the dollar amount in the participant's account at the end of the plan year will then be used to purchase as many whole ordinary shares as the funds in his or her account will allow. The purchase price for the stock will be 85 percent of the lesser of (1) its fair market value on the first trading day of the plan year or (2) its fair market value on the last trading day of the plan year. "Fair market value" means the closing composite sales price per ordinary share on the New York Stock Exchange on the applicable date. Any cash remaining in the participant's account will be carried over to the next plan year. If the participant elects not to purchase ordinary shares at the end of the plan year, such participant will receive a return of his or her payroll deductions during the plan year plus the interest accrued on such deductions. At the end of each plan year, participants will receive a statement of their account balances, including interest earned and the number of whole ordinary shares purchased and in the accounts. Any dividends on ordinary shares held in a participant's account will be credited to his or her account.

     A participant may elect to withdraw his or her entire contributions for the current year from the stock purchase plan at any time prior to the purchase of Transocean ordinary shares. Any participant who so elects will receive his or her entire account balance, including interest and dividends, if any. A participant who suspends his or her payroll deductions or withdraws contributions cannot resume participation in the stock purchase plan during that plan year and must reenroll in the stock purchase plan the following year in order to participate. A participant may also elect at any time to withdraw ordinary shares held in his or her account for at least one year. A participant may not sell ordinary shares held in the participant's account for less than three months. In the event of a participant's death, amounts credited to his or her account, including interest and dividends, if applicable, will be paid in cash, and a certificate for any ordinary shares will be delivered to his or her designated beneficiaries or other legal representative.

     Transocean's board of directors generally may amend or terminate the stock purchase plan at any time, provided that approval of Transocean's shareholders must be obtained for any amendment to the stock purchase plan if required under
Section 423 of U.S. Internal Revenue Code or any other applicable law or regulation. Section 423 of the U.S. Internal Revenue Code currently requires shareholder approval of a plan amendment that would change the number of shares reserved for issuance under the stock purchase plan.

     The shares to be issued pursuant to the stock purchase plan may be ordinary shares held in treasury or authorized but unissued ordinary shares.

U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the general rules of present U.S. federal income tax law relating to the tax treatment of employee stock purchase plans. The discussion is general in nature and does not take into account a number of considerations that may apply based on the circumstances of a particular participant under the stock purchase plan, including the possibility that a participant may not be subject to U.S. federal income taxation. When the term "Transocean" is used in this section, the term is understood to mean the U.S. subsidiary of Transocean.

     Transocean intends for the stock purchase plan to constitute an "employee stock purchase plan" under the provisions of Section 423 of the U.S. Internal Revenue Code. Stock purchase plan participants will recognize taxable ordinary income upon disposition of the ordinary shares acquired under the stock purchase plan if such shares are disposed of in a "disqualifying disposition," which is a disposition of the shares before the later of (1) two years from the date an option to purchase stock was issued under the plan or (2) one year from the date that shares acquired pursuant to the plan were transferred to the participant. This taxable income will equal the amount by which the fair market value of the shares on the exercise date exceeds the purchase price of the shares, but in no event will the income recognized exceed the sales proceeds for such shares reduced by the purchase price for such shares. If a participant sells or otherwise disposes of his or her shares after the above holding period so that there is no disqualifying disposition, the participant would realize ordinary income equal to the lesser of (a) the excess of the fair market value of the shares at the time of the disposition over the exercise price or (b) the excess of the fair market value of the shares at the time the option was granted over the option price. If a participant sells the ordinary shares acquired under the stock purchase plan, assuming there is no disqualifying disposition, any difference between the amount realized in the sale and the participants' tax basis in the shares (which would include any ordinary income recognized with respect to the shares) is taxed as long-term, mid-term or short-term capital gain or loss, provided the shares are held as a capital asset on the date of sale, and depending on the participant's holding period for the shares.

     Transocean is entitled to a deduction for U.S. federal income tax purposes for dispositions of shares acquired by participants in the stock purchase plan only to the extent that a participant realizes ordinary income as a result of a disqualifying disposition of shares acquired under the stock purchase plan.

VOTE REQUIRED; RECOMMENDATION OF TRANSOCEAN'S BOARD OF DIRECTORS

     The affirmative vote of a majority of the Transocean ordinary shares present or represented and entitled to vote at the extraordinary general meeting is required for approval of the amendment of the stock purchase plan. For this purpose, an abstention will count as a vote against the amendment, and broker non-votes applicable to ordinary shares represented at the meeting will have no effect.

     If approved, this proposal will be implemented regardless of whether the merger is completed.

     TRANSOCEAN'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE AND RATIFY THE ADOPTION OF THE AMENDMENT TO TRANSOCEAN'S EMPLOYEE STOCK PURCHASE PLAN.

                                 LEGAL MATTERS

     The validity of the Transocean ordinary shares to be issued pursuant to the terms of the merger agreement will be passed upon for Transocean by Walkers, Cayman Islands.

     Baker & Botts, L.L.P., Houston, Texas, will pass upon certain U.S. federal income tax consequences of the spin-off and the merger for Schlumberger. Weil, Gotshal & Manges LLP, New York, New York, will also pass upon certain U.S. federal income tax consequences of the merger for Transocean.

                                    EXPERTS

     The combined financial statements of Sedco Forex as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 included in this document have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements incorporated in this joint proxy statement/prospectus by reference to the Annual Report on Form 10-K for Schlumberger for the year ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Transocean Offshore Inc. appearing in Transocean's Annual Report (Form 10-K) for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                          FUTURE SHAREHOLDER PROPOSALS

TRANSOCEAN SHAREHOLDER PROPOSALS

 SHAREHOLDER PROPOSALS IN A PROXY STATEMENT.

     Rule 14a-8 under the Securities Exchange Act of 1934 addresses when a company must include a shareholder's proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of shareholders. Under Rule 14a-8, in order for proposals to be considered for inclusion in the proxy statement and proxy card relating to the 2000 annual meeting of shareholders of Transocean, those proposals must be received at Transocean's principal executive offices, 4 Greenway Plaza, Houston, Texas 77046, by no later than December 13, 2000. However, if the date of the 2000 annual meeting changes by more than 30 days from the date of the 1999 annual meeting, the deadline is a reasonable time before Transocean begins to print and mail their proxy materials. Transocean will notify shareholders of this deadline in a Quarterly Report on Form 10-Q or in another communication to shareholders. Shareholder proposals must also be otherwise eligible for inclusion.

 SHAREHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS TO BE PRESENTED AT
 MEETINGS.

     If you desire to bring a matter before an annual meeting and the proposal is submitted outside the process of Rule 14a-8, you must follow the procedures set forth in Transocean's articles of association. The articles of association provide generally that if you desire to propose any business at an annual meeting of shareholders, you must give Transocean written notice not less than 90 days prior to the anniversary of the originally scheduled date of the immediately preceding annual meeting. The deadline under Transocean's articles of association for submitting proposals will be February 13, 2000 for the 2000 annual meeting unless it is more than 30 days before or after the anniversary of the 1999 annual meeting. However, if the date of the forthcoming annual meeting is more than 30 days before or after that anniversary date, the deadline is the close of business on the tenth day after Transocean publicly discloses the meeting date. Your notice must set forth:

     - a brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting;

     - your name and address;

     - a representation that you are a holder of record of Transocean ordinary shares entitled to vote at the meeting, or if the record date for the meeting is subsequent to the date required for shareholder notice, a representation that you are a holder of record at the time of the notice and intend to be a holder of record on the date of the meeting, and, in either case, intend to appear in person or by proxy at the meeting to propose that business; and

     - any material interest you have in the business.

     If you desire to nominate directors at an annual meeting, you must give Transocean written notice within the time period described in the preceding paragraph. If you desire to nominate directors at a special meeting at which the board of directors has determined that directors will be elected, you must give Transocean written notice by the close of business on the tenth day following Transocean's public disclosure of the meeting date. Your notice must set forth:

     - your name and address and the name and address of the person or persons to be nominated;

     - a representation that you are a holder of record of Transocean ordinary shares entitled to vote at the meeting or, if the record date for the meeting is subsequent to the date required for that shareholder notice, a representation that you are a holder of record at the time of the notice and intend to be a holder of record on the date of the meeting and, in either case, setting forth the class and number of shares so held, including shares held beneficially;

     - a representation that you intend to appear in person or by proxy as a holder of record at the meeting to nominate the person or persons specified in the notice;

     - a description of all arrangements or understandings between you and each nominee you propose and any other person or persons under which the nomination or nominations being made by you;

     - any other information regarding each nominee you propose that would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and

     - the consent of each nominee to serve as a director if so elected.

     The chairman of the meeting may refuse to transact any business or to acknowledge the nomination of any person if you fail to comply with the foregoing procedures.

     You may obtain a copy of Transocean's articles of association, in which these procedures are set forth, upon written request to Eric B. Brown, Secretary, Transocean Offshore Inc., 4 Greenway Plaza, Houston, Texas 77046 or see "Where You Can Find More Information."

SCHLUMBERGER SHAREHOLDER PROPOSALS

     In order for a shareholder proposal to be considered for inclusion in Schlumberger's proxy statement for its 2000 annual general meeting of shareholders, written proposals must be received by the Secretary of Schlumberger, 277 Park Avenue, New York, New York 10172-0266, no later than November 10, 1999. Pursuant to the rules under the Securities Exchange Act of 1934, Schlumberger may use discretionary authority to vote proxies with respect to shareholder proposals to be presented in person at the 2000 annual general meeting if the shareholder making the proposal has not given Schlumberger notice of the proposal by January 25, 2000.

                      WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires Transocean and Schlumberger to file information with the Securities and Exchange Commission concerning their respective business and operations. Accordingly, Transocean and Schlumberger file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document Transocean and Schlumberger file at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549.

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public on the SEC's web site at: http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     Transocean has filed with the SEC a registration statement on Form S-4. This joint proxy statement/prospectus is a part of the registration statement and constitutes a prospectus of Transocean for the Transocean ordinary shares to be issued to Schlumberger's shareholders in the merger. As allowed by the SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information with respect to Transocean and the Transocean ordinary shares, you should consult the registration statement and its exhibits. Statements contained in this joint proxy statement/prospectus concerning the provisions of any documents are summaries of those documents, and we refer you to the document filed with the SEC for additional information. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying as described above.

     SEC rules and regulations permit us to "incorporate by reference" the information Transocean and Schlumberger files with the SEC. This means that we can disclose important information to you by referring you to the other information Transocean and Schlumberger have filed with the SEC. The information that we incorporate by reference is considered to be part of this joint proxy statement/prospectus. Information that Transocean and Schlumberger file later with the SEC will automatically update and supersede this information.

     We incorporate by reference the documents listed below and any filings Transocean or Schlumberger will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 following the date of this document, but prior to the date of their respective shareholder meeting:

For Transocean:

     - Annual Report on Form 10-K of Transocean for the fiscal year ended December 31, 1998;

     - Quarterly Reports on Form 10-Q for the periods ended March 31, 1999 and June 30, 1999; and

     - Current Reports on Form 8-K dated March 15, 1999, May 17, 1999 and July 27, 1999.

For Schlumberger:

     - Annual Report on Form 10-K of Schlumberger for the Fiscal Year ended December 31, 1998; and

     - Quarterly Reports on Form 10-Q for the periods ended March 31, 1999 and June 30, 1999.

     You can request a free copy of the above filings or any filings subsequently incorporated by reference into this joint proxy statement/prospectus by writing or calling:

For Transocean:
          Transocean Offshore Inc.
          4 Greenway Plaza
          Houston, Texas 77046
          Attn: Jeffrey L. Chastain, Director of Investor Relations and Communications

          Telephone requests may be directed to (713) 232-7500.

For Schlumberger:
          Schlumberger Limited
          277 Park Avenue
          New York, New York 10172
          Attn: Simone Crook, Director Investor Relations & Communications

          Telephone requests may be directed to (212) 350-9432.

     In order to ensure timely delivery of these documents, you should make such request by December 3, 1999.

     Neither Transocean nor Schlumberger has authorized anyone to give any information or make any representation about the spin-off or the merger or about the respective companies that differs from or adds to the information in this joint proxy statement/prospectus or in the documents that Transocean files publicly with the SEC. Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this joint proxy statement/prospectus or in the documents that Transocean files publicly with the SEC.

     If you live in a jurisdiction where it is unlawful to offer to exchange or sell, to ask for offers to exchange or buy, or to ask for proxies regarding the securities offered by this joint proxy statement/prospectus, or if you are a person to whom it is unlawful to direct such activities, the offer presented by this joint proxy statement/prospectus is not extended to you.

     The information contained in this joint proxy statement/prospectus speaks only as of the date on the cover, unless the information specifically indicates that another date applies.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
SEDCO FOREX HOLDINGS LIMITED COMBINED FINANCIAL STATEMENTS
  Report of Independent Accountants.........................   F-2
  Combined Statements of Income.............................   F-3
  Combined Balance Sheets...................................   F-4
  Combined Statements of Cash Flows.........................   F-5
  Combined Statements of Equity.............................   F-6
  Notes to Combined Financial Statements....................   F-7
  Quarterly Results (Unaudited).............................  F-20

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Schlumberger Limited

     In our opinion, the accompanying combined balance sheets and the related combined statements of income, of equity and of cash flows present fairly, in all material respects, the financial position of Sedco Forex Holdings Limited at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Sedco Forex Holdings Limited's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

New York, New York
August 6, 1999

                          SEDCO FOREX HOLDINGS LIMITED

                         COMBINED STATEMENTS OF INCOME
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                               FOR THE YEARS ENDED           SIX MONTHS ENDED
                                                   DECEMBER 31,                  JUNE 30,
                                         --------------------------------   -------------------
                                            1998        1997       1996       1999       1998
                                         ----------   --------   --------   --------   --------
                                                                                (UNAUDITED)
Revenue:
  Operating............................  $1,090,523   $891,334   $663,245   $351,590   $534,388
  Interest and other income............       8,750      8,242      8,066      6,696      3,348
                                         ----------   --------   --------   --------   --------
                                          1,099,273    899,576    671,311    358,286    537,736
                                         ----------   --------   --------   --------   --------
Expenses:
  Cost of services.....................     674,685    561,784    476,374    297,118    329,339
  Research and engineering.............      11,343      9,803     10,179      6,317      6,093
  General and administrative...........      26,274     15,891     13,800      8,335     12,361
  Interest expense, net................      12,950     19,639      7,887      6,911      9,868
                                         ----------   --------   --------   --------   --------
                                            725,252    607,117    508,240    318,681    357,661
                                         ----------   --------   --------   --------   --------
Income before taxes....................     374,021    292,459    163,071     39,605    180,075
Income taxes...........................      32,443     32,004     15,536        911     21,810
                                         ----------   --------   --------   --------   --------
Net income.............................  $  341,578   $260,455   $147,535   $ 38,694   $158,265
                                         ==========   ========   ========   ========   ========
Unaudited pro forma basic earnings per
  share................................  $     3.13                         $    .35
                                         ==========                         ========
Unaudited pro forma basic shares
  outstanding..........................     109,111                          109,111
                                         ==========                         ========
Unaudited pro forma diluted earnings
  per share............................  $     3.13                         $    .35
                                         ==========                         ========
Unaudited pro forma shares outstanding
  assuming dilution....................     109,144                          109,185
                                         ==========                         ========

   The accompanying notes are an integral part of these financial statements.

                          SEDCO FOREX HOLDINGS LIMITED

                            COMBINED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                     ASSETS

                                                                DECEMBER 31,
                                                           -----------------------    JUNE 30,
                                                              1998         1997         1999
                                                           ----------   ----------   -----------
                                                                                     (UNAUDITED)
Current assets:
  Cash and short-term investments........................  $  174,481   $   95,117   $   84,868
  Receivables, less allowance for doubtful accounts of
     $829, $1,662 and $5,155.............................     216,209      199,408      170,253
  Receivables from related parties.......................      52,620       35,109       38,214
  Materials and supplies.................................      45,976       42,419       52,410
  Deferred taxes on income...............................          --           --        6,500
  Other current assets...................................      25,407       26,520       15,129
                                                           ----------   ----------   ----------
          Total current assets...........................     514,693      398,573      367,374
                                                           ----------   ----------   ----------
Fixed assets, less accumulated depreciation of
  $1,039,538, $931,465 and $1,091,043....................     915,423      626,324    1,101,585
Deferred taxes on income.................................      17,938        1,899       20,471
Equity in affiliated companies...........................      24,865       24,051       25,209
                                                           ----------   ----------   ----------
          Total assets...................................  $1,472,919   $1,050,847   $1,514,639
                                                           ==========   ==========   ==========

                                     LIABILITIES AND EQUITY

Current liabilities:
  Bank overdrafts........................................  $    2,990   $    4,017   $    6,483
  Accounts payable and accrued liabilities...............     180,628      139,922      203,522
  Payables to related parties............................      32,960       14,248       27,763
  Estimated liability for taxes on income................      41,058       26,102       31,584
  Current portion of deferred gain.......................      26,000       26,000       26,000
  Current portion of long-term debt......................      14,348       20,689       14,597
                                                           ----------   ----------   ----------
          Total current liabilities......................     297,984      230,978      309,949
                                                           ----------   ----------   ----------
Long-term debt...........................................      86,100      139,165       77,428
Postretirement benefits..................................       5,578        5,277        5,428
Related party debt.......................................     407,402      179,385      506,258
Deferred gain on sale of rigs............................      97,000      123,000       84,000
Other long-term liabilities..............................      14,473       10,148       12,644
                                                           ----------   ----------   ----------
          Total liabilities..............................     908,537      687,953      995,707
Commitments and contingencies (Note 13)..................          --           --           --
Equity...................................................     564,382      362,894      518,932
                                                           ----------   ----------   ----------
          Total liabilities and equity...................  $1,472,919   $1,050,847   $1,514,639
                                                           ==========   ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                          SEDCO FOREX HOLDINGS LIMITED

                       COMBINED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                        FOR THE YEARS ENDED            SIX MONTHS ENDED
                                                           DECEMBER 31,                    JUNE 30,
                                                 ---------------------------------   --------------------
                                                   1998        1997        1996        1999        1998
                                                 ---------   ---------   ---------   ---------   --------
                                                                                         (UNAUDITED)
Cash flows from operating activities:
  Net income..................................   $ 341,578   $ 260,455   $ 147,535   $  38,694   $158,265
  Adjustments to reconcile net income to net
    cash provided by operating activities
    Depreciation..............................     124,707     110,780     103,610      63,739     60,615
    Amortization of deferred gain on sale of
      rigs....................................     (26,000)     (8,667)         --     (13,000)   (13,000)
    1998 and 1999 charges.....................      20,350          --          --      32,549         --
    Deferred taxes on earnings................     (13,039)        501      (2,400)        467     (1,517)
    Equity in income of affiliated
      companies...............................      (5,389)     (4,946)     (5,647)     (2,527)    (1,661)
  Changes in operating assets and liabilities:
    Accounts receivable.......................     (18,297)    (41,319)    (51,191)     45,956    (38,631)
    Receivables from related parties..........     (17,511)     (5,152)    (18,233)     14,406     (6,780)
    Materials and supplies....................      (4,077)     (8,642)    (11,403)     (6,434)    (7,595)
    Accounts payable and accrued
      liabilities.............................      27,703         146      61,564     (10,581)    20,515
    Payables to related parties...............      18,712      (3,609)      8,215      (5,197)     8,142
    Estimated liability for taxes on income...      15,062       6,788       5,201      (9,474)     9,832
    Other assets and liabilities, net.........       9,615      12,149        (906)      1,908    (23,153)
                                                 ---------   ---------   ---------   ---------   --------
Net cash provided by operating activities.....     473,414     318,484     236,345     150,506    165,032
                                                 ---------   ---------   ---------   ---------   --------
Cash flows from investing activities:
  Capital expenditures........................    (424,749)   (187,411)   (150,757)   (250,425)  (160,311)
  Net proceeds on sale of drilling rigs.......          --     174,000          --          --         --
  Sales/retirements of fixed assets and
    other.....................................       3,205      (5,842)      1,490         524        643
                                                 ---------   ---------   ---------   ---------   --------
Net cash used in investing activities.........    (421,544)    (19,253)   (149,267)   (249,901)  (159,668)
                                                 ---------   ---------   ---------   ---------   --------
Cash flows from financing activities:
  Dividends paid..............................          --     (71,195)   (168,341)         --         --
  Advances and other to related parties.......    (140,090)   (287,952)    (91,201)    (84,144)   (33,994)
  Bank overdrafts.............................      (1,027)    (11,277)     11,320       3,493        465
  Proceeds from issuance of long-term debt....          --     120,060      15,715          --         --
  Payments of principal of long-term debt.....     (59,406)    (13,369)     (6,640)     (8,423)   (21,385)
  Proceeds from issuance of related party
    debt......................................     250,080      40,000     137,000     163,577         --
  Payments of principal of related party
    debt......................................     (22,063)    (45,118)     (4,147)    (64,721)   (10,790)
                                                 ---------   ---------   ---------   ---------   --------
Net cash provided by (used in) financing
  activities..................................      27,494    (268,851)   (106,294)      9,782    (65,704)
                                                 ---------   ---------   ---------   ---------   --------
Net increase (decrease) in cash and short-term
  investments.................................      79,364      30,380     (19,216)    (89,613)   (60,340)
Cash and short-term investments, beginning of
  year........................................      95,117      64,737      83,953     174,481     95,117
                                                 ---------   ---------   ---------   ---------   --------
Cash and short-term investments, end of
  year........................................   $ 174,481   $  95,117   $  64,737   $  84,868   $ 34,777
                                                 =========   =========   =========   =========   ========

   The accompanying notes are an integral part of these financial statements.

                          SEDCO FOREX HOLDINGS LIMITED

                         COMBINED STATEMENTS OF EQUITY
                             (AMOUNTS IN THOUSANDS)

                                                               EQUITY
                                                              ---------
Balance, January 1, 1996....................................  $ 573,593
Net income..................................................    147,535
Dividends paid..............................................   (168,341)
Advances to related parties and other.......................    (91,201)
                                                              ---------
Balance, December 31, 1996..................................    461,586
                                                              ---------
Net income..................................................    260,455
Dividends paid..............................................    (71,195)
Advances to related parties and other.......................   (287,952)
                                                              ---------
Balance, December 31, 1997..................................    362,894
                                                              ---------
Net income..................................................    341,578
Dividends paid..............................................         --
Advances to related parties and other.......................   (140,090)
                                                              ---------
Balance, December 31, 1998..................................    564,382
                                                              ---------
Net income (unaudited)......................................     38,694
Dividends paid (unaudited)..................................         --
Advances to related parties and other (unaudited)...........    (84,144)
                                                              ---------
Balance, June 30, 1999 (unaudited)..........................  $ 518,932
                                                              =========

   The accompanying notes are an integral part of these financial statements.

                          SEDCO FOREX HOLDINGS LIMITED

                     NOTES TO COMBINED FINANCIAL STATEMENTS
               (AMOUNTS IN THOUSANDS, UNLESS OTHERWISE INDICATED)

1. PRINCIPLES OF COMBINATION AND MERGER

  Principles of Combination

     The accompanying combined Sedco Forex Holdings Limited financial statements include the offshore contract drilling service business of Schlumberger Limited and its subsidiaries ("Schlumberger"), which is comprised of certain businesses, operations, assets and liabilities of Sedco Forex, its subsidiaries and Schlumberger, in accordance with a distribution agreement described below (collectively referred to as "Sedco Forex"). Although Sedco Forex is not a separate public company, the accompanying combined financial statements are presented as if Sedco Forex had existed as an entity separate from its parent, Schlumberger. The combined financial statements include the historical assets, liabilities, revenues and expenses that were directly related to the offshore contract drilling service business of Schlumberger during the periods presented and have been prepared using Schlumberger's historical bases in the assets and liabilities and the historical results of operations of Sedco Forex.

     Certain amounts of Schlumberger's corporate expenses, including centralized research and engineering, legal, accounting, employee benefits, real estate, insurance, information technology services, treasury and other corporate and infrastructure costs, although not directly attributable to Sedco Forex's operations, have been allocated to Sedco Forex on bases that Schlumberger and Sedco Forex considered to be a reasonable reflection of the utilization of services provided or the benefit received by Sedco Forex (see Note 11). However, the financial information included herein may not reflect the combined financial position, operating results, changes in equity and cash flows of Sedco Forex in the future or what they would have been had Sedco Forex been a separate, stand-alone entity during the periods presented. All significant intercompany accounts and transactions within Sedco Forex have been eliminated.

     Because Sedco Forex was historically not operated as a separate, stand-alone entity, and in many cases Sedco Forex's results were included in the consolidated financial statements of Schlumberger on a divisional basis, there are no separate meaningful historical equity accounts for Sedco Forex. Changes in stockholders' equity represent Schlumberger's contribution of its net investment in Sedco Forex after giving effect to the net earnings of Sedco Forex, dividends paid, plus net cash transfers to and from Schlumberger and other transfers from Schlumberger.

     Certain assets and liabilities included in these financial statements, primarily associated with employee benefits, income taxes, and balances due to or from Schlumberger companies other than Sedco Forex, will be retained by Schlumberger in accordance with the distribution agreement described below. In addition, certain financial matters have been agreed to which limit debt and require a minimum cash level at the time of the audited pre-closing financial statements to be delivered prior to the distribution.

     Sedco Forex provides offshore drilling services with semisubmersibles, jackup rigs, dynamically positioned drillships and drilling tenders to customers throughout the world.

  Distribution to Shareholders and Merger with Transocean Offshore Inc.

     On July 12, 1999, Sedco Forex, Schlumberger, Transocean Offshore Inc. ("Transocean") and a wholly owned subsidiary of Transocean entered into a merger agreement. At the same time, Schlumberger and Sedco Forex entered into a distribution agreement that provides for a series of combination transactions which will include: the transfer of certain assets and liabilities between Sedco Forex and Schlumberger and the distribution of Sedco Forex stock to Schlumberger shareholders. After the distribution, Sedco Forex will merge with a wholly-owned subsidiary of Transocean and Schlumberger shareholders will receive shares of Transocean in exchange for their shares of Sedco Forex. Following the distribution and merger, Schlumberger shareholders will own approximately 52 percent of the diluted ordinary shares of the combined company that

                          SEDCO FOREX HOLDINGS LIMITED

               (AMOUNTS IN THOUSANDS, UNLESS OTHERWISE INDICATED)

will be renamed Transocean Sedco Forex. These transactions are expected to be completed by December 31, 1999.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The Combined Financial Statements of Sedco Forex have been prepared in accordance with accounting principles generally accepted in the United States.

  Principles of Combination

     All significant intercompany accounts and transactions are eliminated. The equity method of accounting is used for investments in affiliates in which Sedco Forex owns between 20% and 50%.

  Interim Financial Information

     The financial information as of June 30, 1999 and for the six months ended June 30, 1999 and 1998 is unaudited but includes all adjustments, consisting only of normal and recurring adjustments, that management considers necessary for a fair presentation of its financial position, operating results and cash flows. Results for the six months ended June 30, 1999 are not necessarily indicative of results to be expected for the full year 1999 or for any future period.

  Revenue Recognition

     Operating revenues are recognized as earned, based on contractual daily rates. In connection with drilling contracts, Sedco Forex may receive lump sum fees for the mobilization of equipment and personnel or for capital improvements to rigs. In connection with contracted mobilizations, to the extent that expenses exceed fees received, the net costs are deferred and amortized over the appropriate periods of benefit, generally the term of the contract. If losses are anticipated on the contract, net mobilization costs are expensed immediately. Profits are recognized based on contractual daily rates.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While actual results could differ from these estimates, management believes that the estimates are reasonable.

  Translation of Non-US Currencies

     Sedco Forex uses the US dollar as its functional currency. All realized and unrealized transaction gains and losses are included in income in the period in which they occur. Transaction gains (losses) included in results of operations were $1.0 million, $5.0 million, and $(274) in 1998, 1997 and 1996, respectively.

  Investments

     Short-term investments are stated at cost plus accrued interest, which approximates market, and are comprised primarily of Eurodollar time deposits, certificates of deposit and commercial paper, Canadian treasury bills, Euronotes and Eurobonds, substantially all denominated in US dollars. These investments have

                          SEDCO FOREX HOLDINGS LIMITED

               (AMOUNTS IN THOUSANDS, UNLESS OTHERWISE INDICATED)

original maturity dates not exceeding three months, and are considered cash equivalents for purposes of reporting cash flows.

  Fair Value of Financial Instruments

     The fair value of cash, accounts receivable, trade accounts payable, short-term borrowings, long-term debt and accrued expenses are not materially different than their carrying amounts as reported at December 31, 1998 and 1997.

  Concentration of Credit Risk

     Financial instruments which potentially subject Sedco Forex to concentration of risk consist primarily of accounts receivable. Sedco Forex maintains an allowance for uncollectible accounts receivable based upon expected collectibility. Sedco Forex performs ongoing credit evaluations of its customers' financial condition.

     For the years ended December 31, 1998, 1997 and 1996, one customer accounted for approximately 19.2%, 24.1%, and 25.6%, respectively, of Sedco Forex's total revenue. Total accounts receivable from this customer were $44 million and $46 million at December 31, 1998 and 1997, respectively.

  Materials and Supplies

     Inventories are stated principally at average cost less an allowance for obsolescence.

  Fixed Assets and Depreciation

     Fixed assets are stated at cost less accumulated depreciation, which is provided for by charges to income over the estimated useful lives of the assets by the straight-line method. Expenditures for renewals, replacements, and improvements are capitalized. Maintenance and repairs are charged to operating expenses as incurred. Upon sale or other disposition, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount, less proceeds from disposal, is charged or credited to income.

     Estimated useful lives of rigs range from 10 to 25 years, buildings and improvements from 10 to 30 years and machinery and equipment from 4 to 12 years. From time to time, major improvements are performed on the rigs which extend their useful lives. These improvements are amortized over 10 to 15 years.

  Capitalized Interest

     Sedco Forex capitalizes interest expense during the new construction or upgrade of qualifying assets. Interest expense capitalized was $8.7 million for the year ended 1998 and $11.7 million (unaudited) for the six months ended June 30, 1999. Sedco Forex did not capitalize any interest during 1997 or 1996.

  Impairment of Long-Lived Assets

     Sedco Forex reviews the appropriateness of the carrying value of its long-lived assets whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. Sedco Forex assesses recoverability of the carrying value of the asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value.

                          SEDCO FOREX HOLDINGS LIMITED

               (AMOUNTS IN THOUSANDS, UNLESS OTHERWISE INDICATED)

  Research and Engineering

     All research and engineering expenditures are expensed as incurred, including costs relating to patents or rights that may result from such expenditures. Research and engineering is performed on a centralized basis and the expense is allocated from Schlumberger to Sedco Forex.

  Taxes on Income

     Sedco Forex's operating results historically have been included in Schlumberger's consolidated US and state income tax returns and in tax returns of Schlumberger's foreign subsidiaries. The provision for income taxes in Sedco Forex's combined financial statements has been determined on a separate return basis.

     Taxes on income are computed in accordance with the tax rules and regulations of the taxing authorities where the income is earned. The income tax rates imposed by these taxing authorities vary substantially. Taxable income may differ from pre-tax income for financial accounting purposes. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized.

  Comprehensive Income

     Sedco Forex has no material components of other comprehensive income and accordingly comprehensive income is the same as net income for all periods presented.

  Derivative Financial Instruments

     Occasionally, Sedco Forex uses derivative instruments such as forward currency contracts and foreign currency options. Forward currency contracts provide a hedge against currency fluctuations on assets/ liabilities denominated in other than a functional currency. Options are usually entered into to hedge against currency variations on firm commitments generally involving the construction of drilling rigs. Sedco Forex defers gains and losses on these currency contracts which qualify as accounting hedges and recognizes them when the underlying foreign exchange exposure is realized. As of December 31, 1998, options were outstanding for the US dollar equivalent of $68 million in various foreign currencies.

  New Accounting Standards

     In 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) 133, "Accounting for Derivative Instruments and Hedging Activities," which requires that Sedco Forex recognize all derivative instruments as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The standard is effective for Sedco Forex for fiscal years beginning after June 15, 2000. Sedco Forex does not anticipate that the implementation of the new standard in the first quarter of 2001 will have a material effect on the combined financial position and results of operations.

3. 1998 CHARGE

     During 1998, Sedco Forex recorded a charge of $20.4 million after tax, which included charges of $3.6 million for severance and termination costs, $9.8 million for asset impairments and a $7 million provision for a potential legal claim. The severance and termination costs and asset impairment charges resulted from the slowdown in business. The charge has been classified in cost of services. As of June 30, 1999, all of the severance and termination costs had been incurred.

                          SEDCO FOREX HOLDINGS LIMITED

               (AMOUNTS IN THOUSANDS, UNLESS OTHERWISE INDICATED)

4. FIXED ASSETS

     Fixed assets at December 31, 1998 and 1997 consist of the following:

                                                                 1998          1997
                                                              -----------   ----------
Land........................................................  $     3,216   $    3,326
Buildings and improvements..................................       13,437        8,767
Machinery and equipment.....................................    1,938,308    1,545,696
                                                              -----------   ----------
Total cost..................................................    1,954,961    1,557,789
Less: Accumulated depreciation..............................   (1,039,538)    (931,465)
                                                              -----------   ----------
Fixed assets................................................  $   915,423   $  626,324
                                                              ===========   ==========

     Depreciation expense aggregated $125 million in 1998, $111 million in 1997 and $104 million in 1996.

5. DEBT

     At December 31, 1998 and 1997, Sedco Forex had $86 million and $139 million, respectively, of long-term debt at fixed rates up to 7.95%, secured by 2 jackup rigs. The financing arrangements provide for a call right on the part of Sedco Forex to repay the financings prior to expiration of their scheduled terms, and in some circumstances a put right on the part of the banks to call Sedco Forex to repay the financings. Under either circumstance, Sedco Forex would retain ownership of the rigs.

     Long-term debt at December 31, 1998, is due as follows: $17.6 million in 2000, $18.0 million in 2001, $19.4 million in 2002, $14.5 million in 2003 and
$16.6 million thereafter.

6. TAXES ON INCOME

     Pretax book income subject to US and foreign income taxes for each of the three years ending December 31, was as follows:

                                                            FOR THE YEARS ENDED
                                                                DECEMBER 31,
                                                       ------------------------------
                                                         1998       1997       1996
                                                       --------   --------   --------
United States........................................  $  4,590   $  3,074   $  1,508
Foreign..............................................   369,431    289,385    161,563
                                                       --------   --------   --------
Pretax income........................................  $374,021   $292,459   $163,071
                                                       ========   ========   ========

                          SEDCO FOREX HOLDINGS LIMITED

               (AMOUNTS IN THOUSANDS, UNLESS OTHERWISE INDICATED)

     The following table shows the components of current and deferred income tax expense by taxing jurisdiction, both domestic and foreign:

                                                             FOR THE YEARS ENDED
                                                                 DECEMBER 31,
                                                         ----------------------------
                                                           1998      1997      1996
                                                         --------   -------   -------
Current:
  United States -- federal.............................  $  2,201   $   108   $   523
  Foreign..............................................    46,281    31,395    17,413
                                                           48,482    31,503    17,936
                                                         --------   -------   -------
Deferred:
  United States -- federal.............................    (1,490)       --        --
  Foreign..............................................   (14,549)      501    (2,400)
                                                         --------   -------   -------
                                                          (16,039)      501    (2,400)
                                                         --------   -------   -------
          Total income tax expense.....................  $ 32,443   $32,004   $15,536
                                                         ========   =======   =======

     At December 31, 1998 and 1997, gross deferred tax assets were $17.9 million and $1.9 million, respectively. The principal components of net deferred tax assets were:

                                                                 DECEMBER 31,
                                                              -------------------
                                                               1998         1997
                                                              -------      ------
Employee and retiree benefits...............................  $ 3,129      $1,724
Accrued liabilities.........................................      226         332
Property, plant and equipment...............................       34        (143)
Net operating loss carryforward.............................   14,549          --
Others, net.................................................       --         (14)
                                                              -------      ------
                                                              $17,938      $1,899
                                                              =======      ======

     In the fourth quarter of 1998, Sedco Forex released the remaining valuation allowance related to its UK tax loss carryforward. This carryforward, which Sedco Forex believes will be fully utilized, is available to Sedco Forex indefinitely. Prior to 1998, Sedco Forex had recorded a 100% valuation allowance on this tax loss carryforward.

     Reconciliation between the US federal income tax rate and the effective tax rate is:

                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                          ---------------------------------
                                                           1998         1997         1996
                                                          -------      -------      -------
Statutory tax rate......................................    35.0%        35.0%        35.0%
Difference in effective tax rate on foreign earnings....  ( 22.4)      ( 24.1)      ( 25.5)
Net operating loss carryforward.........................  (  3.9)          --           --
                                                          ------       ------       ------
                                                             8.7%        10.9%         9.5%
                                                          ======       ======       ======

7. PENSION AND OTHER BENEFIT PLANS

     Schlumberger sponsors several defined benefit pension plans that cover substantially all US employees. The benefits are based on years of service and compensation on a career-average pay basis. These plans are substantially fully funded with a trustee in respect to past and current service. Charges to expense are based upon costs computed by independent actuaries. The funding policy is to contribute annually amounts that are

                          SEDCO FOREX HOLDINGS LIMITED

               (AMOUNTS IN THOUSANDS, UNLESS OTHERWISE INDICATED)

allowable for federal income tax purposes. These contributions are intended to provide for benefits earned to date and those expected to be earned in the future.

     The assumed discount rate, rate of compensation increases and return on plan assets used to determine pension expense in 1998 were 7.5%, 4.5% and 9%, respectively. In 1997, the assumptions were 8%, 4.5% and 8.5%, respectively. In 1996, the assumptions were 7.5%, 4.5% and 8.5%, respectively.

     Net pension cost in the US for 1998, 1997 and 1996, included the following components:

                                                              1998    1997    1996
                                                              -----   -----   -----
Service cost -- benefits earned during the period...........  $ 396   $ 243   $ 171
Interest cost on projected benefit obligation...............    460     416     370
Expected return on plan assets (actual return:
  1998 -- $1,049; 1997 -- $1,108; 1996 -- $623).............   (485)   (392)   (346)
Amortization of transition asset............................     (6)     (6)     (6)
Amortization of prior service cost/other....................     43      40      64
                                                              -----   -----   -----
                                                              $ 408   $ 301   $ 253
                                                              =====   =====   =====

     The change in the projected benefit obligation, plan assets and funded status of the plans at December 31, 1998 and 1997, was as follows:

                                                               1998     1997
                                                              ------   ------
Projected benefit obligation at beginning of the year.......  $6,297   $5,299
Service cost................................................     396      243
Interest cost...............................................     460      416
Actuarial losses............................................     467      436
Benefits paid...............................................    (277)    (229)
Amendments..................................................      --      132
                                                              ------   ------
Projected benefit obligation at end of the year.............  $7,343   $6,297
Plan assets at market value at beginning of the year........   6,336    5,100
Actual return on plan assets................................   1,049    1,108
Employer contribution.......................................     315      357
Benefits paid...............................................    (277)    (229)
                                                              ------   ------
Plan assets at market value at end of the year..............  $7,423   $6,336
Excess of assets over projected benefit obligation..........      80       39
Unrecognized net gain.......................................    (366)    (290)
Unrecognized prior service cost.............................     402      467
Unrecognized net asset at transition date...................     (17)     (24)
                                                              ------   ------
Prepaid pension cost........................................  $   99   $  192
                                                              ======   ======

  Non-US Pension Plans

     Outside the US, Sedco Forex sponsors several defined benefit and defined contribution plans that cover substantially all employees who are not covered by statutory plans. For defined benefit plans, charges to expense are based upon costs computed by independent actuaries. These plans are substantially fully funded with trustees in respect to past and current service. For defined contribution plans, funding and cost are generally based upon a predetermined percentage of employee compensation. Expenses for both defined

                          SEDCO FOREX HOLDINGS LIMITED

               (AMOUNTS IN THOUSANDS, UNLESS OTHERWISE INDICATED)

benefit plans and defined contribution plans were immaterial to Sedco Forex for each of the three years ended December 31, 1998.

  Other Deferred Benefits

     In addition to providing pension benefits, Sedco Forex has other deferred benefit programs. Expenses for these programs were $9.2 million, $9.1 million and $8.2 million for 1998, 1997 and 1996, respectively.

  Health Care Benefits

     Sedco Forex provides health care benefits for certain active employees. The cost of providing these benefits is recognized as an expense when incurred and aggregated $721, $668 and $471 in 1998, 1997 and 1996 respectively. Outside the US, such benefits are mostly provided through government-sponsored programs.

  Postretirement Benefits Other Than Pensions

     Sedco Forex provides certain health care benefits to former employees who have retired under the US pension plans.

     The principal actuarial assumptions used to measure costs were a discount rate of 7.5% in 1998 and 8% in 1997 and 1996. The overall medical cost trend rate assumption beginning December 31, 1996 was 9% graded \to 5% thereafter. Previously, the overall assumption had been 10% graded to 6% over the next six years and thereafter.

     Net periodic postretirement benefit cost in the US for 1998, 1997 and 1996 included the following components:

                                                              1998   1997   1996
                                                              ----   ----   ----
Service cost-benefits earned during the period..............  $136   $ 80   $ 58
Interest cost on accumulated postretirement benefit
  obligation................................................   295    291    328
Amortization of unrecognized net gain and other.............   (65)   (71)    --
                                                              ----   ----   ----
                                                              $366   $300   $386
                                                              ====   ====   ====

     The changes in accumulated postretirement benefit obligation and funded status in 1998 and 1997 were as follows:

                                                               1998     1997
                                                              ------   ------
Accumulated postretirement benefit obligation at the
beginning of the year.......................................  $4,056   $3,755
Service cost................................................     136       80
Interest cost...............................................     295      291
Actuarial losses............................................     283      171
Benefits paid...............................................    (232)    (241)
                                                              ------   ------
Accumulated postretirement benefit obligation at the end of
  the year..................................................   4,538    4,056
Unrecognized net gain.......................................     972    1,148
Unrecognized prior service cost.............................      68       73
                                                              ------   ------
Postretirement benefit liability at December 31.............  $5,578   $5,277
                                                              ======   ======

                          SEDCO FOREX HOLDINGS LIMITED

               (AMOUNTS IN THOUSANDS, UNLESS OTHERWISE INDICATED)

     The components of the accumulated postretirement benefit obligation at December 31, 1998 and 1997 were as follows:

                                                               1998     1997
                                                              ------   ------
Accumulated postretirement benefit obligation:
  Retirees..................................................  $2,417   $2,388
  Fully eligible............................................     815      709
  Actives...................................................   1,306      959
                                                              ------   ------
Accumulated postretirement benefit liability................  $4,538   $4,056
                                                              ======   ======

     The assumed discount rate used to determine the accumulated postretirement benefit obligation was 7% for 1998 and 7.5% for 1997.

     If the assumed medical cost trend rate was increased by one percentage point, health care cost in 1998 would have been $0.5 million, and the accumulated postretirement benefit obligation would have been $5.2 million at December 31, 1998. If the assumed medical cost trend rate was decreased by one percentage point, health care cost in 1998 would have been $0.4 million, and the accumulated postretirement benefit obligation would have been $4.0 million at December 31, 1998.

8. LEASES AND LEASE COMMITMENTS

     Minimum rental commitments under noncancellable operating leases, primarily real estate and office facilities and bareboat charters, in effect at December 31, 1998 are as follows:

                  YEAR ENDED DECEMBER 31,
                  -----------------------
1999........................................................  $34,162
2000........................................................   25,438
2001........................................................      319
2002........................................................       52
2003........................................................       46
Thereafter..................................................      496

     Operating lease rental expense aggregated $56 million, $30 million and $16 million for 1998, 1997 and 1996, respectively. Included in the rental expense and future minimum rental commitments above are office space rentals and the semisubmersible rigs Drillstar and Sedco Explorer. These rigs are being operated by Sedco Forex under bareboat charters with an entity in which Sedco Forex has a 25% equity interest.

9. SEGMENT AND GEOGRAPHIC AREA INFORMATION

     Sedco Forex operates in one industry segment, offshore contract drilling services. For the years ended December 31, 1998, 1997 and 1996, one customer accounted for approximately 19.2%, 24.1%, and 25.6%, respectively, of Sedco Forex's total revenue. Sedco Forex did not have revenue from third-party customers in its country of domicile during the last three years. Only Nigeria, Indonesia and the United Kingdom represent countries for which revenues and long-lived assets exceeded 10% of the totals for the three years ended

                          SEDCO FOREX HOLDINGS LIMITED

               (AMOUNTS IN THOUSANDS, UNLESS OTHERWISE INDICATED)

December 31, 1998 and for the sixth month periods ended June 30, 1999 and 1998. Revenues and long-lived assets for these countries are as follows:

                                    UNITED                            REST OF
                                   KINGDOM    NIGERIA    INDONESIA   THE WORLD     TOTAL
                                   --------   --------   ---------   ---------   ----------
Revenue (based on location of
customer):
  Year ended December 31, 1996...  $267,913   $ 97,659   $ 46,274    $251,399    $  663,245
  Year ended December 31, 1997...   312,141     97,140    104,229     377,824       891,334
  Year ended December 31, 1998...   344,061    118,935    124,904     502,623     1,090,523
  Six months ended June 30, 1998
     (unaudited).................   175,209     53,799     55,581     249,799       534,388
  Six months ended June 30, 1999
     (unaudited).................    70,385     27,711     46,168     207,326       351,590
Long-lived assets:
  December 31, 1996..............   205,339     51,248     39,329     279,935       575,851
  December 31, 1997..............   125,387     43,146     44,211     413,580       626,324
  December 31, 1998..............   110,451     59,351     50,283     695,338       915,423
  June 30, 1999 (unaudited)......   108,024     74,475     40,105     878,981     1,101,585

10. STOCK OPTION PLANS

     Schlumberger applies Accounting Principles Board Opinion (APB) 25 and related Interpretations in accounting for its stock option plans. Accordingly, no compensation cost has been recognized for its stock option plans. Had compensation cost for the Schlumberger plans been determined based on the fair value at the grant dates for awards under these plans, consistent with the methodology of SFAS 123, Sedco Forex's net income would have been the pro forma amounts indicated below:

                                                         1998       1997       1996
                                                       --------   --------   --------
Net income
  As reported........................................  $341,578   $260,455   $147,535
  Pro forma..........................................   339,537    259,244    146,817

     As required by SFAS 123, the above pro forma data reflect the effect of stock option grants during 1998, 1997, and 1996.

     During 1998, 1997, 1996 and in prior years, key employees of Sedco Forex were granted stock options under the Schlumberger stock option plans. For all of the stock options granted, the exercise price of each option equals the market price of Schlumberger stock on the date of grant; an option's maximum term is ten years, and options generally vest in 20% increments over five years.

     As required by SFAS 123, the fair value of each grant is estimated on the date of grant using the multiple option Black-Scholes option-pricing model with the following weighted-average assumptions used for 1998, 1997 and 1996: dividend of $0.75; expected volatility of 21%-25% for 1998 grants, 21% for 1997 grants and 20% for 1996 grants; risk-free interest rates of 4.35%-5.62% for the 1998 grants, 5.80%-6.77% for the 1997 grants and 5.09%-6.01% for the 1996 grants; and expected option lives of 5.02 years for the 1998 grants, 5.09 years for the 1997 grants and 5.39 years for the 1996 grants.

                          SEDCO FOREX HOLDINGS LIMITED

     A summary of the status of the Schlumberger stock option plans for Sedco Forex as of December 31, 1998, 1997 and 1996, and changes during the years ending on those dates is presented below:

                                          WEIGHTED              WEIGHTED               WEIGHTED
                                          AVERAGE               AVERAGE                AVERAGE
                                 1998     EXERCISE     1997     EXERCISE     1996      EXERCISE
FIXED OPTIONS                   SHARES     PRICE      SHARES     PRICE      SHARES      PRICE
-------------                  --------   --------   --------   --------   ---------   --------
Outstanding at beginning of
year.........................   798,320    $43.60     720,400    $33.18      688,400    $29.61
Granted......................    14,500    $78.38     167,000    $81.51      203,500    $42.08
Exercised....................   (49,900)   $30.31     (89,080)   $30.43     (171,500)   $29.42
                               --------    ------    --------    ------    ---------    ------
Outstanding at end of year...   762,920    $45.13     798,320    $43.60      720,400    $33.18
                               ========              ========              =========
Options exercisable at
  year-end...................   444,220               367,220                324,700
Weighted-average fair value
  of options granted during
  the year...................  $  23.18              $  24.04              $   11.03

     The following table summarizes information concerning currently outstanding and exercisable options by range of exercise price at December 31, 1998:

                                          OPTIONS OUTSTANDING              OPTIONS EXERCISABLE
                                ---------------------------------------   ----------------------
                                                  WEIGHTED
                                                   AVERAGE     WEIGHTED     NUMBER      WEIGHTED
                                    NUMBER        REMAINING    AVERAGE    EXERCISABLE   AVERAGE
                                 OUTSTANDING     CONTRACTUAL   EXERCISE      AS OF      EXERCISE
RANGE OF EXERCISE PRICES        AS OF 12/31/98      LIFE        PRICE      12/31/98      PRICE
------------------------        --------------   -----------   --------   -----------   --------
$20.78 -- $20.99..............     176,400          5.57        $27.30      135,100      $27.28
$30.00 -- $39.99..............     224,720          3.42        $31.87      206,420      $31.87
$40.00 -- $49.99..............     188,600          7.30        $42.33       70,100      $42.33
$50.00 -- $59.99..............      40,200          8.21        $53.84        7,400      $53.65
$80.00 -- $90.50..............     133,000          8.81        $90.50       25,200      $90.50
                                   -------          ----        ------      -------      ------
                                   762,920          6.12        $45.13      444,220      $35.80
                                   =======                                  =======

11. RELATED PARTY TRANSACTIONS

     In certain countries, Sedco Forex participates in Schlumberger's centralized treasury and cash processes. In these countries, cash is managed either through zero balance accounts or an interest-bearing offsetting mechanism. Cash disbursements for operations, acquisitions and other investments are funded as needed from Schlumberger.

     The combined financial statements include allocations of certain corporate expenses, including centralized research and engineering, legal, accounting, employee benefits, real estate, insurance, information technology services, treasury and other corporate and infrastructure costs. These allocations have been determined on bases that Schlumberger and Sedco Forex considered to be a reasonable reflection of the utilization of services provided or the benefit received by Sedco Forex. The allocation methods include relative sales, headcount, square footage, transaction processing costs, adjusted operating expenses and others. These allocations resulted in charges of $88 million, $49 million and $37 million being recorded in Sedco Forex's

                          SEDCO FOREX HOLDINGS LIMITED

               (AMOUNTS IN THOUSANDS, UNLESS OTHERWISE INDICATED)

results of operations for 1998, 1997 and 1996, respectively, and $38 million (unaudited) for the six months ended June 30, 1999 and $40 million (unaudited) for the six months ended June 30, 1998 as follows:

                                                                     SIX MONTHS ENDED
                                         YEAR ENDED DECEMBER 31,         JUNE 30,
                                       ---------------------------   -----------------
                                        1998      1997      1996      1999      1998
                                       -------   -------   -------   -------   -------
Cost of services.....................  $75,085   $42,689   $31,490   $32,349   $33,893
Research and engineering.............  $ 3,265   $ 1,850   $ 1,790   $ 2,232   $ 1,635
General and administrative...........  $ 9,433   $ 4,416   $ 3,832   $ 3,090   $ 4,686

     At December 31, 1998 and 1997 Sedco Forex had long-term debt from related parties of $407 million and $179 million, respectively. These loans bear interest at rates based on fifty basis points over the LIBOR. These loans have been used to finance both Sedco Forex's existing fleet of rigs and ongoing major construction projects. The loans are repayable in fixed annual amounts over agreement terms ranging from eight to fourteen years, commencing from the date of drawdown or, in the case of the construction projects, on commencement of operating activities by the relevant rig. Sedco Forex has the option to repay the debt in full at any time, subject to an agreed notice period. Interest expense on these loans aggregated $11 million, $10 million and $4 million for 1998, 1997 and 1996, respectively.

     The related party receivables and payables balances included in the combined balance sheets represent amounts arising from intercompany transactions entered into by Sedco Forex, to settle outstanding customer and trade receivables and payables with other Schlumberger entities.

     There are no formal tax sharing arrangements between Sedco Forex and any entity of Schlumberger. In certain countries, Sedco Forex is a division of the Schlumberger legal entity that is the ultimate tax payer in that jurisdiction.

12. INVESTMENTS IN ASSOCIATED COMPANIES

     Sedco Forex has a 25% interest in Sea Wolf Drilling Limited. In September 1997, Sedco Forex sold two semisubmersible rigs, Drillstar and Sedco Explorer, to Sea Wolf Drilling Limited. The rigs are being operated by Sedco Forex under bareboat charters. The sale resulted in a deferred gain of $157 million which is being amortized to cost of services over the 6 year life of the bareboat charter.

     Sedco Forex also has a 50% interest in Overseas Drilling Limited ("ODL") which owns the drillship Joides Resolution. The drill-ship is contracted to perform drilling and coring operations in deep waters worldwide for the purposes of scientific research. Sedco Forex manages and operates the vessel on behalf of ODL.

13. COMMITMENTS AND CONTINGENCIES

     A claim for approximately $85 million has been filed against Sedco Forex for an alleged late return of a chartered rig and for breach of maintenance obligations under the charter.

     In addition, a claim has been filed against Sedco Forex for certain management contracts entered into by Sedco Forex in connection with two rigs operated by Sedco Forex. The claim alleges breach of contract, negligence and fraud and seeks damages of approximately $51 million.

     Sedco Forex is also party to various other legal proceedings and claims which arise in the ordinary course of business and for certain of these proceedings has been indemnified by Schlumberger.

     As of December 31, 1998 there are no such matters pending that Sedco Forex expects to be material in relation to its business, financial condition, results of operations or cash flows.

                          SEDCO FOREX HOLDINGS LIMITED

               (AMOUNTS IN THOUSANDS, UNLESS OTHERWISE INDICATED)

     Commitments required to complete currently authorized capital expenditures on rig newbuilds and major conversion projects were approximately $608 million and $410 million (unaudited) as of December 31, 1998 and June 30, 1999, respectively.

14. SUPPLEMENTARY INFORMATION

     Cash paid for interest and income taxes was as follows:

                                                            YEAR ENDED DECEMBER 31,
                                                          ---------------------------
                                                           1998      1997      1996
                                                          -------   -------   -------
Interest................................................  $21,436   $19,237   $ 6,061
Income taxes............................................   30,018    26,181    10,791

     Accounts payable and accrued liabilities are summarized as follows:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1998       1997
                                                              --------   --------
Payroll, vacation and employee benefits.....................  $ 93,203   $ 70,800
Trade.......................................................    87,425     69,122
                                                              --------   --------
                                                              $180,628   $139,922
                                                              ========   ========

     Other current assets are summarized as follows:

                                                                DECEMBER 31,
                                                              -----------------
                                                               1998      1997
                                                              -------   -------
Value added tax receivable..................................  $17,972   $22,369
Other.......................................................    7,435     4,151
                                                              -------   -------
                                                              $25,407   $26,520
                                                              =======   =======

15. SUBSEQUENT EVENT

     An after-tax charge of $32.5 million was recorded in March 1999. This charge consisted primarily of severance costs of $13.2 million (600 employees) and provisions for potential legal claims of $19.3 million.

     During March 1999, Sedco Forex obtained two additional loans aggregating $158 million from a related party. These loans are being used to finance Sedco Forex's existing fleet of rigs. Both loans bear interest at rates based on a fixed spread over the LIBOR. Both loans have a repayment term of ten years.

16. INCOME PER COMMON SHARE (UNAUDITED)

     Income per common share is calculated in accordance with FASB Statement No. 128, Earnings per Share ("SFAS 128"). Basic income per common share is computed by dividing the net income applicable to common shares by the weighted average common shares outstanding during the period. Diluted earnings per common share would adjust basic income per common share for the effects of any convertible securities, stock options and other potentially dilutive financial instruments, only in the periods in which such effort is dilutive.

     The pro forma income per common share was calculated based on net income of Sedco Forex using the number of shares expected to be issued to the shareholders of Sedco Forex upon the consummation of the merger (Note 1). The pro forma average common shares outstanding were calculated based on approximately 100.8 million diluted Transocean Offshore Inc. ordinary shares issued on the date the merger was announced. Upon consummation of the merger Schlumberger shareholders will own approximately 52% of the diluted Transocean Sedco Forex ordinary shares and the existing holders of Transocean ordinary shares will own the remaining 48%. Accordingly, the shareholders of Schlumberger will own approximately 109.2 million diluted Transocean Sedco Forex ordinary shares.

     Historical earnings per share has not been presented because Sedco Forex did not have a capital structure as of December 31, 1998.

                          SEDCO FOREX HOLDINGS LIMITED

                         QUARTERLY RESULTS (UNAUDITED)
               (AMOUNTS IN THOUSANDS, UNLESS OTHERWISE INDICATED)

     The following table summarizes the results for each of the four quarters for the years ended December 31, 1998 and 1997 and for the six month period ended June 30, 1999. Gross profit equals operating revenue less cost of services.

                                                                OPERATING
                                                        --------------------------      NET
                                                         REVENUE      GROSS PROFIT     INCOME
                                                        ----------    ------------    --------
Quarters -- 1999
  First...............................................  $  189,158      $ 15,298      $ 11,336(1)
  Second..............................................     162,432        39,174        27,358
                                                        ----------      --------      --------
                                                        $  351,590      $ 54,472      $ 38,694
                                                        ==========      ========      ========
Quarters -- 1998
  First...............................................  $  257,935      $ 89,777      $ 67,264
  Second..............................................     276,453       115,272        91,001
  Third...............................................     290,093       115,548        92,199(2)
  Fourth..............................................     266,042        95,241        91,114(3)
                                                        ----------      --------      --------
                                                        $1,090,523      $415,838      $341,578
                                                        ==========      ========      ========
Quarters -- 1997
  First...............................................  $  192,332      $ 60,867      $ 46,220
  Second..............................................     217,452        73,476        56,024
  Third...............................................     235,201        93,881        76,330
  Fourth..............................................     246,349       101,326        81,881
                                                        ----------      --------      --------
                                                        $  891,334      $329,550      $260,455
                                                        ==========      ========      ========

---------------

(1) Includes after-tax charge of $32.5 million.

(2) Includes after-tax charge of $13.4 million.

(3) Includes after-tax credit of $7.5 million.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                             SCHLUMBERGER LIMITED,

                          SEDCO FOREX HOLDINGS LIMITED

                                      AND

                            TRANSOCEAN OFFSHORE INC.

                           DATED AS OF JULY 12, 1999

                               TABLE OF CONTENTS

ARTICLE 1      THE DISTRIBUTION AND THE MERGER.............................    A-1
  Section 1.1  The Distribution............................................    A-1
  Section 1.2  The Merger..................................................    A-1
  Section 1.3  The Closing.................................................    A-2
  Section 1.4  Effective Time..............................................    A-2
ARTICLE 2      CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING
               CORPORATION AND TRANSOCEAN..................................    A-2
  Section 2.1  Surviving Corporation Memorandum of Association.............    A-2
  Section 2.2  Surviving Corporation Articles of Association...............    A-2
  Section 2.3  Transocean Increase of Authorized Capital and Change of
               Name........................................................    A-2
ARTICLE 3      DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION AND
               TRANSOCEAN..................................................    A-2
  Section 3.1  Board of Directors of Surviving Corporation.................    A-2
  Section 3.2  Officers of Surviving Corporation...........................    A-2
  Section 3.3  Board of Directors of Transocean............................    A-3
  Section 3.4  Certain Executive Officers of Transocean....................    A-3
ARTICLE 4      CONVERSION OF SEDCO FOREX COMMON STOCK......................    A-3
  Section 4.1  Merger Ratio................................................    A-3
  Section 4.2  Conversion of Capital Stock of Merger Sub and Sedco Forex...    A-4
  Section 4.3  Issuance of Certificates Representing Transocean Ordinary
               Shares Pursuant to the Merger...............................    A-4
  Section 4.4  Adjustment of Merger Ratio..................................    A-5
  Section 4.5  Rule 16b-3 Approval.........................................    A-5
ARTICLE 5      REPRESENTATIONS AND WARRANTIES OF SCHLUMBERGER..............    A-6
  Section 5.1  Existence; Good Standing....................................    A-6
  Section 5.2  Authorization, Validity and Effect of Agreements............    A-6
  Section 5.3  Capitalization..............................................    A-6
  Section 5.4  No Conflict.................................................    A-6
  Section 5.5  No Brokers..................................................    A-6
  Section 5.6  Opinion of Financial Advisor................................    A-7
ARTICLE 6      REPRESENTATIONS AND WARRANTIES OF SEDCO FOREX AND
               SCHLUMBERGER................................................    A-7
  Section 6.1  Existence; Good Standing; Corporate Authority...............    A-7
  Section 6.2  Authorization, Validity and Effect of Agreements............    A-7
  Section 6.3  Capitalization..............................................    A-7
  Section 6.4  Significant Subsidiaries....................................    A-7
  Section 6.5  Compliance with Laws; Permits...............................    A-8
  Section 6.6  No Conflict.................................................    A-9
  Section 6.7  Sedco Forex Financial Statements............................    A-9
  Section 6.8  Litigation..................................................   A-10
  Section 6.9  Absence of Certain Changes..................................   A-10
  Section      Taxes.......................................................
     6.10                                                                     A-10
  Section      Employee Benefit Plans......................................
     6.11                                                                     A-11
  Section      Labor Matters...............................................
     6.12                                                                     A-12
  Section      Environmental Matters.......................................
     6.13                                                                     A-12
  Section      Intellectual Property.......................................
     6.14                                                                     A-13
  Section      Year 2000 Readiness.........................................
     6.15                                                                     A-13
  Section      Insurance...................................................
     6.16                                                                     A-13
  Section      No Brokers..................................................
     6.17                                                                     A-14

Section 6.18   Transocean Share Ownership..................................   A-14
  Section      Reorganization..............................................
     6.19                                                                     A-14
  Section      Vote Required...............................................
     6.20                                                                     A-14
  Section      Ownership of Drilling Rigs and Drillships...................
     6.21                                                                     A-14
  Section      Undisclosed Liabilities.....................................
     6.22                                                                     A-14
  Section      Certain Contracts...........................................
     6.23                                                                     A-15
  Section      Capital Expenditure Program.................................
     6.24                                                                     A-15
  Section      Decrees, Etc................................................
     6.25                                                                     A-15
  Section      Improper Payments...........................................
     6.26                                                                     A-15
ARTICLE 7      REPRESENTATIONS AND WARRANTIES OF TRANSOCEAN AND MERGER
               SUB.........................................................   A-16
  Section 7.1  Existence; Good Standing; Corporate Authority...............   A-16
  Section 7.2  Authorization, Validity and Effect of Agreements............   A-16
  Section 7.3  Capitalization..............................................   A-16
  Section 7.4  Significant Subsidiaries....................................   A-17
  Section 7.5  Compliance with Laws; Permits...............................   A-17
  Section 7.6  No Conflict.................................................   A-18
  Section 7.7  SEC Documents...............................................   A-18
  Section 7.8  Litigation..................................................   A-19
  Section 7.9  Absence of Certain Changes..................................   A-19
  Section      Taxes.......................................................
     7.10                                                                     A-19
  Section      Employee Benefit Plans......................................
     7.11                                                                     A-19
  Section      Labor Matters...............................................
     7.12                                                                     A-20
  Section      Environmental Matters.......................................
     7.13                                                                     A-21
  Section      Intellectual Property.......................................
     7.14                                                                     A-21
  Section      Year 2000 Readiness.........................................
     7.15                                                                     A-21
  Section      Insurance...................................................
     7.16                                                                     A-22
  Section      No Brokers..................................................
     7.17                                                                     A-22
  Section      Opinion of Financial Advisor................................
     7.18                                                                     A-22
  Section      Sedco Forex Stock Ownership.................................
     7.19                                                                     A-22
  Section      Reorganization..............................................
     7.20                                                                     A-22
  Section      Vote Required...............................................
     7.21                                                                     A-22
  Section      Ownership of Drilling Rigs and Drillships...................
     7.22                                                                     A-22
  Section      Undisclosed Liabilities.....................................
     7.23                                                                     A-23
  Section      Certain Contracts...........................................
     7.24                                                                     A-23
  Section      Capital Expenditure Program.................................
     7.25                                                                     A-23
  Section      Decrees, Etc................................................
     7.26                                                                     A-24
  Section      Improper Payments...........................................
     7.27                                                                     A-24
ARTICLE 8      COVENANTS...................................................   A-24
  Section 8.1  Conduct of Businesses.......................................   A-24
  Section 8.2  No Solicitation by Sedco Forex or Schlumberger..............   A-26
  Section 8.3  No Solicitation by Transocean...............................   A-27
  Section 8.4  Meetings of Stockholders....................................   A-28
  Section 8.5  Filings; Best Efforts.......................................   A-28
  Section 8.6  Inspection..................................................   A-29
  Section 8.7  Publicity...................................................   A-29
  Section 8.8  Registration Statement......................................   A-29
  Section 8.9  Listing Application.........................................   A-30
  Section      Letters of Accountants......................................
     8.10                                                                     A-30
  Section      Agreements of Rule 145 Affiliates...........................
     8.11                                                                     A-30
  Section      Expenses....................................................
     8.12                                                                     A-31
  Section      Indemnification and Insurance...............................
     8.13                                                                     A-31

Section 8.14   Employee Benefits...........................................   A-31
  Section      Transocean Structuring......................................
     8.15                                                                     A-32
  Section      Strategic Alliance..........................................
     8.16                                                                     A-32
  Section      Newbuild Contract Renegotiations............................
     8.17                                                                     A-32
ARTICLE 9      CONDITIONS..................................................   A-32
  Section 9.1  Conditions to Each Party's Obligation to Effect the
               Merger......................................................   A-32
  Section 9.2  Conditions to Obligation of Schlumberger and Sedco Forex to
               Effect the Merger...........................................   A-33
  Section 9.3  Conditions to Obligation of Transocean and Merger Sub to
               Effect the Merger...........................................   A-33
ARTICLE 10     TERMINATION.................................................   A-34
  Section      Termination by Mutual Consent...............................
     10.1                                                                     A-34
  Section      Termination by Transocean or Schlumberger...................
     10.2                                                                     A-34
  Section      Termination by Sedco Forex or Schlumberger..................
     10.3                                                                     A-34
  Section      Termination by Transocean...................................
     10.4                                                                     A-35
  Section      Effect of Termination.......................................
     10.5                                                                     A-36
  Section      Extension; Waiver...........................................
     10.6                                                                     A-36
ARTICLE 11     GENERAL PROVISIONS..........................................   A-37
  Section      Nonsurvival of Representations, Warranties and Agreements...
     11.1                                                                     A-37
  Section      Notices.....................................................
     11.2                                                                     A-37
  Section      Assignment; Binding Effect; Benefit.........................
     11.3                                                                     A-37
  Section      Entire Agreement............................................
     11.4                                                                     A-38
  Section      Amendments..................................................
     11.5                                                                     A-38
  Section      Governing Law...............................................
     11.6                                                                     A-38
  Section      Counterparts................................................
     11.7                                                                     A-38
  Section      Headings....................................................
     11.8                                                                     A-38
  Section      Interpretation..............................................
     11.9                                                                     A-38
  Section      Waivers.....................................................
     11.10                                                                    A-38
  Section      Incorporation of Exhibits...................................
     11.11                                                                    A-39
  Section      Severability................................................
     11.12                                                                    A-39
  Section      Enforcement of Agreement....................................
     11.13                                                                    A-39
  Section      Subsidiaries................................................
     11.14                                                                    A-39
  Section      Transocean Guarantee........................................
     11.15                                                                    A-39

Exhibits

Exhibit A -- Certain Executive Officers

Exhibit B -- Form of Transocean Officer's Certificate

                           GLOSSARY OF DEFINED TERMS

DEFINED TERM                                                         WHERE DEFINED
------------                                                         -------------
1998 Pro Forma Statement of Operations......................   Section 6.7(a)
Action......................................................   Section 8.13(a)
Agreement...................................................   Preamble
Applicable Laws.............................................   Section 6.5(a)
Audited Financial Statements................................   Section 6.7
BVI Law.....................................................   Section 1.2
Certificate of Merger.......................................   Section 1.4
Closing.....................................................   Section 1.3
Closing Date................................................   Section 1.3
Code........................................................   Recitals
Cutoff Date.................................................   Section 8.2(d)
Distribution................................................   Recitals
Distribution Agreement......................................   Recitals
Effective Time..............................................   Section 1.4
Environmental Law...........................................   Section 6.13(a)
ERISA.......................................................   Section 6.11(a)
Exchange Act................................................   Section 4.5
Exchange Agent..............................................   Section 4.3(a)
Exchange Fund...............................................   Section 4.3(a)
Form 10.....................................................   Section 6.7
Form S-4....................................................   Section 8.8
Hazardous Materials.........................................   Section 6.13(b)
HSR Act.....................................................   Section 5.4(b)
Indemnified Parties.........................................   Section 8.13(a)
Liens.......................................................   Section 6.21
Material Adverse Effect.....................................   Section 11.9(c)
knowledge...................................................   Section 11.9(b)
Merger......................................................   Recitals
Merger Ratio................................................   Section 4.1(a)
Merger Sub..................................................   Preamble
NYSE........................................................   Section 4.3(d)
Objection Notice............................................   Section 8.15
Pension Plan................................................   Section 6.11(d)(ii)
Permitted Liens.............................................   Section 6.21
Pre-Closing Balance Sheet...................................   Distribution Agreement
Pro Forma Financial Statements..............................   Section 6.7(b)
Proxy Statement/Prospectus..................................   Section 8.8
Record Date.................................................   Distribution Agreement
Regulatory Filings..........................................   Section 5.4(b)
Returns.....................................................   Section 6.10
Rule 145 Affiliates.........................................   Section 8.11
Rule 16b-3..................................................   Section 4.5
Schlumberger................................................   Preamble
Schlumberger Business.......................................   Distribution Agreement
Schlumberger Common Stock...................................   Recitals
Schlumberger Disclosure Letter..............................   Article 5 Preface
Schlumberger Funded Plans...................................   Employee Matters Agreement
Schlumberger Material Adverse Effect........................   Section 11.9(c)
Schlumberger Plans..........................................   Employee Matters Agreement

DEFINED TERM                                                         WHERE DEFINED
------------                                                         -------------
Schlumberger Stock Option Plans.............................   Employee Matters Agreement
Schlumberger Subsidiaries...................................   Distribution Agreement
SEC.........................................................   Section 4.2(e)(ii)
Sedco Forex.................................................   Preamble
Sedco Forex Acquisition Proposal............................   Section 8.2(a)
Sedco Forex Assets..........................................   Distribution Agreement
Sedco Forex Benefit Plans...................................   Section 6.11(a)
Sedco Forex Business........................................   Distribution Agreement
Sedco Forex Common Stock....................................   Recitals
Sedco Forex Disclosure Letter...............................   Article 6 preface
Sedco Forex Employee........................................   Employee Matters Agreement
Sedco Forex Financial Statements............................   Section 6.7
Sedco Forex Material Adverse Effect.........................   Section 11.9(c)
Sedco Forex Material Contracts..............................   Section 6.23
Sedco Forex Permits.........................................   Section 6.5(b)
Sedco Forex Permitted Liens.................................   Section 6.21
Sedco Forex Real Property...................................   Section 6.5(d)
Sedco Forex Reports.........................................   Section 6.7
Sedco Forex Rigs............................................   Section 6.5(c)
Sedco Forex Subsidiaries....................................   Distribution Agreement
Sedco Forex Superior Proposal...............................   Section 8.2(a)
Significant Subsidiaries....................................   Section 6.4
Strategic Alliance Agreement................................   Section 8.16
Structuring Plan............................................   Section 8.15
Subsidiary..................................................   Section 11.14
Surviving Corporation.......................................   Section 1.2
Tax or Taxes................................................   Section 6.10
Third-Party Provisions......................................   Section 11.3
Transaction Agreements......................................   Recitals
Transocean..................................................   Preamble
Transocean Acquisition Proposal.............................   Section 8.3(a)
Transocean Benefit Plans....................................   Section 7.11(a)
Transocean Ordinary Shares..................................   Section 2.3
Transocean Confidentiality Agreement........................   Section 8.2(a)
Transocean Disclosure Letter................................   Article 7 Preface
Transocean Material Adverse Effect..........................   Section 11.9(c)
Transocean Permits..........................................   Section 7.5
Transocean Permitted Liens..................................   Section 7.22
Transocean Preferred Stock..................................   Section 7.3
Transocean Reports..........................................   Section 7.7
Transocean Superior Proposal................................   Section 8.3(a)
Unaudited Financial Statements..............................   Section 6.7(a)
Unaudited Interim Period Financial Statements...............   Section 6.7(b)

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of July 12, 1999, is among Schlumberger Limited, a company organized under the laws of the Netherlands Antilles ("Schlumberger"), Sedco Forex Holdings Limited, a company organized under the laws of the British Virgin Islands ("Sedco Forex"), and Transocean Offshore, Inc., a company organized under the laws of the Cayman Islands ("Transocean"). Transocean will cause a company to be organized under the laws of the British Virgin Islands as a wholly owned subsidiary of Transocean ("Merger Sub") and will cause Merger Sub to execute and deliver a counterpart of this Agreement within 10 days following the date hereof.

                                    RECITALS

     A. Business Separation. Schlumberger and Sedco Forex have entered into a Distribution Agreement of even date herewith (the "Distribution Agreement"). Pursuant to the Distribution Agreement, Schlumberger and Sedco Forex intend to take the steps set forth in the Distribution Agreement to separate the Schlumberger Business (as defined in the Distribution Agreement) from the Sedco Forex Business (as defined in the Distribution Agreement), prior to the Distribution (as defined below).

     B. The Distribution. Pursuant to the terms of the Distribution Agreement, on the Distribution Date, Schlumberger intends to distribute all of the issued and outstanding shares of capital stock, par value U.S. $.01 per share, of Sedco Forex ("Sedco Forex Common Stock") on a pro rata basis of one share of Sedco Forex Common Stock for each outstanding share of common stock, par value U.S. $.01 per share, of Schlumberger ("Schlumberger Common Stock") outstanding on the Record Date (as defined in the Distribution Agreement) to the holders of the Schlumberger Common Stock (the "Distribution").

     C. The Merger. At the Effective Time (as defined herein), the parties intend to effect a merger of Merger Sub with and into Sedco Forex, with Sedco Forex being the surviving corporation (the "Merger") and Sedco Forex becoming a wholly owned subsidiary of Transocean.

     D. Intended U.S. Tax Consequences. The parties to this Agreement intend that, for U.S. federal income tax purposes, (1) the Distribution qualify as a distribution described in Section 355 of the U.S. Internal Revenue Code of 1986, as amended, and (2) the Merger qualify as a reorganization under Section 368(a)(1)(B) of the Code.

     E. Intended U.S. Accounting Treatment. The parties to this Agreement intend that the Merger be treated as the purchase of Transocean by Sedco Forex for U.S. generally accepted accounting principles.

     F. Transaction Agreements. As used herein, the term "Transaction Agreements" shall mean the following agreements: (i) the Distribution Agreement;
(ii) the Tax Separation Agreement contemplated by the Distribution Agreement;
(iii) the Transition Services Agreement contemplated by the Distribution Agreement; and (iv) the Employee Matters Agreement contemplated by the Distribution Agreement.

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                        THE DISTRIBUTION AND THE MERGER

     SECTION 1.1 The Distribution. Subject to the terms and conditions of the Distribution Agreement, the parties thereto shall effect the Distribution and the other transactions contemplated thereby on a day preceding the Effective Time (as defined in Section 1.4).

     SECTION 1.2 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into Sedco Forex in accordance with this Agreement, and the separate corporate existence of Merger Sub shall thereupon cease. Sedco Forex shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified herein and in the International Business Companies Ordinance, 1984, of the British Virgin Islands (the "BVI Law").

     SECTION 1.3 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Baker & Botts, L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas, at 9:00 a.m., local time, on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Article 9 shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as Schlumberger, Sedco Forex and Transocean may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     SECTION 1.4 Effective Time. If all the conditions to the Merger set forth in Article 9 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 10, Schlumberger, Sedco Forex, Transocean and Merger Sub shall cause articles of merger (the "Certificate of Merger") meeting the requirements of the BVI Law to be properly executed and filed in accordance with the BVI Law on the Closing Date. The Merger shall become effective at the time of filing of the Certificate of Merger with the Registrar of the British Virgin Islands in accordance with the BVI Law or at such later time that the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time"). The Effective Time will occur, if at all, no earlier than the day after the date on which the Distribution occurs.

                                   ARTICLE 2

                    CERTIFICATE OF INCORPORATION AND BYLAWS
                  OF THE SURVIVING CORPORATION AND TRANSOCEAN

     SECTION 2.1 Surviving Corporation Memorandum of Association. The memorandum of association of Sedco Forex, as amended pursuant to the Distribution Agreement, shall be amended at the Effective Time to change Sedco Forex's authorized shares of capital stock to 1,000 shares, par value U.S. $0.01 per share, and, as so amended, shall be the memorandum of association of the Surviving Corporation, until duly amended in accordance with applicable law.

     SECTION 2.2 Surviving Corporation Articles of Association. The articles of association of Sedco Forex, as amended pursuant to the Distribution Agreement, shall be amended at the Effective Time to change Sedco Forex's authorized shares of capital stock to 1,000 shares, par value U.S. $1.00 per share, and, as so amended, shall be the articles of association of the Surviving Corporation, until duly amended in accordance with applicable law.

     SECTION 2.3 Transocean Increase of Authorized Capital and Change of Name. In accordance with Cayman Islands law, as of the Effective Time:

          (a) The authorized ordinary share capital of Transocean shall be increased to a number of ordinary shares of US$.01 per share in excess of that required to consummate the Merger.

          (b) The name of Transocean shall be changed to "Transocean Sedco Forex Inc."

                                   ARTICLE 3

                         DIRECTORS AND OFFICERS OF THE
                      SURVIVING CORPORATION AND TRANSOCEAN

     SECTION 3.1 Board of Directors of Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time, until their successors shall be elected and qualified or their earlier death, resignation or removal in accordance with the memorandum of association and articles of association of the Surviving Corporation.

     SECTION 3.2 Officers of Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time, until their successors shall be appointed or their earlier death, resignation or removal in accordance with the memorandum of association and articles of association of the Surviving Corporation.

     SECTION 3.3 Board of Directors of Transocean. (a) The Board of Directors of Transocean as of the Effective Time shall consist of 10 members, 50% of whom shall be designated by the Board of Directors of Schlumberger in consultation with Transocean and 50% of whom shall be designated by the Board of Directors of Transocean in consultation with Schlumberger, with such persons being allocated by Transocean or Schlumberger as applicable as nearly as practicable on a proportionate basis to each of the three classes into which the Board of Directors is divided in accordance with Transocean's articles of association.

     (b) At the Effective Time, the membership of each of the Audit Committee, the Executive Compensation Committee, the Finance and Benefits Committee, the Corporate Governance Committee and any other committee of the Board of Directors of Transocean shall consist of an equal number of persons designated by Transocean and Schlumberger. The directors designated by Transocean shall designate the Chairman of the Executive Compensation Committee and the Finance and Benefits Committee and the directors designated by Schlumberger shall designate the Chairman of the Audit Committee and the Corporate Governance Committee. The Chairman of any other committees shall be designated as equally as practicable by the directors designated by Transocean and the directors designated by Schlumberger.

     (c) Directors of Transocean not continuing as directors after the Effective Time shall resign from the Board of Directors of Transocean as of the Effective Time.

     (d) Prior to the Effective Time, the Board of Directors of Transocean shall take such action as may be necessary to cause the Transocean designees who shall be changing classes to be elected to the appropriate class of the Transocean Board of Directors as of the Effective Time.

     (e) Prior to the Effective Time, the Board of Directors of Transocean shall take such action as may be necessary to cause the Schlumberger designees to be elected to the Transocean Board of Directors as of the Effective Time.

     (f) Transocean shall use all reasonable efforts to maintain the foregoing allocations and appointments for a period of three years from the Effective Time. Transocean shall not nominate or fail to nominate any person contrary to the above allocations or take any other action designed to or which would reasonably be expected to alter the above allocations; provided, however, that nothing herein shall constrain the directors from taking any action they reasonably believe their fiduciary duties require them to take. In the event that a director initially designated by Transocean or a director initially designated by Schlumberger shall die, resign or be removed from the Board of Directors before the expiration of such three-year period, the remaining Transocean directors (if he was designated by Transocean) or Schlumberger directors (if he was designated by Schlumberger) shall nominate his replacement for action by the full Board as soon as practicable.

     SECTION 3.4 Certain Executive Officers of Transocean. As of the Effective Time, (i) Victor E. Grijalva, the present Vice Chairman of Schlumberger, shall be the Chairman of the Board of Directors of Transocean Sedco Forex Inc. to serve until he reaches age 65, provided that as a condition to such appointment he shall have entered into a consulting agreement with Transocean with respect to his services as Chairman of the Board as described in this clause (i); and
(ii) J. Michael Talbert, the present Chairman of the Board and Chief Executive Officer of Transocean, shall be the President and the Chief Executive Officer of Transocean Sedco Forex Inc. Transocean agrees to enter into such consulting agreement in the form previously provided by Transocean to Schlumberger. Exhibit A sets forth certain other executive officers of Transocean as of the Effective Time.

                                   ARTICLE 4

                     CONVERSION OF SEDCO FOREX COMMON STOCK

     SECTION 4.1 Merger Ratio. For purposes of this Agreement, the "Merger Ratio" shall equal fifty-two forty-eighths times the number of fully diluted Transocean Ordinary Shares (calculated according to the treasury method under U.S. generally accepted accounting principles) immediately prior to the Effective

Time divided by the number of fully diluted shares of Sedco Forex Common Stock (calculated according to the treasury method under U.S. generally accepted accounting principles) immediately prior to the Effective Time. The Merger Ratio shall be rounded to the nearest ten-thousandth of a Transocean Ordinary share.

     SECTION 4.2  Conversion of Capital Stock of Merger Sub and Sedco Forex.

     (a) At the Effective Time, each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of capital stock, par value U.S. $1.00 per share, of the Surviving Corporation. At the Effective Time, each share of Sedco Forex Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Sedco Forex Common Stock to be canceled without payment of any consideration therefor pursuant to Section 4.2(d)), which shares shall have been distributed pursuant to the Distribution to holders of Schlumberger Common Stock as of the Record Date, shall, by virtue of the Merger and without any action on the part of the holder thereof, be exchanged for and converted into a number of Transocean Ordinary Shares equal to the Merger Ratio.

     (b) At the Effective Time, as a result of the Merger and without any action on the part of the holder thereof, each share of Sedco Forex Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of shares of Sedco Forex Common Stock shall thereafter cease to have any rights with respect to such shares of Sedco Forex Common Stock, except the right to receive, without interest, a certificate for Transocean Ordinary Shares and cash for fractional shares in accordance with Sections 4.3(b) and 4.3(d) upon the surrender of such Certificate.

     (c) Each share of Sedco Forex Common Stock issued and held in Sedco Forex's treasury and each share of Sedco Forex Common Stock owned by Schlumberger or Transocean, or any wholly owned Subsidiary of Schlumberger, Sedco Forex or Transocean, shall, at the Effective Time and by virtue of the Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor, and no capital shares of Transocean or other consideration shall be delivered in exchange therefor.

     (d) (i) All options under the Schlumberger Stock Option Plans (as defined in the Employee Matters Agreement) held by persons who are employees of Sedco Forex and its Subsidiaries, and not of Schlumberger or its Subsidiaries, immediately after the Distribution shall be treated as described in the Employee Matters Agreement.

        (ii) Transocean shall take all corporate action necessary to reserve for issuance a number of Transocean Ordinary Shares equal to the number of Transocean Ordinary Shares issuable upon the exercise of options to purchase Transocean Ordinary Shares issued pursuant to the Employee Matters Agreement. At the Effective Time or as soon as practicable, but in no event more than six business days thereafter, Transocean shall file with the U.S. Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-8 (or a post-effective amendment on Form S-8 with respect to the Form S-4 (as defined in Section 8.8)) covering all such Transocean Ordinary Shares and shall cause such registration statement to remain effective for as long as there are outstanding any options to purchase such shares.

     SECTION 4.3 Issuance of Certificates Representing Transocean Ordinary Shares Pursuant to the Merger.

     (a) As of the Effective Time, Transocean shall deposit, or shall cause to be deposited, with an exchange agent selected by Transocean, which shall be Transocean's transfer agent for Transocean Ordinary Shares or such other party reasonably satisfactory to Sedco Forex and Schlumberger (the "Exchange Agent"), for the benefit of the holders of shares of Sedco Forex Common Stock, for delivery in accordance with this Article 4, certificates representing the Transocean Ordinary Shares (or authorize the related book-entry transfer) (such Transocean Ordinary Shares being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 4.2 in exchange for outstanding shares of Sedco Forex Common Stock.

     (b) Promptly after the Effective Time, Transocean shall cause the Exchange Agent to mail to each holder of record of Sedco Forex Common Stock (other than to holders of Sedco Forex Common Stock that, pursuant to Section 4.2(d), are canceled without payment of any consideration therefor) (i) a certificate representing that number of whole Transocean Ordinary Shares and (ii) a check representing the amount of cash in lieu of fractional shares, if any, that such holder has the right to receive in respect of the holder's Sedco Forex Common Stock pursuant to the provisions of this Article 4, after giving effect to any required withholding tax. No interest will be paid or accrued on the cash in lieu of fractional shares, if any, payable to holders of Sedco Forex Common Stock. In the event of a transfer of ownership of Sedco Forex Common Stock that is not registered in the transfer records of Sedco Forex, a certificate representing the proper number of Transocean Ordinary Shares, together with a check for the cash to be paid in lieu of fractional shares, shall be issued to such a transferee if the documents presented to the Exchange Agent to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid are acceptable to the Exchange Agent.

     (c) At or after the Effective Time, there shall be no transfers on the stock transfer books of Sedco Forex of the shares of Sedco Forex Common Stock which were outstanding immediately prior to the Effective Time.

     (d) No fractional Transocean Ordinary Shares shall be issued pursuant hereto. In lieu of the issuance of any fractional Transocean Ordinary Shares pursuant to Section 4.2(b), cash adjustments will be paid to holders in respect of any fractional Transocean Ordinary Share that would otherwise be issuable, and the amount of such cash adjustment shall be equal to the proportionate interest in the net proceeds from the sale or sales by the Exchange Agent in accordance with the provisions of this Section 4.3(d), on behalf of all such holders, of the aggregate fractional Transocean Ordinary Shares that would otherwise be issuable. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (x) the number of full Transocean Ordinary Shares delivered to the Exchange Agent by Transocean pursuant to
Section 4.3(a) over (y) the aggregate number of Transocean Ordinary Shares to be distributed to holders of Sedco Forex Common Stock pursuant to Section 4.3(b) (such excess being herein called the "Excess Securities"), and the Exchange Agent, as agent for the former holders of Sedco Forex Common Stock, shall sell the Excess Securities at the prevailing prices on the New York Stock Exchange, Inc. (the "NYSE"). The sale of the Excess Securities by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. All commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Securities shall be paid from the proceeds of such sale. Until the net proceeds of such sale of Excess Securities have been distributed to the former stockholders of Sedco Forex, the Exchange Agent will hold such proceeds in trust for such former stockholders. As soon as practicable after the determination of the amount of cash to be paid to former stockholders of Sedco Forex in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former stockholders.

     (e) Any portion of the Exchange Fund that remains undistributed to the former stockholders of Sedco Forex one year after the Effective Time shall be delivered to Transocean. Any former stockholders of Sedco Forex who have not theretofore received such portion of the Exchange Fund shall thereafter look only to Transocean for payment of their shares of Transocean Ordinary Shares and cash in lieu of fractional shares deliverable to such former stockholders pursuant to this Agreement.

     (f) None of Transocean, Schlumberger, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of Sedco Forex Common Stock for any shares of Transocean Ordinary Shares or cash in lieu of fractional shares properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     SECTION 4.4 Adjustment of Merger Ratio. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, Transocean changes the number of Transocean Ordinary Shares, or Sedco Forex changes the number of shares of Sedco Forex Common Stock, other than pursuant to the Distribution Agreement, issued and outstanding as a result of a stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, the Merger Ratio and other items dependent thereon shall be appropriately adjusted.

     SECTION 4.5 Rule 16b-3 Approval. Transocean agrees that the Transocean Board of Directors or the Compensation Committee of the Transocean Board of Directors shall, at or prior to the Effective Time, adopt resolutions specifically approving, for purposes of Rule 16b-3 ("Rule 16b-3") under the Securities Exchange

Act of 1934, as amended (the "Exchange Act"), the receipt, pursuant to Section 4.2, of Transocean Ordinary Shares and, pursuant to the Employee Matters Agreement, of options to acquire Transocean Ordinary Shares by employees of Sedco Forex and directors designated by Schlumberger who become executive officers or directors of Transocean subject to Rule 16b-3.

                                   ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES OF SCHLUMBERGER

     Except as set forth in the disclosure letter delivered to Transocean by Schlumberger at or prior to the execution hereof (the "Schlumberger Disclosure Letter") or as contemplated by the Transaction Agreements, Schlumberger represents and warrants to Transocean that:

     SECTION 5.1 Existence; Good Standing. Schlumberger is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

     SECTION 5.2 Authorization, Validity and Effect of Agreements. Schlumberger has the requisite corporate power and authority to execute and deliver this Agreement, each "Transaction Agreement" to which it is a party and all other agreements and documents contemplated hereby or thereby to which it is a party. The consummation by Schlumberger of the transactions contemplated hereby and by the Transaction Agreements to which it is a party has been duly authorized by all requisite corporate action on behalf of Schlumberger, other than, with respect to the Distribution, the approval of the Distribution by Schlumberger's stockholders. This Agreement and each of the other Transaction Agreements to which it is a party constitute or will constitute when executed the valid and legally binding obligations of Schlumberger, enforceable against Schlumberger in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     SECTION 5.3 Capitalization. As of the date of this Agreement, the authorized common stock of Schlumberger consists of 1,000,000,000 shares of Schlumberger Common Stock and, as of June 30, 1999, there were 665,716,058 shares of Schlumberger Common Stock issued, including 118,317,366 shares held in treasury, and 57,642,247 shares of Schlumberger Common Stock reserved for issuance upon exercise of outstanding options exercisable for shares of Schlumberger Common Stock.

     SECTION 5.4 No Conflict. (a) Neither the execution and delivery by Schlumberger of this Agreement or any of the Transaction Agreements to which it is a party, nor the consummation by Schlumberger of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof will (i) conflict with or result in a breach of any provisions of the deed of incorporation or bylaws of Schlumberger, or (ii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to Schlumberger or any of its Subsidiaries, except for such matters described in clause (ii) as do not and are not likely to have, individually or in the aggregate, a Schlumberger Material Adverse Effect (as defined in Section 11.9).

     (b) Neither the execution and delivery by Schlumberger of this Agreement or any of the Transaction Agreements to which it is a party, nor the consummation by Schlumberger of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof will require any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, other than (i) the filing of the Certificate of Merger provided for in Section 1.4 and (ii) filings required under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Exchange Act, the Securities Act or applicable state securities and "Blue Sky" laws and applicable non-U.S. competition, antitrust or premerger notification laws ((i) and (ii) collectively, the "Regulatory Filings"), except for any consent, approval or authorization the failure of which to obtain or for any filing or registration the failure of which to make does not and is not likely to have a Schlumberger Material Adverse Effect.

     SECTION 5.5 No Brokers. Schlumberger has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Transocean to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this

Agreement or the consummation of the transactions contemplated hereby, except that Schlumberger has retained Goldman, Sachs & Co. as its financial advisor, the arrangements with which have been disclosed in writing to Transocean prior to the date hereof.

     SECTION 5.6 Opinion of Financial Advisor. The Board of Directors of Schlumberger has received the opinion of Goldman, Sachs & Co. to the effect that, as of the date of this Agreement, the Merger Ratio is fair, from a financial point of view, to the holders of Sedco Forex Common Stock.

                                   ARTICLE 6

         REPRESENTATIONS AND WARRANTIES OF SEDCO FOREX AND SCHLUMBERGER

     Except as set forth in the disclosure letter delivered to Transocean by Sedco Forex at or prior to the execution hereof (the "Sedco Forex Disclosure Letter") or as contemplated by the Transaction Agreements, Sedco Forex and Schlumberger, jointly and severally, represent and warrant to Transocean and Merger Sub, in each case after giving effect to the transactions contemplated by the Distribution Agreement (unless otherwise expressly stated), that:

     SECTION 6.1 Existence; Good Standing; Corporate Authority. Sedco Forex is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation. Sedco Forex is duly qualified to do business and is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified does not and is not likely to have, individually or in the aggregate, a Sedco Forex Material Adverse Effect (as defined in Section 11.9). Sedco Forex has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of Sedco Forex's memorandum of association and articles of association previously made available to Transocean are true and correct and contain all amendments as of the date hereof.

     SECTION 6.2 Authorization, Validity and Effect of Agreements. Sedco Forex has the requisite corporate power and authority to execute and deliver this Agreement, each Transaction Agreement to which it is a party and all other agreements and documents contemplated hereby or thereby to which it is a party. The consummation by Sedco Forex of the transactions contemplated hereby and by the Transaction Agreements to which it is a party has been duly authorized by all requisite corporate action on behalf of Sedco Forex. This Agreement and each Transaction Agreement to which it is a party constitute or will constitute when executed the valid and legally binding obligations of Sedco Forex, enforceable against Sedco Forex in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     SECTION 6.3 Capitalization. As of the date of this Agreement, the authorized capital stock of Sedco Forex consists of 50,000 shares of Sedco Forex Common Stock. Immediately after the Distribution, there will be issued and outstanding such number of shares of Sedco Forex Common Stock as is determined pursuant to the terms of the Distribution Agreement. All such issued and outstanding shares of Sedco Forex Common Stock are or will be when issued duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in this Section 6.3 or in the Employee Matters Agreement, there are no outstanding shares of capital stock and there are no options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate Sedco Forex or any Sedco Forex Subsidiary to issue, transfer or sell any shares of capital stock or other voting securities of Sedco Forex or any Sedco Forex Subsidiary. Sedco Forex has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Sedco Forex on any matter.

     SECTION 6.4 Significant Subsidiaries. For purposes of this Agreement, "Significant Subsidiary" shall mean significant subsidiary as defined in Rule 1-02 of Regulation S-X of the Exchange Act. Each of Sedco Forex's Significant Subsidiaries is a corporation or other legal entity duly organized, validly existing and, to the extent such concept or similar concept exists in the relevant jurisdiction, in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or other entity power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted (and as will be conducted after giving effect to the transfers to such Significant Subsidiary as contemplated by the Distribution Agreement), and is duly qualified to do business and is in good standing (where applicable) in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification (or will require such qualification after giving effect to the transfers to the Significant Subsidiary contemplated by the Distribution Agreement), except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Sedco Forex Material Adverse Effect. All of the outstanding shares of capital stock of, or other ownership interests in, each of Sedco Forex's Significant Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and are owned, directly or indirectly, by Sedco Forex free and clear of all Liens.

     SECTION 6.5 Compliance with Laws; Permits. Except for such matters as, individually or in the aggregate, do not or are not likely to have a Sedco Forex Material Adverse Effect:

          (a) None of Schlumberger, any Schlumberger Subsidiary, Sedco Forex, any Sedco Forex Subsidiary, the Sedco Forex Business or the Sedco Forex Assets are in violation of any applicable law, rule, regulation, code, governmental determination, order, treaty, convention, governmental certification requirement or other public limitation, U.S. or non-U.S. (collectively, "Applicable Laws"), relating to the ownership or operation of the Sedco Forex Assets, and no claim is pending or, to the knowledge of Sedco Forex, threatened with respect to any such matters. No condition exists that is not disclosed in the Sedco Forex Disclosure Letter and which does or is likely to constitute a violation of or deficiency under any Applicable Law relating to the ownership or operation of the Sedco Forex Assets.

          (b) Sedco Forex, the Sedco Forex Business and the Sedco Forex Subsidiaries hold all permits, licenses, certifications, variations, exemptions, orders, franchises and approvals of all governmental authorities necessary for the lawful conduct of their respective businesses (the "Sedco Forex Permits"). All Sedco Forex Permits are in full force and effect and there exists no default thereunder or breach thereof, and Sedco Forex or Schlumberger has no notice or actual knowledge that (i) where such Sedco Forex Permit is held by Schlumberger or a Schlumberger Subsidiary, such Sedco Forex Permit would not be transferable to, or renewable by, Sedco Forex or a Sedco Forex Subsidiary pursuant to the Distribution Agreement and (ii) such Sedco Forex Permits will not otherwise be renewed in the ordinary course after the Effective Time. No governmental authority has given, or to the knowledge of Schlumberger or Sedco Forex threatened to give, any action to terminate, cancel or reform any Sedco Forex Permit.

          (c) Each drilling rig, drillship or other drilling unit forming a part of the Sedco Forex Business (the "Sedco Forex Rigs") which is subject to classification is in class according to the rules and regulations of the applicable classifying body and is duly and lawfully documented under the laws of its flag jurisdiction. Schlumberger, a Schlumberger Subsidiary, Sedco Forex or a Sedco Forex Subsidiary has obtained and maintained, or caused to be obtained and maintained, in full force and effect all permits, licenses, certificates, operating authorities, orders, exceptions, franchises, variances, consents, approvals, documentations or other authorizations required with respect to the operation of the Sedco Forex Rigs in the areas in which they operate, except where the failure to have obtained any of the same does not and is not likely to have a Sedco Forex Material Adverse Effect.

          (d) Schlumberger, a Schlumberger Subsidiary, Sedco Forex or a Sedco Forex Subsidiary possesses all permits, licenses, operating authorities, orders, exemptions, franchises, variances, consents, approvals or other authorizations required for the present ownership and operation of the real property or leaseholds included in the Sedco Forex Assets ("Sedco Forex Real Property") except where the failure to possess any of the same does not and is not likely to have a Sedco Forex Material Adverse Effect. There exists no material default or breach with respect to, and no party or governmental authority has taken or, to the knowledge of Sedco Forex, threatened to take, any action to terminate, cancel or reform any such permit, license, operating authority, order, exemption, franchise, variance, consent, approval or other authorization pertaining to the Sedco Forex Real Property where such termination, cancellation or reformation does not or is not likely to have a Sedco Forex Material Adverse Effect.

     SECTION 6.6 No Conflict. (a) Neither the execution and delivery by Sedco Forex of this Agreement or any of the Transaction Agreements to which it is a party nor the consummation by Sedco Forex of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof will (i) conflict with or result in a breach of any provisions of the memorandum of association or articles of association of Sedco Forex, (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of Sedco Forex or the Sedco Forex Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to Sedco Forex or any of the Sedco Forex Subsidiaries under, any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement, joint venture or other instrument or obligation to which Sedco Forex or any of the Sedco Forex Subsidiaries is a party, or by which Sedco Forex or any of the Sedco Forex Subsidiaries or any of their properties is bound or affected or (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to Sedco Forex or any of the Sedco Forex Subsidiaries, except, for such matters described in clause (ii) or (iii) as do not and are not likely to have, individually or in the aggregate, a Sedco Forex Material Adverse Effect.

     (b) Neither the execution and delivery by Sedco Forex of this Agreement or any of the Transaction Agreements to which it is a party nor the consummation by Sedco Forex of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof will require any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, other than the Regulatory Filings, except for any consent, approval or authorization the failure of which to obtain and for any filing or registration the failure of which to make does not and is not likely to have a Sedco Forex Material Adverse Effect.

     SECTION 6.7 Sedco Forex Financial Statements. (a) Schlumberger has previously delivered to Transocean an unaudited balance sheet and combined statement of operations of the Sedco Forex Business as of and for the period ended December 31, 1998 (the "Unaudited Financial Statements") and a pro forma combined statement of operations of the Sedco Forex Business for the year ended on December 31, 1998 (the "1998 Pro Forma Statement of Operations") based on the statement of operations from the Unaudited Financial Statements adjusted to reflect the reversal of the effect of certain non-recurring events and provide for the elimination of shared costs and certain intercompany insurance costs. The Unaudited Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles consistently applied throughout the periods presented and fairly present; in all material respects, the combined assets, liabilities (whether accrued, absolute, or contingent), financial position and results of operations of the Sedco Forex Business as of the date and for the period indicated. The adjustments reflected in the 1998 Pro Forma Statement of Operations (i) as related to shared costs, have been determined by Schlumberger in good faith and upon a reasonable basis, and (ii) as to all other adjustments, represent the actual adjustment amounts included of such adjustment item in the Unaudited Financial Statements as to be verified by PricewaterhouseCoopers LLP.

     (b) Sedco Forex will provide to Transocean within 45 days after the date hereof (i) audited combined financial statements of the Sedco Forex Business as of and for the periods ended December 31, 1996, 1997 and 1998 (the "Audited Financial Statements"), (ii) pro forma combined statements of operations for the periods ended December 31, 1997 and 1998 (the "Pro Forma Statements of Operations") based on the Statements of Operations from the Audited Financial Statements, (iii) unaudited financial statements and pro forma statements of operations for any interim periods (the "Unaudited Interim Period Financial Statements" and "Interim Period Pro Forma Statements of Operations"), each prepared on a basis consistent with the Audited Financial Statements and Pro Forma Statements of Operations and (iv) any and all other financial statements and financial information required to be included by Regulation S-X of the Exchange Act in (x) the Registration Statement on Form 10 (or, if such form is not appropriate, the appropriate form pursuant to the Exchange Act) to be filed by Sedco Forex with the SEC to effect the registration of the Sedco Forex Common Stock pursuant to the Exchange Act in connection with the Distribution ("Form 10") and (y) the Proxy

Statement/Prospectus (as defined in Section 8.8). The Audited Financial Statements and Unaudited Interim Period Financial Statements will (i) be prepared in accordance with U.S. generally accepted accounting principles consistently applied throughout the periods presented and consistent with those used in the Unaudited Financial Statements and (ii) fairly present in all material respects the combined assets, liabilities, financial position, results of operations and cash flows of the Sedco Forex Business as of the dates and for the periods indicated; provided, however, that any unaudited interim financial statements will be subject to normal year-end adjustments (all of which are of a recurring nature and none of which, individually or in the aggregate, would have or would be likely to have a Sedco Forex Material Adverse Effect and the absence of none of which adjustments would render such financial statements to be materially misleading). The Pro Forma Statements of Operations and Interim Period Pro Forma Statements of Operations will be prepared in all material respects in accordance with the same procedures used in the 1998 Pro Forma Statement of Operations. The adjustments reflected in the Pro Forma Statements of Operations and the Interim Period Pro Forma Statement of Operations (i) as related to shared costs, will be determined by Schlumberger in good faith and upon reasonable basis and (ii) as to all other adjustments, will represent the actual amounts included in the Audited Financial Statements and the Unaudited Interim Period Financial Statements, for the related periods, as verified by PricewaterhouseCoopers LLP.

     (c) The Pre-Closing Financial Statements (as defined in the Distribution Agreement) will be prepared in accordance with U.S. generally accepted accounting principles consistently applied throughout the periods presented and will fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Sedco Forex Business as of the date and for the periods indicated. The Audited Financial Statements are referred to herein as the "Sedco Forex Reports."

     SECTION 6.8 Litigation. There are no actions, suits or proceedings pending against Sedco Forex or any of the Sedco Forex Subsidiaries or, to Sedco Forex's knowledge, threatened against Sedco Forex or any of the Sedco Forex Subsidiaries, at law or in equity, or before or by any U.S. federal, state or non-U.S. court, commission, board, bureau, agency or instrumentality, that are likely to have, individually or in the aggregate, a Sedco Forex Material Adverse Effect. There are no outstanding judgments, decrees, injunctions, awards or orders against Sedco Forex or any of the Sedco Forex Subsidiaries that have had or are likely to have, individually or in the aggregate, a Sedco Forex Material Adverse Effect.

     SECTION 6.9 Absence of Certain Changes. Since December 31, 1998, other than the transactions effected pursuant to the Transaction Agreements, there has not been (i) any event or occurrence that has had or is likely to have a Sedco Forex Material Adverse Effect, (ii) any material change by Sedco Forex or any of the Sedco Forex Subsidiaries, when taken as a whole, in any of its accounting methods, principles or practices or any of its tax methods, practices or elections, (iii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Sedco Forex or any redemption, purchase or other acquisition of any of its securities or (iv) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the ordinary course of business.

     SECTION 6.10 Taxes. (a) Each of Sedco Forex, the Sedco Forex Subsidiaries and each affiliated, consolidated, combined, unitary or similar group of which any such corporation is or was a member has (i) duly filed (or there has been filed on its behalf) on a timely basis with appropriate governmental authorities all tax returns, statements, reports, declarations, estimates and forms ("Returns") required to be filed by or with respect to it on or prior to the date hereof, except to the extent that any failure to file does not and is not likely to have, individually or in the aggregate, a Sedco Forex Material Adverse Effect, and (ii) duly paid or deposited in full on a timely basis or made adequate provision in accordance with generally accepted accounting principles (or there has been paid or deposited or adequate provision has been made on its behalf) for the payment of all taxes required to be paid by it, except to the extent that any failure to pay or deposit or make adequate provision for the payment of such taxes does not and is not likely to have, individually or in the aggregate, a Sedco Forex Material Adverse Effect.

     (b) No audits or other administrative proceedings or court proceedings are presently pending with regard to any taxes or Returns of Sedco Forex or any of the Sedco Forex Subsidiaries as to which any taxing authority has asserted in writing any claim which, if adversely determined, is likely to have a Sedco Forex Material Adverse Effect; (ii) no governmental authority is now asserting in writing any deficiency or claim for taxes or any adjustment to taxes with respect to which Sedco Forex or any of the Sedco Forex Subsidiaries may be liable with respect to income and other material taxes which have not been fully paid or finally settled, which, if adversely determined, is likely to have a Sedco Forex Material Adverse Effect; (iii) as of the execution of this Agreement, neither Sedco Forex nor any of the Sedco Forex Subsidiaries has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any taxes with respect to any Returns of Sedco Forex or any of the Sedco Forex Subsidiaries; and (iv) neither Sedco Forex nor any of the Sedco Forex Subsidiaries is a party to, is bound by or has any obligation under any tax sharing, allocation or indemnity agreement or any similar agreement or arrangement that is likely to have a Sedco Forex Material Adverse Effect.

     For purposes of this Agreement, "tax" or "taxes" means all net income, gross income, gross receipts, sales, use, ad valorem, transfer, accumulated earnings, personal holding company, excess profits, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, disability, capital stock, or windfall profits taxes, customs duties or other taxes, fees, assessments or governmental charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (U.S. or non-U.S.).

     SECTION 6.11 Employee Benefit Plans. (a) Schedule 6.11 of the Sedco Forex Disclosure Letter contains a list of all Sedco Forex Benefit Plans. The term "Sedco Forex Benefit Plans" means all material employee benefit plans and other material benefit arrangements, including all "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not U.S. based plans, and all other employee benefit, bonus, incentive, deferred compensation, stock option (or other equity-based), severance, employment, change in control, welfare (including post-retirement medical and life insurance) and fringe benefit plans or agreements, whether or not subject to ERISA and whether written or oral, sponsored, maintained or contributed to or required to be contributed to by Sedco Forex or any of the Sedco Forex Subsidiaries, to which Sedco Forex or any of the Sedco Forex Subsidiaries is a party or in which any Person who is currently, has been or, prior to the Effective Time, is a party or in which any Person who is currently, has been or, prior to the Effective Time, is expected to become a Sedco Forex Employee is a participant. Schlumberger will provide Transocean within 30 days after the date hereof, true and complete copies of the Sedco Forex Benefit Plans and, if applicable, the most recent Form 5500, summary plan descriptions, annual reports and actuarial reports, if applicable, for each such plan.

     (b) Except as would not have, individually or in the aggregate, a Sedco Forex Material Adverse Effect, all applicable reporting and disclosure requirements have been met with respect to Sedco Forex Benefit Plans; there has been no "reportable event," as that term is defined in section 4043 of ERISA, with respect to Sedco Forex Benefit Plans subject to Title IV of ERISA; to the extent applicable, Sedco Forex Benefit Plans comply, in all material respects, with the requirements of ERISA and the Code or regulations of any applicable jurisdiction, and any Sedco Forex Benefit Plan intended to be qualified under section 401(a) of the Code has been determined by the IRS to be so qualified; Sedco Forex Benefit Plans have been maintained and operated, in all material respects, in accordance with their terms, and there are no breaches of fiduciary duty in connection with Sedco Forex Benefit Plans; there are no pending or, to Sedco Forex's knowledge, threatened claims against or otherwise involving any Sedco Forex Benefit Plan and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Sedco Forex Benefit Plan activities) has been brought against or with respect to any such Sedco Forex Benefit Plan; all material contributions required to be made as of the date hereof to Sedco Forex Benefit Plans have been made or provided for; with respect to Sedco Forex Benefit Plans or any "employee pension benefit plans," as defined in section 3(2) of ERISA, that are subject to Title IV of ERISA and have been maintained or contributed to within six years prior to the Effective Time by Sedco Forex, the Sedco Forex Subsidiaries or any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer, with Sedco Forex or any of the Sedco Forex Subsidiaries under section 414(b), (c), (m) or (o) of the Code, (i) neither Sedco Forex nor any of the Sedco Forex Subsidiaries has incurred any direct or indirect liability under title IV of ERISA in connection with any termination thereof or withdrawal therefrom; and (ii) there does not exist any accumulated funding deficiency within the meaning of section 412 of the Code or section 302 of ERISA, whether or not waived.

     (c) Neither Sedco Forex nor any of the Sedco Forex Subsidiaries nor any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer, with Sedco Forex or any of the Sedco Forex Subsidiaries under section 414(b), (c), (m) or (o) of the Code, contributes to, or has an obligation to contribute to, and has not within six years prior to the Effective Time contributed to, or had an obligation to contribute to, a "multiemployer plan" within the meaning of section 3(37) of ERISA, and the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee of Sedco Forex or any Sedco Forex Subsidiary.

     (d) No Sedco Forex Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of Sedco Forex or any Sedco Forex Subsidiary for periods extending beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan" or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

     (e) Each Schlumberger Plan in which a Sedco Forex Employee participates, which provides for a deferred defined benefit obligation to such an employee, is a funded plan and constitutes a Schlumberger Funded Plan within the meaning of the Employee Matters Agreement, the terms of which are attached as Exhibit A to the Distribution Agreement.

     SECTION 6.12 Labor Matters. (a) (i) Neither Sedco Forex nor any of the Sedco Forex Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization (A) covering any U.S. employees or (B) covering, in any single instance, 10% or more of the employees of the Sedco Forex Business, and
(ii) to Sedco Forex's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened (x) involving any U.S. employees or (y) involving, in any single instance, 10% or more of the employees of the Sedco Forex Business.

     (b) Except for such matters as do not and are not likely to have a Sedco Forex Material Adverse Effect (i) none of Schlumberger, any Schlumberger Subsidiary, Sedco Forex or any Sedco Forex Subsidiary has received any written complaint of any unfair labor practice or other unlawful employment practice or any written notice of any material violation of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices of Schlumberger, any Schlumberger Subsidiary, Sedco Forex or any Sedco Forex Subsidiary in connection with, the Sedco Forex Business or the work conditions with respect to the Sedco Forex Assets or the terms and conditions of employment and wages and hours in connection with the Sedco Forex Business; and (ii) there are no unfair labor practice charges or other employee related complaints against Schlumberger, any Schlumberger Subsidiary, Sedco Forex or any Sedco Forex Subsidiary pending or, to the knowledge of Sedco Forex threatened, before any governmental authority by or concerning the employees working in the Sedco Forex Business.

     SECTION 6.13 Environmental Matters. (a) The Sedco Forex Business has been and is in compliance with all orders of any court, governmental authority or arbitration board or tribunal or any law, ordinance, rule, regulation or other legal requirement (including common law) related to human health and the environment ("Environmental Laws") except for such matters as do not and are not likely to have, individually or in the aggregate, a Sedco Forex Material Adverse Effect. There are no past or present facts, conditions or circumstances that interfere with the conduct of the Sedco Forex Business in the manner now conducted or which interfere with continued compliance with any Environmental Law except for such matters as do not and are not likely to have, individually or in the aggregate, a Sedco Forex Material Adverse Effect.

     (b) No judicial or administrative proceedings or governmental investigations are pending or, to the knowledge of Sedco Forex, threatened against the Sedco Forex Business, Sedco Forex or the Sedco Forex Subsidiaries that allege the violation of or seek to impose liability pursuant to any Environmental Law, and there are no past or present facts, conditions or circumstances at, on or arising out of, or otherwise associated with, any current or former businesses, assets or properties of the Sedco Forex Business, Sedco Forex or any Sedco Forex Subsidiary, including but not limited to on-site or off-site disposal, release or spill of any material, substance or waste classified, characterized or otherwise regulated as hazardous, toxic, pollutant, contaminant or words of similar meaning under Environmental Laws, including petroleum or petroleum products or byproducts ("Hazardous Materials") which violate Environmental Law or are likely to give rise to (i) costs, expenses, liabilities or obligations for any cleanup, remediation, disposal or corrective action under any Environmental Law or (ii) claims arising for personal injury, property damage or damage to natural resources, except for such matters as do not and are not likely to have a Sedco Forex Material Adverse Effect.

     (c) Neither Sedco Forex nor any of the Sedco Forex Subsidiaries has (i) received any notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law or (ii) entered into any consent decree or order or is subject to any order of any court or governmental authority or tribunal under any Environmental Law or relating to the cleanup of any Hazardous Materials, except for such matters as do not and are not likely to have a Sedco Forex Material Adverse Effect.

     SECTION 6.14 Intellectual Property. Sedco Forex, the Sedco Forex Business and the Sedco Forex Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights and proprietary information used or held for use in connection with their respective businesses as currently being conducted, except where the failure to own or possess such licenses and other rights does not and is not likely to have, individually or in the aggregate, a Sedco Forex Material Adverse Effect, and there are no assertions or claims challenging the validity of any of the foregoing that are likely to have, individually or in the aggregate, a Sedco Forex Material Adverse Effect. The conduct of the Sedco Forex Business', Sedco Forex's and the Sedco Forex Subsidiaries' respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others that are likely to have, individually or in the aggregate, a Sedco Forex Material Adverse Effect. There is no material infringement of any proprietary right owned by or licensed by or to Sedco Forex or any of the Sedco Forex Subsidiaries that is likely to have, individually or in the aggregate, a Sedco Forex Material Adverse Effect.

     SECTION 6.15 Year 2000 Readiness. The computer software operated, sold or licensed by Sedco Forex and the Sedco Forex Subsidiaries that is material to their respective businesses or internal operations is capable of providing or is being or will be adapted, or is capable of being replaced, to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000, in substantially the same manner and with substantially the same functionality as such software records, stores, processes and presents such calendar dates falling on or before December 31, 1999, except matters as do not and is not likely to have a Sedco Forex Material Adverse Effect. The costs of the adaptations and replacements referred to in the prior sentence are not likely to have a Sedco Forex Material Adverse Effect. The foregoing statements constitute "year 2000 readiness disclosure" within the meaning of the Year 2000 Information Readiness and Disclosure Act of 1998.

     SECTION 6.16 Insurance. (a) Except for such matters as do not and are not likely to have, individually or in the aggregate, a Sedco Forex Material Adverse Effect, Sedco Forex, the Sedco Forex Business and the Sedco Forex Subsidiaries maintain insurance coverage with financially responsible insurance companies in such amounts and against such losses as are customary in the international offshore drilling business prior to the date hereof.

     (b) Except for such matters as do not and are not likely to have, individually or in the aggregate, a Sedco Forex Material Adverse Effect, no event relating to Sedco Forex, the Sedco Forex Subsidiaries or the Sedco Forex Business has occurred that is likely to result in an upward adjustment in premiums under any insurance policies maintained with respect to the Sedco Forex Business. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no insurance policy has been canceled within the two years prior to the date hereof, and to Schlumberger's knowledge, no threat has been made to cancel any insurance policy of Sedco Forex or any Sedco Forex Subsidiary during such period. All such insurance will remain in full force and effect with respect to periods before the Closing or replaced with similar policies. No event has occurred, including the failure by Sedco Forex or any Sedco Forex Subsidiary to give any notice or information or by giving any inaccurate or erroneous notice or information, which materially limits or impairs the rights of Sedco Forex or any Sedco Forex Subsidiary under any such insurance policies.

     (c) Insurance policies are in effect and coverage thereunder will be available to Sedco Forex for all personal injury claims disclosed in the Sedco Forex Disclosure Letter or otherwise included in Sedco Forex Liabilities (as defined in the Distribution Agreement), with deductibles not exceeding $100,000 per claim for claims in the U.S. and $25,000 per claim for claims elsewhere.

     SECTION 6.17 No Brokers. Sedco Forex has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Sedco Forex or Transocean to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 6.18 Transocean Share Ownership. Neither Sedco Forex nor any of the Sedco Forex Subsidiaries owns any capital shares of Transocean or any other securities convertible into or otherwise exercisable to acquire capital shares of Transocean.

     SECTION 6.19 Reorganization. Neither Sedco Forex nor any of the Sedco Forex Subsidiaries has taken or failed to take any action, as a result of which
(a) the Merger would not qualify as a reorganization under Section 368(a)(1)(B) of the Code or (b) the Distribution would not qualify as a distribution described in Section 355 of the Code.

     SECTION 6.20 Vote Required. The affirmative vote of the holders of at least a majority of the shares of Schlumberger Common Stock voting at the meeting to be held in accordance with Section 8.4 is the only vote of the holders of any class or series of Schlumberger capital stock necessary to approve any transaction contemplated by this Agreement or the other Transaction Agreements. The vote of the holder of Sedco Forex Common Stock required in connection with this Agreement and the transactions contemplated hereby has been obtained.

     SECTION 6.21 Ownership of Drilling Rigs and Drillships. As of the date hereof, Sedco Forex, a Sedco Forex Subsidiary, Schlumberger or a Schlumberger Subsidiary has, and as of the Effective Time, Sedco Forex or a Sedco Forex Subsidiary will have, good and marketable title to the assets listed on Schedule 1.01(b) to the Distribution Agreement in each case free and clear of all mortgages, deeds of trust, liens, security interests, pledges, leases, conditional sale contracts, claims, charges, liabilities, obligations, agreements, privileges, easements, rights of way, limitations, reservations, restrictions, options, rights of first refusal and other encumbrances of every kind ("Liens") except for (i) defects or irregularities of title or encumbrances of a nature that do not materially impair the ownership or operation of these assets and which have not had and are not likely to have a Sedco Forex Material Adverse Effect, (ii) Liens that secure obligations not yet due and payable or, if such obligations are due and have not been paid, Liens securing such obligations that are being diligently contested in good faith and by appropriate proceedings (any such contests involving an amount in excess of $10 million being described in the Sedco Forex Disclosure Letter) and (iii) other Liens disclosed in the Sedco Forex Disclosure Letter (the Liens described in clauses
(i), (ii) and (iii), collectively, "Sedco Forex Permitted Liens"). Sedco Forex has no notice or actual knowledge that where any such Sedco Forex Asset is held by Schlumberger or a Schlumberger Subsidiary such Sedco Forex Asset will not be transferable to Sedco Forex or a Sedco Forex Subsidiary pursuant to the Distribution Agreement. No such Sedco Forex Asset is leased under an operating lease from a lessor that, to Schlumberger's knowledge, has incurred non-recourse Indebtedness to finance the acquisition or construction of such asset.

     SECTION 6.22 Undisclosed Liabilities. Neither Sedco Forex, the Sedco Forex Subsidiaries or the Sedco Forex Business has any liabilities or obligations of any nature, whether or not fixed, accrued, contingent or otherwise, except liabilities and obligations that (i) are reflected with reasonable specificity in the Sedco

Forex Reports, (ii) are contained in the Sedco Forex Disclosure Schedule or
(iii) do not and are not likely to have, individually or in the aggregate, a Sedco Forex Material Adverse Effect.

     SECTION 6.23 Certain Contracts. (a) As of the date of this Agreement, neither Schlumberger, any Schlumberger Subsidiary, Sedco Forex or any Sedco Forex Subsidiary is a party to or bound by (i) any non-competition agreement or any other agreement or obligation that purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the current Sedco Forex Business is conducted, (ii) any drilling rig construction or conversion contract included or to be included in the Sedco Forex Assets, (iii) any drilling contracts of 150 days or greater remaining duration included or to be included in the Sedco Forex Assets or (iv) any contract or agreement for the borrowing of money containing covenants or provisions that would be violated or that would result in a default under such contract or agreement in the event the Merger or the transactions contemplated by this Agreement were consummated (all contracts or agreements of the types described in clauses (i) through (iv) being referred to herein as "Sedco Forex Material Contracts"). Within 30 days after the date of this Agreement, Sedco Forex will deliver to Transocean, or make reasonably available to Transocean for review, complete and correct copies of all Sedco Forex Material Contracts.

     (b) Each Sedco Forex Material Contract is valid and binding on (i) Schlumberger, any Schlumberger Subsidiary, Sedco Forex or any Sedco Forex Subsidiary that is a party thereto and (ii) to the knowledge of Schlumberger and Sedco Forex, the other parties thereto and is in full force and effect, and each of Schlumberger, each Schlumberger Subsidiary, Sedco Forex or each Sedco Forex Subsidiary, have in all material respects performed all obligations required to be performed by them to date under each Sedco Forex Material Contract to which it is a party, except where such failure to be binding or in full force and effect or such failure to perform does not and is not likely to create, individually or in the aggregate, a Sedco Forex Material Adverse Effect. Except for such matters as do not and are not likely to have a Sedco Forex Material Adverse Effect, none of Schlumberger, any Schlumberger Subsidiary, Sedco Forex nor any Sedco Forex Subsidiary (x) knows of, or has received written notice of, any breach of or violation or default under (nor, to the knowledge of Sedco Forex, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Sedco Forex Material Contract or (y) has received written notice of the desire of the other party or parties to any such Sedco Forex Material Contract to exercise any rights such party has to cancel, terminate or repudiate such contract or exercise remedies thereunder. At the Effective Time, each such Sedco Forex Material Contract included in the Sedco Forex Assets will be enforceable by Sedco Forex or a Sedco Forex Subsidiary in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     SECTION 6.24 Capital Expenditure Program. The Sedco Forex Disclosure Letter accurately sets forth in all material respects, for each of Sedco Forex's sustaining, life extension and newbuild capital expenditure programs, the capital expenditures for all such programs that were forecasted to be incurred in 1999 and 2000, as previously provided to Transocean. The construction in progress attributable to the newbuilds and included in Sedco Forex's 1998 Audited Financial Statements (excluding capitalized interest on such newbuilds) and the projected newbuild capital expenditures to be incurred in 1999 and 2000 equal the projected total construction costs to complete such newbuilds, as at the time of such forecast.

     SECTION 6.25 Decrees, Etc. Except for such matters as do not and are not likely to have a Sedco Forex Material Adverse Effect, (i) no order, writ, fine, injunction, decree, judgment, award or determination of any court or governmental authority has been issued or entered against Schlumberger, any Schlumberger Subsidiary, Sedco Forex or any Sedco Forex Subsidiary that continues to be in effect that affects the ownership or operation of any of the Sedco Forex Assets, and (ii) no criminal order, writ, fine, injunction, decree, judgment or determination of any court or governmental authority has been issued against Sedco Forex or any Sedco Forex Subsidiary.

     SECTION 6.26 Improper Payments. No bribes, kickbacks or other improper payments have been made by Schlumberger, any Schlumberger Subsidiary, Sedco Forex or any Sedco Forex Subsidiary or agent of any of them in connection with the conduct of the Sedco Forex Business or the operation of the Sedco Forex

Assets, and neither Schlumberger, any Schlumberger Subsidiary, Sedco Forex or any Sedco Forex Subsidiary nor any agent of any of them has received any such payments from vendors, suppliers or other persons, where any such payment made or received would create a Sedco Forex Material Adverse Effect.

                                   ARTICLE 7

                  REPRESENTATIONS AND WARRANTIES OF TRANSOCEAN
                                 AND MERGER SUB

     Except as set forth in the disclosure letter delivered to Sedco Forex and Schlumberger by Transocean at or prior to the execution hereof (the "Transocean Disclosure Letter"), Transocean and Merger Sub, jointly and severally, represent and warrant to Sedco Forex and Schlumberger that:

     SECTION 7.1 Existence; Good Standing; Corporate Authority. Transocean is and Merger Sub, at the time of its execution of this Agreement, will be a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation. Transocean is duly qualified to do business and is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified does not and is not likely to have, individually or in the aggregate, a Transocean Material Adverse Effect (as defined in Section 11.9). Transocean has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of Transocean's memorandum of association and articles of association previously made available to Sedco Forex are true and correct and contain all amendments as of the date hereof.

     SECTION 7.2 Authorization, Validity and Effect of Agreements. Transocean has and Merger Sub, at the time of its execution of this Agreement, will have the requisite corporate power and authority to execute and deliver this Agreement, each Transaction Agreement to which it is a party and all other agreements and documents contemplated hereby or thereby to which it is a party. The consummation by each of Transocean and Merger Sub of the transactions contemplated hereby, including the issuance and delivery by Transocean of Transocean ordinary shares pursuant to the Merger, and the consummation by Transocean of the transactions contemplated by each Transaction Agreement to which it is a party has been duly authorized by all requisite corporate action on behalf of Transocean, other than approval of the issuance of Transocean ordinary shares pursuant to the Merger contemplated hereby by the holders of a majority of the issued and outstanding Transocean Ordinary Shares as required by the rules of the NYSE and the approval of the increase in authorized ordinary share capital and the change of name of Transocean as set forth in Section 2.3, as required by Cayman Islands law. This Agreement and each Transaction Agreement to which it is a party constitute or will constitute when executed the valid and legally binding obligations of each of Transocean and Merger Sub, enforceable against Transocean or Merger Sub, as applicable, in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     SECTION 7.3 Capitalization. As of the date of this Agreement, the authorized share capital of Transocean consists of 150,000,000 Transocean Ordinary Shares and 50,000,000 undesignated shares, par value $0.10 per share, of Transocean ("Transocean Preferred Shares"), and as of June 30, 1999, there were 100,563,304 Transocean Ordinary Shares issued, 1,388,779 Transocean Ordinary Shares reserved for issuance upon exercise of outstanding Transocean options and no Transocean Preferred Shares issued. All such issued Transocean Ordinary Shares are or will be when issued duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The Transocean Ordinary Shares to be issued in connection with the Merger or pursuant to options issued pursuant to the Employee Matters Agreement, when issued in accordance with this Agreement, will be validly issued and fully paid. Except as set forth in this
Section 7.3 or in the Employee Matters Agreement, there are no outstanding shares or shares of capital stock, and there are no options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate Transocean or any of its Subsidiaries to issue, transfer or sell any shares or shares of capital stock or other voting securities of Transocean or any of its Subsidiaries. Transocean has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Transocean on any matter.

     SECTION 7.4 Significant Subsidiaries. (a) Each of Transocean's Significant Subsidiaries is a corporation or other legal entity duly organized, validly existing and, to the extent such concept or similar concept exists in the relevant jurisdiction, in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or other entity power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing (where applicable) in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Transocean Material Adverse Effect. All of the outstanding shares of capital stock of, or other ownership interests in, each of Transocean's Significant Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and are owned, directly or indirectly, by Transocean free and clear of all Liens.

     (b) As of the Effective Time, all of the outstanding shares of capital stock of Merger Sub will be owned directly by Transocean. Merger Sub will be formed solely for the purpose of engaging in the transactions contemplated hereby and, as of the Effective Time, will have not engaged in any activities other than in connection with the transactions contemplated by this Agreement.

     SECTION 7.5 Compliance with Laws; Permits. Except for such matters as, individually or in the aggregate, do not or are not likely to have a Transocean Material Adverse Effect:

          (a) None of Transocean, any Subsidiary of Transocean, or Merger Sub are in violation of any Applicable Laws relating to the ownership or operation of any of their respective Assets, and no claim is pending or, to the knowledge of Transocean, threatened with respect to any such matters. No condition exists that is not disclosed in the Transocean Disclosure Letter and which does or is likely to constitute a violation of or deficiency under any Applicable Law relating to the ownership or operation of the Assets of Transocean, any Subsidiary of Transocean or Merger Sub.

          (b) Transocean, each Subsidiary of Transocean and Merger Sub hold all permits, licenses, certifications, variations, exemptions, orders, franchises and approvals of all governmental authorities necessary for the lawful conduct of their respective businesses (the "Transocean Permits"). All Transocean Permits are in full force and effect and there exists no default thereunder or breach thereof, and Transocean has no notice or actual knowledge that such Transocean Permits will not be renewed in the ordinary course after the Effective Time. No governmental authority has given, or to the knowledge of Transocean threatened to give, any action to terminate, cancel or reform any Transocean Permit.

          (c) Each drilling rig, drillship or other drilling unit owned by Transocean or a subsidiary of Transocean (the "Transocean Rigs") which is subject to classification is in class according to the rules and regulations of the applicable classifying body and is duly and lawfully documented under the laws of its flag jurisdiction. Transocean or a Subsidiary of Transocean has obtained and maintained, or caused to be obtained and maintained, in full force and effect all permits, licenses, certificates, operating authorities, orders, exceptions, franchises, variances, consents, approvals, documentations or other authorizations required with respect to the operation of the Transocean Rigs in the areas in which they operate, except where the failure to have obtained any of the same does not and is not likely to have a Transocean Material Adverse Effect.

          (d) Transocean and each Subsidiary of Transocean possesses all permits, licenses, operating authorities, orders, exemptions, franchises, variances, consents, approvals or other authorizations required for the present ownership and operation of all its real property or leaseholds ("Transocean Real Property") except where the failure to possess any of the same does not and is not likely to have a Transocean Material Adverse Effect. There exists no material default or breach with respect to, and no party or governmental authority has taken or, to the knowledge of Transocean, threatened to take, any action to terminate, cancel or reform any such permit, license, operating authority, order, exemption, franchise, variance, consent, approval or other authorization pertaining to the Transocean Real Property where such termination, cancellation or reformation does not or is not likely to have a Transocean Material Adverse Effect.

     SECTION 7.6 No Conflict. (a) Neither the execution and delivery by Transocean and Merger Sub of this Agreement or any of the Transaction Agreements to which Transocean or Merger Sub, as applicable, is a party nor the consummation by Transocean and Merger Sub of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof will (i) conflict with or result in a breach of any provisions of the memorandum of association or articles of association of Transocean or the memorandum of association or articles of association of Merger Sub; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of Transocean or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to Transocean or any of its Subsidiaries under any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement, joint venture or other instrument or obligation to which Transocean or any of its Subsidiaries is a party, or by which Transocean or any of its Subsidiaries or any of their properties is bound or affected; or (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to Transocean or any of its Subsidiaries, except for such matters described in clause (ii) or (iii) as do not and are not likely to have, individually or in the aggregate, a Transocean Material Adverse Effect.

     (b) Neither the execution and delivery by Transocean or Merger Sub of this Agreement or any of the Transaction Agreements to which Transocean or Merger Sub, as applicable, is a party nor the consummation by Transocean or Merger Sub of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof will require any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, other than the Regulatory Filings, and listing of Transocean Ordinary Shares to be issued in the Merger under the rules of the NYSE, except for any consent, approval or authorization the failure of which to obtain and for any filing or registration the failure of which to make does not and is not likely to have a Transocean Material Adverse Effect.

     SECTION 7.7 SEC Documents. Transocean has filed with the SEC all documents required to be so filed by it since January 1, 1998, and has made available to Sedco Forex and Schlumberger each registration statement, report, proxy statement or information statement (other than preliminary materials) it has so filed since January 1, 1998, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Transocean Reports"). As of their respective dates, each of the Transocean Reports (i) was prepared in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder and
(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filings with the SEC prior to the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into the Transocean Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Transocean and its Subsidiaries as of its date, and each of the consolidated statements of income, cash flows and changes in stockholders' equity included in or incorporated by reference into the Transocean Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in stockholders' equity, as the case may be, of Transocean and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to (x) such exceptions as may be permitted by Form 10-Q of the SEC and (y) normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except as and to the extent set forth on the consolidated balance sheet of Transocean and its Subsidiaries at December 31, 1998, including all notes thereto, as of such date, neither Transocean nor any of its Subsidiaries had any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Transocean or in the notes thereto prepared in accordance with generally accepted accounting principles consistently applied, other than liabilities or obligations which would not have, individually or in the aggregate, a Transocean Material Adverse Effect.

     SECTION 7.8 Litigation. There are no actions, suits or proceedings pending against Transocean or any of its Subsidiaries or, to Transocean's knowledge, threatened against Transocean or any of its Subsidiaries, at law or in equity, or before or by any U.S. federal, state or non-U.S. court, commission, board, bureau, agency or instrumentality, that are likely to have, individually or in the aggregate, a Transocean Material Adverse Effect. There are no outstanding judgments, decrees, injunctions, awards or orders against Transocean or any of its Subsidiaries that have had or are likely to have, individually or in the aggregate, a Transocean Material Adverse Effect.

     SECTION 7.9 Absence of Certain Changes. Since December 31, 1998, there has not been (i) any event or occurrence that has had or is likely to have a Transocean Material Adverse Effect, (ii) any material change by Transocean or any of its Subsidiaries, when taken as a whole, in any of its accounting methods, principles or practices or any of its tax methods, practices or elections, (iii) any declaration, setting aside or payment of any dividend or distribution in respect of any share capital of Transocean or any redemption, purchase or other acquisition of any of its securities, except dividends on Transocean Ordinary Shares at a rate of not more than $0.03 per share per quarter or (iv) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the ordinary course of business.

     SECTION 7.10 Taxes. (a) Each of Transocean, its Subsidiaries and each affiliated, consolidated, combined, unitary or similar group of which any such corporation is or was a member has (i) duly filed (or there has been filed on its behalf) on a timely basis with appropriate governmental authorities all Returns required to be filed by or with respect to it on or prior to the date hereof, except to the extent that any failure to file does not and is not likely to have, individually or in the aggregate, a Transocean Material Adverse Effect, and (ii) duly paid or deposited in full on a timely basis or made adequate provision in accordance with generally accepted accounting principles (or there has been paid or deposited or adequate provision has been made on its behalf) for the payment of all taxes required to be paid by it, including, without limitation, taxes incurred by Transocean in the corporate reorganization described in the Proxy Statement of Transocean Offshore Inc. (a Delaware corporation) and Prospectus for Transocean Offshore Inc. (a Cayman Islands exempted company limited by shares) dated April 12, 1999, and transactions associated with such reorganization, except to the extent that any failure to pay or deposit or make adequate provision for the payment of such taxes does not and is not likely to have, individually or in the aggregate, a Transocean Material Adverse Effect.

     (b) (i) No audits or other administrative proceedings or court proceedings are presently pending with regard to any taxes or Returns of Transocean or any of its Subsidiaries as to which any taxing authority has asserted in writing any claim which, if adversely determined, is likely to have a Transocean Material Adverse Effect; (ii) no governmental authority is now asserting in writing any deficiency or claim for taxes or any adjustment to taxes with respect to which Transocean or any of its Subsidiaries may be liable with respect to income and other material taxes which have not been fully paid or finally settled, which, if adversely determined, is likely to have a Transocean Material Adverse Effect;
(iii) as of the execution of this Agreement, neither Transocean nor any of its Subsidiaries has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any taxes with respect to any Returns of Transocean or any of its Subsidiaries; and (iv) neither Transocean nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing, allocation or indemnity agreement or any similar agreement or arrangement that is likely to have a Transocean Material Adverse Effect.

     SECTION 7.11 Employee Benefit Plans. (a) Schedule 7.11 of the Transocean Disclosure Letter contains a list of all Transocean Benefit Plans. The term "Transocean Benefit Plans" means all material employee benefit plans and other material benefit arrangements, including all "employee benefit plans" as defined in Section 3(3) of ERISA, whether or not U.S. based plans, and all other employee benefit, bonus, incentive, deferred compensation, stock option (or other equity-based), severance, employment, change in control, welfare (including post-retirement medical and life insurance) and fringe benefit plans or agreements, whether or not subject to ERISA and whether written or oral, sponsored, maintained or contributed to or required to be contributed to by Sedco Forex or any of its Subsidiaries, to which Sedco Forex or any of its Subsidiaries is a party or in which any Person who is currently, has been or, prior to the Effective Time, is a party or in which any person who is currently, has been or, prior to the Effective Time, is expected to become an employee of Transocean is a participant. Transocean will provide Schlumberger, within 30 days after the date hereof, true and complete copies of the Transocean Benefit Plans and, if applicable, the most recent Form 5500, summary plan descriptions, annual reports and actuarial reports, if applicable, for each such plan.

     (b) Except as would not have, individually or in the aggregate, a Transocean Material Adverse Effect: all applicable reporting and disclosure requirements have been met with respect to Transocean Benefit Plans; there has been no "reportable event," as that term is defined in section 4043 of ERISA, with respect to Transocean Benefit Plans subject to Title IV of ERISA; to the extent applicable, Transocean Benefit Plans comply, in all material respects, with the requirements of ERISA and the Code or regulations of any applicable jurisdiction, and any Transocean Benefit Plan intended to be qualified under section 401(a) of the Code has been determined by the IRS to be so qualified; Transocean Benefit Plans have been maintained and operated, in all material respects, in accordance with their terms, and there are no breaches of fiduciary duty in connection with Transocean Benefit Plans; there are no pending, or to Transocean's knowledge threatened, claims against or otherwise involving any Transocean Benefit Plan, and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Transocean Benefit Plan activities) has been brought against or with respect to any such Transocean Benefit Plan; all material contributions required to be made as of the date hereof to Transocean Benefit Plans have been made or provided for; with respect to Transocean Benefit Plans or any "employee pension benefit plans," as defined in section 3(2) of ERISA, that are subject to title IV of ERISA and have been maintained or contributed to within six years prior to the Effective Time by Transocean, its Subsidiaries or any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer, with Transocean or any of its Subsidiaries under section 414(b), (c),
(m) or (o) of the Code, (i) neither Transocean nor any of its Subsidiaries has incurred any direct or indirect liability under Title IV of ERISA in connection with any termination thereof or withdrawal therefrom; and (ii) there does not exist any accumulated funding deficiency within the meaning of section 412 of the Code or section 302 of ERISA, whether or not waived.

     (c) Neither Transocean nor any of its Subsidiaries nor any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer, with Transocean or any of its Subsidiaries under section 414(b), (c), (m) or (o) of the Code, contributes to, or has an obligation to contribute to, and has not within six years prior to the Effective Time contributed to, or had an obligation to contribute to, a "multiemployer plan" within the meaning of section 3(37) of ERISA, and the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee of Transocean or any Subsidiary thereof.

     (d) No Transocean Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of Transocean or any Subsidiaries of Transocean for periods extending beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan" or
(iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

     SECTION 7.12 Labor Matters. (a) (i) Neither Transocean nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization (A) covering any U.S. employees or (B) covering, in any single instance, 10% or more of the employees of Transocean and its Subsidiaries taken as a whole, and (ii) to Transocean's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened (x) involving any U.S. employees or (y) involving, in any single instance, 10% or more of the employees of Transocean and its Subsidiaries taken as a whole.

     (b) Except for such matters as do not and are not likely to have a Transocean Material Adverse Effect (i) neither Transocean nor any Subsidiary of Transocean has received any written complaint of any unfair labor practice or other unlawful employment practice or any written notice of any material violation of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices of, Transocean or any Subsidiary of Transocean or the work conditions or the terms and conditions of employment and wages and hours of their respective businesses and (ii) there are no unfair labor practice charges or other employee related complaints against Transocean or any subsidiary of Transocean pending or, to the knowledge of Transocean, threatened, before any governmental authority by or concerning the employees working in their respective businesses.

     SECTION 7.13 Environmental Matters. (a) Transocean and each Transocean Subsidiary has been and is in compliance with all Environmental Laws except for such matters as do not and are not likely to have, individually or in the aggregate, a Transocean Material Adverse Effect. There are no past or present facts, conditions or circumstances that interfere with the conduct of any of their respective businesses in the manner now conducted or which interfere with continued compliance with any Environmental Law, except for such matters as do not and are not likely to have, individually or in the aggregate, a Transocean Material Adverse Effect.

     (b) No judicial or administrative proceedings or governmental investigations are pending or, to the knowledge of Transocean, threatened against Transocean or its Subsidiaries that allege the violation of or seek to impose liability pursuant to any Environmental Law, and there are no past or present facts, conditions or circumstances at, on or arising out of, or otherwise associated with any, current or former businesses, assets or properties of Transocean or any Subsidiary of Transocean, including but not limited to on-site or off-site disposal, release or spill of any Hazardous Materials which violate Environmental Law or are likely to give rise to (i) costs, expenses, liabilities or obligations for any cleanup, remediation, disposal or corrective action under any Environmental Law or (ii) claims arising for personal injury, property damage or damage to natural resources, except for such matters as do not and are not likely to have a Transocean Material Adverse Effect.

     (c) Neither Transocean nor any of its Subsidiaries has (i) received any notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law or (ii) entered into any consent decree or order or is subject to any order of any court or governmental authority or tribunal under any Environmental Law or relating to the cleanup of any Hazardous Materials, except for such matters as do not and are not likely to have a Transocean Material Adverse Effect.

     SECTION 7.14 Intellectual Property. Transocean and its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights and proprietary information used or held for use in connection with their respective businesses as currently being conducted, except where the failure to own or possess such licenses and other rights does not and is not likely to have, individually or in the aggregate, a Transocean Material Adverse Effect, and there are no assertions or claims challenging the validity of any of the foregoing that are likely to have, individually or in the aggregate, a Transocean Material Adverse Effect. The conduct of the Transocean's and its Subsidiaries respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others that are likely to have, individually or in the aggregate, a Transocean Material Adverse Effect. There is no material infringement of any proprietary right owned by or licensed by or to Transocean or any of its Subsidiaries that is likely to have, individually or in the aggregate, a Transocean Material Adverse Effect.

     SECTION 7.15 Year 2000 Readiness. The computer software operated, sold or licensed by Transocean and its Subsidiaries that is material to their respective businesses or internal operations is capable of providing or is being or will be adapted, or is capable of being replaced, to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with substantially the same functionality as such software records, stores, processes and presents such calendar dates falling on or before December 31, 1999, except matters as do not and are not likely to have a Transocean Material Adverse Effect. The costs of the adaptations and replacements referred to in the prior sentence are not likely to have a Transocean Material Adverse Effect.

The foregoing statements constitute "year 2000 readiness disclosure" within the meaning of the Year 2000 Information Readiness and Disclosure Act of 1998.

     SECTION 7.16 Insurance. (a) Except for such matters as do not and are not likely to have, individually or in the aggregate, a Transocean Material Adverse Effect, Transocean and its Subsidiaries maintain insurance coverage with financially responsible insurance companies in such amounts and against such losses as are customary in the international offshore drilling business prior to the date hereof.

     (b) Except for such matters as do not and are not likely to have, individually or in the aggregate, a Transocean Material Adverse Effect, no event relating to Transocean and its Subsidiaries has occurred that is likely to result in an upward adjustment in premiums under any insurance policies they maintain. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no insurance policy has been canceled within the two years prior to the date hereof, and to Transocean's knowledge, no threat has been made to cancel any insurance policy of Transocean or any Subsidiary of Transocean during such period. All such insurance will remain in full force and effect with respect to periods before the Closing or replaced with similar policies. No event has occurred, including the failure by Transocean or any Transocean Subsidiary to give any notice or information or by giving any inaccurate or erroneous notice or information, which materially limits or impairs the rights of Transocean or any Subsidiary of Transocean under any such insurance policies.

     (c) Insurance policies are in effect and coverage thereunder will be available to Transocean for all personal injury claims disclosed in the Transocean Disclosure Letter or otherwise, with deductibles not exceeding $100,000 per claim for claims in the U.S. or involving U.S. nationals and $10,000 per claim for other claims.

     SECTION 7.17 No Brokers. Transocean has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Sedco Forex, Schlumberger or Transocean to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Transocean has retained Simmons & Company International as its financial advisor, the arrangements with which have been disclosed in writing to Sedco Forex prior to the date hereof.

     SECTION 7.18 Opinion of Financial Advisor. The Board of Directors of Transocean has received the opinion of Simmons & Company International to the effect that, as of the date thereof, the Merger Ratio is fair to Transocean from a financial point of view.

     SECTION 7.19 Sedco Forex Stock Ownership. Neither Transocean nor any of its Subsidiaries owns any shares of capital stock of Sedco Forex or Schlumberger or any other securities convertible into or otherwise exercisable to acquire capital stock of Sedco Forex or Schlumberger.

     SECTION 7.20 Reorganization. Neither Transocean nor any of its Subsidiaries has taken or failed to take any action, as a result of which (a) the Merger would not qualify as a reorganization under Section 368(a)(1)(B) of the Code or (b) the Distribution would not qualify as a distribution described in Section 355 of the Code.

     SECTION 7.21 Vote Required. The affirmative vote of the holders of at least a majority of the issued Transocean Ordinary Shares to approve the increase in authorized ordinary share capital and the affirmative vote of at least two-thirds of the holders of the issued Transocean Ordinary Shares present in person or by proxy to approve the change of Transocean's name at the meeting to be held in accordance with Section 8.4 is the only vote of the holders of any class or series of Transocean share capital necessary to approve such actions and the transactions contemplated hereby.

     SECTION 7.22 Ownership of Drilling Rigs and Drillships. As of the date hereof, Transocean or a Subsidiary of Transocean has, and as of the Effective Time, Transocean or a Subsidiary of Transocean will have, good and marketable title to the drilling rigs and drill ships listed in Transocean's most recent annual report on Form 10-K, together with any machinery, engines, equipment, anchors, cable, drilling machinery, drilling equipment (including but not limited to drill pipe, riser, stabilizers and bottom-hole assemblies), pumps, electrical, mechanical, chemical, hydraulic and other systems actually located on any such rig or drillship, incorporated therein or attached thereto, in each case, to the extent owned by Transocean or a Subsidiary of Transocean, or under construction or acquired or purchased therefor (including items in transit), or for which commitments to purchase have been issued in connection therewith, and any and all permits, licenses, authorizations and approvals granted or issued by any regulatory or governing authority pertaining to the ownership, operation or construction of any such rig or drillship, in each case free and clear of all Liens except for (i) defects or irregularities of title or encumbrances of a nature that do not materially impair the ownership or operation of these assets and which have not had and are not likely to have a Transocean Material Adverse Effect, (ii) Liens that secure obligations not yet due and payable or, if such obligations are due and have not been paid, Liens securing such obligations that are being diligently contested in good faith and by appropriate proceedings (any such contests involving an amount in excess of $10 million being described in the Transocean Disclosure Letter) and (iii) other Liens disclosed in the Transocean Disclosure Letter (the Liens described in clauses (i), (ii) and (iii), collectively, "Transocean Permitted Liens"). No such asset is leased under an operating lease from a lessor that, to Transocean's knowledge, has incurred non-recourse Indebtedness to finance the acquisition or construction of such asset.

     SECTION 7.23 Undisclosed Liabilities. Neither Transocean nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not fixed, accrued, contingent or otherwise, except liabilities and obligations that
(i) are reflected with reasonable specificity in the Transocean Reports, (ii) are contained in the Transocean Disclosure Schedule or (iii) do not and are not likely to have, individually or in the aggregate, a Transocean Material Adverse Effect.

     SECTION 7.24 Certain Contracts. (a) As of the date of this Agreement, neither Transocean nor any Subsidiary of Transocean is a party to or bound by
(i) any non-competition agreement or any other agreement or obligation that purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of their respective businesses are conducted, (ii) any drilling rig construction or conversion contract, (iii) any drilling contracts of 150 days or greater remaining duration or (iv) any contract or agreement for the borrowing of money containing covenants or provisions that would be violated or that would result in a default under such contract or agreement in the event the Merger or the transactions contemplated by this Agreement were consummated (all contracts or agreements of the types described in clauses (i) through (iv) being referred to herein as "Transocean Material Contracts"). Within 30 days after the date of this Agreement, Transocean will deliver to Schlumberger, or make reasonably available to Schlumberger for review, complete and correct copies of all Transocean Material Contracts.

     (b) Each Transocean Material Contract is valid and binding on (i) Transocean and any Subsidiary of Transocean that are parties thereto and (ii) to the knowledge of Transocean, the other parties thereto and is in full force and effect, and Transocean and each of its Subsidiaries have in all material respects performed all obligations required to be performed by them to date under each Transocean Material Contract to which it is a party, except where such failure to be binding or in full force and effect or such failure to perform does not and is not likely to create, individually or in the aggregate, a Transocean Material Adverse Effect. Except for such matters as do not and are not likely to have a Transocean Material Adverse Effect, none of Transocean or its Subsidiaries (x) knows of, or has received written notice of, any breach of or violation or default under (nor, to the knowledge of Transocean, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Transocean Material Contract or (y) has received written notice of the desire of the other party or parties to any such Transocean Material Contract to exercise any rights such party has to cancel, terminate or repudiate such contract or exercise remedies thereunder. At the Effective Time, each such Transocean Material Contract then in effect will be enforceable by Transocean or a Subsidiary of Transocean in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     SECTION 7.25 Capital Expenditure Program. The Transocean Disclosure Letter accurately sets forth in all material respects, for each of Transocean's sustaining, life extension and newbuild capital expenditure programs, the capital expenditures for all such programs that were forecasted to be incurred in 1999 and 2000, as previously provided to Schlumberger. The construction in progress attributable to the newbuilds and included in the consolidated balance sheet of Transocean at December 31, 1998 included in the Transocean Reports (excluding capitalized interest on such new, builds) and the projected newbuild capital expenditures to be incurred in 1999 and 2000 equal the projected total construction costs to complete such newbuilds, as at the time of such forecast.

     SECTION 7.26 Decrees, Etc. Except for such matters as do not and are not likely to have a Transocean Material Adverse Effect (i) no order, writ, fine, injunction, decree, judgment, award or determination of any court or governmental authority has been issued or entered against Transocean or any Subsidiary of Transocean that continues to be in effect that affects the ownership or operation of any of their respective assets, and (ii) no criminal order, writ, fine, injunction, decree, judgment or determination of any court or governmental authority has been issued against Transocean or any Subsidiary of Transocean.

     SECTION 7.27 Improper Payments. No bribes, kickbacks or other improper payments have been made by Transocean or any Subsidiary of Transocean or agent of any of them in connection with the conduct of their respective businesses or the operation of their respective assets, and neither Transocean, any Subsidiary of Transocean, nor any agent of any of them has received any such payments from vendors, suppliers or other persons, where any such payment made or received would create a Transocean Material Adverse Effect.

                                   ARTICLE 8

                                   COVENANTS

     SECTION 8.1 Conduct of Businesses. Prior to the Effective Time, except as set forth in the Transocean Disclosure Letter or the Sedco Forex Disclosure Letter or as expressly contemplated by any other provision of this Agreement or any of the Transaction Agreements to which Transocean or Sedco Forex, as applicable, is a party, unless Transocean or Sedco Forex, as applicable, has consented in writing thereto, each of Transocean and Sedco Forex:

          (a) shall, and shall cause each of its Subsidiaries (as used in this Article 8, when referring to (i) Sedco Forex, Sedco Forex shall include the Sedco Forex Business, and (ii) Subsidiaries of Sedco Forex, Subsidiaries shall mean the Sedco Forex Subsidiaries) to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

          (b) shall use its commercially reasonable best efforts, and shall cause each of its Subsidiaries to use its commercially reasonable best efforts, to preserve intact their business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

          (c) shall not amend its memorandum of association or articles of association;

          (d) shall promptly notify the other of any material change in its condition (financial or otherwise) or business or any material litigation or material governmental complaints, investigations or hearings (or communications in writing indicating that such litigation, complaints, investigations or hearings may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

          (e) shall promptly deliver to the other true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

          (f) shall not (i) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof, or referred to in clause (ii) below and disclosed pursuant to this Agreement or in connection with transactions permitted by Section 8.1(i), issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof, (ii) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock except the automatic awards to nonemployee directors pursuant to the Transocean Long-Term Incentive Plan, (iii) increase any compensation or benefits, except in the ordinary course of business consistent with past practice, or enter into or amend any employment agreement with any of its present or future officers or directors, except with new employees consistent with past practice or (iv) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend (except as required by law) any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans;

          (g) shall not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or (ii) redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action, except (x) in the case of Transocean, for
     (A) the declaration and payment of regular, quarterly dividends, consistent with past practice, not to exceed $0.03 per Transocean Ordinary Share per quarter and (B) transfers between Subsidiaries in the ordinary course of business and (y) in the case of Sedco Forex and the Sedco Forex Subsidiaries, those entities may distribute any cash or cash equivalents held by them to their respective parent entities, but may not distribute any other material assets except as set forth in the Distribution Agreement;

          (h) shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) which are material to Sedco Forex or Transocean, as the case may be, individually or in the aggregate, except in the ordinary course of business;

          (i) shall not, and shall not permit any of its Subsidiaries to, except pursuant to contractual commitments in effect on the date hereof and disclosed in the Transocean Disclosure Letter or the Sedco Forex Disclosure Letter, as the case may be, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets or securities, in each case (i) for an aggregate consideration for all such acquisitions in excess of $10 million (excluding acquisitions approved in writing by Transocean and Sedco Forex) or (ii) where a filing under the HSR Act or any non-U.S. competition, antitrust or premerger notification laws is required;

          (j) shall not, except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

          (k) shall, and shall cause any of its Subsidiaries to, use reasonable efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for such party;

          (l) shall not, and shall not permit any of its Subsidiaries to, (i) make or rescind any material express or deemed election relating to taxes that does or is likely to materially and adversely affect it, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where it has the capacity to make such binding election, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, that does or is likely to materially and adversely affect it or (iii) change in any material respect any of its methods of reporting any item for tax purposes from those employed in the preparation of its tax returns for the most recent taxable year for which a return has been filed, that does or is likely to materially and adversely affect it;

          (m) shall not, and shall not permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its Subsidiaries or guarantee any debt securities of others, (ii) except in the ordinary course of business, enter into any material lease (whether such lease is an operating or capital lease) or create any material mortgages, Liens, security interests or other encumbrances on its property in connection with any Indebtedness thereof (other than Sedco Forex Permitted Liens with respect to Sedco Forex and the Sedco Forex Subsidiaries and Transocean Permitted Liens with respect to Transocean and its Subsidiaries) or (iii) make or commit to make aggregate capital expenditures in excess of $10 million over the capital expenditures forecast previously disclosed to the other; provided, however, that in the case of item (i), Sedco Forex, Transocean or any of their respective Subsidiaries may incur indebtedness for borrowed money for (w) general corporate purposes, (x) refinancings of existing debt, (y) financing existing projects set forth in the applicable Disclosure Letter and (z) other immaterial borrowings so long as any such debt incurred may be prepaid without material prepayment penalties;

          (n) shall diligently carry out the covenants and agreements set forth in the Distribution Agreement with respect to separation of the Sedco Forex Business;

          (o) shall not, and shall cause its Subsidiaries not to, purchase or otherwise acquire any Transocean Ordinary Shares, Schlumberger Common Stock or Sedco Forex Common Stock;

          (p) subject to Section 8.5, shall not take any action that is likely to delay materially or adversely affect the ability of any of the parties hereto to obtain any consent, authorization, order or approval of any governmental commission, board or other regulatory body or the expiration of any applicable waiting period required to consummate the Merger;

          (q) shall not (i) agree in writing or otherwise to take any of the foregoing actions or (ii) permit any of its Subsidiaries to agree in writing or otherwise to take any of the foregoing actions that refer to Subsidiaries; and

          (r) shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective Subsidiaries is a party; and during such period shall enforce, to the fullest extent permitted under applicable law, the provisions of such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or any state having jurisdiction.

     With respect to all of the matters covered by this Section 8.1, Schlumberger shall cause Sedco Forex to take or refrain from taking all of the actions required or prohibited to be taken hereunder.

     SECTION 8.2 No Solicitation by Sedco Forex or Schlumberger. (a) Each of Sedco Forex and Schlumberger agree that (i) neither it nor any of its Subsidiaries shall, and shall not authorize or permit any of its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, and on becoming aware of it will stop such person from continuing to, directly or indirectly solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any action designed to facilitate, directly or indirectly, any inquiry, proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a tender or exchange offer, merger, consolidation, business combination, purchase or similar transaction or series of transactions involving, individually or in the aggregate, (A) 15% or more of the assets of Sedco Forex or the Sedco Forex Assets (including any ownership interest in any Subsidiary) on a consolidated basis, (B) 15% or more of any class of capital stock of Sedco Forex, (C) any Subsidiary of Schlumberger in which 15% or more of the Assets of the Sedco Forex Business on a consolidated basis are located or (D) capital stock of Schlumberger, in the case of (D) the consummation of which is conditioned on the termination of this Agreement (any such proposal, offer or transaction being hereinafter referred to as a "Sedco Forex Acquisition Proposal") or cooperate with or assist, participate or engage in any discussions or negotiations concerning a Sedco Forex Acquisition Proposal; and (ii) it will immediately cease and cause to be terminated any existing negotiations with any parties conducted heretofore with respect to any of the foregoing; provided that nothing contained in this Agreement shall prevent Sedco Forex, Schlumberger or either of their Boards of Directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Sedco Forex Acquisition Proposal or (B) prior to the Cutoff Date, providing information (pursuant to a confidentiality agreement at least as favorable to Sedco Forex and Schlumberger as the Confidentiality Agreement dated May 17, 1999, between Transocean and Schlumberger (the "Transocean Confidentiality Agreement")) to or engaging in any negotiations or discussions with any person or entity who has made an unsolicited bona fide Sedco Forex Acquisition Proposal with respect to all the outstanding Sedco Forex Common Stock or all or substantially all the assets of Sedco Forex or other unsolicited bona fide Sedco Forex Acquisition Proposal that, in the good faith judgment of a committee composed solely of the outside directors of Schlumberger, taking into account the likelihood of financing and consummation, and based on the written advice of a financial advisor of recognized national reputation, a copy of which shall be provided to Transocean, is superior to the Merger (a "Sedco Forex Superior Proposal"), if that committee of the Board of Directors of Schlumberger, after consultation with its outside legal counsel, determines that the failure to do so would be inconsistent with its fiduciary obligations.

     (b) Prior to taking any action referred to in Section 8.2(a), if Sedco Forex or Schlumberger intends to participate in any such discussions or negotiations or provide any such information to any such third party, Sedco Forex or Schlumberger shall give prompt prior written notice to Transocean of each such action. Sedco Forex or Schlumberger will immediately notify Transocean in writing of any such requests for such information or the receipt of any Sedco Forex Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Sedco Forex Acquisition Proposal, and the material terms and conditions of any Sedco Forex Acquisition Proposal. Sedco Forex or Schlumberger will keep Transocean fully informed of the status and details (including any amendments or proposed amendments) on a timely basis of any such requests, Sedco Forex Acquisition Proposals or inquiries. Any notice under this Section 8.2 shall be given by facsimile with receipt confirmed or personal delivery.

     (c) Nothing in this Section 8.2 shall permit Sedco Forex or Schlumberger to enter into any agreement with respect to a Sedco Forex Acquisition Proposal during the term of this Agreement, it being agreed that during the term of this Agreement, Sedco Forex or Schlumberger shall not enter into any agreement with any person that provides for, or in any way facilitates, a Sedco Forex Acquisition Proposal, other than a confidentiality agreement at least as favorable to Sedco Forex and Schlumberger as the Transocean Confidentiality Agreement.

     (d) For purposes hereof, the "Cutoff Date," when used with respect to Schlumberger, means the date the condition set forth in Section 9.1(a)(i) is satisfied and, when used with respect to Transocean, means the date the condition set forth in Section 9.1(a)(ii) is satisfied.

     SECTION 8.3 No Solicitation by Transocean. (a) Transocean agrees that (i) neither it nor any of its Subsidiaries shall, and shall not authorize or permit any of its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, and on becoming aware of it will stop such person from continuing to, directly or indirectly solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any action designed to facilitate, directly or indirectly, any inquiry, proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a tender or exchange offer, merger, consolidation, business combination, purchase or similar transaction or series of transactions involving, individually or in the aggregate, 15% or more of the assets (including any ownership interest in any Subsidiary) on a consolidated basis or 15% or more of any class of share capital of, Transocean (any such proposal, offer or transaction being hereinafter referred to as a "Transocean Acquisition Proposal") or cooperate with or assist, participate or engage in any discussions or negotiations concerning a Transocean Acquisition Proposal; and (ii) it will immediately cease and cause to be terminated any existing negotiations with any parties conducted heretofore with respect to any of the foregoing; provided that nothing contained in this Agreement shall prevent Transocean or its Board of Directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Transocean Acquisition Proposal or (B) prior to the Cutoff Date, providing information (pursuant to a confidentiality agreement at least as favorable to Transocean as the Transocean Confidentiality Agreement) to or engaging in any negotiations or discussions with any person or entity who has made an unsolicited bona fide Transocean Acquisition Proposal with respect to all the outstanding Transocean Ordinary Shares or all or substantially all the assets of Transocean that, in the good faith judgment of a committee composed solely of the outside directors of Transocean, taking into account the likelihood of financing and consummation, and based on the written advice of a financial advisor of recognized national reputation, a copy of which shall be provided to Schlumberger, is superior to the Merger (a "Transocean Superior Proposal"), if that committee of the Board of Directors of Transocean, after consultation with its outside legal counsel, determines that the failure to do so would be inconsistent with its fiduciary obligations.

     (b) Prior to taking any action referred to in Section 8.3(a), if Transocean intends to participate in any such discussions or negotiations or provide any such information to any such third party, Transocean shall give prompt prior written notice to Sedco Forex and Schlumberger of each such action. Transocean will immediately notify Sedco Forex and Schlumberger in writing of any such requests for such information or the receipt of any Transocean Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Transocean Acquisition Proposal, and the material terms and conditions of any Transocean Acquisition Proposal. Transocean will keep Sedco Forex and Schlumberger fully informed of the status and details (including any amendments or proposed amendments) on a timely basis of any such requests, Sedco Forex Acquisition Proposals or inquiries. Any notice under this Section 8.3 shall be given by facsimile with receipt confirmed or personal delivery.

     (c) Nothing in this Section 8.3 shall permit Transocean to enter into any agreement with respect to a Transocean Acquisition Proposal during the term of this Agreement, it being agreed that during the term of this Agreement, Transocean shall not enter into any agreement with any person that provides for, or in any way facilitates, a Transocean Acquisition Proposal, other than a confidentiality agreement at least as favorable to Transocean as the Transocean Confidentiality Agreement.

     SECTION 8.4 Meetings of Stockholders. (a) Each of Transocean and Schlumberger will take all action necessary, in accordance with applicable law and its memorandum of association and articles of association (Transocean) or deed of incorporation and bylaws (Schlumberger), to convene a meeting of its shareholders as promptly as practicable to consider and vote upon (i) in the case of Transocean (x) to increase its authorized ordinary share capital to authorize sufficient Transocean Ordinary Shares to consummate the transactions contemplated hereby, (y) to approve the issuance of Transocean Ordinary Shares pursuant to the Merger contemplated hereby and (z) to approve the change of name of Transocean to "Transocean Sedco Forex Inc." and (ii) in the case of Schlumberger, the approval of the Distribution. Transocean and Schlumberger shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day.

     (b) Each of Transocean and Schlumberger, through its Board of Directors, shall recommend approval of such matters and use its best efforts to solicit from its shareholders proxies in favor of such matters unless its Board of Directors determines, after consultation with its counsel, that such actions would not be consistent with its fiduciary obligations. Additionally, the Board of Directors of Transocean or the Board of Directors of Schlumberger may at any time prior to the Effective Time withdraw, modify or change any recommendation and declaration regarding such matters or recommend and declare advisable any other offer or proposal, if in the opinion of such Board of Directors after consultation with its counsel the failure to so withdraw, modify or change its recommendation and declaration would be inconsistent with its fiduciary obligations.

     SECTION 8.5 Filings; Best Efforts. (a) Subject to the terms and conditions herein provided, Sedco Forex, Schlumberger and Transocean shall:

          (i) promptly (but in not more than 20 business days from the date hereof) make their respective required filings under the HSR Act and any applicable non-U.S. competition, antitrust or premerger notification laws to be made pursuant to Section 9.1(b) of this Agreement and thereafter shall promptly make any other required submissions under the HSR Act or such laws;

          (ii) use their best efforts to cooperate with one another in (a) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from governmental or regulatory authorities of the United States, the several states, and non-U.S. jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the Merger and the transactions contemplated hereby; and (b) obtaining in a timely manner all such filings and timely seeking all such consents, approvals, permits or authorizations without causing a Transocean Material Adverse Effect or a Sedco Forex Material Adverse Effect; and

          (iii) furnish the other party with such necessary information and reasonable assistance as such other parties and their respective affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any governmental or regulatory authori-ties, including, without limitation, any filings necessary or appropriate under the provisions of the HSR Act or any applicable non-U.S. competition, antitrust or premerger notification laws.

     (b) Without limiting Section 8.5(a), Transocean, Schlumberger and Sedco Forex shall:

          (i) each use its best efforts to avoid the entry of, or to have vacated or terminated, any decree, order or judgment that would restrain, prevent or delay the Closing; and

          (ii) each use its best efforts to take any and all steps necessary to obtain any consents or eliminate any impediments to the Merger.

     (c) Nothing in this Agreement shall require a party to dispose of any material amount of assets to obtain any consents, approvals, permits or authorizations or to remove any impediments to the Merger.

     SECTION 8.6 Inspection. From the date hereof to the Effective Time, each of Sedco Forex, Schlumberger and Transocean shall allow all designated officers, attorneys, accountants and other representatives of Transocean, Schlumberger or Sedco Forex, as the case may be, access, at all reasonable times, upon reasonable notice, to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of Transocean and Sedco Forex and their respective Subsidiaries, including inspection of such properties; provided that no investigation pursuant to this Section 8.6 shall affect any representation or warranty given by any party hereunder, and provided further that notwithstanding the provision of information or investigation by any party, no party shall be deemed to make any representation or warranty except as expressly set forth in this Agreement. Notwithstanding the foregoing, no party shall be required to provide any information which it reasonably believes it may not provide to the other party by reason of applicable law, rules or regulations, which constitutes information protected by attorney/client privilege, or which it is required to keep confidential by reason of contract or agreement with third parties. The parties hereto will make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Each of Transocean, Schlumberger and Sedco Forex agrees that it will not, and will cause its respective representatives not to, use any information obtained pursuant to this Section 8.6 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement.

     SECTION 8.7 Publicity. The parties will consult with each other and will mutually agree upon any press releases or public announcements pertaining to this Agreement or the transactions contemplated hereby and shall not issue any such press releases or make any such public announcements prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use its best efforts to consult in good faith with the other party before issuing any such press releases or making any such public announcements.

     SECTION 8.8 Registration Statement. (a) Each of Transocean, Schlumberger and Sedco Forex shall cooperate and promptly prepare and Transocean shall file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to Transocean Ordinary Shares issuable in the Merger, a portion of which Registration Statement shall also serve as the joint proxy statement with respect to the meetings of the stockholders of Transocean and of Schlumberger in connection with the Merger and the Distribution, respectively (the "Proxy Statement/Prospectus"). Schlumberger and Sedco Forex shall promptly prepare and Sedco Forex shall file with the SEC as soon as practicable the Form 10. The respective parties will cause the Proxy Statement/Prospectus, the Form S-4 and the Form 10 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Transocean shall use its best efforts, and Sedco Forex and Schlumberger will cooperate with Transocean, to have the Form S-4 declared effective by the SEC as promptly as practicable. Transocean shall use its reasonable best efforts to obtain, prior to the effective date of the Form S-4, all necessary non-U.S., state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. Transocean will advise Sedco Forex and Schlumberger, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Transocean Ordinary Shares issuable in connection with the Merger for offering or sale in any jurisdiction or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. Each of the parties shall also promptly provide each other party copies of all written correspondence received from the SEC and summaries of all oral comments received from the SEC in connection with the transactions contemplated by this Agreement or any Transaction Agreement. Each of the parties shall promptly provide each other party with drafts of all correspondence intended to be sent to the SEC in connection with the transactions contemplated by this Agreement or any Transaction Agreement and allow each such party a chance to comment thereon prior to delivery to the SEC.

     (b) Transocean and Schlumberger will each use its best efforts to cause the Proxy Statement/Prospectus to be mailed to its stockholders as promptly as practicable after the date hereof.

     (c) Each of Transocean, Sedco Forex and Schlumberger agrees to ensure that the information provided by it for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of stockholders of Transocean and of Schlumberger, or, in the case of information provided by it for inclusion in the Form S-4 or any amendment or supplement thereto, at the time it is filed or becomes effective, (i) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

     SECTION 8.9 Listing Application. Transocean shall promptly prepare and submit to the NYSE a listing application covering the shares of Transocean Ordinary Shares issuable in the Merger and shall use its best efforts to obtain, prior to the Effective Time, approval for the listing of such Transocean Ordinary Shares, subject to official notice of issuance.

     SECTION 8.10 Letters of Accountants. (a) Each of Sedco Forex and Schlumberger shall use its reasonable best efforts to cause to be delivered to Transocean "comfort" letters of PricewaterhouseCoopers LLP, Sedco Forex's and Schlumberger's independent public accountants, dated the effective date of the Form S-4 and the Closing Date, respectively, and addressed to Transocean with regard to certain financial information regarding Sedco Forex and Schlumberger included in the Form S-4, in form reasonably satisfactory to Transocean and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     (b) Transocean shall use its reasonable best efforts to cause to be delivered to Sedco Forex and Schlumberger "comfort" letters of Ernst & Young LLP, Transocean's independent public accountants, dated the effective date of the Form S-4 and the Closing Date, respectively, and addressed to Sedco Forex and Schlumberger, with regard to certain financial information regarding Transocean included in the Form S-4, in form reasonably satisfactory to Sedco Forex and Schlumberger and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     SECTION 8.11 Agreements of Rule 145 Affiliates. Prior to the Effective Time, Sedco Forex shall cause to be prepared and delivered to Transocean a list identifying all persons who Sedco Forex believes may be deemed to be "affiliates" of Sedco Forex, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). Sedco Forex shall use its best efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Transocean, at or prior to the Effective Time, a written agreement, in the form to be approved by the parties hereto, that such Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of Transocean Ordinary Shares issued to such Rule 145 Affiliate pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act.

     SECTION 8.12 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except as expressly provided herein or as otherwise agreed by the parties.

     SECTION 8.13 Indemnification and Insurance. (a) From and after the Effective Time, Transocean and the Surviving Corporation shall indemnify, defend and hold harmless to the fullest extent permitted under applicable law each person who is, or has been at any time prior to the Effective Time, an officer or director of Sedco Forex (or any Subsidiary or division thereof) and each person who served at the request of Sedco Forex as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), (i) Transocean and the Surviving Corporation shall pay, as incurred, the fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to the Surviving Corporation, in advance of the final disposition of any such Action to the fullest extent permitted by applicable law and, if required, upon receipt of any undertaking required by applicable law, and (ii) Transocean and the Surviving Corporation will cooperate in the defense of any such matter; provided, however, the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed), and provided further, that Transocean and the Surviving Corporation shall not be obligated pursuant to this Section 8.13 to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action, unless, in the good faith judgment of any of the Indemnified Parties, there is or may be a conflict of interests between two or more of such Indemnified Parties, in which case there may be separate counsel for each similarly situated group.

     (b) The parties agree that the rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, in the certificate of incorporation and bylaws of Sedco Forex and its Subsidiaries with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Action pending or asserted or claim made within such period shall continue until the disposition of such Action or resolution of such claim.

     (c) For a period of six years after the Effective Time, Transocean and the Surviving Corporation shall cause to be maintained officers' and directors' liability insurance covering the Indemnified Parties who are, or at any time prior to the Effective Time, covered by Sedco Forex's existing officers' and directors' liability insurance policies on terms substantially no less advantageous to the Indemnified Parties than such existing insurance, provided that such insurance is available at a reasonable cost.

     (d) The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under the certificate of incorporation or bylaws of Sedco Forex or any of its Subsidiaries, under applicable law or otherwise. The provisions of this Section 8.13 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties.

     (e) In the event Transocean, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Transocean or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 8.13.

     SECTION 8.14 Employee Benefits. Employee benefits and related matters shall be handled as set forth in the Employee Matters Agreement.

     SECTION 8.15 Transocean Structuring. In the event that prior to the Effective Time, Transocean proposes to, or to cause any of its Subsidiaries to, transfer any material assets or capital stock of any Subsidiary to any other Subsidiary or to Transocean (a "Structuring Plan"), Transocean shall give at least ten (10) business days prior written notice of such Structuring Plan to Schlumberger setting forth, in reasonable detail, the actions to be taken pursuant to such Structuring Plan. Within ten (10) business days of receipt of such notice, Schlumberger may notify Transocean in writing of any objection to such Structuring Plan (an "Objection Notice") and of its then intention to exercise its termination right pursuant to Section 10.3(d) of this Agreement in the event Transocean proceeds with the Structuring Plan. Any failure by Schlumberger to provide an Objection Notice to Transocean as provided for herein shall be deemed a waiver of its right under Section 10.3(d) of this Agreement with respect to such Structuring Plan.

     SECTION 8.16 Strategic Alliance. Sedco Forex, Schlumberger and Transocean shall use all commercially reasonable efforts to establish a non-exclusive strategic alliance on mutually agreed terms to address integrated services opportunities (the "Strategic Alliance Agreement").

     SECTION 8.17 Newbuild Contract Renegotiations. Sedco Forex shall, and Schlumberger shall cause Sedco Forex to, use all commercially reasonable best efforts to renegotiate the Offshore Drilling Contract For the Dynamic Positioned Drilling Semi-Submersible Sedco Express between Elf Exploration Angola and Services Petroliers Schlumberger to, among other things, remove the provisions giving Elf Exploration Angola the right to cancel such contract as a penalty for late delivery.

                                   ARTICLE 9

                                   CONDITIONS

     SECTION 9.1  Conditions to Each Party's Obligation to Effect the
Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) (i) The Distribution shall have been adopted and approved by the affirmative vote of holders of a majority of the shares of Schlumberger Common Stock voting thereon; and

              (i) The increase in the authorized ordinary share capital of Transocean and the issuance of Transocean Ordinary Shares pursuant to this Agreement shall have been approved by the holders of issued Transocean Ordinary Shares as and to the extent required by the laws of the Cayman Islands, Transocean's memorandum of association and articles of association and the rules of the NYSE.

          (b) (i) Any waiting period applicable to consummation of the Merger under the HSR Act and any voluntary agreement not to consummate the Merger without prior notice to the U.S. Department of Justice or U.S. Federal Trade Commission shall have expired or been terminated, (ii) in the event of any review by the U.K. Office of Fair Trading or, if applicable, the U.K. Secretary of State for Trade and Industry, indications reasonably satisfactory to each of Schlumberger and Transocean that the Merger will not be referred to the Competition Commission shall have been received, and
     (iii) any mandatory waiting period under any applicable non-U.S. competition, antitrust, or premerger notification law or regulation (where the failure to observe such waiting period referred to in this clause (iii) would have a Transocean Material Adverse Effect or a Sedco Forex Material Adverse Effect) shall have expired or been terminated without intervention by a reviewing agency and without the commencement of proceedings in any court of competent jurisdiction challenging all or part of the Merger, which intervention or commencement of proceedings would have a Transocean Material Adverse Effect or a Sedco Forex Material Adverse Effect.

          (c) None of the parties hereto shall be subject to any decree, order or injunction of a court of competent jurisdiction, U.S. or non-U.S., which prohibits the consummation of the Merger; provided, however, that, prior to invoking this condition, each party agrees to comply with Section 8.5, and with respect to other matters not covered by Section 8.5, to use its commercially reasonable best efforts to have any such decree, order or injunction lifted or vacated; and no statute, rule or regulation shall have been enacted by any governmental authority which prohibits or makes unlawful the consummation of the Merger.

          (d) The Form S-4 shall have become effective and no stop order with respect thereto shall be in effect.

          (e) The Transocean Ordinary Shares to be issued pursuant to the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

          (f) The Distribution shall have been consummated in accordance with the Distribution Agreement on a day preceding the Closing Date.

          (g) The Pre-Closing Financial Statements contemplated by the Distribution Agreement shall have been delivered and Sedco Forex or a Sedco Forex Subsidiary shall have good and valid title unconditionally and of record to substantially all of the Sedco Forex Assets, subject to Sedco Forex Permitted Liens.

          (h) There shall not be pending or threatened in writing any governmental claim, proceeding or action seeking to restrain or prohibit the transactions contemplated by this Agreement or any Transaction Agreement.

          (i) The Transaction Agreements shall have been executed and delivered on or prior to the Distribution Date or the Closing Date, as the case may be.

     SECTION 9.2 Conditions to Obligation of Schlumberger and Sedco Forex to Effect the Merger. The obligation of Schlumberger and Sedco Forex to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) Transocean and Merger Sub shall have performed, in all material respects, their covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of Transocean and Merger Sub contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct in all material respects only as of the specified date), and Sedco Forex shall have received a certificate of each of Transocean and Merger Sub, executed on its behalf by its President or one of its Vice Presidents, dated the Closing Date, certifying to such effect.

          (b) Schlumberger and Sedco Forex shall have received the opinion of Baker & Botts, L.L.P., counsel to Sedco Forex, which is required by Section 8.01(f) of the Distribution Agreement. In rendering such opinion, such counsel shall be entitled to receive and rely upon representations of officers of Sedco Forex and Schlumberger as to such matters as such counsel may reasonably request and a certificate of Transocean in substantially the form of Exhibit B hereto.

          (c) At any time after the date of this Agreement, there shall not have been any event or occurrence, or series of events or occurrences, that has had or is likely to have, individually or in the aggregate with all other events or occurrences since the date of this Agreement, a Transocean Material Adverse Effect.

     SECTION 9.3 Conditions to Obligation of Transocean and Merger Sub to Effect the Merger. The obligations of Transocean and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) Sedco Forex and Schlumberger shall have performed, in all material respects their covenants and agreements contained in this Agreement and the Distribution Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of Sedco Forex and Schlumberger contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct in all material respects only as of the specified date), and Transocean shall have received a certificate of each of Sedco Forex and Schlumberger, executed on its behalf by its President or one of its Vice Presidents, dated the Closing Date, certifying to such effect.

          (b) Transocean shall have received the opinion of Weil, Gotshal & Manges LLP, counsel to Transocean, in form and substance reasonably satisfactory to Transocean and dated the Closing Date to the effect that, for United States federal income tax purposes, the Merger should qualify as a reorganization under Section 368(a)(1)(B) of the Code. In rendering such opinion, such counsel shall be entitled to receive and rely upon representations of officers of Sedco Forex and Transocean as to such matters as such counsel may reasonably request.

          (c) At any time after the date of this Agreement, there shall not have been any event or occurrence, or series of events or occurrences, that has had or is likely to have, individually or in the aggregate with all other events or occurrences since the date of this Agreement, a Sedco Forex Material Adverse Effect.

          (d) Transocean shall have received from each Rule 145 Affiliate an agreement to the effect set forth in Section 8.11.

                                   ARTICLE 10

                                  TERMINATION

     SECTION 10.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time by the mutual written consent of Schlumberger, Sedco Forex and Transocean.

     SECTION 10.2 Termination by Transocean or Schlumberger. This Agreement may be terminated at any time prior to the Effective Time by action of the Board of Directors of Transocean, Schlumberger or Sedco Forex if:

          (a) the Merger shall not have been consummated by April 30, 2000; provided, however, that the right to terminate this Agreement pursuant to this clause (a) shall not be available to any party whose failure to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the cause of, or resulted in, the failure of the Merger to occur on or before such date;

          (b) a meeting (including adjournments and postponements) of Schlumberger's stockholders for the purpose of obtaining the approval required by Section 9.1(a)(i) shall have been held and such stockholder approval shall not have been obtained;

          (c) a meeting (including adjournments and postponements) of Transocean's stockholders for the purpose of obtaining the approval required by Section 9.1(a)(ii) shall have been held and such stockholder approval shall not have been obtained; or

          (d) a U.S. federal, state or non-U.S. court of competent jurisdiction or federal, state or non-U.S. governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have complied with Section 8.5 and, with respect to other matters not covered by
     Section 8.5, shall have used its commercially reasonable best efforts to remove such injunction, order or decree.

     SECTION 10.3 Termination by Sedco Forex or Schlumberger. This Agreement may be terminated at any time prior to the Effective Time by action of the Board of Directors of Sedco Forex or of Schlumberger if

          (a) Sedco Forex or Schlumberger concurrently enters into a binding written agreement concerning a transaction that constitutes a Sedco Forex Superior Proposal after the Board of Directors of Sedco Forex or Schlumberger determines that proceeding with the Merger would be inconsistent with its fiduciary obligations by reason of a Sedco Forex Superior Proposal and elects to terminate this Agreement effective prior to the Cutoff Date; provided that Sedco Forex or Schlumberger may not effect such termination pursuant to this Section 10.3(a) unless and until (i) Transocean receives at least one week's prior written notice from Sedco Forex or Schlumberger of its intention to effect such termination pursuant to this Section 10.3(a); and (ii) during such week, Sedco Forex and Schlumberger shall, and shall cause their respective financial and legal advisors to, consider any adjustment in the terms and conditions of this Agreement that Transocean may propose; and provided, further, that any termination of this Agreement pursuant to this Section 10.3(a) shall not be effective until Schlumberger has made the payment required by Section 10.5(a)(i);

          (b) (i) there has been a breach by Transocean or Merger Sub of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of Transocean or Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 9.2(a) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to Transocean by Sedco Forex; provided, however, that the right to terminate this Agreement pursuant to Section 10.3(b) shall not be available to Sedco Forex if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the condition set forth in Section 9.3(a) shall not be satisfied;

          (c) the Board of Directors of Transocean shall have withdrawn or materially modified, in a manner adverse to Sedco Forex, its approval or recommendation of the Merger or recommended a Transocean Acquisition Proposal, or resolved to do so; or

          (d) Schlumberger provides a timely Objection Notice to Transocean pursuant to Section 8.15 of this Agreement in respect of a Transocean Structuring Plan (which Objection Notice shall not be waived or withdrawn) and following receipt of such Objection Notice Transocean or any of its Subsidiaries consummates any of the asset or capital stock transfers provided for in such Structuring Plan; provided, however, that Schlumberger shall have the right to terminate this Agreement under this Section 10.3(d) if, and only if, Schlumberger reasonably believes the consummation of the Structuring Plan would create a significant risk of causing a Transocean Material Adverse Effect.

     SECTION 10.4 Termination by Transocean. This Agreement may be terminated at any time prior to the Effective Time by action of the Board of Directors of Transocean if:

          (a) Transocean concurrently enters into a binding written agreement concerning a transaction that constitutes a Transocean Superior Proposal after the Board of Directors of Transocean determines that proceeding with the Merger would be inconsistent with its fiduciary obligations by reason of a Transocean Superior Proposal and elects to terminate this Agreement effective prior to the Cutoff Date; provided that Transocean may not effect such termination pursuant to this Section 10.4(a) unless and until (i) Sedco Forex receives at least one week's prior written notice from Transocean of its intention to effect such termination pursuant to this
     Section 10.4(a); (ii) during such week, Transocean shall, and shall cause its respective financial and legal advisors to, consider any adjustment in the terms and conditions of this Agreement that Sedco Forex may propose; and provided, further, that any termination of this Agreement pursuant to this Section 10.4(a) shall not be effective until Transocean has made the payment required by Section 10.5(b)(i);

          (b) (i) there has been a breach by Sedco Forex or Schlumberger of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of Sedco Forex or Schlumberger shall have become untrue, in either case such that the conditions set forth in
     Section 9.3(a) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given by Transocean to Sedco Forex or Schlumberger, as applicable; provided, however, that the right to terminate this Agreement pursuant to Section 10.4(b) shall not be available to Transocean if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 9.2(a) shall not be satisfied; or

          (c) the Board of Directors of Schlumberger shall have withdrawn or materially modified, in a manner adverse to Transocean, its approval or recommendation of the Distribution or recommended a Sedco Forex Acquisition Proposal, or resolved to do so.

     SECTION 10.5  Effect of Termination. (a) If this Agreement is terminated --

          (i) by Schlumberger or Sedco Forex pursuant to Section 10.3(a) [fiduciary out];

          (ii) by Schlumberger, Sedco Forex or Transocean pursuant to Section 10.2(b) [failure to obtain Schlumberger stockholder approval] after the public announcement of a Sedco Forex Acquisition Proposal; or

          (iii) by Transocean pursuant to Section 10.4(c) [withdrawal of Schlumberger recommendation to stockholders] after the public announcement or receipt by Schlumberger's or Sedco Forex's Board of Directors of a Sedco Forex Acquisition Proposal, whether or not the Sedco Forex Acquisition Proposal is still pending or has been consummated;

then Schlumberger shall pay Transocean a fee of $100 million at the time of such termination in cash by wire transfer to an account designated by Transocean.

     (b) If this Agreement is terminated --

          (i) by Transocean pursuant to Section 10.4(a) [fiduciary out];

          (ii) by Schlumberger, Sedco Forex or Transocean pursuant to Section 10.2(c) after the public announcement of a Transocean Acquisition Proposal [failure to obtain Transocean stockholder approval]; or

          (iii) by Schlumberger or Sedco Forex pursuant to Section 10.3(c) after the public announcement or receipt by Transocean's Board of Directors of a Transocean Acquisition Proposal, whether or not the Transocean Acquisition Proposal is still pending or has been consummated [withdrawal of Transocean recommendation to stockholders];

then Transocean shall pay Schlumberger a fee of $100 million at the time of such termination in cash by wire transfer to an account designated by Schlumberger.

     (c) If this Agreement is terminated by Schlumberger, Sedco Forex or Transocean pursuant to Section 10.2(b) other than in circumstances covered by
Section 10.5(a), then Schlumberger shall pay Transocean a fee of $10 million to reimburse it for its costs and expenses incurred in connection with this transaction. If this Agreement is terminated by Schlumberger, Sedco Forex or Transocean pursuant to Section 10.2(c), other than in circumstances covered by
Section 10.5(b), then Transocean shall pay Schlumberger a fee of $10 million to reimburse it for its costs and expenses incurred in connection with this transaction.

     (d) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 10, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section
10.5 and Section 8.12 and except for the provisions of Sections 11.3, 11.4, 11.6, 11.8, 11.9, 11.12, 11.13 and 11.14, provided that nothing herein shall relieve any party from any liability for any willful and material breach by such party of any of its covenants or agreements set forth in this Agreement and all rights and remedies of such nonbreaching party under this Agreement in the case of such a willful and material breach, at law or in equity, shall be preserved.

     SECTION 10.6 Extension; Waiver. At any time prior to the Effective Time, each party may by action taken by its Board of Directors, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 11

                               GENERAL PROVISIONS

     SECTION 11.1  Nonsurvival of Representations, Warranties and
Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger; provided, however, that the agreements contained in Article 4 and in Sections 3.3, 8.11, 8.12, 8.13, 8.14, 8.15, 8.16 and this Article 11 and the agreements delivered pursuant to this Agreement shall survive the Merger.

     SECTION 11.2 Notices. Except as otherwise provided herein, any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

          (a) if to Schlumberger or Sedco Forex:

           Schlumberger Limited
           277 Park Avenue, 41st Floor
           New York, New York 10172
           Attention: Corporate Secretary
           Facsimile: (212) 350-8127

           with a copy to:
           Baker & Botts, L.L.P.
           One Shell Plaza
           910 Louisiana
           Houston, Texas 77002-4995
           Attention: J. David Kirkland, Jr., Esq.
           Facsimile: (713) 229-1522

          (b) if to Transocean or Merger Sub:

           Transocean Offshore Inc.
           4 Greenway Plaza
           Houston, Texas 77046
           Attention: Corporate Secretary
           Facsimile: (713) 232-7600

           with a copy to:
           Weil, Gotshal & Manges LLP
           700 Louisiana, Suite 1600
           Houston, Texas 77002
           Attention: James L. Rice III, Esq.
           Facsimile: (713) 224-9511

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

     SECTION 11.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article 4 and Sections 3.4, 8.13 and 8.14 and except as provided in any agreements delivered pursuant hereto (collectively, the "Third-Party Provisions"), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third-Party Provisions may be enforced by the beneficiaries thereof.

     SECTION 11.4 Entire Agreement. This Agreement, the exhibits to this Agreement, the other Transaction Agreements, Sedco Forex Disclosure Letter, Transocean Disclosure Letter and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto, except that the Transocean Confidentiality Agreement shall continue in effect. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     SECTION 11.5 Amendments. This Agreement may be amended by the parties hereto, by action taken or authorized by their Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of Sedco Forex or Transocean, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 11.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules of conflict of laws.

     SECTION 11.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     SECTION 11.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

     SECTION 11.9  Interpretation. In this Agreement:

          (a) Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders, and words denoting natural persons shall include corporations and partnerships and vice versa.

          (b) The phrase "to the knowledge of" and similar phrases relating to knowledge of Schlumberger, Sedco Forex or Transocean, as the case may be, shall mean the actual knowledge of its senior management.

          (c) "Material Adverse Effect" with respect to Sedco Forex, Transocean or Schlumberger shall mean a material adverse effect or change on (a) the business, operations, financial condition or prospects of a party and its Subsidiaries on a consolidated basis, except for such changes or effects in general economic, capital market, regulatory or political conditions or changes that affect generally the offshore drilling services industry or
     (b) the ability of the party to consummate the transactions contemplated by this Agreement or fulfill the conditions to closing. "Sedco Forex Material Adverse Effect," "Schlumberger Material Adverse Effect" and "Transocean Material Adverse Effect" mean a Material Adverse Effect with respect to Sedco Forex and the Sedco Forex Business, Schlumberger and Transocean, respectively.

     SECTION 11.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     SECTION 11.11 Incorporation of Exhibits. The Sedco Forex Disclosure Letter, Transocean Disclosure Letter and all exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     SECTION 11.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     SECTION 11.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 11.14 Subsidiaries. As used in this Agreement, the word "Subsidiary," when used with respect to any party, means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such party is a general partner. When referring to the Subsidiaries of Sedco Forex or Schlumberger, it is assumed that the Distribution and other transactions contemplated by Distribution Agreement have already occurred.

     SECTION 11.15 Transocean Guarantee. Transocean hereby unconditionally and irrevocably guarantees to Schlumberger the payment and performance in full of all obligations of Sedco Forex and the Sedco Forex Subsidiaries that exist as of the Effective Time under this Agreement and the Transaction Agreements, when and as such obligations become due and payable or are otherwise required to be performed. Transocean shall be entitled, however, to exercise all rights and defenses available to Sedco Forex and Sedco Forex Subsidiaries under applicable law or under the terms of this Agreement and/or the Transaction Agreements, except to the extent such defenses stem from the insolvency, bankruptcy or receivership of Sedco Forex or the Sedco Forex Subsidiaries.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                            SCHLUMBERGER LIMITED

                                            By:       /s/ D.E. BAIRD
                                              ----------------------------------
                                            Name: D.E. Baird
                                            Title: Chairman, President and CEO

                                            SEDCO FOREX HOLDINGS LIMITED

                                            By:     /s/ JEAN CHEVALLIER
                                              ----------------------------------
                                            Name: Jean Chevallier
                                            Title: Attorney-in-Fact

                                            TRANSOCEAN OFFSHORE INC.

                                            By:   /s/ J. MICHAEL TALBERT
                                              ----------------------------------
                                            Name: J. Michael Talbert
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer

                                                                         ANNEX B

                             DISTRIBUTION AGREEMENT

                           DATED AS OF JULY 12, 1999

                                    BETWEEN

                              SCHLUMBERGER LIMITED

                                      AND

                          SEDCO FOREX HOLDINGS LIMITED

                               TABLE OF CONTENTS

ARTICLE I     DEFINITIONS...........................................................    B-1
              Section 1.01   General................................................    B-1
ARTICLE II    PRELIMINARY TRANSACTIONS..............................................    B-7
              Section 2.01   Business Separation....................................    B-7
              Section 2.02   Certain Financial Matters..............................    B-8
              Section 2.03   Memorandum of Association; Articles of Association.....    B-9
              Section 2.04   Issuance of Stock......................................    B-9
              Section 2.05   Other Agreements.......................................   B-10
              Section 2.06   Registration...........................................   B-10
              Section 2.07   Transfers Not Effected Prior to the Distribution;
                             Transfers Deemed Effective as of the Distribution
                             Date...................................................   B-10
ARTICLE III   THE DISTRIBUTION......................................................   B-11
              Section 3.01   Record Date and Distribution Date......................   B-11
              Section 3.02   The Agent..............................................   B-11
              Section 3.03   Delivery of Share Certificate to the Agent.............   B-11
              Section 3.04   The Distribution.......................................   B-11
              Section 3.05   Stock Options..........................................   B-11
ARTICLE IV    SURVIVAL AND INDEMNIFICATION..........................................   B-11
              Section 4.01   Survival of Agreements.................................   B-11
              Section 4.02   Indemnification........................................   B-11
              Section 4.03   Procedures for Indemnification for Third-Party
                             Claims.................................................   B-12
              Section 4.04   Reductions for Insurance Proceeds and Other
                             Recoveries.............................................   B-13
              Section 4.05   Remedies Cumulative....................................   B-13
ARTICLE V     CERTAIN ADDITIONAL COVENANTS..........................................   B-13
              Section 5.01   Notices to Third Parties...............................   B-13
              Section 5.02   Licenses and Permits...................................   B-13
              Section 5.03   Intercompany Agreements................................   B-14
              Section 5.04   Further Assurances.....................................   B-14
              Section 5.05   Guarantee Obligations and Liens........................   B-14
              Section 5.06   Use of Names...........................................   B-15
              Section 5.07   Restrictions on Hiring Other Party's Employees.........   B-15
ARTICLE VI    ACCESS TO INFORMATION.................................................   B-15
              Section 6.01   Provision of Corporate Records.........................   B-15
              Section 6.02   Access to Information..................................   B-15
              Section 6.03   Production of Witnesses................................   B-16
              Section 6.04   Retention of Records...................................   B-17
              Section 6.05   Confidentiality........................................   B-17
              Section 6.06   Cooperation with Respect to Government Reports and
                             Filings................................................   B-17
ARTICLE VII   NO REPRESENTATIONS OR WARRANTIES......................................   B-18
              Section 7.01   No Representations or Warranties.......................   B-18
ARTICLE VIII  CONDITIONS............................................................   B-18
              Section 8.01   Conditions to the Distribution.........................   B-18

ARTICLE IX    MISCELLANEOUS.........................................................   B-19
              Section 9.01   Assignment; Binding Effect; Benefit....................   B-19
              Section 9.02   Entire Agreement.......................................   B-19
              Section 9.03   Amendment..............................................   B-19
              Section 9.04   Governing Law..........................................   B-19
              Section 9.05   Counterparts...........................................   B-19
              Section 9.06   Headings...............................................   B-20
              Section 9.07   Waivers................................................   B-20
              Section 9.08   Incorporation of Exhibits..............................   B-20
              Section 9.09   Severability...........................................   B-20
              Section 9.10   Enforcement of Agreement...............................   B-20
              Section 9.11   Expenses...............................................   B-20
              Section 9.12   Notices................................................   B-20
              Section 9.13   References; Construction...............................   B-21
              Section 9.14   Termination............................................   B-21

EXHIBITS
  Exhibit A   Terms to be contained in Employee Matters Agreement
  Exhibit B   Form of Tax Separation Agreement
  Exhibit C   Working Capital Adjustments

                             DISTRIBUTION AGREEMENT

     This DISTRIBUTION AGREEMENT ("this Agreement"), dated as of July 12, 1999, is by and between Schlumberger Limited, a company organized under the laws of the Netherlands Antilles ("Schlumberger"), and Sedco Forex Holdings Limited, a company organized under the laws of the British Virgin Islands ("Sedco Forex").

                                    RECITALS

     The Merger Agreement. Schlumberger, Sedco Forex and Transocean Offshore Inc., a company organized under the laws of the Cayman Islands ("Transocean"), have entered into an Agreement and Plan of Merger, dated as of July 12, 1999 (the "Merger Agreement"), pursuant to which, at the Effective Time (as defined therein), a wholly owned subsidiary of Transocean to be organized under the laws of the British Virgin Islands ("Merger Sub") will merge with and into Sedco Forex, with Sedco Forex being the surviving corporation (the "Merger"), and Sedco Forex will become a wholly owned subsidiary of Transocean.

     The Transaction Agreements. This Agreement and the other Transaction Agreements (as defined herein) set forth certain transactions that are conditions to consummation of the Merger.

     Business Separation. Prior to the Distribution (as defined herein), and subject to the terms and conditions set forth in this Agreement, Sedco Forex intends to distribute or cause to be distributed to Schlumberger Subsidiaries (as defined herein) certain assets that are currently being used in the Schlumberger Business (as defined herein), and Schlumberger intends to cause to be transferred to Sedco Forex or, at the direction of Sedco Forex, Sedco Forex Subsidiaries (as defined herein), certain assets that are currently used in the Sedco Forex Business (as defined herein); and Schlumberger and Sedco Forex shall take the further steps set forth in Section 2.01 intended to separate more completely the Sedco Forex Business from the Schlumberger Business and to ensure that the active business requirement of Section 355(b)(2) of the Code (as defined herein) is satisfied.

     The Distribution. Subject to the conditions set forth in this Agreement, all of the issued and outstanding shares of common stock of Sedco Forex, par value U.S. $.01 per share ("Sedco Forex Common Stock"), will be distributed on a pro rata basis (the "Distribution") to the holders as of the Record Date (as defined herein) of the outstanding common stock of Schlumberger, par value U.S. $.01 per share ("Schlumberger Common Stock").

     Intended U.S. Tax Consequences. The parties to this Agreement intend that, for U.S. federal income tax purposes, (1) the Distribution qualify as a distribution described in Section 355 of the Code and (2) the Merger qualify as a reorganization under Section 368(a)(1)(B) of the Code.

     Intended U.S. GAAP Consequences. The parties to this Agreement intend that, for purposes of U.S. generally accepted accounting principles, the Business Separation be treated as a restructuring of entities under common control with the result that the net book value of any asset, liability or equity account that is transferred to or from a member of the Sedco Forex Group from or to, respectively, a member of the Schlumberger Group shall not be affected.

     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01 GENERAL. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     Affiliate: with respect to any specified Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person. For purposes of this definition,

"control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that, for purposes of this Agreement, no member of either Group shall be deemed to be an Affiliate of any member of the other Group.

     Agent: the distribution agent to be appointed by Schlumberger to distribute the shares of Sedco Forex Common Stock pursuant to the Distribution.

     Agreement: as defined in the preamble to this Agreement.

     Asset: any and all assets and properties, tangible or intangible, including, without limitation, the following: (i) drilling rigs, drillships and other equipment relating to the drilling or servicing of oil and gas wells, and all related equipment and supplies, together with any machinery, engines, equipment, anchors, cable, drilling machinery, drilling equipment (including but not limited to drill pipe, riser, stabilizers and bottom-hole assemblies), pumps, electrical, mechanical, chemical, hydraulic and other systems actually located on any such rig or drillship, incorporated therein or attached thereto, or under construction or acquired or purchased therefor (including items in transit), or for which commitments to purchase have been issued in connection therewith, and any and all permits, licenses, authorizations and approvals granted or issued by any regulatory or governing authority pertaining to the ownership, operation or construction of any such rig or drillship; (ii) rights under leases, contracts, licenses, permits, distribution arrangements, sales and purchase agreements, insurance policies, other agreements and business arrangements; (iii) intangible property rights, inventions, discoveries, know-how, U.S. and non-U.S. patents and patent applications, trade secrets, confidential information, registered and unregistered trademarks, service marks, service names, trade styles and trade names and associated goodwill; statutory, common law and registered copyrights; applications for any of the foregoing, rights to use the foregoing and other rights in, to and under the foregoing;
(iv) cash, notes and accounts and notes receivable (whether current or noncurrent); (v) certificates of deposit, banker's acceptances, stock, partnership interests, limited liability company interests, joint venture interests, debentures, evidences of indebtedness, certificates of interest or participation in profit-sharing agreements, collateral-trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting-trust certificates, puts, calls, straddles, options and other securities of any kind; (vi) real estate and buildings and other improvements thereon; (vii) leasehold improvements, fixtures, trade fixtures, machinery, equipment (including transportation and office equipment), tools, dies and furniture; (viii) office supplies, production supplies, spare parts, other miscellaneous supplies and other tangible property of any kind; (ix) computer equipment and software; (x) raw materials, work-in-progress, finished goods, consigned goods and other inventories; (xi) prepayments or prepaid expenses;
(xii) claims, causes of action, choses in action, rights under express or implied warranties, rights of recovery under insurance policies or otherwise and rights of setoff of any kind; (xiii) the right to receive mail, payments on accounts receivable and other communications; (xiv) lists of customers, records pertaining to customers and accounts, personnel records, lists and records pertaining to customers, suppliers and agents, and books, ledgers, files and business records of every kind; (xv) advertising materials and other printed or written materials; (xvi) goodwill as a going concern and other intangible properties; (xvii) employee contracts, including any rights thereunder to restrict an employee from competing in certain respects; and (xviii) licenses and authorizations issued by any governmental authority.

     Business: the Sedco Forex Business or the Schlumberger Business, as the case may be.

     Business Separation: the transactions contemplated by Section 2.01 of this Agreement.

     Capex Shortfall: as defined in Section 2.02(f).

     Code: the U.S. Internal Revenue Code of 1986, as amended.

     Distribution: as defined in the Recitals to this Agreement.

     Distribution Date: the date and time as of which the Distribution shall be effected, to be determined by, or under the authority of, the Board of Directors of Schlumberger consistent with this Agreement and as provided for in the Merger Agreement.

     Distribution Ratio: as defined in Section 2.04 of this Agreement.

     Effective Time: as defined in the Merger Agreement.

     Employee Matters Agreement: the Employee Matters Agreement to be entered into prior to the Distribution between Schlumberger and Sedco Forex based on the terms set forth in Exhibit A hereto, with such changes as are mutually agreed upon by Schlumberger, Sedco Forex and Transocean.

     Excess Employee and Other Payables Balance: as defined in Exhibit C.

     Excess Suppliers Payable and Accruals Balance: as defined in Exhibit C.

     Exchange Act: the U.S. Securities Exchange Act of 1934, as amended, together with the rules and regulations of the SEC promulgated thereunder.

     Form S-4: as defined in the Merger Agreement.

     Group: the Schlumberger Group or the Sedco Forex Group, as the case may be.

     HSR Act: the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     Indebtedness: of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables in the ordinary course of business), (iv) the principal amount for financial reporting purposes of all lease obligations of such Person that are required to be capitalized for financial reporting purposes, (v) all unconditional obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or other equity interests of such Person or any warrants, rights or options to acquire such capital stock or other equity interests and (vi) all Indebtedness of any other Person of the type referred to in clauses (i) through (vi) guaranteed by such Person. For purposes of Section 2.02 of this Agreement, "Indebtedness" includes accrued and unpaid interest on the items described in the preceding sentence.

     Indemnifiable Losses: all Losses, Liabilities, damages, claims, demands, judgments or settlements of any nature or kind, including all reasonable costs and expenses (legal, accounting or otherwise as such costs are incurred) relating thereto, suffered (and not actually reimbursed by insurance proceeds) by an Indemnitee, including any reasonable costs or expenses of enforcing any indemnity hereunder.

     Indemnifying Party: a Person that is obligated under this Agreement to provide indemnification.

     Indemnitee: a Person that may seek indemnification under this Agreement.

     Indemnity Payment: an amount that an Indemnifying Party is required to pay to or in respect of an Indemnitee pursuant to Article IV.

     Information: all records, books, contracts, instruments, computer data and other data and information.

     Inventories Differential: as defined in Exhibit C.

     Liabilities: all debts, liabilities and obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and whether or not the same would properly be reflected on a balance sheet.

     Liens: as defined in the Merger Agreement.

     Litigation Matters: actual, threatened or future litigation, investigations, claims or other legal matters that have been or may be asserted against, or otherwise adversely affect, Schlumberger and/or Sedco Forex (or members of either Group).

     Losses: all losses, claims, damages, liabilities, lawsuits, actions, costs and expenses, joint and several, including reasonable attorneys' fees.

     Material Adverse Effect: as defined in the Merger Agreement.

     Merger: as defined in the Recitals to this Agreement.

     Merger Agreement: as defined in the Recitals to this Agreement.

     Merger Sub: as defined in the Recitals of this Agreement.

     Order: any decree, judgment, injunction or other order, whether temporary, preliminary or permanent.

     Other Current Assets Differential: as defined in Exhibit C.

     Other Receivables Differential: as defined in Exhibit C.

     Permitted Indebtedness: as defined in Section 2.02(b) of this Agreement.

     Person: an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or any other entity or a government or any department or agency thereof.

     Pre-Closing Balance Sheet Date: the last day of the month in which Schlumberger advises Sedco Forex (with a copy to Transocean) that substantially all of the Sedco Forex Assets are owned by members of the Sedco Forex Group unconditionally and of record, subject to Sedco Forex Permitted Liens; provided, however, that if Schlumberger and Sedco Forex agree that the Distribution Date will likely not occur within 75 days of such date, then Schlumberger and Sedco Forex shall agree, with a Transocean Consent, to a later date within 60 days of the expected Distribution Date to be the Pre-Closing Balance Sheet Date.

     Pre-Closing Financial Statements: shall mean the combined balance sheet of the Sedco Forex Business as at the Pre-Closing Balance Sheet Date and the related combined statements of operations and cash flows for the period from January 1, 1999 through the Pre-Closing Balance Sheet Date, as audited by PricewaterhouseCoopers LLP; provided, however that if the Pre-Closing Balance Sheet Date is to occur after December 31, 1999, such financial statements must separately cover the year ended December 31, 1999 and the period from January 1, 2000 through the Pre-Closing Balance Sheet Date.

     Privileged Information: with respect to either Group, Information regarding a member of such Group, or any of its operations, Assets or Liabilities (whether in documents or stored in any other form or known to its employees or agents) that is or may be protected from disclosure pursuant to the attorney-client privilege, the work product doctrine or other applicable privileges, that a member of the other Group may come into possession of or obtain access to pursuant to this Agreement or otherwise.

     Proxy Statement/Prospectus: as defined in the Merger Agreement.

     Receivables Differential: as defined in Exhibit C.

     Record Date: the close of business on the date to be determined by the Board of Directors of Schlumberger as the record date for determining stockholders of Schlumberger entitled to receive the Distribution.

     Registration Statements: a Registration Statement on Form 10 (or, if such form is not appropriate, the appropriate form pursuant to the Exchange Act) to be filed by Sedco Forex with the SEC to effect the registration of the Sedco Forex Common Stock pursuant to the Exchange Act in connection with the Distribution (and, if applicable, pursuant to the Securities Act) and the registration statement to be filed by Transocean with the SEC in connection with the Merger pursuant to the Securities Act.

     Representative: with respect to any Person, any of such Person's directors, officers, employees, agents, consultants, advisors, accountants, attorneys and representatives.

     Required Minimum Cash Balance: $35,000,000.

     Requisite Approval: the approval of the holders of Schlumberger Common Stock and Transocean Ordinary Shares as provided for in the Merger Agreement.

     Restructuring Liabilities: Losses or Liabilities directly arising out of or directly resulting from the transactions contemplated by Section 2.01 or Section 2.07(a) to accomplish the Business Separation, or directly arising out of or directly resulting from the Distribution, but excluding (i) any Taxes (which are dealt with in the Tax Separation Agreement), (ii) any Losses or Liabilities to the extent that they would have directly arisen out of or directly resulted from the Merger, (iii) any items covered by the Transition Services Agreements and
(iv) any costs of Shared Facilities allocated to a member of the Sedco Forex Group pursuant to Section 2.01(d).

     Schlumberger: as defined in the preamble to this Agreement.

     Schlumberger Assets: collectively, all Assets of Schlumberger and its Subsidiaries other than the Sedco Forex Assets.

     Schlumberger Business: all of the businesses and operations conducted by Schlumberger and its Subsidiaries (other than the Sedco Forex Business) at any time, whether prior to, on or after the Distribution Date.

     Schlumberger Common Stock: as defined in the Recitals to this Agreement.

     Schlumberger Group: Schlumberger and the Schlumberger Subsidiaries immediately after the Distribution Date.

     Schlumberger Indemnitees: Schlumberger, each Affiliate of Schlumberger immediately after the Distribution Date and each of their respective present and former Representatives, and each of the heirs, executors, successors and assigns of any of the foregoing.

     Schlumberger Liabilities: collectively, (i) all Liabilities of Schlumberger or any Schlumberger Subsidiary or arising out of the Schlumberger Business, or arising out of or related to any Schlumberger Asset, whether incurred or occurring before, on or after the Distribution Date, including the Liabilities of the Schlumberger Group under the Transaction Agreements; (ii) all Liabilities allocated to Schlumberger pursuant to this Agreement; (iii) all Liabilities set forth on Schedule 1.01(a) hereto; (iv) all expenses allocated to Schlumberger under Section 9.11 hereto; and (v) all Restructuring Liabilities.

     Schlumberger Material Adverse Effect: as defined in the Merger Agreement.

     Schlumberger Subsidiaries: all direct and indirect Subsidiaries of Schlumberger immediately after the Distribution Date.

     SEC: the U.S. Securities and Exchange Commission.

     Securities Act: the Securities Act of 1933, as amended, together with the rules and regulations of the SEC promulgated thereunder.

     Sedco Forex: as defined in the preamble to this Agreement.

     Sedco Forex Assets: collectively, as of immediately after the Distribution, all Assets of the Sedco Forex Group, including (i) the rights to use shared Assets as provided in Article II hereof, (ii) the capital stock of each Sedco Forex Subsidiary, (iii) all rights of the Sedco Forex Group under the Transaction Agreements, (iv) the drilling rigs and drillships listed on Schedule 1.01(b) hereto, (v) the Assets listed on Schedule 2.01(c)-1 and (vi) any additional Assets transferred to Sedco Forex after the Distribution pursuant to
Article II.

     Sedco Forex Business: all of the businesses and operations conducted (i) by Sedco Forex, (ii) by the Subsidiaries of Sedco Forex as of the date of this Agreement (other than those listed in Schedule 2.01(b)), (iii) by the entities listed on Schedule 2.01(a), (iv) with the Assets listed on Schedule 2.01(c)-1 (which will be transferred to a member of the Sedco Forex Group) and (v) with any other Assets allocated to the Sedco Forex Group pursuant to Article II; provided, however, that the Sedco Forex Business shall not include any business or operations conducted with (x) the Assets listed on Schedule 2.01(c)-2 (which will be transferred to a member of the Schlumberger Group) or
(y) any other Assets allocated to the Schlumberger Group pursuant to Article II. The Sedco Forex Business specifically includes the operation of all of the drilling rigs and drillships listed on Schedule 1.01(b).

     Sedco Forex Common Stock: as defined in the Recitals to this Agreement.

     Sedco Forex Group: Sedco Forex and the Sedco Forex Subsidiaries.

     Sedco Forex Indemnitees: Sedco Forex, each Affiliate of Sedco Forex immediately after the Distribution Date and each of their respective present and former Representatives, and each of the heirs, executors, successors and assigns of any of the foregoing.

     Sedco Forex Liabilities: collectively, (i) except for those Liabilities described in the definition of Schlumberger Liabilities, all Liabilities arising out of the Sedco Forex Business, or arising out of or related to any Sedco Forex Asset, whether incurred or occurring before, on or after the Distribution Date, including the Liabilities of the Sedco Forex Group under the Transaction Agreements, (ii) all Liabilities allocated to Sedco Forex pursuant this Agreement and (iii) all expenses allocated to Sedco Forex under Section 9.11 hereto.

     Sedco Forex Material Adverse Effect: as defined in the Merger Agreement.

     Sedco Forex Permitted Liens: as defined in the Merger Agreement.

     Sedco Forex Subsidiaries: all direct and indirect Subsidiaries of Sedco Forex immediately after the Distribution Date.

     Shared Facilities: any office or other facility (whether owned or leased) of Schlumberger, Sedco Forex or any of their respective Subsidiaries in which operations of both the Schlumberger Business and the Sedco Forex Business are conducted as of the Distribution Date, all of which are listed on Schedule 1.01(c) hereto.

     Specified Reserve: as defined in Exhibit C.

     Subsidiary: when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner.

     Tax Separation Agreement: the Tax Separation Agreement to be entered into prior to the Distribution between Schlumberger and Sedco Forex, substantially in the form of Exhibit B hereto, with such changes as are mutually agreed upon by Schlumberger, Sedco Forex and Transocean.

     Taxes: as defined in the Tax Separation Agreement.

     Third-Party Claim: any claim, suit, derivative suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal asserted by a Person who or which is neither a party hereto nor an Affiliate of a party hereto.

     Third-Party Provisions: as defined in Section 9.01 of this Agreement.

     Transaction Agreements: this Agreement, the Employee Matters Agreement, the Merger Agreement, the Tax Separation Agreement, the Transition Services Agreement and the other agreements, if any, entered into or to be entered into in connection with the Distribution as contemplated by Article II of this Agreement.

     Transition Services Agreement: the Transition Services Agreement to be entered into between Schlumberger and Sedco Forex pursuant to Section 2.01(g) hereto.

     Transocean: as defined in the Recitals in this Agreement.

     Transocean Consent: the consent of Transocean, which consent shall not be unreasonably delayed or withheld.

     Year 1999 Cash Flow Adjustment: if the Pre-Closing Balance Sheet Date is prior to January 1, 2000, the amount of the estimated cash flow, calculated as the Sedco Forex Business's forecasted net income plus depreciation and less deferred gain amortizations, for the period from the Pre-Closing Balance Sheet Date through December 31, 1999, as agreed by Schlumberger and Transocean.

     Year 2000 Capex Adjustment: if the Pre-Closing Balance Sheet Date is after December 31, 1999, those amounts expended by the Sedco Forex Business after December 31, 1999 related to the newbuilds through the Pre-Closing Balance Sheet Date, but not in excess of $100 million.

     Year 2000 Cash Flow Adjustment: if the Pre-Closing Balance Sheet Date is after December 31, 1999, the amount of the actual cash flow of the Sedco Forex Business, calculated as the Sedco Forex Business's net income plus depreciation and less deferred gain amortizations, for the period from January 1, 2000 through the Pre-Closing Balance Sheet Date.

                                   ARTICLE II

                            PRELIMINARY TRANSACTIONS

     SECTION 2.01 BUSINESS SEPARATION. (a) Schlumberger Transfers. On or prior to the Distribution Date, Schlumberger shall transfer or cause to be transferred to Sedco Forex or a Sedco Forex Subsidiary designated by Sedco Forex all of the capital stock of or other equity interests in the entities listed on Schedule 2.01(a).

     (a) Sedco Forex Transfers. On or prior to the Distribution Date, Sedco Forex shall transfer or cause to be transferred to Schlumberger or a Schlumberger Subsidiary designated by Schlumberger all of the capital stock of or other equity interests in the entities listed on Schedule 2.01(b).

     (b) Separation of Assets. On or prior to the Distribution Date, (i) the Assets of the Schlumberger Group listed on Schedule 2.01(c)-1 shall be transferred to a member of the Sedco Forex Group and (ii) the Assets of the Sedco Forex Group listed on Schedule 2.01(c)-2 shall be transferred to a member of the Schlumberger Group.

     (c) Shared Facilities. On or prior to the Pre-Closing Balance Sheet Date, Sedco Forex and Schlumberger shall negotiate and the appropriate members of the Sedco Forex Group and the Schlumberger Group shall execute agreements necessary to provide for the shared use of the Shared Facilities by the Sedco Forex Group and the Schlumberger Group (including allocation of costs for permits, licenses, waste disposal, insurance, taxes, utilities, security and other matters) on an arm's-length, fair market value basis for some period of time after the Pre-Closing Balance Sheet Date. Any such agreements shall be subject to a Transocean Consent and shall be included in the definition of Transaction Agreements.

     (d) Separation of Contractual Arrangements. On or prior to the Pre-Closing Balance Sheet Date, Schlumberger and Sedco Forex will use their best efforts to amend, in form and substance reasonably satisfactory to Schlumberger and Sedco Forex, and subject to a Transocean Consent, all contractual arrangements between or among Schlumberger, Sedco Forex, their respective Affiliates and any other Person (other than the contractual arrangements relating to the Distribution and the Merger) that relate (i) to both the Schlumberger Business and the Sedco Forex Business, (ii) solely to the Sedco Forex Business, but, by their terms, contain provisions relating to a member of the Schlumberger Group, so that, after the Distribution Date, such contractual arrangements (A) will relate solely to the Sedco Forex Business and (B) will eliminate any provisions relating to a member of the Schlumberger Group and, in either event, will inure to the benefit of the Sedco Forex Group on substantially the same economic terms as such arrangements exist as of the date hereof, or (iii) solely to the Schlumberger Business, but, by their terms, contain provisions relating to a member of the Sedco Forex Group, so that after the Pre-Closing Balance Sheet Date, such contractual arrangements (x) will relate solely to the Schlumberger Business and (y) will eliminate any provisions relating to a member of the Sedco Forex Group, and, in either event, will inure to the benefit of the Schlumberger Group on substantially the same economic terms as such arrangements exist as of the date hereof. If such amendments cannot be obtained, or if an attempted amendment thereof would be ineffective or would adversely affect the rights of Sedco Forex or Schlumberger thereunder, Schlumberger and Sedco Forex will cooperate in negotiating a mutually agreeable arrangement under which the appropriate party will obtain the benefits and assume the obligations thereunder, including sub-contracting, sub-licensing or sub-leasing to the intended party, or under which the transferring party will enforce for the benefit of the transferee party, with the transferee party assuming the transferring party's obligations, any and all rights of the transferring party against a third party thereto.

     (e) Separation of Employees. The employees of the Sedco Forex Group and the Schlumberger Group shall be determined as of the Pre-Closing Balance Sheet Date as provided for under the Employee Matters Agreement.

     (f) Transition Services. On or prior to the Pre-Closing Balance Sheet Date, Sedco Forex and Schlumberger shall negotiate and execute an agreement necessary to provide for the provision of certain transition services by the Schlumberger Group to the Sedco Forex Group and by the Sedco Forex Group to the Schlumberger Group on an arm's-length, fair market value basis for a two-year period after the Pre-Closing Balance Sheet Date (unless a shorter period is agreed with regard to particular services). In addition, Schlumberger and Sedco Forex will enter into a technical support services agreement to support the operations of Schlumberger's jackup drilling fleet in the Middle East, which is being retained by Schlumberger, and a marine and maintenance services agreement to support Schlumberger's workover rig, the "Bima." Such agreement shall be for a minimum period of three years after the Closing Date and shall be on arm's-length terms and conditions. Any such agreements shall be subject to a Transocean Consent and shall be included in the definition of Transaction Agreements.

     (g) Costs. Except as otherwise provided in the Transaction Agreements, the costs (and other out-of-pocket losses) attributable to the separation of the Assets, including, without limitation, the Shared Facilities, shall be allocated pursuant to Section 9.11 hereof.

     SECTION 2.02  CERTAIN FINANCIAL MATTERS.

     (a) General. Prior to the Distribution, Sedco Forex and the Sedco Forex Subsidiaries shall, except for the transactions described in this Agreement and in the Transaction Agreements, continue to operate their respective businesses in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted.

     (b) Permitted Indebtedness: Permitted Indebtedness shall equal U.S. $435.0 million, plus or minus the following adjustments:

          (i) minus an amount equal to any Capex Shortfall;

          (ii) plus an absolute amount equal to any Receivables Differential, if positive, or minus an absolute amount equal to any Receivables Differential, if negative;

          (iii) plus an absolute amount equal to any Other Receivables Differential, if positive, or minus an absolute amount equal to any Other Receivables Differential, if negative;

          (iv) plus an absolute amount equal to any Inventories Differential, if positive, or minus an absolute amount equal to any Inventories Differential, if negative;

          (v) plus an absolute amount equal to any Other Current Assets Differential, if positive, or minus an absolute amount equal to any Other Current Assets Differential, if negative;

          (vi) minus an amount equal to any Excess Suppliers Payable and Accruals Balance;

          (vii) minus an amount equal to any Excess Employee and Other Payable Balance;

          (viii) minus an amount equal to any increase in the Specified Reserve;

          (ix) plus an amount equal to the Year 1999 Cash Flow Adjustment, if any;

          (x) plus an amount equal to the Year 2000 Capex Adjustment, if any;
     and

          (xi) minus an amount equal to the Year 2000 Cash Flow Adjustment, if any.

     (c) Satisfaction of Intercompany Amounts. Immediately following delivery of the Pre-Closing Financial Statements, each member of the Sedco Forex Group and each member of the Schlumberger Group shall repay, contribute or otherwise satisfy all intercompany borrowings, payables or receivables, however arising, owed by those Persons to a member of the other Group; provided, however, that the net effect of such satisfaction shall result in the Sedco Forex Business having, based on amounts reflected in the Pre-Closing Balance Sheet, after giving effect to the satisfaction of intercompany borrowings, payables and receivables described above, (i) total combined Indebtedness equal to the Permitted Indebtedness (calculated according to Section 2.02(b) above) and (ii) the Required Minimum Cash Balance. Any amount of cash in excess of the Required Minimum Cash Balance shall be distributed to Schlumberger or its designee. If any intercompany amount owed by a member of the Sedco Forex Group that is to be so satisfied cannot be satisfied in accordance with the procedure described in this paragraph, Schlumberger may elect either to defer the payment or other settlement of the amount, with a corresponding reduction to Permitted Indebtedness, or increase the general amounts due from the Schlumberger Group, in which case, when such amount can be paid, a member of the Schlumberger Group will furnish Sedco Forex cash equal to the amount to be paid and the appropriate member of the Sedco Forex Group will then pay the intercompany amount (and any remaining balances will be canceled). All Indebtedness of the Sedco Forex Group to the Schlumberger Group shall be paid by the applicable members of the Sedco Forex Group to the applicable members of the Schlumberger Group no later than the close of business on the next business day after the Distribution.

     (d) Required Cash Contribution. If (x) the net aggregate amount of all adjustments in clauses (i) through (xi) of Section 2.02(b) and the penultimate sentence of Section 2.02(c) is a negative number and the absolute value thereof exceeds (y) the difference between (A) $435.0 million minus (B) total Sedco Forex Group Indebtedness to non-Affiliates, then the Schlumberger Group shall
(I) make a capital contribution in the form of cash to the Sedco Forex Group in an absolute amount equal to the difference of (x) minus (y), and (II) the Schlumberger Group shall contribute additional cash to the Sedco Forex Group in an amount equal to the amount of all intercompany Indebtedness owed to the Schlumberger Group by the Sedco Forex Group, which shall then repay all such intercompany Indebtedness.

     (e) Operations After the Pre-Closing Balance Sheet Date. After the Pre-Closing Balance Sheet Date, except as contemplated by this Agreement or by the Transaction Agreements, the Sedco Forex Group (i) shall not dividend, distribute or otherwise transfer to the Schlumberger Group any cash or cash equivalents; (ii) shall not incur any additional Indebtedness except in the ordinary course of business; and (iii) shall not engage in any transaction or conduct any business with the Schlumberger Group except on an arm's-length basis on terms no less favorable to the Sedco Forex Group than could be obtained from a third party or on the terms set forth in the Transition Services Agreement. If Schlumberger contributes any amount of cash to Sedco Forex in order to assist in the Business Separation after the Pre-Closing Balance Sheet Date, the Sedco Forex Group may dividend, distribute or otherwise transfer an equivalent amount of cash to the Schlumberger Group.

     (f) Capex Shortfall. As used in this Agreement, "Capex Shortfall" means the amount, if any, by which aggregate actual expenditures from January 1, 1999 through the Pre-Closing Balance Sheet Date or December 31, 1999, if earlier, for Sedco Forex's sustaining, life extension and newbuild capital expenditure programs are less than the forecasted expenditures for those programs for 1999 as reflected in the Sedco Forex Disclosure Letter delivered pursuant to the Merger Agreement.

     SECTION 2.03 MEMORANDUM OF ASSOCIATION; ARTICLES OF ASSOCIATION. Prior to the Distribution Date, the memorandum of association and articles of association of Sedco Forex will be amended to increase its authorized shares of capital stock to a sufficient number of shares in order to consummate the transactions contemplated hereby and by the Merger Agreement, and to eliminate the authorization of bearer stock.

     SECTION 2.04 ISSUANCE OF STOCK. Prior to the Distribution Date, the parties hereto shall take all steps necessary so that the number of shares of Sedco Forex Common Stock outstanding and held by Schlumberger shall equal one (the "Distribution Ratio") times the number of shares of Schlumberger Common Stock outstanding on the Record Date.

     SECTION 2.05 OTHER AGREEMENTS. Each of Schlumberger and Sedco Forex shall, prior to the Distribution Date (and, in the case of the Transition Services Agreement, prior to the Pre-Closing Balance Sheet Date), enter into, or cause the appropriate members of the Group of which it is a member to enter into, the other Transaction Agreements.

     SECTION 2.06  REGISTRATION. Prior to the Distribution Date:

          (a) The parties shall take such efforts regarding the Registration Statements and the Proxy Statement/Prospectus as provided in the Merger Agreement.

          (b) The parties hereto shall use reasonable efforts to take all such action as may be necessary or appropriate under state securities and blue sky laws or similar requirements of other governmental authorities in connection with the transactions contemplated by this Agreement.

     SECTION 2.07 TRANSFERS NOT EFFECTED PRIOR TO THE DISTRIBUTION; TRANSFERS DEEMED EFFECTIVE AS OF THE DISTRIBUTION DATE.

     (a) To the extent that any transfers contemplated by this Article II shall not have been consummated on or prior to the Distribution Date, the parties shall cooperate to effect such transfers as promptly following the Distribution Date as shall be practicable. Nothing herein shall be deemed to require the transfer of any Assets or the assumption of any Liabilities that by their terms or operation of law cannot be transferred or assumed; provided, however, that the Schlumberger Group and the Sedco Forex Group shall cooperate to obtain any necessary consents or approvals for the transfer of all Assets and the assumption of all Liabilities contemplated to be transferred or assumed pursuant to this Article II and shall, even in the absence of any necessary consents or approvals, transfer the equitable ownership of Assets when such a transfer is permitted. In the event that any such transfer of Assets or assumption of Liabilities has not been consummated, effective as of and after the Distribution Date, the party retaining such Asset or Liability shall thereafter hold such Asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto) and retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, and take such other action as may be reasonably requested by the party to which such Asset is to be transferred, or by whom such Liability is to be assumed, as the case may be, in order to place such party, insofar as reasonably possible, in the same position as would have existed had such Asset or Liability been transferred or assumed as contemplated hereby. As and when any such Asset becomes transferable or such Liability can be assumed, such transfer or assumption shall be effected forthwith. Subject to the foregoing, the parties agree that, as of the Distribution Date (or such earlier time as any such Asset may have been acquired or Liabilities assumed), each party hereto shall be deemed to have acquired complete and sole beneficial ownership over all of the Assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incident thereto, which such party is entitled to acquire or required to assume pursuant to the terms of this Agreement.

     (b) If after two years from the Distribution Date, any Asset remains subject to an arrangement described in Section 2.07(a), unless the parties elect to continue such arrangement on such terms as they may mutually agree, such arrangement shall terminate. In the event of a termination, the beneficial owner may (i) direct the party acting as trustee to transfer the Asset to the beneficial owner, at the sole risk of such owner (which will thereafter indemnify the trustee/transferor from all Losses or Liabilities arising as a result of such transfer), (ii) direct the party acting as trustee to sell or liquidate the subject Asset for the account of, and at the sole risk and expense of, such owner, which shall be entitled to receive all of the net proceeds of such sale or liquidation or (iii) direct the party acting as trustee to purchase the affected Asset at a price mutually agreed or, if no such agreement is reached, at the fair market value thereof as determined by a neutral third-party appraisal process.

                                  ARTICLE III

                                THE DISTRIBUTION

     SECTION 3.01 RECORD DATE AND DISTRIBUTION DATE. Subject to the satisfaction of the conditions set forth in Section 8.01, the Board of Directors of Schlumberger, consistent with and as provided for in the Merger Agreement and applicable law, shall, in consultation with Transocean, declare the Distribution and establish the Record Date and the Distribution Date and any appropriate procedures in connection with the Distribution.

     SECTION 3.02 THE AGENT. Prior to the Distribution Date, Schlumberger shall enter into an agreement with the Agent providing for, among other things, the Distribution to the holders of Schlumberger Common Stock in accordance with this
Article III.

     SECTION 3.03 DELIVERY OF SHARE CERTIFICATE TO THE AGENT. Prior to the Distribution Date, Schlumberger shall deliver to the Agent a share certificate representing, or authorize the related book-entry transfer of, all of the outstanding shares of Sedco Forex Common Stock to be distributed in connection with the Distribution, which shall constitute all such shares outstanding. After the Distribution Date, upon the request of the Agent, Sedco Forex shall provide all certificates for shares, or authorize any book-entry transfers, of Sedco Forex Common Stock that the Agent shall require in order to effect the Distribution.

     SECTION 3.04 THE DISTRIBUTION. Subject to the terms and conditions of this Agreement, Schlumberger shall instruct the Agent to distribute, as of the Distribution Date, to each holder of record of Schlumberger Common Stock on the Record Date, a number of shares of Sedco Forex Common Stock equal to the Distribution Ratio multiplied by the number of shares of Schlumberger Common Stock held by that Person on the Record Date. Such distribution will be effected by the book-entry transfer of such shares of Sedco Forex Common Stock to such holders of record of Schlumberger Common Stock or by the mailing of stock certificates to such holders. The shares of Sedco Forex Common Stock represented by such certificates shall constitute all of the outstanding stock of Sedco Forex.

     SECTION 3.05 STOCK OPTIONS. Options to purchase Schlumberger Common Stock will be treated as set forth in the Employee Matters Agreement.

                                   ARTICLE IV

                          SURVIVAL AND INDEMNIFICATION

     SECTION 4.01 SURVIVAL OF AGREEMENTS. All representations, warranties, covenants and agreements of the parties hereto contained in this Agreement shall survive the Distribution Date, except that the indemnification contained in
Section 4.02 with respect to Restructuring Liabilities shall expire three years after the transfer or other event giving rise to such Restructuring Liability, unless a specific claim with respect to such item has been delivered pursuant to this Article IV prior to the end of such three-year period.

     SECTION 4.02  INDEMNIFICATION.

     (a) Except as specifically otherwise provided in the other Transaction Agreements, the Sedco Forex Group shall indemnify, defend and hold harmless the Schlumberger Indemnitees from and against (i) all Indemnifiable Losses arising out of or due to the failure or alleged failure of any member of the Sedco Forex Group to pay or satisfy any Sedco Forex Liabilities, whether such Indemnifiable Losses relate to events, occurrences or circumstances occurring or existing, or whether such Indemnifiable Losses are asserted, before, on or after the Distribution Date, or to perform any of its obligations under this Agreement and
(ii) all Indemnifiable Losses arising out of or due to the failure after the Distribution Date of Sedco Forex or Sedco Forex Subsidiaries to transfer to Schlumberger or Schlumberger Subsidiaries all of the Sedco Forex Group's right, title and interest to all Assets transferred or to be transferred to the Schlumberger Group pursuant to Section 2.01 hereof.

     (b) Except as specifically otherwise provided in the other Transaction Agreements, the Schlumberger Group shall indemnify, defend and hold harmless the Sedco Forex Indemnitees from and against (i) all

Indemnifiable Losses arising out of or due to the failure or alleged failure of any member of the Schlumberger Group to pay or satisfy any Schlumberger Liabilities, whether such Indemnifiable Losses relate to events, occurrences or circumstances occurring or existing, or whether such Indemnifiable Losses are asserted, before, on or after the Distribution Date, or to perform any of its obligations under this Agreement, and (ii) all Indemnifiable Losses arising out of or due to the failure of Schlumberger or Schlumberger Subsidiaries to transfer to Sedco Forex or Sedco Forex Subsidiaries all of the Schlumberger Group's right, title and interest to all Assets transferred or to be transferred to the Sedco Forex Group pursuant to Section 2.01 hereof.

     (c) Notwithstanding anything to the contrary set forth herein, indemnification relating to any arrangements between any member of the Schlumberger Group and any member of the Sedco Forex Group for the provision after the Pre-Closing Balance Sheet Date of goods and services in the ordinary course shall be governed by the terms of such arrangements and not by this Section or as otherwise set forth in this Agreement or the Transaction Agreements.

     (d) Indemnification for matters subject to the Tax Separation Agreement are governed by the terms, provisions and procedures of that agreement and not this
Article IV.

     SECTION 4.03  PROCEDURES FOR INDEMNIFICATION FOR THIRD-PARTY CLAIMS.

     (a) Schlumberger shall, and shall cause the other Schlumberger Indemnitees to, notify Sedco Forex in writing promptly after learning of any Third-Party Claim for which any Schlumberger Indemnitee intends to seek indemnification from Sedco Forex under this Agreement. Sedco Forex shall, and shall cause the other Sedco Forex Indemnitees to, notify Schlumberger in writing promptly after learning of any Third-Party Claim for which any Sedco Forex Indemnitee intends to seek indemnification from Schlumberger under this Agreement. The failure of any Indemnitee to give such notice shall not relieve any Indemnifying Party of its obligations under this Article except to the extent that such Indemnifying Party or its Affiliate is actually prejudiced by such failure to give notice. Such notice shall describe such Third-Party Claim in reasonable detail, considering the Information provided to the Indemnitee.

     (b) Except as otherwise provided in paragraph (c) of this Section, an Indemnifying Party may, by notice to the Indemnitee and to Schlumberger, if Sedco Forex is the Indemnifying Party, or to the Indemnitee and Sedco Forex, if Schlumberger is the Indemnifying Party, at any time after receipt by such Indemnifying Party of such Indemnitee's notice of a Third-Party Claim, undertake (itself or through another member of the Group of which the Indemnifying Party is a member) the defense or settlement of such Third-Party Claim. If an Indemnifying Party undertakes the defense of any Third-Party Claim, such Indemnifying Party shall control the investigation and defense or settlement thereof, and the Indemnitee may not settle or compromise such Third-Party Claim, except that such Indemnifying Party shall not (i) require any Indemnitee, without its prior written consent, to take or refrain from taking any action in connection with such Third-Party Claim, or make any public statement, which such Indemnitee reasonably considers to be against its interests, nor (ii) without the prior written consent of the Indemnitee and of Schlumberger, if the Indemnitee is a Schlumberger Indemnitee, or of the Indemnitee and of Sedco Forex, if the Indemnitee is a Sedco Forex Indemnitee, consent to any settlement that does not include as a part thereof an unconditional release of the Indemnitees from liability with respect to such Third-Party Claim or that requires the Indemnitee or any of its Representatives or Affiliates to make any payment that is not fully indemnified under this Agreement or to be subject to any nonmonetary remedy; and subject to the Indemnifying Party's control rights, as specified herein, the Indemnitees may participate in such investigation and defense at their own expense. Following the provision of notices to the Indemnifying Party, until such time as an Indemnifying Party has undertaken the defense of any Third-Party Claim as provided herein, such Indemnitee shall control the investigation and defense or settlement thereof, without prejudice to its right to seek indemnification hereunder.

     (c) An Indemnifying Party shall not be entitled to assume the defense of any Third-Party Claim (and shall be liable for the reasonable fees and expenses of counsel (including legal counsel) incurred by the Indemnitee in defending such Third-Party Claim) if, in the Indemnitee's reasonable judgment, a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such Third-Party Claim.

     (d) In no event shall an Indemnifying Party be liable for the fees and expenses of more than one counsel for all Indemnitees (in addition to local counsel and its own counsel, if any) in connection with any one action, or separate but similar or related actions, in the same jurisdiction arising out of the same general allegations or circumstances.

     (e) If the Indemnifying Party undertakes the defense or settlement of a Third-Party Claim, the Indemnitee shall make available to the Indemnifying Party and its counsel all information and documents reasonably available to it that relate to any Third-Party Claim, and otherwise cooperate as may reasonably be required in connection with the investigation, defense and settlement thereof, subject to the terms and conditions of a mutually acceptable joint defense agreement. Any joint defense agreement entered into by Sedco Forex or Schlumberger with any third party relating to any Third-Party Claim shall provide that Sedco Forex or Schlumberger may, if requested, provide information obtained through any such agreement to the Sedco Forex Indemnitees and/or the Schlumberger Indemnitees.

     SECTION 4.04 REDUCTIONS FOR INSURANCE PROCEEDS AND OTHER RECOVERIES. The amount that any Indemnifying Party is or may be required to pay to any Indemnitee pursuant to this Article IV shall be reduced (retroactively or prospectively) by any insurance proceeds or other amounts actually recovered from third parties by or on behalf of such Indemnitee in respect of the related Indemnifiable Losses. The existence of a claim by an Indemnitee for insurance or against a third party in respect of any Indemnifiable Loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing by an Indemnifying Party. Rather the Indemnifying Party shall make payment in full of such amount so determined to be due and owing by it against an assignment by the Indemnitee to the Indemnifying Party of the entire claim of the Indemnitee for such insurance or against such third party. Notwithstanding any other provisions of this Agreement, it is the intention of the parties hereto that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions or (ii) relieved of the responsibility to pay any claims for which it is obligated. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of an Indemnifiable Losses and shall subsequently actually receive insurance proceeds or other amounts in respect of such Indemnifiable Losses, then such Indemnitee shall hold such insurance proceeds in trust for the benefit of such Indemnifying Party and shall pay to such Indemnifying Party a sum equal to the amount of such insurance proceeds or other amounts actually received, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Agreement in respect of such Indemnifiable Losses.

     SECTION 4.05 REMEDIES CUMULATIVE. The remedies provided in this Article IV shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any other remedies against any Indemnifying Party. However, the procedures set forth in Section 4.03 shall be the exclusive procedures governing any indemnity action brought under this Agreement, except as otherwise specifically provided in any of the other Transaction Agreements.

                                   ARTICLE V

                          CERTAIN ADDITIONAL COVENANTS

     SECTION 5.01 NOTICES TO THIRD PARTIES. In addition to the actions described in Section 5.02, the members of the Schlumberger Group and the members of the Sedco Forex Group shall cooperate to make all other filings and to give notice to and obtain consents from all third parties that may reasonably be required to consummate the transactions contemplated by this Agreement and the other Transaction Agreements.

     SECTION 5.02 LICENSES AND PERMITS. Each party hereto shall cause the appropriate members of its Group to prepare and file with the appropriate licensing and permitting authorities applications for the transfer or issuance, as may be necessary or advisable in connection with the transactions contemplated by this Agreement and the other Transaction Agreements, to its Group of all material governmental licenses and permits required for the members of its Group to operate their respective Businesses after the Distribution

Date. The members of the Sedco Forex Group and the members of the Schlumberger Group shall cooperate and use all reasonable efforts to secure the transfer or issuance of the licenses and permits.

     SECTION 5.03 INTERCOMPANY AGREEMENTS. All contracts, licenses, agreements, commitments or other arrangements, formal or informal, between any member of the Schlumberger Group, on the one hand, and any member of the Sedco Forex Group, on the other hand, in existence as of the Pre-Closing Balance Sheet Date, pursuant to which any member of either Group makes payments in respect of taxes to any member of the other Group or provides to any member of the other Group goods or services (including, without limitation, management, administrative, legal, financial, accounting, data processing, insurance or technical support), or the use of any Assets of any member of the other Group, or the secondment of any employee, or pursuant to which rights, privileges or benefits are afforded to members of either Group as Affiliates of the other Group, shall terminate as of the close of business on the day prior to the Pre-Closing Balance Sheet Date (at which time the Transition Services Agreement shall take effect), except as specifically provided herein or in the other Transaction Agreements. From and after the Pre-Closing Balance Sheet Date, no member of either Group shall have any rights under any such contract, license, agreement, commitment or arrangement with any member of the other Group, except as specifically provided in this Agreement or in the other Transaction Agreements.

     SECTION 5.04 FURTHER ASSURANCES. In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto shall use reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement and the other Transaction Agreements. Without limiting the foregoing, each party hereto shall cooperate with the other party, and execute and deliver, or use reasonable efforts to cause to be executed and delivered, all instruments, and to make all filings with, and to obtain all consents, approvals or authorizations of, any governmental or regulatory authority or any other Person under any permit, license, agreement, indenture or other instrument, and take all such other actions as such party may reasonably be requested to take by any other party hereto from time to time, consistent with the terms of this Agreement and the other Transaction Agreements, in order to effectuate the provisions and purposes of this Agreement.

     SECTION 5.05  GUARANTEE OBLIGATIONS AND LIENS.

     (a) Schlumberger and Sedco Forex shall cooperate, and shall cause their respective Groups to cooperate, (x) to terminate, or to cause a member of the Sedco Forex Group to be substituted in all respects for any member of the Schlumberger Group in respect of, all obligations of any member of the Schlumberger Group under any Sedco Forex Liabilities for which such member of the Schlumberger Group may be liable, as guarantor, original tenant, primary obligor or otherwise, and (y) to terminate, or to cause Sedco Forex Assets to be substituted in all respects for any Schlumberger Assets in respect of, any liens or encumbrances on Schlumberger Assets that are securing any Sedco Forex Liabilities. If such a termination or substitution is not effected by the Pre-Closing Balance Sheet Date, (i) Sedco Forex shall indemnify and hold harmless the Schlumberger Indemnitees for any Indemnifiable Loss arising from or relating thereto, and (ii) without the prior written consent of Schlumberger, from and after the Pre-Closing Balance Sheet Date, Sedco Forex shall not, and shall not permit any member of the Sedco Forex Group to, renew or extend the term of, increase its obligations under, or transfer to a third party any loan, lease, contract or other obligation for which a member of the Schlumberger Group is or may be liable or for which any Schlumberger Asset is or may be encumbered unless all obligations of the Schlumberger Group and all liens and encumbrances on any Schlumberger Asset with respect thereto are thereupon terminated by documentation reasonably satisfactory in form and substance to Schlumberger.

     (b) Schlumberger and Sedco Forex shall cooperate, and shall cause their respective Groups to cooperate, (x) to terminate, or to cause a member of the Schlumberger Group to be substituted in all respects for any member of the Sedco Forex Group in respect of, all obligations of any member of the Sedco Forex Group under any Schlumberger Liabilities for which such member of the Sedco Forex Group may be liable, as guarantor, original tenant, primary obligor or otherwise, and (y) to terminate, or to cause Schlumberger Assets to be substituted in all respects for any Sedco Forex Assets in respect of, any liens or encumbrances on

Sedco Forex Assets that are securing any Schlumberger Liabilities. If such a termination or substitution is not effected by the Pre-Closing Balance Sheet Date, (i) Schlumberger shall indemnify and hold harmless the Sedco Forex Indemnitees for any Indemnifiable Loss arising from or relating thereto, and
(ii) without the prior written consent of Sedco Forex, from and after the Pre-Closing Balance Sheet Date, Schlumberger shall not, and shall not permit any member of the Schlumberger Group to, renew or extend the term of, increase its obligations under, or transfer to a third party, any loan, lease, contract or other obligation for which a member of the Sedco Forex Group is or may be liable or for which any Sedco Forex Asset is or may be encumbered unless all obligations of the Sedco Forex Group and all liens and encumbrances on any Sedco Forex Asset with respect thereto are thereupon terminated by documentation reasonably satisfactory in form and substance to Sedco Forex.

     SECTION 5.06 USE OF NAMES. Any existing printed material, signs, displays or other materials showing any affiliation or connection of the Sedco Forex Group or the Schlumberger Group with the other Group, including any names using "Schlumberger" or "Sedco Forex," as applicable, or a derivative thereof, or any tradenames or trademarks of the other Group may be used by the other Group only for a period ending six months after the Distribution Date. On and after the Distribution Date, none of the Sedco Forex Group or the Schlumberger Group shall create any new materials showing any affiliation of connection with the other Group or represent to third parties that it is presently affiliated with any member of the other Group.

     SECTION 5.07 RESTRICTIONS ON HIRING OTHER PARTY'S EMPLOYEES. For a period of two years after the Distribution Date, no member of the Sedco Forex Group or the Schlumberger Group will, without the prior written consent of the other, solicit (other than general solicitations through newspapers or otherwise not specifically directed at employees of the other Group) the employment of any person who is a member of the other Group as of immediately after the Distribution; provided, however, that either Group may solicit any such person whose employment was terminated by the other Group.

                                   ARTICLE VI

                             ACCESS TO INFORMATION

     SECTION 6.01 PROVISION OF CORPORATE RECORDS. Prior to or as promptly as practicable after the Distribution Date, Schlumberger may retain complete and accurate copies of, but shall deliver to Sedco Forex, all corporate books and records of the Sedco Forex Group in its possession and copies of the relevant portions of all corporate books and records of the Schlumberger Group relating directly and predominantly to the Sedco Forex Assets, the Sedco Forex Business, or the Liabilities of the Sedco Forex Group, including, in each case, all active agreements, active litigation files and government filings. From and after the Distribution Date, all such books, records and copies shall be the property of Sedco Forex. Prior to or as promptly as practicable after the Distribution Date, Sedco Forex may retain complete and accurate copies of, but shall deliver to Schlumberger, all corporate books and records of the Schlumberger Group in its possession and copies of the relevant portions of all corporate books and records of the Sedco Forex Group relating directly and predominantly to the Schlumberger Assets, the Schlumberger Business, or the Liabilities of the Schlumberger Group, including, in each case, all active agreements, active litigation files and government filings. From and after the Distribution Date, all such books, records and copies shall be the property of Schlumberger.

     SECTION 6.02 ACCESS TO INFORMATION. From and after the Distribution Date, each of Schlumberger and Sedco Forex shall afford to the other and to the other's Representatives reasonable access and duplicating rights during normal business hours to all Information within the possession or control of such party's Group relating to the other party's Group's pre-Distribution business, Assets or Liabilities, or relating to or arising in connection with the relationship between the Groups on or prior to the Distribution Date, insofar as such access is reasonably required for a reasonable purpose, subject to the provisions below regarding Privileged Information. Without limiting the foregoing, Information may be requested under this Section 6.02 for audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations.

     In furtherance of the foregoing:

          (a) Each party hereto acknowledges that: (i) each of Schlumberger and Sedco Forex (and the members of the Schlumberger Group and the Sedco Forex Group, respectively) has or may obtain Privileged Information; (ii) there are a number of Litigation Matters affecting each or both of Schlumberger and Sedco Forex; (iii) both Schlumberger and Sedco Forex have a common legal interest in Litigation Matters, in the Privileged Information and in the preservation of the confidential status of the Privileged Information, in each case relating to the pre-Distribution business of the Schlumberger Group or the Sedco Forex Group, or relating to or arising in connection with the relationship between the Groups on or prior to the Distribution Date; and (iv) both Schlumberger and Sedco Forex intend that the transactions contemplated hereby and by the Merger Agreement and the other Transaction Agreements, and any transfer of Privileged Information in connection therewith shall not operate as a waiver of any potentially applicable privilege.

          (b) Each of Schlumberger and Sedco Forex agrees, on behalf of itself and each member of the Group of which it is a member, not to disclose or otherwise waive any privilege attaching to any Privileged Information relating to the pre-Distribution business of the Sedco Forex Group or the Schlumberger Group, respectively, or relating to or arising in connection with the relationship between the Groups on or prior to the Distribution Date, without providing prompt written notice to and obtaining the prior written consent of the other, which consent shall not be unreasonably withheld and shall not be withheld if the other party certifies that such disclosure is to be made in response to a likely threat of suspension or debarment or similar action; provided, however, that Schlumberger and Sedco Forex shall not be required to give any such notice or obtain any such consent and may make such disclosure or waiver with respect to Privileged Information if such Privileged Information relates solely to the pre-Distribution business of the Schlumberger Group, in the case of Schlumberger, or the Sedco Forex Group, in the case of Sedco Forex. In the event of a disagreement between any member of the Schlumberger Group and any member of the Sedco Forex Group, concerning the reasonableness of withholding such consent, no disclosure shall be made prior to a resolution of such disagreement by a court of competent jurisdiction, provided that the limitations in this sentence shall not apply in the case of disclosure required by law and so certified as provided in the first sentence of this paragraph.

          (c) Upon any member of the Schlumberger Group or any member of the Sedco Forex Group receiving any subpoena or other compulsory disclosure notice from a court, other governmental agency or otherwise, which requests disclosure of Privileged Information, in each case relating to pre-Distribution business of the Sedco Forex Group or the Schlumberger Group, respectively, or relating to or arising in connection with the relationship between the Groups on or prior to the Distribution Date, the recipient of the notice shall promptly provide to the other Group (following the notice provisions set forth herein) a copy of such notice, the intended response, and all materials or information relating to the other Group that might be disclosed. In the event of a disagreement as to the intended response or disclosure, unless and until the disagreement is resolved as provided in paragraph (b) of this Section, the parties shall cooperate to assert all defenses to disclosure claimed by either party's Group and shall not disclose any disputed documents or information until all legal defenses and claims of privilege have been finally determined, except as otherwise required by a court order requiring such disclosure.

     SECTION 6.03 PRODUCTION OF WITNESSES. Subject to Section 6.02 and provided that there is no conflict of interest between the Sedco Forex Group and the Schlumberger Group with respect to the matter, after the Distribution Date, each of Schlumberger and Sedco Forex shall make, and shall cause each member of the Schlumberger Group and the Sedco Forex Group, respectively, to make, available to Sedco Forex or Schlumberger or any member of the Sedco Forex Group or of the Schlumberger Group, as the case may be, upon written request, such Group's directors, officers, employees and agents as witnesses to the extent that any such Person may reasonably be required in connection with any Litigation Matters, administrative or other proceedings in which the requesting party may from time to time be involved and relating to the pre-Distribution business of the Schlumberger Group or the Sedco Forex Group, or relating to or in connection with the relationship between the Groups on or prior to the Distribution Date. The costs and expenses incurred in the provision of such witnesses shall be paid by the party requesting the availability of such persons.

     SECTION 6.04 RETENTION OF RECORDS. Except as otherwise agreed in writing, or as otherwise provided in the other Transaction Agreements, each of Schlumberger and Sedco Forex shall, and shall cause the members of the Group of which it is a member to, retain all Information in such party's Group's possession or under its control relating directly and predominantly to the pre-Distribution business, Assets or Liabilities of the other party's Group until such Information is at least ten years old or until such later date as may be required by law, except that if, prior to the expiration of such period, any member of either party's Group wishes to destroy or dispose of any such Information that is at least three years old, prior to destroying or disposing of any of such Information, (a) the party whose Group is proposing to dispose of or destroy any such Information shall provide no less than 30 days' prior written notice to the other party, specifying the Information proposed to be destroyed or disposed of, and (b) if, prior to the scheduled date for such destruction or disposal, the other party requests in writing that any of the Information proposed to be destroyed or disposed of be delivered to such other party, the party whose Group is proposing to dispose of or destroy such Information promptly shall arrange for the delivery of the requested Information to a location specified by, and at the expense of, the requesting party.

     SECTION 6.05 CONFIDENTIALITY. Subject to Section 6.02, which shall govern Privileged Information, from and after the Distribution Date, each of Schlumberger and Sedco Forex shall hold, and shall use reasonable efforts to cause its Affiliates and Representatives to hold, in strict confidence all Information concerning the other party's Group obtained by it prior to the Distribution Date or furnished to it by such other party's Group pursuant to this Agreement or the other Transaction Agreements and shall not release or disclose such Information to any other Person, except its Affiliates and Representatives, who shall be advised of the provisions of this Section 6.05, and each party shall be responsible for a breach by any of its Affiliates or Representatives; provided, however, that any member of the Schlumberger Group or the Sedco Forex Group may disclose such Information to the extent that (a) disclosure is compelled by judicial or administrative process or, based on advice of such Person's counsel, by other requirements of law or (b) such party can show that such Information was (i) available to such Person on a nonconfidential basis (other than from a member of the other party's Group) prior to its disclosure by the other party's Group, (ii) in the public domain through no fault of such Person or (iii) lawfully acquired by such Person from another source after the time that it was furnished to such Person by the other party's Group, and not acquired from such source subject to any confidentiality obligation on the part of such source known to the acquiror. Notwithstanding the foregoing, each of Schlumberger and Sedco Forex shall be deemed to have satisfied its obligations under this Section 6.05 with respect to any Information (other than Privileged Information) if it exercises the same care with regard to such Information as it takes to preserve confidentiality for its own similar Information.

     SECTION 6.06  COOPERATION WITH RESPECT TO GOVERNMENT REPORTS AND
FILINGS. Schlumberger, on behalf of itself and each member of the Schlumberger Group, agrees to provide any member of the Sedco Forex Group, and Sedco Forex, on behalf of itself and each member of the Sedco Forex Group, agrees to provide any member of the Schlumberger Group, with such cooperation and Information as may be reasonably requested by the other in connection with the preparation or filing of any government report or other government filing contemplated by this Agreement or in conducting any other government proceeding relating to the pre-Distribution business of the Schlumberger Group or the Sedco Forex Group, Assets or Liabilities of either Group, or relating to or in connection with the relationship between the Groups on or prior to the Distribution Date. Such cooperation and Information shall include, without limitation, promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any government authority which relate to the Schlumberger Group, in the case of the Sedco Forex Group, or the Sedco Forex Group, in the case of the Schlumberger Group. Each party shall make its employees and facilities available during normal business hours and on reasonable prior notice to provide explanation of any documents or Information provided hereunder.

                                  ARTICLE VII

                        NO REPRESENTATIONS OR WARRANTIES

     SECTION 7.01 NO REPRESENTATIONS OR WARRANTIES. Except as expressly set forth herein or in any other Transaction Agreement, Sedco Forex and Schlumberger understand and agree that no member of the Schlumberger Group is representing or warranting to Sedco Forex or any member of the Sedco Forex Group in any way as to the Sedco Forex Assets, the Sedco Forex Business or the Sedco Forex Liabilities. Except as expressly set forth herein or in any other Transaction Agreement, Schlumberger and Sedco Forex understand and agree that no member of the Sedco Forex Group is representing or warranting to Schlumberger or any member of the Schlumberger Group in any way as to the Schlumberger Assets, the Schlumberger Business or the Schlumberger Liabilities.

                                  ARTICLE VIII

                                   CONDITIONS

     SECTION 8.01 CONDITIONS TO THE DISTRIBUTION. The obligations of Schlumberger and Sedco Forex pursuant to this Agreement to effect the Distribution shall be subject to the fulfillment (or, if permissible under applicable law, waiver by Schlumberger) at or prior to the Distribution Date of the following conditions:

          (a) All consents, approvals and authorizations of any governmental authority legally required for the making of the Distribution and the consummation of the other transactions contemplated hereby and by the Transaction Agreements, in form and substance reasonably satisfactory to Schlumberger, shall have been obtained and be in effect at the Distribution Date.

          (b) (i) Any waiting period applicable to consummation of the Merger under the HSR Act, and any voluntary agreement not to consummate the Merger without prior notice to the U.S. Department of Justice or U.S. Federal Trade Commission, shall have expired or been terminated; (ii) in the event of any review by the U.K. Office of Fair Trading or, if applicable, the U.K. Secretary of State for Trade and Industry, indications reasonably satisfactory to each of Schlumberger and Transocean that the Merger will not be referred to the Competition Commission shall have been received; and
     (iii) any mandatory waiting period under any applicable non-U.S. competition, antitrust, or premerger notification law or regulation (where the failure to observe such waiting period referred to in this clause (iii) would have a Transocean Material Adverse Effect or a Sedco Forex Material Adverse Effect) shall have expired or been terminated without intervention by a reviewing agency and without the commencement of proceedings in any court of competent jurisdiction challenging all or part of the Merger, which intervention or commencement of proceedings would have a Transocean Material Adverse Effect or a Sedco Forex Material Adverse Effect.

          (c) None of the parties hereto shall be subject to any decree, order or injunction of a court of competent jurisdiction, U.S. or non-U.S., that prohibits the consummation of the Distribution or the Merger, and no statute, rule or regulation shall have been enacted by any governmental authority that prohibits or makes unlawful the consummation of the Distribution or the Merger.

          (d) The Form S-4 shall have become effective, and no stop order with respect thereto shall be in effect.

          (e) The Requisite Approval shall have been obtained.

          (f) Sedco Forex and Schlumberger shall each have received the opinion of Baker & Botts, L.L.P., counsel to Sedco Forex and Schlumberger, in form and substance reasonably satisfactory to Sedco Forex and Schlumberger and dated the Distribution Date to the effect that, for U.S. federal income tax purposes, (i) the Distribution should qualify as a distribution described in Section 355 of the Code and (ii) the Merger should qualify as a reorganization under Section 368(a)(1)(B) of the Code. In rendering such opinion, such counsel shall be entitled to receive and rely upon representations of officers of Sedco

     Forex and Schlumberger as to such matters as such counsel may reasonably request and the certificate of Transocean provided for in Section 9.2(b) of the Merger Agreement.

          (g) There shall not be pending or threatened in writing any (i) governmental claim, proceeding or action or (ii) any private claim, proceeding or action, in either case, seeking to restrain, prohibit or seek damages or other relief in connection with this Agreement, any Transaction Agreement or any transaction contemplated hereby or thereby that would have a Schlumberger or Sedco Forex Material Adverse Effect.

          (h) Transocean and Merger Sub shall each have performed in all material respects their respective covenants and agreements contained in the Merger Agreement required to be performed on or prior to the Distribution Date and the representations and warranties of Transocean and Merger Sub contained in the Merger Agreement and in any document delivered in connection therewith shall be true and correct in all material respects as of the date of the Merger Agreement and as of the Distribution Date (except for representations and warranties made as of a specified date, which need be true and correct in all material respects only as of the specified date), and Sedco Forex shall have received a certificate of each of Transocean and Merger Sub, executed on its behalf by its President or one of its Vice Presidents, dated the Distribution Date, certifying to such effect.

          (i) Sedco Forex and Transocean shall have irrevocably confirmed to Schlumberger and each other that each condition in Sections 9.1 (other than 9.1(f)), 9.2 and 9.3 of the Merger Agreement to Sedco Forex's and Transocean's respective obligations to effect the Merger have been fulfilled or will be fulfilled at the Effective Time or are or have been waived by Sedco Forex or Transocean, as the case may be.

                                   ARTICLE IX

                                 MISCELLANEOUS

     SECTION 9.01 ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Section 4.02 and 4.03 and except as provided in any Transaction Agreement or other agreement delivered pursuant hereto or thereto (collectively, the "Third-Party Provisions"), nothing in this Agreement, expressed or implied, is intended to confer on any Person, other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third-Party Provisions may be enforced by the beneficiaries thereof.

     SECTION 9.02 ENTIRE AGREEMENT. This Agreement, the exhibits to this Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     SECTION 9.03 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their Boards of Directors, at any time before or after approval by the stockholders of Schlumberger. Any such amendment may only be made by an instrument in writing signed on behalf of each of the parties hereto and shall be subject to receipt of a Transocean Consent.

     SECTION 9.04 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules of conflict of laws.

     SECTION 9.05 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     SECTION 9.06 HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

     SECTION 9.07 WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     SECTION 9.08 INCORPORATION OF EXHIBITS. All exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     SECTION 9.09 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms of provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     SECTION 9.10 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 9.11 EXPENSES. Except as set forth in Schedule 9.11 hereto, whether or not the Distribution or the other transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

     SECTION 9.12 NOTICES. Any notice hereunder shall be sufficient if in writing, and sent by facsimile transmission or courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first class postage prepaid), addressed as follows:

          If to Schlumberger or any member of the Schlumberger Group, to:

          Schlumberger Limited
           277 Park Avenue, 41st Floor
           New York, New York 10172
           Attention: Corporate Secretary
           Facsimile: (212) 350-8127

          with a copy (which shall not constitute effective notice) to:

          Baker & Botts, L.L.P.
           3000 One Shell Plaza
           Houston, Texas 77002
           Attention: J. David Kirkland, Jr.
           Facsimile: (713) 229-1205

          If to Sedco Forex or any member of the Sedco Forex Group, to:

          Schlumberger Limited
           277 Park Avenue, 41st Floor
           New York, New York 10172
           Attention: Corporate Secretary
           Facsimile: (212) 350-8127
          if after the Effective Time, with a copy (which shall not constitute effective notice) to:

          Weil, Gotshal & Manges, LLP
           700 Louisiana, Suite 1600
           Houston, Texas 77002
           Attention: James L. Rice III, Esq.
           Facsimile: (713) 224-9511

          If to Transocean, to:

          Transocean Offshore Inc.
           4 Greenway Plaza
           Houston, Texas 77046
           Attention: Corporate Secretary
           Facsimile: (713) 232-7600

          with a copy (which shall not constitute effective notice) to:

          Weil, Gotshal & Manges, LLP
           700 Louisiana, Suite 1600
           Houston, Texas 77002
           Attention: James L. Rice III, Esq.
           Facsimile: (713) 224-9511

or to such other address as any party hereto shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

     SECTION 9.13 REFERENCES; CONSTRUCTION. Unless otherwise expressly stated, references to any "Article," "Exhibit," "Schedule" or "Section" are to Articles, Exhibits, Schedules and Sections to or of this Agreement. Unless otherwise expressly stated, clauses beginning with the term "including" set forth examples only and in no way limit the generality of the matters thus exemplified.

     SECTION 9.14 TERMINATION. Notwithstanding any provision hereof, following termination of the Merger Agreement, this Agreement may be terminated and the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of the Board of Directors of Schlumberger. In the event of such termination, no party hereto or to any other Transaction Agreement (other than the Merger Agreement) shall have any Liability to any Person by reason of this Agreement or any other Transaction Agreement (other than the Merger Agreement).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                            SCHLUMBERGER LIMITED

                                            By:       /s/ D.E. BAIRD
                                              ----------------------------------
                                              D.E. Baird
                                              Chairman, President and CEO

                                            SEDCO FOREX HOLDINGS LIMITED

                                            By:     /s/ JEAN CHEVALLIER
                                              ----------------------------------
                                              Jean Chevallier
                                              Attorney-in-fact

                                                                       EXHIBIT B

                            TAX SEPARATION AGREEMENT

     This Agreement is entered into this      day of             , 1999, by and
between Schlumberger Limited, a Netherlands Antilles corporation
("Schlumberger") and Sedco Forex Holdings Limited, a British Virgin Islands corporation ("SFHL").

     WHEREAS, pursuant to the Distribution Agreement dated as of             ,
1999 between Schlumberger and SFHL (the "Distribution Agreement"), the stock of SFHL will be distributed to the shareholders of Schlumberger (the
"Distribution");

     WHEREAS, Schlumberger, SFHL and their affiliates have made, or will make, certain transfers of assets (including stock) pursuant to section 2.01 of the Distribution Agreement in preparation for the Distribution; and

     WHEREAS, in connection with the Distribution, the parties desire to provide an allocation of liability for Taxes between Schlumberger and SFHL and to agree to certain related matters;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, Schlumberger and SFHL agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS

     When used herein the following terms shall have the following meanings:

     "Closing Date" means the date so defined in Section 1.03 of the Agreement
and Plan of Merger dated as of             , 1999 among Schlumberger, SFHL,
Transocean Offshore Inc. and [Merger Sub].

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Contribution Date" means the date when a Schlumberger Contributed Asset is transferred by a member of the Schlumberger Group to a member of the Sedco Group, in accordance with Section 2.01(c) of the Distribution Agreement, or, in the case of a Schlumberger Contributed Asset which is described in Section 2.07 of the Distribution Agreement, the earlier of the date when beneficial ownership of such asset has been transferred to the Sedco Group or the Closing Date.

     "Distribution" is defined in the preamble.

     "Distribution Agreement" is defined in the preamble.

     "ICI" means International Chandlers Inc.

     "Indemnified Party" means any party which is seeking indemnification from an Indemnifying Party pursuant to the provisions of this Agreement.

     "Indemnifying Party" means any party from which any Indemnified Party is seeking indemnification pursuant to the provisions of this Agreement.

     "Related Costs" means any losses, damages, liabilities, obligations, deficiencies, costs and expenses (including, without limitation, reasonable expenses and fees for attorneys and accountants) incurred by the Indemnified Party in connection with any asserted deficiency, claim, demand, action, suit, proceeding, judgment or assessment, including the defense or settlement thereof, relating to the Taxes or Restructuring Taxes, as the case may be, for which the Indemnifying Party is responsible to indemnify the Indemnified Party pursuant to the provisions of this Agreement or in connection with the enforcement of the provisions of this Agreement relating to such Taxes or Restructuring Taxes.

     "Restructuring Taxes" means any Taxes directly incurred upon and attributable to (a) transactions described in sections 2.01(a), (b) and (c) of the Distribution Agreement and (b) transfers of assets in anticipation of the Distribution.

     "Schlumberger Contributed Assets" means the Assets of the Schlumberger Group listed on Schedule 2.01(c)-1 attached to the Distribution Agreement.

     "Schlumberger Distributed Assets" means the Assets of the Sedco Group listed on Schedule 2.01(c)-2 attached to the Distribution Agreement.

     "Schlumberger Group" means Schlumberger and each entity in which Schlumberger, directly or indirectly through one or more intermediaries, will possess 50% or more of the voting power or value of outstanding equity interests immediately after the Distribution.

     "Sedco Group" means SFHL and each entity in which SFHL, directly or indirectly through one or more intermediaries, will possess 50% or more of the voting power or value of outstanding equity interests immediately after the Distribution.

     "Tax" means any federal, state, foreign or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto.

     "Tax Return" means any original or amended return, report, estimate, statement, declaration or other filing relating to, or required to be filed by any taxpayer in connection with, the payment or receipt of any refund of any Tax.

     "Taxing Authority" means any governmental authority responsible for the administration of any Tax.

     "U.S. Group" means the affiliated group of corporations filing a consolidated United States federal income tax return of which Schlumberger Technology Corporation, a Texas corporation, is the common parent.

                                  ARTICLE II.

                                  GENERAL RULE

     Except as otherwise provided in Articles III, IV, and V below:

     2.1. Liability of Schlumberger Group. The Schlumberger Group shall be liable for and shall pay all Taxes imposed upon entities in such group by the applicable Tax laws, whether such Taxes are attributable to events or periods before, after or including the Distribution, and shall be entitled to all refunds with respect to such Taxes.

     2.2 Liability of Sedco Group. Except as provided in Section 2.3, the Sedco Group shall be liable for and shall pay all Taxes imposed upon entities in such group by the applicable Tax laws, whether such Taxes are attributable to events or periods before, after or including the Distribution, and shall be entitled to all refunds with respect to such Taxes.

     2.3  Schlumberger Contributed Assets and Schlumberger Distributed
Assets. The members of the Schlumberger Group, jointly and severally, agree to be liable for and to indemnify and hold harmless the members of the Sedco Group and their respective affiliates, subsidiaries, officers, directors, employees and agents (the "Sedco Group Indemnitees") from and against any and all Taxes and Related Costs that may be imposed upon or assessed in respect of (a) any Schlumberger Contributed Asset, the ownership, use, operation or leasing thereof, or any income derived therefrom, for all taxable periods ending on or prior to the Contribution Date, (b) any Schlumberger Contributed Asset, the ownership, use, operation or leasing thereof, or any income derived therefrom, to the extent that such taxes are allocated to the Schlumberger Group pursuant to Section 2.4, and (c) (except with respect to Taxes and Related Costs previously paid) any

Schlumberger Distributed Asset, the ownership, operation or leasing thereof, or any income derived therefrom, for any taxable period, whether ending before, on or after the Closing Date.

     2.4  Allocation of Taxes Attributable to Schlumberger Contributed
Assets. In any case in which a Tax is assessed with respect to a Schlumberger Contributed Asset for a taxable period which includes the Contribution Date (but does not begin or end on that day), then Taxes, if any, attributable to the taxable period of the Schlumberger Contributed Asset beginning before and ending after the Contribution Date shall be allocated to and paid by (a) the Schlumberger Group for the period up to and including the Contribution Date, and
(b) the Sedco Group for the period subsequent to the Contribution Date. Any allocation of income or deductions required to determine any Taxes attributable to any period beginning before and ending after the Contribution Date shall be made by means of a closing of the books and records of the relevant member of the Sedco Group as of the close of the Contribution Date, provided that exemptions, allowances or deductions that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) shall be allocated between the period ending on the Contribution Date and the period after the Contribution Date in proportion to the number of days in each such period.

                                  ARTICLE III.

                        UNITED STATES FEDERAL INCOME TAX

     3.1 Liability of SFHL. SFHL shall be liable for and indemnify and hold harmless the members of the Schlumberger Group and their respective affiliates, subsidiaries, officers, directors, employees and agents (the "Schlumberger Group Indemnitees") from any United States federal income Tax liability (including Related Costs) of the U.S. Group that is attributable to ICI for Tax periods ending on or before the date of the Distribution, other than (a) the portion of such Taxes due per the United States federal income Tax Returns for Tax years prior to 1999 on file at the time of the Distribution and (b) Restructuring Taxes and Related Costs. The determination of the United States federal income Taxes attributable to ICI shall be made on the basis of Treasury Regulation
Section 1.1552-1(a)(2)(ii).

     3.2 Liability of Schlumberger. Schlumberger shall be liable for and indemnify and hold the Sedco Group Indemnitees harmless from any United States federal income Tax liability of the U.S. Group, other than Taxes for which SFHL is liable pursuant to section 3.1.

     3.3 Refunds. ICI shall be entitled to all refunds of United States federal income Taxes that are attributable to ICI, within the meaning of the second sentence of Section 3.1, other than refunds of Restructuring Taxes and Related Costs which have been paid by Schlumberger. Schlumberger shall be entitled to all refunds of other United States federal income Taxes of the U.S. Group.

     3.4 Returns and Proceedings. Schlumberger shall file all Tax Returns relating to United States federal income Taxes of the U.S. Group and, to the extent such Tax Return relates to Taxes for which SFHL is liable under Section 3.1, such Tax Returns shall be filed in a manner consistent with prior practice unless otherwise required by applicable tax laws.

                                  ARTICLE IV.

                              RESTRUCTURING TAXES

     4.1. Liability for Restructuring Taxes. Schlumberger shall be liable for and shall indemnify and hold the Sedco Group Indemnitees harmless from Restructuring Taxes and Related Costs, other than (a) any such Taxes first asserted by a Taxing Authority more than (i) eight years after the Distribution (or, if later, the date of transfer of the asset to which such Restructuring Tax relates) in the case of Taxes other than customs Taxes, or (ii) six years after the Distribution (or, if later, the date of transfer of the asset to which such Restructuring Tax relates) in the case of customs Taxes, (b) any such Taxes as to which SFHL fails to materially comply with the procedures set forth in sections 4.3 and Article VI and (c) Related Costs with respect to Restructuring Taxes described in clauses (a) and (b) of this sentence.

     4.2. Restructuring Tax Refunds. Any refund with respect to Restructuring Taxes will be paid, or paid over, (a) first, to SFHL to the extent the aggregate amount of Restructuring Taxes paid that are described in section 4.1(a) exceeds the aggregate amount of refunds that it previously received pursuant to this section 4.2(a), (b) second, to Schlumberger to the extent the aggregate indemnities that it has paid under section 4.1 exceed the refunds it has previously received under this section 4.2(b) and (c) finally, to SFHL.

     4.3. Restructuring Tax Returns. The Sedco Group will report in its Tax Returns all items which are required to be reflected in such Tax Returns and which relate to Restructuring Taxes in a manner which is consistent with the manner in which the Schlumberger Group has treated such items for Tax purposes, except that the Sedco Group will not be required so to report an item (a) if a different reporting is otherwise required by applicable tax laws, or (b) unless the Schlumberger Group shall have provided to the Sedco Group, no later than thirty days before the due date of the Tax Return in which such item is required to be reported, a description of the related item, including a statement of the position underlying the treatment of such item by the Schlumberger Group.

                                   ARTICLE V.

                              DERIVATIVE LIABILITY

     5.1 Schlumberger Derivative Liability. Notwithstanding anything to the contrary in this Agreement, Schlumberger shall indemnify and hold harmless the Sedco Group Indemnitees from and against any Tax liability of the Schlumberger Group or a member thereof for which a member of the Sedco Group is or becomes liable solely by reason of having been a member of a consolidated, combined, unitary or similar group for Tax reporting purposes that includes a member of the Schlumberger Group (including, without limitation, by reason of the application of Treasury Regulation Section 1.1502-6 promulgated under the Code, or any similar provision of state, local or foreign Tax law).

     5.2 SFHL Derivative Liability. Notwithstanding anything to the contrary in this Agreement, SFHL shall indemnify and hold harmless the Schlumberger Group Indemnitees from and against any Tax liability of the Sedco Group or a member thereof for which a member of the Schlumberger Group is or becomes liable solely by reason of having been a member of a consolidated, combined, unitary or similar group for Tax reporting purposes that includes a member of the Sedco Group (including, without limitation, by reason of the application of Treasury Regulation Section 1.1502-6 promulgated under the Code, or any similar provision of state, local or foreign Tax law).

                                  ARTICLE VI.

                        TAX RETURNS AND TAX PROCEEDINGS

     Schlumberger and SFHL shall prepare and file, or cause to be prepared and filed, any Tax Return required to be filed by a member of the Schlumberger Group or the Sedco Group, respectively, and shall be entitled to control any audit or administrative or judicial proceeding (each a "Proceeding") with respect to any Tax which is shown or required to be shown or reported on a Tax Return which such party is required to file, provided, however, that to the extent that the party required to file such Tax Return is an Indemnified Party, (a) the Indemnified Party shall promptly provide written notice to the Indemnifying Party of any notice from or contact with a Taxing Authority that is related to a Tax for which the Indemnifying Party is or may be liable pursuant to this Agreement, (b) the Indemnified Party shall provide the Indemnifying Party with copies of any relevant notices or documents received from a Taxing Authority, or relevant to a Proceeding, relating to Taxes or Restructuring Taxes, (c) the Indemnifying Party shall be entitled to participate in and comment upon any Proceeding relating to such Taxes for which the Indemnifying Party is, or may be, liable under this Agreement, (d) the Indemnified Party shall keep the Indemnifying Party informed as to the conduct of such Proceedings and deal with the Indemnifying Party in good faith regarding such Proceedings, and (e) the Indemnified Party shall not settle or compromise any tax liability in clause (a) without the prior written consent of the Indemnifying Party, which consent shall not unreasonably be withheld or delayed. The failure of the Indemnified Party timely to forward such notification in accordance with the immediately preceding sentence shall not relieve the Indemnifying Party of its obligation to pay the relevant Tax liability or indemnify the Indemnified Party therefor, except and to the extent that the failure timely to forward such notification actually materially prejudices the Indemnifying Party or increases the amount of such Tax liability. An Indemnifying Party shall have similar rights in respect of Proceedings relating to refunds of Taxes for which the Indemnifying Party is liable under this Agreement.

                                  ARTICLE VII.

                                    PAYMENTS

     All payments required by this Agreement to be made by an Indemnifying Party to an Indemnified Party shall be made no later than (a) five days prior to the date on which the Indemnified Party is required to make a payment of an indemnified amount or, if later, (b) fifteen days after the Indemnifying Party has delivered to the Indemnified Party a demand for such payment in accordance with Section 8.10. Any such payment which is not made by the date specified in the immediately preceding sentence will bear interest from such date at the one-year London Interbank Offered Rate.

                                 ARTICLE VIII.

                                 MISCELLANEOUS

     8.1. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     8.2. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     8.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules of conflict of laws.

     8.4. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     8.5. Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

     8.6. Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     8.7. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms of provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     8.8 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.9 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

     8.10 Notices. Any notice hereunder shall be sufficient if in writing, and sent by facsimile transmission or courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first class postage prepaid), addressed as provided in section 9.12 of the Distribution Agreement or to such other address as any party hereto shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

     IN WITNESS WHEREOF, Schlumberger, on behalf of the Schlumberger Group, and SFHL, on behalf of the Sedco Group, have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                            SCHLUMBERGER LIMITED
                                            (on behalf of itself and each
                                            entity in the Schlumberger Group)

                                            By:
                                              ----------------------------------
                                            Name:
                                            Title:

                                            SEDCO FOREX HOLDINGS LIMITED
                                            (on behalf of itself and each entity
                                            in the Sedco Group)

                                            By:
                                              ----------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT C

                          WORKING CAPITAL ADJUSTMENTS

     Working Capital of Sedco Forex, as reflected on the Pre-Closing Balance Sheet, will comprise the following captions:

       Cash
        Customer Receivables and Allowance for Doubtful Accounts
        Other Receivables
        Inventories Net of Obsolescence Provision
        Other Current Assets
        Suppliers Payable and Accruals
        Employee and Other Payables

     Customer Receivables will comprise billed and unbilled Customer Receivables and all associated Allowances for Doubtful Accounts. A "Receivables Differential" means that Customer Receivables represents less than an amount equal to 60 Days Sales Outstanding (the "Minimum Customer Receivables Amount"), applying the formula utilized by Sedco Forex in the normal course of business, in which case there exists a negative differential amount equal to the Minimum Customer Receivables Amount less the amount of Customer Receivables, or that Customer Receivables represents more than an amount equal to 70 Days Sales Outstanding (the "Maximum Customer Receivables Amount"), in which case there exists a positive differential amount equal to the amount of Customer Receivables less the Maximum Customer Receivables Amount. "Allowance for Doubtful Accounts" will comprise reserves covering specific amounts, both billed and unbilled, and, in accordance with Sedco Forex's normal method for establishing such reserves, will be excluded from the calculation of Days Sales Outstanding and will not affect the computation of the Receivables Differential.

     Other Receivables will comprise amounts reimbursable by customers, advances to employees and other sundry amounts due from third parties. An "Other Receivables Differential" means that Other Receivables are less than $20,000,000, in which case there exists a negative differential amount equal to the shortfall, or that Other Receivables exceeds $25,000,000, in which case there exists a positive differential amount equal to the excess. It is expressly agreed that all items due to or from any member of the Schlumberger Group, whether billed or unbilled, will be excluded from the balance for the purposes of this calculation.

     Inventories will comprise the cost of materials and supplies, whether stored on board the rigs, onshore at Sedco Forex, vendor or third-party facilities, or in transit. An "Inventories Differential" means that inventories, excluding any amount related to newbuild rigs, stated at cost and before any reduction for obsolescence reserve, amount to less than $49,000,000, in which case there exists a negative differential amount equal to the shortfall, or that such inventories exceed $53,000,000, in which case there exists a positive differential amount equal to the excess. This range will be adjusted downward by the value of the drilling rig Omega's consigned inventory in the event that the charter for the Omega is terminated and inventory on consignment is returned to the rig owner. The obsolescence reserve will be fixed at approximately $10,000,000.

     Other Current Assets will comprise prepaid expenses, value added taxes recoverable, sundry deposits and deferred operating and financial costs associated with prevailing and future contracts. An "Other Current Assets Differential" means that, excluding all balances related to hedges and related premiums, deferred operating costs and value added taxes recoverable, Other Current Assets is less than $3,000,000, in which case there exists a negative differential amount equal to the shortfall, or that such Other Current Assets exceeds $6,000,000, in which case there exists a positive differential amount equal to the excess.

     Suppliers Payable and Accruals will comprise all amounts due to non-Affiliates, whether invoiced or not, for goods and services rendered on or before the Pre-Closing Balance Sheet Date. An "Excess Suppliers Payable and Accruals Balance" exists when Suppliers Payable and Accruals, excluding those relating to capital expenditures on newbuilds, exceeds $47,000,000.

     Employee and Other Payables will comprise short-term or long-term amounts payable to or for the benefit of employees, payroll withholdings and deductions, state and local taxes, value added taxes payable, deferred revenues, specific reserves for identified liabilities, whether contingent or not, and miscellaneous accruals associated with operations in the ordinary course. An "Excess Employee and Other Payables Balance" exists when, excluding liabilities related to employees and related benefits, state and local taxes, valued added taxes payable, deferred revenues, and any specific reserves for identified liabilities, Employee and Other Payables exceeds $10,000,000.

     The "Specified Reserve" will be the amount reflected in the Pre-Closing Balance Sheet as a reserve for the second item listed under "Pending Claims" on the Sedco Forex Litigation and Claims Report dated 5 July, 1999 attached to
Schedule 6.8 of the Sedco Forex Disclosure Letter. Any increase in such reserve from that reflected in Schedule 6.8 to the Sedco Forex Disclosure Letter shall be taken into account as set forth in Section 2.02(b).

                                                                         ANNEX C

[GOLDMAN SACHS LETTERHEAD]

PERSONAL AND CONFIDENTIAL
--------------------------------------------------------------------------------

July 12, 1999

Board of Directors
Schlumberger Limited
277 Park Avenue
New York, NY 10172

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders of shares of common stock, par value $0.01 per share (the "Schlumberger Shares"), of Schlumberger Limited ("Schlumberger"), as if they were the current holders of the shares of capital stock, par value $0.01 per share (the "Shares"), of Sedco Forex Holdings Limited (the "Company"), of the Merger Ratio (as defined below) pursuant to the Agreement and Plan of Merger (the "Agreement"), dated as of July 12, 1999, among Schlumberger, the Company and Transocean Offshore, Inc. ("Transocean"). Pursuant to the Agreement, a wholly-owned subsidiary of Transocean will be merged with and into the Company (the "Merger") and each outstanding Share will be converted into a number of ordinary shares, par value $0.01 per share, of Transocean (the "Transocean Ordinary Shares") equal to fifty-two forty-eighths times the number of fully diluted Transocean Ordinary Shares (calculated according to the treasury method under U.S. generally accepted accounting principles) immediately prior to the Effective Time (as defined in the Agreement) divided by the number of fully diluted Shares (calculated according to the treasury method under U.S. generally accepted accounting principles) immediately prior to the Effective Time (the "Merger Ratio"). We understand that the Company is a wholly-owned subsidiary of Schlumberger and that pursuant to a Distribution Agreement, dated as of July 12, 1999, between Schlumberger and the Company (the "Distribution Agreement"), the Company will own certain assets of Sedco Forex, a business division of Schlumberger, and Schlumberger will distribute all of the outstanding Shares on a pro rata basis to holders of Schlumberger Shares at least one day prior to the Effective Time (the "Distribution").

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to Schlumberger from time to time, including having acted as its financial advisor in connection with the merger with Camco International Inc. in August 1998, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to Transocean from time to time, including (i) having acted as financial advisor to Sonat Offshore Drilling Inc., a predecessor to Transocean, in its merger with Transocean Drilling A/S in September 1996;
(ii) having acted as lead-managing underwriter of a public offering of 7.45% Notes due 2027 and 8% Debentures due 2027 in April 1997; and (iii) having acted as agent in Transocean's stock repurchase program. Goldman, Sachs & Co. may provide investment banking services to Transocean in the future. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may, from time to time, effect transactions and hold

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securities, including derivative instruments, of Schlumberger and Transocean for its own account and for the accounts of customers. As of the date hereof, Goldman, Sachs & Co. accumulated a net long position of 58,895 Schlumberger Shares and options to sell 123,500 Schlumberger Shares and a net long position of 128,800 Transocean Ordinary Shares and options to sell 20,000 Transocean Ordinary Shares.

In connection with this opinion, we have reviewed, among other things, the Agreement; the Distribution Agreement; an unaudited balance sheet and combined statement of operations of the Sedco Forex Business (as defined in the Distribution Agreement) as of and for the year ended December 31, 1998; a pro forma combined statement of operations of the Sedco Forex Business for the year ended December 31, 1998 to reflect the reversal of the effect of certain non-recurring events and provide for the elimination of shared costs and certain intercompany insurance costs; Annual Reports to Stockholders and Annual Reports on Form 10-K of Schlumberger and Transocean for the five years ended December 31, 1998; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Schlumberger and Transocean; certain other communications from Schlumberger and Transocean to their respective stockholders; and certain internal financial analyses and forecasts for the Company and Transocean prepared by their respective managements in consultation with each other, including certain cost savings and operating synergies projected by the managements of the Company and Transocean to result from the Merger (the "Synergies"). We also have held discussions with members of the senior managements of Schlumberger, the Company and Transocean regarding the strategic rationale for, and the potential benefits of, the Merger contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. We also have reviewed with third party consultants their asset valuation estimates of the Company's and Transocean's drilling rig fleets. In addition, we have reviewed the reported price and trading activity for Transocean Ordinary Shares, compared certain financial and stock market information for Transocean with similar information for certain other companies the securities of which are publicly traded and performed such other studies and analyses as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the internal financial forecasts prepared by the managements of the Company and Transocean, including the Synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company and Transocean. We also have assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company or Transocean or on the contemplated benefits of the transaction contemplated by the Agreement. Our opinion does not address the relative merits of the transactions contemplated pursuant to the Agreement as compared to any alternative business transaction that might be available to the Company or Schlumberger. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Transocean or any of their subsidiaries and except for the asset valuation estimates referred to in the third paragraph of this opinion, we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of Schlumberger in connection with its consideration of the Merger and does not constitute a recommendation as to how any holder of Schlumberger Shares should vote with respect to the Distribution. Our opinion relates solely to the Merger Ratio in the Merger and does not address, and we are not opining upon, the Distribution or the prices at which the Schlumberger Shares or Transocean Ordinary Shares will trade following the Merger.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Merger Ratio pursuant to the Agreement is fair from a financial point of view to the holders of the Schlumberger Shares, as if they were the current holders of the Shares.

Very truly yours,

/s/ GOLDMAN, SACHS & CO.
------------------------------------

GOLDMAN, SACHS & CO.

                                                                         ANNEX D

July 11, 1999                                                       CONFIDENTIAL

Board of Directors
Transocean Offshore Inc.
4 Greenway Plaza
Houston, Texas 77046

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to Transocean Offshore Inc. ("Transocean" or the "Company") and its shareholders of the Merger Ratio (as defined below) as set forth in the Agreement and Plan of Merger to be dated July 12, 1999 among Schlumberger Limited ("Schlumberger"), Sedco Forex Holdings Limited ("Sedco Forex"), a wholly-owned subsidiary of the Company ("Merger Sub"), and the Company (the "Merger Agreement"). The Merger Agreement provides for, among other things, the merger of Merger Sub with and into Sedco Forex with Sedco Forex becoming a wholly-owned subsidiary of the Company (the "Merger"). Prior to the effectiveness of the Merger, pursuant to the Distribution Agreement to be dated July 12, 1999 between Schlumberger and Sedco Forex, Schlumberger will separate the Schlumberger business from the Sedco Forex business and all of the issued and outstanding common shares of Sedco Forex will then be distributed to the holders of Schlumberger common stock on a pro rata basis of one share of Sedco Forex common stock for each outstanding share of common stock of Schlumberger. In the Merger, each issued and outstanding share of Sedco Forex common stock will be exchanged for and converted into a number of Transocean ordinary shares equal to fifty-two forty-eighths times the number of fully diluted Transocean ordinary shares divided by the number of fully diluted common shares of Sedco Forex (the "Merger Ratio").

In arriving at our opinion we reviewed and analyzed, among other things, the following: (i) the drafts dated July 9, 1999 of the Merger Agreement, the Distribution Agreement and the ancillary transaction agreements; (ii) the financial statements and other information concerning the Company contained in the Company's Annual Reports to stockholders and Annual Reports on Form 10-K for each of the three years ended December 31, 1998, 1997 and 1996, certain interim reports to the Company's shareholders, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31,1999 and the Company's most recent Proxy Statement; (iii) the unaudited financial statements and 1998 pro forma statement of operations with respect to the Sedco Forex business described in Section 6.7 of the Merger Agreement; (iv) certain business and financial analysis and information relating to the Company and Sedco Forex, including certain internal financial forecasts prepared by management of the Company and by the management of Schlumberger, provided to us by the Company and Schlumberger; (v) certain publicly available information concerning the trading of, and the trading market for, the Company's ordinary shares; (vi) certain publicly available information with respect to certain other companies that we believe to be comparable to the Company and Sedco Forex and the trading markets for certain of such other companies' securities; (vii) certain publicly available information concerning estimates of the future operating performances of the Company and Sedco Forex and the comparable companies prepared by industry analysts unaffiliated with either the Company or Sedco Forex; and (viii) certain publicly available information concerning the nature and terms of certain other transactions we considered relevant to the analysis. We also met with certain officers and employees of the Company, Schlumberger and Sedco Forex to discuss the assets, liabilities, operations and businesses of the Company and Sedco Forex and to discuss the cost savings and the strategic benefits expected to result from a combination of the businesses of the Company and Sedco Forex. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In arriving at this opinion, we, with your consent, assumed and relied upon the accuracy and completeness of all the foregoing information and did not independently verify any of such information. With respect to financial forecasts, we utilized certain information set forth therein and assumed that such information was reasonably prepared on bases reflecting the best estimates and judgments of the management of the Company and Schlumberger and Sedco Forex as to the future financial performance of the Company and Sedco Forex, as available at the time of preparation. We did not conduct a physical inspection of any of the assets, operations or facilities of the Company or Sedco Forex and did not make or receive any independent evaluation or appraisal of any assets or liabilities (contingent or otherwise) of the Company or Sedco Forex. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of the Company's business. Upon advice of the Company and its legal and accounting advisors, we have assumed that the Merger will qualify as a tax-free transaction to the shareholders of the Company.

We are serving as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. As a specialized energy-related investment banking firm, Simmons & Company International is engaged, among other things, in the valuation of businesses and their securities in connection with mergers and acquisitions, in the management and underwriting and sales of equity and debt securities to the public and in private placements of equity and debt securities. In addition, in the ordinary course of business, we may actively trade the securities of Transocean and Schlumberger for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. We also have from time to time been engaged by the Company to provide general corporate financial advisory services.

You agree that this opinion letter is for the use and benefit of the Board of Directors of the Company, and may not be used for any other purpose without our prior written consent, other than for including with the Company's registration statement relating to the Merger. This opinion does not address the merits of the underlying decision by the Company to enter into the Merger Agreement and does not constitute a recommendation to any Transocean shareholder as to how such shareholder should vote on the Merger or on any matter related thereto. We are not expressing any opinion herein as to the prices at which Transocean ordinary shares will trade following announcement or consummation of the Merger. The opinion expressed herein is necessarily based upon conditions as they exist and can be evaluated on, and on the information made available at, the date hereof.

Based upon and subject to the foregoing, we are of the opinion that on the date hereof the Merger Ratio is fair to the Company and its shareholders from a financial point of view.

Sincerely,

John R. Rutherford
Managing Director
Simmons & Company International

                                                                         ANNEX E

                            LONG-TERM INCENTIVE PLAN
                                       OF
                            TRANSOCEAN OFFSHORE INC.

                 (AS AMENDED AND RESTATED AS OF MARCH 12, 1998
          AND AS CONFORMED THROUGH AMENDMENT NO. 1 DATED MAY 14, 1999)

                                   I. GENERAL

1.1  PURPOSE OF THE PLAN

     The Long-Term Incentive Plan (the "Plan") of Transocean Offshore Inc., a Cayman Islands exempted company (the "Company"), is intended to advance the best interests of the Company and its subsidiaries by providing Directors and employees with additional incentives through the grant of options ("Options") to purchase ordinary shares, par value US $0.01 per share, of the Company ("Ordinary Shares"), share appreciation rights ("SARs"), restricted Ordinary Shares ("Restricted Shares") and cash performance awards ("Cash Awards"), thereby increasing the personal stake of such Directors and employees in the continued success and growth of the Company.

1.2  ADMINISTRATION OF THE PLAN

     (a) The Plan shall be administered by the Executive Compensation Committee or other designated committee (the "Committee") of the Board of Directors of the Company (the "Board of Directors") which shall consist of at least two Directors all of whom (i) are not eligible for awards under Articles II and III of the Plan, (ii) are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and (iii) are Outside Directors satisfying the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor thereto (the "Code"). The Committee shall have authority to interpret conclusively the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions of fact arising in the application of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, the Committee shall have no power or discretion to vary the amount or terms of awards under Article IV of the Plan, except as provided in Section 6.2. All decisions and acts of the Committee shall be final and binding upon all affected Plan participants.

     (b) The Committee shall designate the eligible employees, if any, to be granted awards under Articles II and III and the type and amount of such awards and the time when awards will be granted. All awards granted under the Plan shall be on the terms and subject to the conditions hereinafter provided.

1.3  ELIGIBLE PARTICIPANTS

     Employees, including officers, of the Company and its subsidiaries, and of partnerships or joint ventures in which the Company and its subsidiaries have a significant ownership interest as determined by the Committee (all of such subsidiaries, partnerships and joint ventures being referred to as "Subsidiaries") shall be eligible for awards under Articles II, III and V of the Plan. Directors who are not employees of the Company or its Subsidiaries shall not be eligible for awards under Articles II, III and V.

     Each Director of the Company who is not an officer or employee of the Company or any of its subsidiaries (an "Eligible Director") shall automatically be granted awards under Article IV of the Plan. Each Eligible Director to whom Options or SARs are granted under Article IV is hereinafter referred to as a "Participant."

1.4  AWARDS UNDER THE PLAN

     Awards to employees under Articles II and III may be in the form of (i) Options to purchase Ordinary Shares, (ii) Shares Appreciation Rights which may be either freestanding or issued in tandem with Options, (iii) Restricted Ordinary Shares, (iv) Supplemental Payments which may be awarded with respect to

Options, Shares Appreciation Rights and Restricted Ordinary Shares, or (v) any combination of the foregoing. Awards to employees under Article V will be in the form of performance awards payable in cash.

     Awards to Eligible Directors under Article IV shall be in the form of (i) Options to purchase Ordinary Shares and Supplemental Payments with respect thereto, or (ii) solely in the case of Eligible Directors residing in Norway, freestanding SARs.

1.5  SHARES SUBJECT TO THE PLAN

     The aggregate number of Ordinary Shares which may be issued with respect to awards made under Articles II and III shall not exceed 6,100,000 shares, reduced by the number of shares which have been issued pursuant to such Articles prior to the date of this Amendment and Restatement. In addition, the aggregate number of Ordinary Shares which may be issued with respect to awards made under Article IV shall not exceed 200,000, reduced by the number of shares which have been issued pursuant to such Article prior to the date of this Amendment and Restatement. At no time shall the number of shares issued plus the number of shares estimated by the Committee to be ultimately issued with respect to outstanding awards under the Plan exceed the number of shares that may be issued under the Plan. No employee shall be granted Share Options, freestanding Share Appreciation Rights, or Restricted Ordinary Shares, or any combination of the foregoing, with respect to more than 600,000 Ordinary Shares in any fiscal year (subject to adjustment as provided in Section 6.2). No employee shall be granted a Supplemental Payment in any fiscal year with respect to more than the number of Ordinary Shares covered by Share Options, freestanding Share Appreciation Rights or Restricted Ordinary Shares awards granted to such employee in such fiscal year. Shares distributed pursuant to the Plan may consist of authorized but unissued shares or treasury shares of the Company, as shall be determined from time to time by the Board of Directors.

     If any Option under the Plan shall expire, terminate or be canceled (including cancellation upon the holder's exercise of a related Share Appreciation Right) for any reason without having been exercised in full, or if any Restricted Ordinary Shares shall be forfeited to the Company, the unexercised Options and forfeited Restricted Ordinary Shares shall not count against the above limit and shall again become available for grants under the Plan (regardless of whether the holder of such Options or shares received dividends or other economic benefits with respect to such Options or shares). Ordinary Shares equal in number to the shares surrendered in payment of the option price, and Ordinary Shares which are withheld in order to satisfy federal, state or local tax liability, shall not count against the above limit and shall again become available for grants under the Plan. Only the number of Ordinary Shares actually issued upon exercise of a Share Appreciation Right or payment of a Supplemental Payment shall count against the above limit, and any shares which were estimated to be used for such purposes and were not in fact so used shall again become available for grants under the Plan.

     Freestanding Shares Appreciation Rights which may be settled solely in cash shall be issued with respect to no more than an aggregate of 100,000 underlying shares. Such SARs shall not count against the limits set forth above on the number of Ordinary Shares which may be issued under the Plan. If any freestanding SAR shall expire, terminate, or be canceled for any reason without having been exercised in full, the unexercised SARs shall not count against this limit and shall again become available for grants under the Plan.

1.6  OTHER COMPENSATION PROGRAMS

     The existence and terms of the Plan shall not limit the authority of the Board of Directors in compensating Directors and employees of the Company and its subsidiaries in such other forms and amounts, including compensation pursuant to any other plans as may be currently in effect or adopted in the future, as it may determine from time to time.

                II. SHARE OPTIONS AND SHARE APPRECIATION RIGHTS

2.1  TERMS AND CONDITIONS OF OPTIONS

     Subject to the following provisions, all Options granted under the Plan to employees of the Company and its Subsidiaries shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine.

          (a) Option Price. The option price per share shall not be less than the fair market value of the Ordinary Shares (as determined by the Committee) on the date the Option is granted. Notwithstanding the foregoing, the option price per share with respect to any Option granted by the Committee within 90 days of the closing of the initial public offering of the Company's Ordinary Shares shall be at the initial public offering price for such Shares.

          (b) Term of Option. The term of an Option shall not exceed ten years from the date of grant, except as provided pursuant to Section 2.1(g) with respect to the death of an optionee. No Option shall be exercised after the expiration of its term.

          (c) Exercise of Options. Options shall be exercisable at such time or times and subject to such terms and conditions as the Committee shall specify in the Option grant. The Committee shall have discretion to at any time declare all or any portion of the Options held by any optionee to be immediately exercisable. An Option may be exercised in accordance with its terms as to any or all shares purchasable thereunder.

          (d) Payment for Shares. The Committee may authorize payment for shares as to which an Option is exercised to be made in cash, Ordinary Shares, by "cashless exercise" or in such other manner as the Committee in its discretion may provide.

          (e) Nontransferability of Options. No Option or any interest therein shall be transferable by the optionee other than by will or by the laws of descent and distribution. During an optionee's lifetime, all Options shall be exercisable only by such optionee or by the guardian or legal representative of the optionee.

          (f) Shareholder Rights. The holder of an Option shall, as such, have none of the rights of a shareholder.

          (g) Termination of Employment. The Committee shall have discretion to specify in the Option grant or an amendment thereof, provisions with respect to the period during which the Option may be exercised following the optionee's termination of employment. Notwithstanding the foregoing, the Committee shall not permit any Option to be exercised beyond the term of the Option established pursuant to Section 2.1(b), except that the Committee may provide that, notwithstanding such Option term, an Option which is outstanding on the date of an optionee's death shall remain outstanding and exercisable for up to one year after the optionee's death.

          (h) Change of Control. Notwithstanding the exercisability schedule governing any Option, upon the occurrence of a Change of Control (as defined in Section 6.10) all Options outstanding at the time of such Change of Control and held by optionees who are employees of the Company or its Subsidiaries at the time of such Change of Control shall become immediately exercisable and, unless the optionee agrees otherwise in writing, shall remain exercisable for the remainder of the Option term.

2.2  SHARE APPRECIATION RIGHTS IN TANDEM WITH OPTIONS

     (a) The Committee may, either at the time of grant of an Option or at any time during the term of the Option, grant Share Appreciation Rights with respect to all or any portion of the Ordinary Shares covered by such Option. A tandem Share Appreciation Right may be exercised at any time the Option to which it relates is then exercisable, but only to the extent the Option to which it relates is exercisable, and shall be subject to the conditions applicable to such Option. When a tandem Share Appreciation Right is exercised, the Option to which it relates shall cease to be exercisable to the extent of the number of shares with respect to which the tandem Share Appreciation Right is exercised. Similarly, when an Option is exercised, the tandem Share Appreciation Rights relating to the shares covered by such Option exercise shall terminate. Any tandem Share Appreciation Right which is outstanding on the last day of the term of the related Option (as determined pursuant to Section 2.1(b)) shall be automatically exercised on such date for cash without any action by the optionee.

     (b) Upon exercise of a tandem Share Appreciation Right, the holder shall receive, for each share with respect to which the tandem Share Appreciation Right is exercised, an amount (the "Appreciation") equal to the amount by which the fair market value (as defined below) of a share of Ordinary Shares on the date of exercise of the Share Appreciation Right exceeds the option price per share of the Option to which the tandem Share Appreciation Right relates. For purposes of the preceding sentence, the fair market value of a share of Ordinary Shares shall be the average of the high and low prices of such shares as reported on the consolidated reporting system. The Appreciation shall be payable in cash, Ordinary Shares, or a combination of both, at the option of the Committee, and shall be paid within 30 days of the exercise of the tandem Share Appreciation Right.

     (c) Notwithstanding the foregoing, if a tandem Share Appreciation Right is exercised within 60 days of the occurrence of a Change of Control, (i) the Appreciation and any Supplemental Payment (as defined in Section 2.4) to which the holder is entitled shall be payable solely in cash, and (ii) in addition to the Appreciation and the Supplemental Payment (if any), the holder shall receive, in cash, (1) the amount by which the greater of (a) the highest market price per share of Ordinary Shares during the 60-day period preceding exercise of the tandem Share Appreciation Right or (b) the highest price per share of Ordinary Shares (or the cash-equivalent thereof as determined by the Board of Directors) paid by an acquiring person during the 60-day period preceding a Change of Control, exceeds the fair market value of a share of Ordinary Shares on the date of exercise of the tandem Share Appreciation Right, plus (2) if the holder is entitled to a Supplemental Payment, an additional payment, calculated under the same formula as used for calculating such holder's Supplemental Payment, with respect to the amount referred to in clause (1) of this sentence.

2.3  FREESTANDING SHARE APPRECIATION RIGHTS

     The Committee may grant Freestanding Share Appreciation Rights to employees of the Company and its Subsidiaries, in such form and having such terms and conditions as the Committee, in its discretion, may from time to time determine, subject to the following provisions.

          (a) Base Price and Appreciation. Each freestanding SAR shall be granted with a base price, which shall not be less than the fair market value of the Ordinary Shares (as determined by the Committee) on the date the SAR is granted. Upon exercise of a freestanding SAR, the holder shall receive, for each share with respect to which the SAR is exercised, an amount (the "Appreciation") equal to the amount by which the fair market value (as defined below) of an Ordinary Share on the date of exercise of the SAR exceeds the base price of the SAR. For purposes of the preceding sentence, the fair market value of an Ordinary Share shall be the average of the high and low prices of such shares as reported on the New York Stock Exchange composite tape. The Appreciation shall be payable in cash and shall be paid within 30 days of the exercise of the SAR.

          (b) Term of SAR. The term of a freestanding SAR shall not exceed ten years from the date of grant, except as provided pursuant to Section 2.3(f) with respect to the death of the grantee. No SAR shall be exercised after the expiration of its term. Any freestanding SAR which is outstanding on the last day of its term (as such term may be extended pursuant to Section 2.3(f)) and as to which the Appreciation is a positive number on such date shall be automatically exercised on such date for cash without any action by the grantee.

          (c) Exercise of SARs. Freestanding SARs shall be exercisable at such time or times and subject to such terms and conditions as the Committee may specify in the SAR grant. The Committee shall have discretion to at any time declare all or any portion of the freestanding SARs then outstanding to be immediately exercisable. A freestanding SAR may be exercised in accordance with its terms in whole or in part.

          (d) Nontransferability of SARs. No SAR or any interest therein shall be transferable by the grantee other than by will or by the laws of descent and distribution. During a grantee's lifetime, all SARs shall be exercisable only by such grantee or by the guardian or legal representative of the grantee.

          (e) Shareholder Rights. The holder of an SAR shall, as such, have none of the rights of a shareholder.

          (f) Termination of Employment. The Committee shall have discretion to specify in the SAR grant or an amendment thereof, provisions with respect to the period during which the SAR may be exercised following the grantee's termination of employment. Notwithstanding the foregoing, the Committee shall not permit any SAR to be exercised beyond the term of the SAR established pursuant to Section 2.3(b), except that the Committee may provide that, notwithstanding such SAR term, an SAR which is outstanding on the date of a grantee's death shall remain outstanding and exercisable for up to one year after the grantee's death.

          (g) Change of Control. Notwithstanding the exercisability schedule governing any SAR, upon the occurrence of a Change of Control (as defined in Section 6.10) all SARs outstanding at the time of such Change of Control and held by grantees who are employees of the Company or its Subsidiaries at the time of such Change of Control shall become immediately exercisable and, unless the grantee agrees otherwise in writing, shall remain exercisable for the remainder of the SAR term. In addition, the Committee may provide that if a freestanding SAR is exercised within 60 days of the occurrence of a Change of Control, in addition to the Appreciation the holder shall receive, in cash, the amount by which the greater of (a) the highest market price per Ordinary Share during the 60-day period preceding exercise of the SAR or (b) the highest price per Ordinary Share (or the cash equivalent thereof as determined by the Board of Directors) paid by an acquiring person during the 60-day period preceding a Change of Control, exceeds the fair market value of an Ordinary Share on the date of exercise of the SAR.

2.4  SUPPLEMENTAL PAYMENT ON EXERCISE OF OPTIONS OR SHARE APPRECIATION RIGHTS

     The Committee, either at the time of grant or at the time of exercise of any Option or tandem Share Appreciation Right, may provide for a supplemental payment (the "Supplemental Payment") by the Company to the optionee with respect to the exercise of any Option or tandem Share Appreciation Right. The Supplemental Payment shall be in the amount specified by the Committee, which shall not exceed the amount necessary to pay the income tax payable to the national government with respect to both exercise of the Option or tandem Share Appreciation Right and receipt of the Supplemental Payment, assuming the optionee is taxed at the maximum effective income tax rate applicable thereto. The Committee shall have the discretion to grant Supplemental Payments that are payable solely in cash or Supplemental Payments that are payable in cash, Ordinary Shares, or a combination of both, as determined by the Committee at the time of payment. The Supplemental Payment shall be paid within 30 days of the date of exercise of an Option or Share Appreciation Right (or, if later, within 30 days of the date on which income is recognized for federal income tax purposes with respect to such exercise).

2.5  STATUTORY OPTIONS

     Subject to the limitations on Option terms set forth in Section 2.1, the Committee shall have the authority to grant (i) incentive shares options within the meaning of Section 422 of the Code and (ii) Options containing such terms and conditions as shall be required to qualify such Options for preferential tax treatment under the Code as in effect at the time of such grant. Options granted pursuant to this Section 2.4 may contain such other terms and conditions permitted by Article II of this Plan as the Committee, in its discretion, may from time to time determine (including, without limitation, provision for Share Appreciation Rights and Supplemental Payments), to the extent that such terms and conditions do not cause the Options to lose their preferential tax treatment. To the extent the Code and Regulations promulgated thereunder require a plan to contain specified provisions in order to qualify options for preferential tax treatment, such provisions shall be deemed to be stated in this Plan.

                        III. RESTRICTED ORDINARY SHARES

3.1  TERMS AND CONDITIONS OF RESTRICTED ORDINARY SHARES AWARDS

     Subject to the following provisions, all awards of Restricted Ordinary Shares under the Plan to employees of the Company and its Subsidiaries shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine.

          (a) The Restricted Ordinary Shares award shall specify the number of Restricted Ordinary Shares to be awarded, the price, if any, to be paid by the recipient of the Restricted Ordinary Shares, and the date or dates on which the Restricted Ordinary Shares will vest. The vesting of Restricted Ordinary Shares may be conditioned upon the completion of a specified period of service with the Company or its Subsidiaries, upon the attainment of specified performance goals, or upon such other criteria as the Committee may determine in its sole discretion.

          (b) Share certificates representing the Restricted Ordinary Shares granted to an employee shall be registered in the employee's name. Such certificates shall either be held by the Company on behalf of the employee, or delivered to the employee bearing a legend to restrict transfer of the certificate until the Restricted Ordinary Shares has vested, as determined by the Committee. The Committee shall determine whether the employee shall have the right to vote and/or receive dividends on the Restricted Ordinary Shares before they have vested. No Restricted Ordinary Shares may be sold, transferred, assigned, or pledged by the employee until such shares have vested in accordance with the terms of the Restricted Ordinary Shares award. In the event of an employee's termination of employment before all of his Restricted Ordinary Shares have vested, or in the event other conditions to the vesting of Restricted Ordinary Shares have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the Restricted Ordinary Shares which have not vested shall be forfeited and any purchase price paid by the employee shall be returned to the employee. At the time Restricted Ordinary Shares vests (and, if the employee has been issued legended certificates of Restricted Ordinary Shares, upon the return of such certificates to the Company), a certificate for such vested shares shall be delivered to the employee (or the Beneficiary designated by the employee in the event of death), free of all restrictions.

          (c) Notwithstanding the vesting conditions set forth in the Restricted Ordinary Shares award, (i) the Committee may in its discretion accelerate the vesting of Restricted Ordinary Shares at any time, and (ii) all Restricted Ordinary Shares shall vest upon a Change of Control of the Company.

3.2  PERFORMANCE AWARDS UNDER SECTION 162(m) OF THE CODE

     The Committee shall have the right to designate awards of Restricted Ordinary Shares as "Performance Awards." Notwithstanding any other provisions of this Article III, awards so designated shall be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such awards in accordance with Section 162(m) of the Code. The grant or vesting of a Performance Award shall be subject to the achievement of performance objectives (the "Performance Objectives") established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a business unit, and either as an absolute measure or as a measure of comparative performance relative to a peer group of companies: sales, operating profits, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, share price, economic value added, and market value added.

     The Performance Objectives for a particular Performance Award relative to a particular fiscal year shall be established by the Committee in writing no later than 90 days after the beginning of such year. The Committee shall have the authority to determine whether the Performance Objectives and other terms and conditions of the award are satisfied, and the Committee's determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing. The Committee shall have discretion to modify or waive the Performance Objectives or conditions to the grant or vesting of a

Performance Award only to the extent that the exercise of such discretion would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.

3.3  SUPPLEMENTAL PAYMENT ON VESTING OF RESTRICTED ORDINARY SHARES

     The Committee, either at the time of grant or at the time of vesting of Restricted Ordinary Shares, may provide for a Supplemental Payment by the Company to the employee in an amount specified by the Committee which shall not exceed the amount necessary to pay the federal income tax payable with respect to both the vesting of the Restricted Ordinary Shares and receipt of the Supplemental Payment, assuming the employee is taxed at the maximum effective federal income tax rate applicable thereto and has not elected to recognize income with respect to the Restricted Ordinary Shares before the date such Restricted Ordinary Shares vest. The Supplemental Payment shall be paid within 30 days of each date that Restricted Ordinary Shares vest. The Committee shall have the discretion to grant Supplemental Payments that are payable solely in cash or Supplemental Payments that are payable in cash, Ordinary Shares, or a combination of both, as determined by the Committee at the time of payment.

                       IV. SHARES OPTIONS OR FREESTANDING
                    SHARES APPRECIATION RIGHTS FOR DIRECTORS

4.1  GRANT OF OPTIONS OR FREESTANDING SARS

     Each person who becomes an Eligible Director (other than a person who first becomes an Eligible Director on the date of an annual meeting of the Company's shareholders) shall be granted, effective as of the date such person becomes an Eligible Director, (i) an Option to purchase 4,000 Ordinary Shares, if such person is not then residing in Norway, or (ii) a freestanding SAR with respect to 4,000 Ordinary Shares, if such person is then residing in Norway. Each person who is or becomes an Eligible Director on the date of an annual meeting of the Company's shareholders and whose service on the Board of Directors will continue after such meeting shall be granted, effective as of the date of such meeting,
(i) an Option to purchase 4,000 Ordinary Shares, if such person is not then residing in Norway, or (ii) a freestanding SAR with respect to 4,000 Ordinary Shares, if such person is then residing in Norway.

4.2  TERMS AND CONDITIONS OF OPTIONS

     Each Option granted under this Article shall have the following terms and conditions:

          (a) Option Price. The option price per share shall be the closing sales price of an Ordinary Share on the date the Option is granted (or, if Ordinary Shares are not traded on such date, on the immediately preceding date on which Ordinary Shares are traded).

          (b) Term of Option. Each Option shall expire ten years from the date of grant, except as provided in Section 4.2(c) with respect to the death of an optionee. No Option shall be exercised after the expiration of its term.

          (c) Exercise of Options. Subject to Section 4.2(g) and the remainder of this paragraph, each Option shall become exercisable in installments as follows: (1) a total of 1,333 Ordinary Shares may be purchased through exercise of the Option on or after the first anniversary of the date of grant; (2) a total of 2,666 Ordinary Shares may be purchased through exercise of the Option on or after the second anniversary of the date of grant; and (3) a total of 4,000 Ordinary Shares may be purchased through exercise of the Option on or after the third anniversary of the date of grant. If a Participant ceases to be a Director of the Company as a result of death, disability, or retirement from the Board of Directors on his Retirement Date (as defined in Section 4.2(i)), each Option shall immediately become fully exercisable and shall remain exercisable for the remainder of its term, except that an Option which is outstanding on the date of an optionee's death shall remain outstanding and exercisable for a term of the greater of ten years from the date of grant or one year after the optionee's death. If a Participant ceases to be a Director of the Company for any reason not set forth in the preceding sentence, no additional portions of the Option will become exercisable, and the portion of the Option that is then exercisable shall expire if not exercised within 60 days after cessation of service as a Director. An Option may be exercised in accordance with its terms as to any or all shares purchasable thereunder.

          (d) Payment for Shares. Payment for shares as to which an Option is exercised shall be made in cash, Ordinary Shares, by "cashless exercise," or a combination thereof, in the discretion of the Participant. Ordinary Shares delivered in payment of the Option price shall be valued at the average of the high and low prices of such Ordinary Shares on the date of exercise (or, if Ordinary Shares is not traded on such date, at the weighted average of the high and low prices on the nearest trading dates before and after such date).

          (e) Nontransferability of Options. No Option or any interest therein shall be transferable by the Participant other than by will or by the laws of descent and distribution. During a Participant's lifetime, all Options shall be exercisable only by such Participant or by the guardian or legal representative of the Participant.

          (f) Shareholder Rights. The holder of an Option shall, as such, have none of the rights of a shareholder.

          (g) Change of Control. Notwithstanding any other provisions of the Plan, upon the occurrence of a Change of Control (as defined in Section 6.10) all Options outstanding at the time of such Change of Control shall become immediately exercisable and shall remain exercisable for the remainder of their term.

          (h) Tax Status. The Options granted under this Article shall be "non-qualified" options, and shall not be incentive share options as defined in Section 422 of the Code.

          (i) Retirement Date. For purposes of this Article, a Participant's Retirement Date shall mean the date on which the Participant shall be required to retire from the Board of Directors under the retirement policies of the Board of Directors as in effect on the date of the Participant's retirement.

4.3  TERMS AND CONDITIONS OF FREESTANDING SHARE APPRECIATION RIGHTS

     Each Freestanding Share Appreciation Right granted under this Article shall have the following terms and conditions:

          (a) Base Price and Appreciation. The base price of the SAR shall be the closing sales price of an Ordinary Share on the date the SAR is granted (or, if Ordinary Shares are not traded on such date, on the immediately preceding date on which the Ordinary Shares are traded). Upon exercise of an SAR, the holder shall receive, for each share with respect to which the SAR is exercised, an amount (the "Appreciation") equal to the amount by which the fair market value of an Ordinary Share on the date of exercise of the SAR exceeds the base price of the SAR. For purposes of the preceding sentence, the fair market value of an Ordinary Share shall be the average of the high and low prices of such shares as reported on the New York Stock Exchange composite tape. The Appreciation shall be payable in cash and shall be paid within 30 days of the exercise of the SAR.

          (b) Term of SAR. Each SAR shall expire ten years from the date of grant, except as provided in Section 4.3(c) with respect to the death of a Participant. No SAR shall be exercised after the expiration of its term.

          (c) Exercise of SARs. Subject to Section 4.3(f) and the remainder of this paragraph, each SAR shall become exercisable in installments as follows: (1) the SAR shall be exercisable with respect to a total of 1,333 Ordinary Shares on or after the first anniversary of the date of grant; (2) the SAR shall be exercisable with respect to a total of 2,666 Ordinary Shares on or after the second anniversary of the date of grant; and (3) the SAR shall be exercisable with respect to a total of 4,000 Ordinary Shares on or after the third anniversary of the date of grant. If a Participant ceases to be a Director of the Company as a result of death, disability, or retirement from the Board of Directors on his Retirement Date (as defined in Section 4.2(i)), each SAR shall immediately become fully exercisable and shall remain exercisable for the remainder of its term, except that notwithstanding the term of the SAR, an SAR which is outstanding on the date of a Participant's death shall remain outstanding and exercisable for a term of the greater of ten years from the date of grant or one year after the Participant's death. If a Participant ceases to be a Director of the Company for any reason not set forth in the preceding sentence, no additional portions of the SAR will become exercisable, and the portion of the SAR that is then exercisable shall expire if not exercised within 60 days after cessation of service as a Director. An SAR may be exercised in accordance with its terms in whole or in part.

          (d) Nontransferability of SARs. No SAR or any interest therein shall be transferable by the Participant other than by will or by the laws of descent and distribution. During a Participant's lifetime, all SARs shall be exercisable only by such Participant or by the guardian or legal representative of the Participant.

          (e) Shareholder Rights. The holder of an SAR shall, as such, have none of the rights of a shareholder.

          (f) Change of Control. Notwithstanding any other provisions of the Plan, upon the occurrence of a Change of Control (as defined in Section 6.10) all SARs outstanding at the time of such Change of Control shall become immediately exercisable and shall remain exercisable for the remainder of their term.

          (g) Special Provisions. Notwithstanding the foregoing provisions of
     Section 4.3, the freestanding SARs granted to Eligible Directors residing in Norway who were first elected to the Board of Directors in 1996 (and who waived the grant of an Option to which they were then entitled under the terms of the Plan as then in effect) with respect to their initial election to the Board of Directors (i) shall have a base price equal to the closing sales price of the Ordinary Shares on the date of their initial election, and (ii) shall have exercise and expiration dates determined as if such SARs had been granted on the date of their initial election.

4.4  SUPPLEMENTAL PAYMENT ON EXERCISE OF PRIOR AWARDS OF OPTIONS OR SARS

          (a) Supplemental Payments. Within 30 days of each date that an Option or SAR granted prior to the date of this Amendment and Restatement is exercised, a Supplemental Payment shall be paid to the Participant (or to the Participant's Beneficiary in the event of death), in cash, in an amount equal to the amount necessary to pay the income tax payable to the national government where the Director resides with respect to both the exercise of such Option or SAR and receipt of the Supplemental Payment, assuming the Participant is taxed at the maximum effective income tax rate applicable thereto; provided, however, that no such payment shall be made if the Participant has waived his right to the payment pursuant to Section 4.4(b).

          (b) Waiver. The Committee may grant an additional Option or SAR, as applicable, to any Participant who agrees in writing to waive the right to receive a supplemental cash payment under Section 4.4(a). Such Option or SAR shall be immediately exercisable. All other provisions of Section 4.2 or 4.3 will apply as though the date of acceptance of the Option or SAR were the date of grant. Notwithstanding the foregoing, however, in no event shall (i) the number of Ordinary Shares subject to this Section 4.4(b) exceed 50,000, or (ii) the number of SARs subject to this Section 4.4(b) exceed 50,000.

                           V. CASH PERFORMANCE AWARDS

5.1  TERMS AND CONDITIONS OF CASH PERFORMANCE AWARDS

     A "Cash Award" is a cash bonus paid solely on account of the attainment of one or more objective performance goals that have been preestablished by the Committee. Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies, if any, as the Committee shall determine. Restrictions and contingencies limiting the right to receive a cash payment pursuant to a Cash Award shall be based on the achievement of single or multiple performance goals over a performance period established by the Committee. No employee shall receive Cash Awards during any calendar year aggregating in excess of $1 million.

5.2  PERFORMANCE OBJECTIVES UNDER SECTION 162(M) OF THE CODE

     The Committee shall have the right to designate Cash Awards as "Cash Performance Awards." Notwithstanding any other provisions of this Article V, awards so designated shall be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such awards in accordance with Section 162(m) of the Code. The payment of a Cash Performance Award shall be subject to the achievement of performance objectives (the "Performance Objectives") established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a business unit, and either as an absolute measure or as a measure of comparative performance relative to a peer group of companies: sales, operating profits, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, share price, economic value added, and market value added.

     The Performance Objectives for a particular Cash Performance Award relative to a particular fiscal year shall be established by the Committee in writing no later than 90 days after the beginning of such year. The Committee shall have the authority to determine whether the Performance Objectives and other terms and conditions of the award are satisfied, and the Committee's determination as to the achievement of Performance Objectives relating to a Cash Performance Award shall be made in writing.

                           VI. ADDITIONAL PROVISIONS

6.1  GENERAL RESTRICTIONS

     Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Ordinary Shares subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of Ordinary Shares is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such award or the issuance, purchase or delivery of Ordinary Shares thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

6.2  ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

     In the event of a scheme of arrangement, reorganization, recapitalization, Ordinary Share split, Ordinary Share dividend, combination of shares, rights offer, liquidation, dissolution, merger, consolidation, spin-off, sale of assets, payment of an extraordinary cash dividend, or any other change in or affecting the corporate structure or capitalization of the Company, the Committee shall make appropriate adjustment in the number and kind of shares authorized by the Plan (including any limitations on individual awards), in the number, price or kind of shares covered by the awards and in any outstanding awards under the Plan; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award.

6.3  AMENDMENTS

     (a) The Board of Directors may amend the Plan from time to time. No such amendment shall require approval by the shareholders unless shareholder approval is required to satisfy Rule 16b-3 under the Securities Exchange Act of 1934 or
Section 162(m) of the Code, or by applicable law or stock exchange requirements.

     (b) The Committee shall have the authority to amend any grant to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; however, no outstanding award may be revoked or altered in a manner unfavorable to the holder without the written consent of the holder.

     (c) If a Participant has ceased or will cease to be a Director of the Company for the convenience of the Company (as determined by the Board of Directors), the Board of Directors may amend all or any portion of such Participant's Options or SARs so as to make such Options or SARs fully exercisable and/or specify a schedule upon which they become exercisable, and/or permit all or any portion of such Options or SARs to remain exercisable for such period designated by it, but not beyond the expiration of the term established pursuant to Section 4.2(b) or 4.3(b). A Participant shall not participate in the deliberations or vote by the Board of Directors under this paragraph with respect to his Options or SARs. The exercise periods of Options or SARs established by the Board of Directors pursuant to this paragraph shall override the provisions of Section 4.2(c) or 4.3(c) to the extent inconsistent therewith.

6.4  CANCELLATION OF AWARDS

     Any award granted under Articles II and III of the Plan may be canceled at any time with the consent of the holder and a new award may be granted to such holder in lieu thereof, which award may, in the discretion of the Committee, be on more favorable terms and conditions than the canceled award; provided, however, that the Committee may not reduce the exercise or base price of outstanding Options or SARs where the existing exercise or base price is higher than the then current market price of the Ordinary Shares.

6.5  BENEFICIARY

     An employee or Participant may file with the Company a written designation of Beneficiary, on such form as may be prescribed by the Committee, to receive any Options, SARs, Restricted Shares, Ordinary Shares and Supplemental Payments that become deliverable to the employee or Participant pursuant to the Plan after the employee's or Participant's death. An employee or Participant may, from time to time, amend or revoke a designation of Beneficiary. If no designated Beneficiary survives the employee or Participant, the executor or administrator of the employee's or Participant's estate shall be deemed to be the employee's or Participant's Beneficiary.

6.6  WITHHOLDING

     (a) Whenever the Company proposes or is required to issue or transfer Ordinary Shares under the Plan, the Company shall have the right to require the award holder to remit to the Company an amount sufficient to satisfy any applicable withholding tax liability prior to the delivery of any certificate for such shares. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any withholding tax liability.

     (b) An employee entitled to receive Ordinary Shares under the Plan who has not received a cash Supplemental Payment may elect to have the withholding tax liability (or a specified portion thereof) with respect to such Ordinary Shares satisfied by having the Company withhold from the shares otherwise deliverable to the employee Ordinary Shares having a value equal to the amount of the tax liability to be satisfied with respect to the Ordinary Shares. An election to have all or a portion of the tax liability satisfied using Ordinary Shares shall comply with such requirements as may be imposed by the Committee.

6.7  NON-ASSIGNABILITY

     Except as expressly provided in the Plan, no award under the Plan shall be assignable or transferable by the holder thereof except by will or by the laws of descent and distribution. During the life of the holder, awards under the Plan shall be exercisable only by such holder or by the guardian or legal representative of such holder.

6.8  NON-UNIFORM DETERMINATIONS

     Determinations by the Committee under the Plan (including, without limitation, determinations of the persons to receive awards under Articles II and III; the form, amount and timing of such awards; the terms and provisions of such awards and the agreements evidencing same; and provisions with respect to termination of employment) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

6.9  NO GUARANTEE OF EMPLOYMENT OR DIRECTORSHIP

     The grant of an award under the Plan shall not constitute an assurance of continued employment for any period or any obligation of the Board of Directors to nominate any Director for re-election by the Company's shareholders.

6.10  CHANGE OF CONTROL

     A "Change of Control" means:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding ordinary shares of the Company (the "Outstanding Company Ordinary Shares") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of
     Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation or other entity controlled by the Company or (iv) any acquisition by any corporation or other entity pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this
     Section 6.10; or

          (b) Individuals who, as of the date hereof, constitute the Board of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of the Company; provided, however, that for purposes of this Section 6.10 any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of the Company; or

          (c) Consummation of a scheme of arrangement, reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding ordinary shares or shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation or other entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation or other entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding ordinary shares or shares of common stock of the corporation or other entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation or other entity except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the action of the Board of the Company providing for such Business Combination; or

          (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

6.11  DURATION AND TERMINATION

     (a) The Plan shall be of unlimited duration. Notwithstanding the foregoing, no incentive Share option (within the meaning of Section 422 of the Code) shall be granted under the Plan, and no Options or SARs shall be granted under the Plan to Eligible Directors under Article IV, after May 1, 2003, but awards granted prior to such dates may extend beyond such dates, and the terms of this Plan shall continue to apply to all awards granted hereunder.

     (b) The Board of Directors may discontinue or terminate the Plan at any time. Such action shall not impair any of the rights of any holder of any award outstanding on the date of the Plan's discontinuance or termination without the holder's written consent.

6.12  EFFECTIVE DATE

     The original effective date of the Plan was May 1, 1993. This amendment and restatement of the Plan shall be effective March 12, 1998.

                                                    /s/ ERIC B. BROWN
                                            ------------------------------------
                                                       Eric B. Brown
                                                    Corporate Secretary

                                                                         ANNEX F

                            TRANSOCEAN OFFSHORE INC.

                          EMPLOYEE STOCK PURCHASE PLAN
 (EFFECTIVE MAY 14, 1998 AND AS CONFORMED THROUGH AMENDMENT NO. 1 DATED MAY 14,
                                     1999)

1. PURPOSE

     The Transocean Offshore Inc. Employee Stock Purchase Plan (the "Plan") is designed to encourage and assist all employees of Transocean Offshore Inc., a Cayman Islands exempted company limited by shares ("Transocean") and Subsidiaries (as defined in Section 4) (hereinafter collectively referred to as the "Company"), where permitted by applicable laws and regulations, to acquire an equity interest in Transocean through the purchase of ordinary shares, par value US$.01 per share, of Transocean ("Ordinary Shares"). It is intended that this Plan shall constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2. ADMINISTRATION OF THE PLAN

     The Plan shall be administered and interpreted by the Finance and Benefits Committee (the "Committee") appointed by the Board of Directors of Transocean (the "Board"), which Committee shall consist of at least two (2) persons. The Committee shall supervise the administration and enforcement of the Plan according to its terms and provisions and shall have all powers necessary to accomplish these purposes and discharge its duties hereunder including, but not by way of limitation, the power to (a) employ and compensate agents of the Committee for the purpose of administering the accounts of participating employees; (b) construe or interpret the Plan; (c) determine all questions of eligibility; and (d) compute the amount and determine the manner and time of payment of all benefits according to the Plan.

     The Committee may act by decision of a majority of its members at a regular or special meeting of the Committee or by decision reduced to writing and signed by all members of the Committee without holding a formal meeting. The Committee may delegate its duties and authority under this Plan to one or more officers of the Company, and actions taken by such duly authorized officers shall be deemed to be actions of the Committee.

3. NATURE AND NUMBER OF SHARES

     The Ordinary Shares subject to issuance under the terms of the Plan shall be Transocean's authorized but unissued Ordinary Shares, previously issued Ordinary Shares reacquired and held by Transocean or Ordinary Shares purchased on the open market. The aggregate number of Ordinary Shares which may be issued under the Plan shall not exceed two hundred fifty thousand (250,000) Ordinary Shares. All Ordinary Shares purchased under the Plan, regardless of source, shall be counted against the two hundred fifty thousand (250,000) Ordinary Share limitation.

     In the event of any scheme of arrangement, reorganization, share split, reverse share split, share dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of Transocean, the Committee may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the Ordinary Shares available for purchase under the plan and in the maximum number of Ordinary Shares which may be issued under the Plan, subject to the approval of the Board and in accordance with Section 19.

4. ELIGIBILITY REQUIREMENTS

     Each "Employee" (as hereinafter defined), except as described in the next following paragraph, shall become eligible to participate in the Plan in accordance with Section 5 on the first "Enrollment Date" (as defined therein) following employment by the Company. Participation in the Plan is voluntary.

     The following Employees are not eligible to participate in the Plan:

          (a) Employees who would, immediately upon enrollment in the Plan, own directly or indirectly, or hold options or rights to acquire, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any subsidiary (in determining share ownership of an individual, the rules of Section 424(d) of the Code shall be applied, and the Committee may rely on representations of fact made to it by the employee and believed by it to be true); and

          (b) Employees of Transocean who are customarily employed for less than twenty (20) hours per week or less than five (5) months in any calendar year; and

          (c) Employees of any Subsidiary who are excluded under the terms of any agreement evidencing the adoption of the Plan.

     "Employee" shall mean any individual employed by Transocean or any Subsidiary (as hereinafter defined). "Subsidiary" shall mean any corporation (a) which is in an unbroken chain of corporations beginning with Transocean if, on or after the Effective Date, each of the corporations other than the last corporation in the chain owns share possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in the chain and (b) which has adopted the Plan with the approval of the Committee.

5. ENROLLMENT

     Each eligible Employee of Transocean or any Subsidiary as of May 14, 1998 (the "Effective Date" herein) may enroll in the Plan as soon as administratively feasible after the Effective Date, as determined by the Committee. Each other eligible Employee of Transocean or a participating Subsidiary who thereafter becomes eligible to participate may enroll in the Plan on the first January 1 following the date he first meets the eligibility requirements of Section 4. Any eligible Employee not enrolling in the Plan when first eligible may enroll in the Plan on any subsequent January 1. Any eligible Employee may enroll or re-enroll in the Plan on the dates hereinabove prescribed or such other specific dates established by the Committee from time to time ("Enrollment Dates"). In order to enroll, an eligible Employee must complete, sign and submit the appropriate form to the person designated by the Committee.

6. METHOD OF PAYMENT

     Payment for shares is to be made as of the applicable "Purchase Date" (as defined in Section 9) through payroll deductions on an after-tax basis (with no right of prepayment) over the Plan's designated purchase period (the "Purchase Period"), with the first such deduction commencing with the first payroll period ending after the Enrollment Date. Each Purchase Period under the Plan shall be a period of one (1) year beginning on each January 1 and ending on the following December 31 or such other period as the Committee may prescribe; provided, however, that the initial Purchase Period beginning on the Effective Date shall commence on the Effective Date and end on December 31, 1998. Each participating Employee (hereinafter referred to as a "Participant") will authorize such deductions from his pay for each month during the Purchase Period and such amounts will be deducted in conformity with his employer's payroll deduction schedule; provided, however, that payroll withholding during the initial Purchase Period will begin as soon as administratively feasible, after the Effective Date, as is determined by the Committee in its discretion.

     Each Participant may elect to make contributions each pay period in amounts not less than fifty dollars ($50), not to exceed a monthly contribution equal to ten percent (10%) of the Participant's monthly compensation (base pay and overtime pay associated with base pay, but excluding premium or special pay and overtime associated therewith) (or such other dollar amounts as the Committee may establish from time to time before an Enrollment Date for all purchases to occur during the relevant Purchase Period). In establishing other dollar amounts of permitted contributions, the Committee may take into account the "Maximum Share Limitation" (as defined in Section 8). The rate of contribution shall be designated by the Participant in the enrollment form.

     A Participant may elect to increase or decrease the rate of contribution effective as of the first day of the Purchase Period by giving prior written notice to the person designated by the Committee on the appropriate form. A Participant may not elect to increase or decrease the rate of contribution during a Purchase Period. A Participant may suspend payroll deductions at any time during the Purchase Period, by giving prior written notice to the person designated by the Committee on the appropriate form. If a Participant elects to suspend his payroll deductions, such Participant's account will continue to accrue interest and will be used to purchase share at the end of the Purchase Period. A Participant may also elect to withdraw his entire contributions for the current Purchase Period in accordance with

     Section 8, by giving prior written notice to the person designated by the Committee on the appropriate form. Any Participant who withdraws his contributions will receive, as soon as practicable, his entire account balance, including interest and dividends, if any. Any Participant who suspends payroll deductions or withdraws contributions during any Purchase Period cannot resume payroll deductions during such Purchase Period and must re-enroll in the Plan in order to participate in the next Purchase Period.

     Except in case of cancellation of election to purchase, death, resignation or other terminating event, the amount in a Participant's account at the end of the Purchase Period will be applied to the purchase of Ordinary Shares.

7. CREDITING OF CONTRIBUTIONS, INTEREST AND DIVIDENDS

     Contributions shall be credited to a Participant's account as soon as administratively feasible after payroll withholding. Unless otherwise prohibited by laws and regulations, Participant contributions will receive interest at a rate realized for the investment vehicle or vehicles designated by the Committee for purposes of the Plan. Interest will be credited to a Participant's account from the first date on which such Participant's contributions are deposited with the investment vehicle until the earlier of (a) the end of the Purchase Period or (b) in the event of cancellation, death, resignation or other terminating event, the last day of the month prior to the date on which such contributions are returned to the Participant. Dividends on shares held in a Participant's account in the Plan will also be credited to such Participant's account if the Participant is enrolled for the Purchase Period in which the dividends are paid. Any such contributions, interest and dividends shall be deposited in or held by a bank or financial institution designated by the Committee for this purpose (the "Custodian").

8. GRANT OF RIGHT TO PURCHASE SHARES ON ENROLLMENT

     Enrollment in the Plan by an Employee on an Enrollment Date will constitute the grant by the Company to the Participant of the right to purchase Ordinary Shares under the Plan. Re-enrollment by a Participant in the Plan will constitute a grant by the Company to the Participant of a new opportunity to purchase shares on the Enrollment Date on which such re-enrollment occurs. A Participant who has not (a) terminated employment, (b) withdrawn his contributions from the Plan, or (c) notified the Company in writing, by December 1 (or such date as the Committee shall establish), of his election to withdraw his payroll deductions plus interest as of December 31 will have Ordinary Shares purchased for him on the applicable Purchase Date, and he will automatically be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which such purchase has occurred, unless each Participant notifies the person designated by the Committee on the appropriate form that he elects not to re-enroll.

     Each right to purchase Ordinary Shares under the Plan during a Purchase Period shall have the following terms:

          (a) the right to purchase Ordinary Shares during a particular Purchase Period shall expire on the earlier of: (A) the completion of the purchase of shares on the Purchase Date occurring in the Purchase Period, or (B) the date on which participation of such Participant in the Plan terminates for any reason;

          (b) payment for shares purchased will be made only through payroll withholding and the crediting of interest and dividends, if applicable, in accordance with Sections 6 and 7;

          (c) purchase of shares will be accomplished only in accordance with
     Section 9;

     (d) the price per share will be determined as provided in Section 9;

     (e) the right to purchase shares (taken together with all other such rights then outstanding under this Plan and under all other similar share purchase plans of Transocean or any Subsidiary) will in no event give the Participant the right to purchase a number of shares during a calendar year in excess of the number of Ordinary Shares derived by dividing twenty-five thousand dollars ($25,000) by the fair market value of the Ordinary Shares (the "Maximum Share Limitation") on the applicable Grant Date determined in accordance with Section 9;

     (f) shares purchased under this Plan may not be sold within three (3) months of the Purchase Date, unless the Compensation Committee, in its sole discretion, waives this requirement; and

     (g) the right to purchase shares will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Committee from time to time.

9. PURCHASE OF SHARES

     The right to purchase Ordinary Shares granted by the Company under the Plan is for the term of a Purchase Period. The fair market value of the Ordinary Shares ("Fair Market Value") to be purchased during such Purchase Period will be the closing composite sales price per share of the Ordinary Shares in the New York Stock Exchange Composite Transactions Quotations on the first trading day of the calendar month of January, or such other trading date designated by the Committee (the "Grant Date"); provided, however, that for the Purchase Period which begins on the Effective Date, the Grant Date shall be the Effective Date. The Fair Market Value of the Ordinary Shares will again be determined in the same manner on the last trading day of the calendar month of December, or such other trading date designated by the Committee (the "Purchase Date"); however, in no event shall the Committee, in the exercise of its discretion, designate a Purchase Date beyond twelve (12) months from the related Enrollment Date or otherwise fail to meet the requirements of Section 423(b)(7) of the Code. These dates constitute the date of grant and the date of exercise for valuation purposes of Section 423 of the Code.

     As of the Purchase Date, the Committee shall apply the funds then credited to each Participant's account to the purchase of whole Ordinary Shares. The cost to the Participant for the shares purchased during a Purchase Period shall be the lower of:

          (a) eighty-five percent (85%) of the Fair Market Value of Ordinary Shares on the Grant Date; or

          (b) eighty-five percent (85%) of the Fair Market Value of Ordinary Shares on the Purchase Date.

     Certificates evidencing shares purchased shall be delivered to the Custodian or to any other bank or financial institution designated by the Committee for this purpose or delivered to the Participant (if the Participant has elected by written notice to the Committee to receive the certificate) as soon as administratively feasible after the Purchase Date; however, certificates shall not be delivered to the Participant within one (1) year of the Purchase Date of the underlying shares, except as otherwise provided herein. Notwithstanding the foregoing, Participants shall be treated as the record owners of their shares effective as of the Purchase Date. Shares that are held by the Custodian or any other designated bank or financial institution shall be held in book entry form. Any cash equal to less than the price of a whole share of Ordinary Shares shall be credited to a Participant's account on the Purchase Date and carried forward in his account for application during the next Purchase Period. Any Participant (i) who purchases shares at the end of a Purchase Period and is not re-enrolled in the Plan for the next Purchase Period or (ii) who withdraws his contributions from the Plan prior to the next Purchase Date will receive a certificate for the number of shares held in his account for at least one (1) year as of the most recent Purchase Date and any cash, dividends or interest remaining in his account. Such Participant may elect to receive a certificate for the remaining number of shares held in his account one (1) year after such shares were purchased or, if earlier, upon such Participant's termination of employment. This one-year requirement may be waived by the Committee, in its sole discretion. Until such certificates are distributed to the Participant, the Participant will not be permitted to transfer ownership of the certificates except as contemplated by Section 10 or Section 14 of the Plan. Any

Participant who terminates employment will receive a certificate for the number of shares held in his account and a cash refund attributable to amounts equal to less than the price of a whole share, and any accumulated contributions, dividends and interest. If for any reason the purchase of shares with a Participant's allocations to the Plan exceeds or would exceed the Maximum Share Limitation, such excess amounts shall be refunded to the Participant as soon as practicable after such excess has been determined to exist.

     If as of any Purchase Date the shares authorized for purchase under the Plan are exceeded, enrollments shall be reduced proportionately to eliminate the excess. Any funds that cannot be applied to the purchase of shares due to excess enrollment shall be refunded as soon as administratively feasible, including interest determined in accordance with Section 7. The Committee in its discretion may also provide that excess enrollments may be carried over to the next Purchase Period under this Plan or any successor plan according to the regulations set forth under Section 423 of the Code.

10. WITHDRAWAL OF SHARES AND SALE OF SHARES

     (a) A Participant may elect to withdraw at any time (without withdrawing from participation in the Plan) shares which have been held in his account for at least one (1) year by giving notice to the person designated by the Committee on the appropriate form. Upon receipt of such notice from the person designated by the Committee, the Custodian, bank or other financial institution designated by the Committee for this purpose will arrange for the issuance and delivery of such shares held in the Participant's account as soon as administratively feasible.

     (b) Notwithstanding anything in the Plan to the contrary, a Participant may sell shares which are held in his account, including shares which have been held in his account for less than one (1) year, but not less than three (3) months as provided in Section 8(vi) by giving notice to the person designated by the Committee on the appropriate form. Upon receipt of such notice from the person designated by the Committee, the Custodian, bank or other financial institution designated by the Committee for this purpose will arrange for the sale of such Participant's shares. Any sale will be deemed to occur on the last business day of the month in which the Participant provides such notice to the person designated by the Committee, or at such other time as the Committee shall establish. The proceeds of any sale under this subsection 10(b), less any associated commissions or required withholding for taxes, shall be paid to the Participant as soon as practicable after the sale.

11. TERMINATION OF PARTICIPATION

     The right to participate in the Plan terminates immediately when a Participant ceases to be employed by the Company for any reason whatsoever (including death, unpaid disability or when the Participant's employer ceases to be a Subsidiary) or the Participant otherwise becomes ineligible. Participation also terminates immediately when the Participant voluntarily withdraws his contributions from the Plan. Participation terminates immediately after the Purchase Date if the Participant is not re-enrolled in the Plan for the next Purchase Period or if the Participant has suspended payroll deductions during any Purchase Period and has not re-enrolled in the Plan for the next Purchase Period. As soon as administratively feasible after termination of participation, the Committee shall pay to the Participant or his beneficiary or legal representative all amounts credited to his account, including interest and dividends, if applicable, determined in accordance with Section 7, and shall cause a certificate for the number of shares held in his account to be delivered to the Participant, subject to the restrictions in Section 9. For purposes of the Plan, a Participant is not deemed to have terminated his employment if he transfers employment from Transocean to a Subsidiary, or vice versa, or transfers employment between Subsidiaries.

12. UNPAID LEAVE OF ABSENCE

     Unless the Participant has voluntarily withdrawn his contributions from the Plan, shares will be purchased for his account on the Purchase Date next following commencement of an unpaid leave of absence by such Participant, provided such leave does not constitute a termination of employment. The number of shares to be purchased will be determined by applying to the purchase the amount of the Participant's contributions made up to the commencement of such unpaid leave of absence plus interest on such contributions and dividends, if applicable, both determined in accordance with Section 7. If the Participant's unpaid leave of absence both commences and terminates during the same Purchase Period and he has resumed eligible employment prior to the Purchase Date related to that Purchase Period, he may also resume payroll deductions immediately, and shares will be purchased for him on such Purchase Date as otherwise provided in Section 9.

13. DESIGNATION OF BENEFICIARY

     Each Participant may designate one or more beneficiaries in the event of death and may, in his sole discretion, change such designation at any time. Any such designation shall be effective upon receipt by the person designated by the Committee and shall control over any disposition by will or otherwise.

     As soon as administratively feasible after the death of a Participant, amounts credited to his account, including interest and dividends, if applicable, determined in accordance with Section 7, shall be paid in cash and a certificate for any shares shall be delivered to the Participant's designated beneficiaries or, in the absence of such designation, to the executor, administrator or other legal representative of the Participant's estate. Such payment shall relieve the Company of further liability to the deceased Participant with respect to the Plan. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the Participant has given express contrary instructions.

14. ASSIGNMENT

     Except as provided in Section 13, the rights of a Participant under the Plan will not be assignable or otherwise transferable by the Participant, other than by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order," as defined in Section 414(p) of the Code. No purported assignment or transfer of such rights of a Participant under the Plan, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right therein whatsoever, but immediately upon such assignment or transfer, or any attempt to make the same, such rights shall terminate and become of no further effect. If this provision is violated, the Participant's election to purchase Ordinary Shares shall terminate, and the only obligation of the Company remaining under the Plan will be to pay to the person entitled thereto the amount then credited to the Participant's account. No Participant may create a lien on any funds, securities, rights or other property held for the account of the Participant under the Plan, except to the extent that there has been a designation of beneficiaries in accordance with the Plan, and except to the extent permitted by will or the laws of descent and distribution if beneficiaries have not been designated. A Participant's right to purchase shares under the Plan shall be exercisable only during the Participant's lifetime and only by him.

15. COSTS

     All costs and expenses incurred in administering this Plan shall be paid by the Company. Any brokerage fees for the sale of shares purchased under the Plan shall be paid by the Participant.

16. REPORTS

     At the end of each Purchase Period, the Company shall provide or cause to be provided to each Participant a report of his contributions, including interest earned, and the number of whole Ordinary Shares purchased with such contributions by that Participant on each Purchase Date.

17. EQUAL RIGHTS AND PRIVILEGES

     All eligible Employees shall have equal rights and privileges with respect to the Plan to the extent necessary to enable the Plan to qualify for U.S. tax purposes as an "employee share purchase plan" within the meaning of Section 423 or any successor provision of the Code and related regulations. Any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company be reformed to comply with the requirements of Section
423. This Section 17 shall take precedence over all other provisions in the Plan.

18. RIGHTS AS SHAREHOLDERS

     A Participant will have no rights as a shareholder under the election to purchase until he becomes a shareholder as herein provided. A Participant will become a shareholder with respect to shares for which payment has been completed as provided in Section 9 at the close of business on the last business day of the Purchase Period.

19. MODIFICATION AND TERMINATION

     The Board may amend or terminate the Plan at any time insofar as permitted by law. No amendment shall be effective unless within one (1) year after it is adopted by the Board it is approved by the holders of Transocean's outstanding shares if and to the extent such amendment is required to be approved by shareholders in order to cause the rights granted under the Plan to purchase Ordinary Shares to meet the requirements of Section 423 of the Code (or any successor provision).

     The Plan shall terminate after all Ordinary Shares issued under the Plan have been purchased, unless terminated earlier by the Board or unless additional Ordinary Shares is issued under the Plan with the approval of the shareholders.

     In the event the Plan is terminated, the Committee may elect to terminate all outstanding rights to purchase shares under the Plan either immediately or upon completion of the purchase of shares on the next Purchase Date, unless the Committee has designated that the right to make all such purchases shall expire on some other designated date occurring prior to the next Purchase Date. If the rights to purchase shares under the Plan are terminated prior to expiration, all funds contributed to the Plan which have not been used to purchase shares shall be returned to the Participants as soon as administratively feasible, including interest and dividends, if applicable, determined in accordance with Section 7.

20. BOARD AND SHAREHOLDER APPROVAL; EFFECTIVE DATE

     This Plan was adopted by the Board on March 12, 1998. This Plan shall be effective as of the Effective Date. Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon the approval by the holders of a majority of outstanding Ordinary Shares at the 1998 annual meeting of shareholders. If the shareholders of the Company should fail so to approve this Plan on or before such date, this Plan shall terminate and cease to be of any further force or effect and all purchases of Ordinary Shares under the Plan shall be null and void.

21. GOVERNMENTAL APPROVALS OR CONSENTS

     This Plan and any offering or sale made to Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. Subject to the provisions of Section 19, the Board may make such changes in the Plan and include such terms in any offering under the Plan as may be desirable to comply with the rules or regulations of any governmental authority.

22. LISTING OF SHARES AND RELATED MATTERS

     If at any time the Board or the Committee shall determine, based on opinion of legal counsel, that the listing, registration or qualification of the shares covered by the Plan upon any national securities exchange or reporting system or under any state or federal law is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares under the Plan, no shares will be sold, issued or delivered unless and until such listing, registration or qualification shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to legal counsel.

23. EMPLOYMENT RIGHTS

     The Plan shall neither impose any obligation on Transocean or on any Subsidiary to continue the employment of any Participant, nor impose any obligation on any Participant to remain in the employ of Transocean or of any Subsidiary.

24. WITHHOLDING OF TAXES

     The Committee may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with the purchase of Ordinary Shares under the Plan.

25. SUBSIDIARY TERMS

     In addition to changes in eligibility requirements, the adopting Subsidiaries may make any changes in the terms of this Plan applicable to their Employees as shall be acceptable to the Committee, provided that such changes do not cause the Plan to fail to comply with the requirements of Section 423 of the Code, to the extent it is applicable.

26. GOVERNING LAW

     The Plan and rights to purchase shares that may be granted hereunder shall be governed by and construed and enforced in accordance with the laws of the state of Texas.

27. USE OF GENDER

     The gender of words used in the Plan shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

28. OTHER PROVISIONS

     The agreements to purchase Ordinary Shares under the Plan shall contain such other provisions as the Committee and the Board shall deem advisable, provided that no such provision shall in any way be in conflict with the terms of the Plan.

29. EFFECTIVE DATE

     The Plan shall be effective as of May 14, 1998.

                                            /s/ ERIC B. BROWN
                                            ------------------------------------
                                            Eric B. Brown
                                            Secretary